Annual Report
December 31, 2008

Variable Insurance Portfolios Inc.

Pathfinder Aggressive
Pathfinder Moderately Aggressive
Pathfinder Moderate
Pathfinder Moderately Conservative
Pathfinder Conservative
Core Equity
Dividend Opportunities
Growth
Micro Cap Growth
Mid Cap Growth
Small Cap Growth
Small Cap Value
Value
International Growth
International Value
Asset Strategy
Balanced
Energy
Global Natural Resources
Real Estate Securities
Science and Technology
Bond
High Income
Money Market
Mortgage Securities

3	President's Letter
5	Illustration of Portfolio Expenses
14	Pathfinder Aggressive
21	Pathfinder Moderately Aggressive
28	Pathfinder Moderate
35	Pathfinder Moderately Conservative
42	Pathfinder Conservative
49	Core Equity
62	Dividend Opportunities
76	Growth
89	Micro Cap Growth
104	Mid Cap Growth
118	Small Cap Growth
131	Small Cap Value
146	Value
160	International Growth
175	International Value
191	Asset Strategy
217	Balanced
234	Energy
246	Global Natural Resources
263	Real Estate Securities
275	Science and Technology
289	Bond
310	High Income
329	Money Market
341	Mortgage Securities
358	Notes to Financial Statements
392	Report of Independent Registered Public Accounting Firm
393	Income Tax Information
395	Board of Directors of Ivy Funds Variable Insurance Portfolios, Inc.
402	Renewal of Investment Management Agreement for Ivy VIP, Inc.
417	Annual Privacy Notice
418	Proxy Voting Information
418	Quarterly Portfolio Schedule Information

President's Letter
      December 31, 2008

DEAR SHAREHOLDER:

Not since the 1930s have investors faced so many challenges. A severe global credit crunch took hold this past calendar year. Commodity prices collapsed. The financial sector faced extreme stress as the country's largest savings and loan, its largest insurer, its two largest mortgage providers, its largest brokerage firm and a leading commercial bank all either were the subject of a takeover, government bailout or failure.

It was simply the worst year for stocks in my four-decade-long career. Confidence has been shaken in equity and corporate bond markets around the globe. Mutual fund returns for the past year reflected the above described back drop and were clearly dismal. On an encouraging note it appears to us that the equity market may be in a long process of forming a bottom. We feel that lows may have been made in November. Also, parts of the fixed-income markets have experienced tremendous rallies of late. Mostly these occurred in government-supported arenas, where authorities either slashed rates or purchased securities through the Federal Reserve or the U.S. Treasury.

Enclosed is our report on your Ivy Funds Variable Insurance Portfolios' operations for the 2008 fiscal year. For the 12 months ended Dec. 31, 2008, the Standard & Poor's 500 Index dropped 37.00 percent while the Barclays Capital Aggregate Bond Index rose 5.24 percent.

Can we learn from history?

While unusual in modern times, a rapidly unfolding financial panic is nothing new in American history. In fact, prior to the creation of the Federal Reserve bank system in 1912, the U.S. experienced seven major financial crises between 1819 and 1907. In some respects, some of the same issues that plague us today - fallout from excessive commodity and property speculation, war-related debt and populist dislike of government bailouts - parallel the challenges that generations past have had to deal with. Our past leaders met these problems successfully, though very often, not unlike currently, not always promptly.

For example, history judged President Martin Van Buren harshly for failing to take timely steps to limit economic damage from the Panic of 1837, which occurred just five weeks after he took office. The ensuing depression lasted for six years, and out of 850 banks in the United States at the time, 343 closed entirely and 62 failed partially. We are encouraged by the new Obama administration's swift steps to build a team of highly experienced individuals. Hopefully they will take steps, in addition to those already initiated by the Bush team, that will help to revive the economy and investor confidence.

A need for global leadership

We feel that today's U.S. government safety nets and financial safeguards - including the Fed, deposit insurance on bank accounts, unemployment insurance, municipal bond default insurance and social security - are likely to help cushion the effects of the economic downturn that our country now faces. However, the scope of the current financial crisis is global, and this is a new phenomenon. It will likely test whether we are becoming one world that can act together for the common good, or one where national trade supremacy, resource hoarding or parochial political interests take precedence.

As shown in the Economic Snapshot table that accompanies this letter, the U.S. economy at Dec. 31, 2008 is not in as good as shape as it was 12 months earlier. The unemployment rate is higher. The economy is shrinking. For consumers, the good news is that inflation is lower and oil prices are half what they were a year ago. Importantly, mortgage rates are also much lower and could be headed further down.

Economic Snapshot
	12-31-2008	12-31-2007

U.S. Unemployment Rate	7.20%	5.00%
Inflation (U.S. Consumer Price Index)	0.10%	4.10%
U.S. GDP	-3.80%	0.60%
30 year fixed mortgage rate	5.10%	5.96%
Oil price per barrel	$44.60	$96.00

Source: Bloomberg, U.S. Department of Labor

All government statistics shown are subject to periodic revision.

The U.S. Consumer Price Index is the government's measure of the change in the retail cost of goods and services. Gross domestic product measures year-over-year changes in the output of goods and services. Mortgage rates shown reflect the average rate on a conventional loan with a 60-day lender commitment. Oil prices reflect the market price of West Texas intermediate grade crude.

We believe that the investing and economic climate will get better in time, although not right away. With perseverance, initiative and ingenuity, we believe the strengths of our nation's character will surface and prosperity will be restored. In this uncertain environment, we believe a very strong effort to manage risk is paramount. With that approach in mind, we will strive to earn your continued confidence for many years to come.

Respectfully,

Henry J. Herrmann, CFA
President

The opinions expressed in this letter are those of the President of Ivy Funds Variable Insurance Portfolios, Inc., and are current only through the end of the period of the report, as stated on the cover. The President's views are subject to change at any time, based on market and other conditions, and no forecasts can be guaranteed.

Illustration of Portfolio Expenses

As a shareholder of a Portfolio, you incur ongoing costs, including management fees, distribution and service fees, and other Portfolio expenses. The following tables are intended to help you understand your ongoing costs (in dollars) of investing in a Portfolio and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 invested at the beginning of the period and held for the six-month period ended December 31, 2008.

Actual Expenses

The first line in the following tables provides information about actual investment values and actual expenses. You may use the information in this line, together with your initial investment in Portfolio shares, to estimate the expenses that you paid over the period. Simply divide the value of that investment by $1,000 (for example, a $7,500 initial investment divided by $1,000 = 7.5), then multiply the result by the number in the first line under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your investment during this period. In addition, there are fees and expenses imposed under the variable annuity or variable life insurance contract through which shares of the Portfolio are held. Additional fees have the effect of reducing investment returns.

Hypothetical Example for Comparison Purposes

The second line in the following tables provides information about hypothetical investment values and hypothetical expenses based on the Portfolio's actual expense ratio and an assumed rate of return of five percent per year before expenses, which is not the Portfolio's actual return. The hypothetical investment values and expenses may not be used to estimate the actual investment value at the end of the period or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Portfolio and other funds. To do so, compare this five percent hypothetical example with the five percent hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs as a shareholder of the Portfolio and do not reflect any fees and expenses imposed under the variable annuity or variable life insurance contract through which shares of the Portfolio are held.

Pathfinder Aggressive Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$769.30	0.10%	$0.44
Based on 5% Return (2)	$1,000	$1,024.70	0.10%	$0.51

Pathfinder Moderately Aggressive Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$798.90	0.07%	$0.36
Based on 5% Return (2)	$1,000	$1,024.86	0.07%	$0.40

Pathfinder Moderate Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$827.70	0.09%	$0.37
Based on 5% Return (2)	$1,000	$1,024.77	0.09%	$0.40

Pathfinder Moderately Conservative Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$857.30	0.14%	$0.65
Based on 5% Return (2)	$1,000	$1,024.50	0.14%	$0.71

Pathfinder Conservative Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$886.00	0.31%	$1.51
Based on 5% Return (2)	$1,000	$1,023.66	0.31%	$1.62

Core Equity Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$707.80	0.96%	$4.10
Based on 5% Return (2)	$1,000	$1,020.38	0.96%	$4.85

Dividend Opportunities Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$696.50	1.08%	$4.67
Based on 5% Return (2)	$1,000	$1,019.75	1.08%	$5.55

Growth Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$709.20	0.97%	$4.19
Based on 5% Return (2)	$1,000	$1,020.32	0.97%	$4.95

Micro Cap Growth Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$619.40	1.34%	$5.51
Based on 5% Return (2)	$1,000	$1,018.44	1.34%	$6.86

Mid Cap Growth Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$723.30	1.21%	$5.26
Based on 5% Return (2)	$1,000	$1,019.11	1.21%	$6.16

Small Cap Growth Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$706.80	1.14%	$4.95
Based on 5% Return (2)	$1,000	$1,019.45	1.14%	$5.86

Small Cap Value Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$813.00	1.17%	$5.35
Based on 5% Return (2)	$1,000	$1,019.29	1.17%	$5.96

Value Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$750.00	1.01%	$4.46
Based on 5% Return (2)	$1,000	$1,020.13	1.01%	$5.15

International Growth Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$644.30	1.17%	$4.85
Based on 5% Return (2)	$1,000	$1,019.31	1.17%	$5.96

International Value Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$675.20	1.18%	$5.03
Based on 5% Return (2)	$1,000	$1,019.25	1.18%	$6.06

Asset Strategy Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$738.40	1.03%	$4.52
Based on 5% Return (2)	$1,000	$1,020.04	1.03%	$5.25

Balanced Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$839.10	1.01%	$4.69
Based on 5% Return (2)	$1,000	$1,020.13	1.01%	$5.15

Energy Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$467.20	0.98%	$3.67
Based on 5% Return (2)	$1,000	$1,020.26	0.98%	$5.05

Global Natural Resources Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$365.90	1.45%	$4.99
Based on 5% Return (2)	$1,000	$1,017.89	1.45%	$7.37

Real Estate Securities Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$663.70	1.29%	$5.41
Based on 5% Return (2)	$1,000	$1,018.69	1.29%	$6.56

Science and Technology Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$712.10	1.15%	$4.97
Based on 5% Return (2)	$1,000	$1,019.40	1.15%	$5.86

Bond Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$1,011.40	0.79%	$4.02
Based on 5% Return (2)	$1,000	$1,021.25	0.79%	$4.04

High Income Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$791.10	0.90%	$4.03
Based on 5% Return (2)	$1,000	$1,020.67	0.90%	$4.55

Money Market Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$1,008.30	0.75%	$3.82
Based on 5% Return (2)	$1,000	$1,021.42	0.75%	$3.84

Mortgage Securities Expenses
For the Six Months Ended December 31, 2008	Beginning Account Value 6-30-08	Ending Account Value 12-31-08	Annualized Expense Ratio Based on the Six-Month Period	Expenses Paid During Period*

Based on Actual Portfolio Return (1)	$1,000	$919.50	0.94%	$4.61
Based on 5% Return (2)	$1,000	$1,020.46	0.94%	$4.85

*Portfolio expenses are equal to the Portfolio's annualized expense ratio (provided in the table), multiplied by the average account value over the period, multiplied by 184 days in the six-month period ended December 31, 2008, and divided by 365.

(1)This line uses the Portfolio's actual total return and actual Portfolio expenses. It is a guide to the actual expenses paid by the Portfolio in the period. The "Ending Account Value" shown is computed using the Portfolio's actual return and the "Expenses Paid During Period" column shows the dollar amount that would have been paid by an investor who started with $1,000 in the Portfolio. A shareholder may use the information here, together with the dollar amount invested, to estimate the expenses that were paid over the period. For every thousand dollars a shareholder has invested, the expenses are listed in the last column.

(2)This line uses a hypothetical five percent annual return and actual Portfolio expenses. It helps to compare the Portfolio's ongoing costs with other mutual funds. A shareholder can compare the Portfolio's ongoing costs by comparing this hypothetical example with the hypothetical examples that appear in shareholder reports of other funds.

The above illustrations are based on ongoing costs only.

Manager's Discussion of
Pathfinder Portfolios                                                                      (Unaudited)
      December 31, 2008

Below, Michael L. Avery, portfolio manager of each of the five Ivy Funds VIP Pathfinder Portfolios, discusses positioning, performance and results for the initial fiscal periods ended Dec. 31, 2008. Mr. Avery has managed each Pathfinder Portfolio since their inception in March 2008 and he has 30 years of industry experience.

Investment Styles of Underlying Funds
Fixed-Income Funds	Equity Funds

1. VIP Bond	1. VIP Dividend Opportunities
2. VIP Mortgage Securities	2. VIP Growth
3. VIP Money Market	3. VIP Value
4. VIP Mid Cap Growth
5. VIP Small Cap Growth
6. VIP Small Cap Value
7. VIP Real Estate Securities
8. VIP International Growth
9. VIP International Value

MATURITY					INVESTMENT STYLE
Short	Intermediate	Long			Value	Blend	Growth
3	1, 2		High	CREDIT QUALITY	3, 9		1, 2, 8	Large	MARKET CAP
			Medium			7	4	Medium
			Low			6	5	Small

This diagram shows the fixed-income investment style of each of the underlying fixed-income Portfolios that comprise the Pathfinder Portfolios by displaying the average credit quality of the bonds owned in each underlying Portfolio as well as each underlying Portfolio's interest rate sensitivity, as measured by average maturity. The diagram reflects the past three years of quarterly data. Source: Morningstar	This diagram shows the equity investment style and the size of companies, as measured by market capitalization, within each of the underlying equity portfolios that comprise the Pathfinder Portfolios. The diagram reflects quarterly data for the past three years. Source: Morningstar

Initial fiscal period performance

Cumulative returns - Inception to December 31, 2008
Ivy Funds VIP Pathfinder Aggressive (from March 4, 2008)	-23.82%
Ivy Funds VIP Pathfinder Moderately Aggressive (from March 4, 2008)	-19.72%
Ivy Funds VIP Pathfinder Moderate (from March 4, 2008)	-18.74%
Ivy Funds VIP Pathfinder Moderately Conservative (from March 12, 2008)	-13.80%
Ivy Funds VIP Pathfinder Conservative (from March 13, 2008)	-10.94%

Benchmark(s)
S&P 500 Index
(from March 4, 2008)	-30.53%
(from March 12, 2008)	-29.65%
(from March 13, 2008)	-30.01%
(generally reflects the performance of large and medium-size U.S. stocks)
Citigroup Broad Investment Grade Index
(from March 4, 2008)	5.12%
(from March 12, 2008)	4.83%
(from March 13, 2008)	5.08%
(generally reflects the performance of the bond market)
Citigroup Short-Term Index for 1-Month Certificates of Deposit
(from Feb. 29, 2008) (generally reflects cash)	2.37%

Past performance is not necessarily indicative of future performance. For additional performance information for each Portfolio, please see the Comparison of Change in Value of a $10,000 Investment and the Cumulative Total Return information for each Portfolio found on pages 14, 21, 28, 35 and 42 of this report.

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc. Multiple indexes are shown because each Portfolio invests in multiple asset classes.

Money market exposure helped cushion losses

The five Pathfinder Portfolios together gathered approximately $280 million in net assets from investors as of the end of their initial fiscal periods despite one of the most challenging markets in modern history. While we are extremely disappointed that each Pathfinder Portfolio lost money, the losses were less than the overall S&P 500 equity benchmark for each Portfolio's initial fiscal period.

The scope of our initial fiscal period losses were consistent with the level of risk in each Pathfinder Portfolio, reflecting the more aggressive Portfolios' relatively greater exposure to stocks. The U.S. equity market had its worst calendar year since 1937 while developed and emerging international markets did even worse.

Each Pathfinder Portfolio had a substantial allocation to Ivy Funds VIP Money Market (see pages 16, 23, 30, 37 and 44 for more details), and this helped our initial results. In fact, even Ivy Funds VIP Pathfinder Aggressive had a 13 percent Ivy Funds VIP Money Market position as of Dec. 31, 2008.

From an asset allocation standpoint, the underlying fixed-income Portfolio weighting within each Pathfinder Portfolio was light, and this was a negative factor affecting performance. As the credit and stock markets collapsed and the global economy slid into recession, U.S. Treasuries turned out to be the best performing asset class for most of calendar year 2008. To gain exposure to the bond market, each Pathfinder Portfolio invested in Ivy Funds VIP Bond. However, this underlying Portfolio underperformed the Citigroup Broad Investment Grade Index by a wide margin for the fiscal year (see page 289 for more details).

At year end, each Pathfinder Portfolio held the same group of 10 underlying Ivy Funds VIP Portfolios, with the exception of Ivy Funds VIP Pathfinder Conservative, which did not have a position in Ivy Funds VIP International Growth. The Portfolios held are listed on the Schedule of Investment pages that follow this report.

Our outlook: Headwinds abound

Among the long-term questions we asked ourselves this past autumn, and that we continue to ask as an investment manager with the role of allocating among different asset classes, are the following:

  How long will the economic slowdown last?
  What is the new global equity and bond market reality going to be?
  Which asset class is most likely to thrive when conditions improve?
  Are we back to a protracted period like 1969 to 1982, where the stock and/or bond market stays in narrow yet volatile trading range?

As we look ahead, we are very mindful of many headwinds, including:

The likelihood of a protracted period of economic contraction. The worst of the credit crisis may be behind us, but problems still remain for the U.S. economy, and for corporate balance sheets. We think we are likely to see a significant rise in corporate bankruptcies and defaults. Problems in the credit card segment of consumer finance abound and could last for some time, in our view.

Lack of liquidity in the housing market. The government's focus appears to weigh too heavily on providing short-term consumer stimulus and preventing foreclosures rather than reducing the massive inventory of unsold, distressed properties. In our view, the political urge to provide forbearance to overextended property owners who cannot make payments may prolong the time it takes for home prices to stabilize and the market to recover.

A stronger U.S. dollar. The greenback's rebound against major currencies since the summer has reflected its perceived status as a safe haven amid the credit crunch. Should we see further temporary strength, it will continue to hurt earnings of U.S.-based multinational corporations and negatively affect emerging market economies.

Deleveraging on a massive scale. We faced a near implosion of the global financial system in October. While government aid has helped to stabilize the situation, we think much of the global economy will continue to focus on paying down/resolving debt in the quarters ahead, with the possible exception of Asia. In our view, hedge fund selling across the globe, distressed liquidity of equities, and the unwinding of complex derivative positions among institutions and professional investors has not fully played out. This may continue to put downward pressure on prices across asset classes.

For now, the domestic economic news still remains troubling. The U.S. unemployment rate could move to 10 percent in our view (from 7.2 percent at Dec. 31, 2008). We believe that conditions suggest no improvement until at least the second half of 2009. The U.S. lost nearly 3 million jobs in calendar year 2008, the most since the end of the Second World War, and could lose millions more as the recession unfolds.

Our current expectation is for an L-shaped equity market performance pattern in the months ahead, with stocks remaining in a narrow trading range. We believe it will take a considerable period of time for market confidence to be restored and for the substantial imbalances in credit markets to be worked out. U.S. consumers will need to save more as employment prospects remain bleak.

We feel our ability to select a wide range of underlying Portfolios gives us an advantage in our effort to navigate the uncertainties that lie ahead. We are looking at many asset classes to help balance each Pathfinder Portfolio and generate income, as applicable, while we wait for the credit and equity market environments to improve.

As with any mutual fund, the value of each Portfolio's shares will change, and you could lose money on your investment.

International investing involves additional risks including currency fluctuations, political or economic conditions affecting the foreign country, and differences in accounting standards and foreign regulations.

Fixed-income securities are subject to interest rate risk and, as such, a Portfolio's net asset value may fall as interest rates rise. Investing in high-income securities may carry a greater risk of non-payment of interest or principal than higher-rated bonds.

These and other risks are more fully described in each Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of any Pathfinder Portfolio.

Comparison of Change in Value of
$10,000 Investment                                                                                      (Unaudited)

Ivy Funds VIP Pathfinder Aggressive(1)	$7,618
S&P 500 Index	$6,947
Citigroup Broad Investment Grade Index	$10,512
Citigroup Short-Term Index for 1 Month Certificates of Deposit(2)	$10,237

Plot Date	IVY VIP PATHFINDER AGGRESSIVE FUND	S&P 500 INDEX	CITIGROUP BROAD INVESTMENT GRADE INDEX	CITIGROUP SHORT-TERM INDEX FOR 1 MONTH CERTIFICATE OF DEPOSIT

3/4/08	10,000	10,000	10,000	10,000
6/30/08	9,903	9,713	9,961	10,094
9/30/08	8,975	8,900	9,950	10,159
12/31/08	7,618	6,947	10,512	10,237

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

(2)Because the Portfolio commenced operations on a date other than at the end of a month, and partial month calculations of the performances of the index (including income) are not available, investment in the index was effected as of February 29, 2008.

Cumulative Total Return(3)

1-year period ended 12-31-08	––
5-year period ended 12-31-08	––
10-year period ended 12-31-08	––
Since inception of Portfolio(4) through 12-31-08	-23.82%

(3)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

(4)3-4-08 (the date on which shares were first acquired by shareholders).

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF PATHFINDER AGGRESSIVE

Portfolio Highlights                                                                               (Unaudited)

As a shareholder of Pathfinder Aggressive, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Ivy Funds VIP Growth	$15.69
Ivy Funds VIP Dividend Opportunities	$13.81
Ivy Funds VIP Bond	$12.79
Ivy Funds VIP Money Market	$12.74
Ivy Funds VIP International Value	$12.43
Ivy Funds VIP International Growth	$9.68
Ivy Funds VIP Small Cap Value	$8.25
Ivy Funds VIP Value	$6.75
Ivy Funds VIP Mid Cap Growth	$4.66
Ivy Funds VIP Small Cap Growth	$2.83
Cash and Cash Equivalents	$0.37

The Investments of Pathfinder Aggressive
December 31, 2008
(In Thousands)

AFFILIATED MUTUAL FUNDS	Shares	Value
Ivy Funds VIP Bond	1,028	$5,486
Ivy Funds VIP Dividend Opportunities	1,159	5,924
Ivy Funds VIP Growth (A)	891	6,733
Ivy Funds VIP International Growth	692	4,153
Ivy Funds VIP International Value	428	5,331
Ivy Funds VIP Mid Cap Growth	444	2,000
Ivy Funds VIP Money Market	5,465	5,465
Ivy Funds VIP Small Cap Growth (A)	200	1,216
Ivy Funds VIP Small Cap Value	344	3,539
Ivy Funds VIP Value	697	2,894

TOTAL AFFILIATED MUTUAL FUNDS - 99.63%		$42,741
(Cost: $54,887)

SHORT-TERM SECURITIES - 0.53%	Principal
Repurchase Agreements
J.P. Morgan Securities, Inc., Repurchase Agreement dated 12-31-08 to be repurchased at $225,
0.010%, 1-2-09 (B)	$225	$225
(Cost: $225)

TOTAL INVESTMENT SECURITIES - 100.16%		$42,966
(Cost: $55,112)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.16%)		(68)

NET ASSETS - 100.00%		$42,898

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
(B)Collateralized by $145 United States Treasury Bond, 8.750% due 5-15-20; market value and accrued interest aggregate $228.

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      PATHFINDER AGGRESSIVE
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value:
Investments in affiliated mutual funds (cost - $54,887)	$42,741
Repurchase agreements (cost - $225)	225

	42,966
Cash	1
Receivables:
Portfolio shares sold	59
Dividends and interest	8
Prepaid and other assets	2

Total assets	43,036

LIABILITIES
Payable for investment securities purchased	135
Accrued accounting services fee	1
Payable to Portfolio shareholders	––	*
Accrued shareholder servicing	––	*
Other	2

Total liabilities	138

Total net assets	$42,898

NET ASSETS
$0.001 par value capital stock:
Capital stock	$11
Additional paid-in capital	54,336
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	212
Accumulated undistributed net realized gain on investment transactions	485
Net unrealized depreciation in value of investments	(12,146)

Net assets applicable to outstanding units of capital	$42,898

Net asset value, redemption and offering price per share	$3.8093

Capital shares outstanding	11,262
Capital shares authorized	25,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      PATHFINDER AGGRESSIVE
      For the Period From March 4, 2008(1) Through December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Dividends from affiliated mutual funds	$130
Interest and amortization	3

Total income	133

Expenses:
Accounting services fee	10
Registration fees	6
Custodian fees	3
Legal fees	2
Audit fees	–– *
Shareholder servicing	–– *
Other	4

Total expenses	25

Net investment income	108

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net gain on investments in affiliated mutual funds	40
Capital gains distributions from affiliated mutual funds	548

Realized net gain on investments	588
Unrealized depreciation in value of affiliated mutual funds during the period	(12,146)

Net loss on investments	(11,558)

Net decrease in net assets resulting from operations	$(11,450)

*Not shown due to rounding.
(1)Commencement of operations.

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      PATHFINDER AGGRESSIVE
      (In Thousands)

For the period from 3-4-08(1) through 12-31-08

INCREASE IN NET ASSETS
Operations:
Net investment income	$108
Realized net gain on investments	588
Unrealized depreciation	(12,146)

Net decrease in net assets resulting from operations	(11,450)

Distributions to shareholders from:
Net investment income	––
Realized gains on investment transactions	––

––

Capital share transactions	54,348

Total increase	42,898
NET ASSETS
Beginning of period	––

End of period	$42,898

Accumulated undistributed net investment income	$212

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	11,662
Shares issued from reinvestment of dividend and/or capital gains distribution	––
Shares redeemed	(400)

Increase in outstanding capital shares	11,262

Value issued from sale of shares	$55,995
Value issued from reinvestment of dividends and/or capital gains distribution	––
Value redeemed	(1,647)

Increase in outstanding capital	$54,348

(1)Commencement of operations.

See Accompanying Notes to Financial Statements.

Financial Highlights
      PATHFINDER AGGRESSIVE
      For a Share of Capital Stock Outstanding Throughout the Period:

	For the period from 3-4-08(1) through 12-31-08

Net asset value, beginning of period	$5.0000

Income (loss) from investment operations:
Net investment income	0.0096
Net realized and unrealized loss on investments	(1.2003)

Total from investment operations	(1.1907)

Less distributions from:
Net investment income	––
Capital gains	––

Total distributions	––

Net asset value, end of period	$3.8093

Total return	-23.82%
Net assets, end of period (in millions)	$43
Ratio of expenses to average net assets	0.10	%(2)
Ratio of net investment income to average net assets	0.44	%(2)
Portfolio turnover rate	3%

(1)Commencement of operations.
(2)Annualized.

See Accompanying Notes to Financial Statements.

Comparison of Change in Value of
$10,000 Investment                                                                          (Unaudited)

Ivy Funds VIP Pathfinder Moderately Aggressive(1)	$8,028
S&P 500 Index	$6,947
Citigroup Broad Investment Grade Index	$10,512
Citigroup Short-Term Index for 1 Month Certificates of Deposit(2)	$10,237

Plot Date	IVY VIP PATHFINDER MODERATELY AGGRESSIVE FUND	S&P 500 INDEX	CITIGROUP BROAD INVESTMENT GRADE INDEX	CITIGROUP SHORT-TERM INDEX FOR 1 MONTH CERTIFICATE OF DEPOSIT

3/13/08	10,000	10,000	10,000	10,000
6/30/08	10,049	9,713	9,961	10,094
9/30/08	9,231	8,900	9,950	10,159
12/31/08	8,028	6,947	10,512	10,237

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

(2)Because the Portfolio commenced operations on a date other than at the end of a month, and partial month calculations of the performances of the index (including income) are not available, investment in the index was effected as of February 29, 2008.

Cumulative Total Return(3)

1-year period ended 12-31-08	––
5-year period ended 12-31-08	––
10-year period ended 12-31-08	––
Since inception of Portfolio(4) through 12-31-08	-19.72%

(3)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

(4)3-4-08 (the date on which shares were first acquired by shareholders).

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF
PATHFINDER MODERATELY AGGRESSIVE

Portfolio Highlights                                                                                           (Unaudited)

As a shareholder of Pathfinder Moderately Aggressive, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Ivy Funds VIP Bond	$17.57
Ivy Funds VIP Money Market	$17.42
Ivy Funds VIP Dividend Opportunities	$16.40
Ivy Funds VIP Growth	$10.94
Ivy Funds VIP International Value	$9.90
Ivy Funds VIP International Growth	$8.09
Ivy Funds VIP Small Cap Value	$6.97
Ivy Funds VIP Value	$4.76
Ivy Funds VIP Mid Cap Growth	$4.62
Ivy Funds VIP Small Cap Growth	$2.82
Cash and Cash Equivalents	$0.51

The Investments of Pathfinder Moderately Aggressive
December 31, 2008
(In Thousands)

AFFILIATED MUTUAL FUNDS	Shares	Value
Ivy Funds VIP Bond	3,810	$20,334
Ivy Funds VIP Dividend Opportunities	3,712	18,975
Ivy Funds VIP Growth (A)	1,676	12,660
Ivy Funds VIP International Growth	1,558	9,356
Ivy Funds VIP International Value	919	11,458
Ivy Funds VIP Mid Cap Growth	1,185	5,339
Ivy Funds VIP Money Market	20,157	20,157
Ivy Funds VIP Small Cap Growth (A)	536	3,266
Ivy Funds VIP Small Cap Value	784	8,063
Ivy Funds VIP Value	1,325	5,504

TOTAL AFFILIATED MUTUAL FUNDS - 99.49%		$115,112
(Cost: $135,000)

SHORT-TERM SECURITIES - 0.74%	Principal
Repurchase Agreements
J.P. Morgan Securities, Inc., Repurchase Agreement dated 12-31-08 to be repurchased at $852,
0.010%, 1-2-09 (B)	$852	$852
(Cost: $852)

TOTAL INVESTMENT SECURITIES - 100.23%		$115,964
(Cost: $135,852)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.23%)		(258)

NET ASSETS - 100.00%		$115,706

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
(B)Collateralized by $564 United States Treasury Bond, 6.375% due 8-15-27; market value and accrued interest aggregate $845.

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      PATHFINDER MODERATELY AGGRESSIVE
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value:
Investments in affiliated mutual funds (cost - $135,000)	$115,112
Repurchase agreements (cost - $852)	852

	115,964
Cash	2
Receivables:
Portfolio shares sold	499
Dividends and interest	30
Prepaid and other assets	2

Total assets	116,497

LIABILITIES
Payable for investment securities purchased	783
Accrued accounting services fee	2
Payable to Portfolio shareholders	2
Accrued shareholder servicing	––	*
Other	4

Total liabilities	791

Total net assets	$115,706

NET ASSETS
$0.001 par value capital stock:
Capital stock	$29
Additional paid-in capital	134,066
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	533
Accumulated undistributed net realized gain on investment transactions	966
Net unrealized depreciation in value of investments	(19,888)

Net assets applicable to outstanding units of capital	$115,706

Net asset value, redemption and offering price per share	$4.0140

Capital shares outstanding	28,826
Capital shares authorized	45,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      PATHFINDER MODERATELY AGGRESSIVE
      For the Period From March 4, 2008(1) Through December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Dividends from affiliated mutual funds	$326
Interest and amortization	6

Total income	332

Expenses:
Accounting services fee	16
Registration fees	6
Legal fees	4
Custodian fees	3
Audit fees	–– *
Shareholder servicing	–– *
Other	7

Total expenses	36

Net investment income	296

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Capital gains distributions from affiliated mutual funds	1,203
Unrealized depreciation in value of affiliated mutual funds during the period	(19,888)

Net loss on investments	(18,685)

Net decrease in net assets resulting from operations	$(18,389)

(1)Commencement of operations.

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      PATHFINDER MODERATELY AGGRESSIVE
      (In Thousands)

For the period from 3-4-08(1) through 12-31-08

INCREASE IN NET ASSETS
Operations:
Net investment income	$296
Realized net gain on investments	1,203
Unrealized depreciation	(19,888)

Net decrease in net assets resulting from operations	(18,389)

Distributions to shareholders from:
Net investment income	––
Realized gains on investment transactions	––

––

Capital share transactions	134,095

Total increase	115,706
NET ASSETS
Beginning of period	––

End of period	$115,706

Accumulated undistributed net investment income	$533

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	29,124
Shares issued from reinvestment of dividend and/or capital gains distribution	––
Shares redeemed	(298)

Increase in outstanding capital shares	28,826

Value issued from sale of shares	$135,501
Value issued from reinvestment of dividends and/or capital gains distribution	––
Value redeemed	(1,406)

Increase in outstanding capital	$134,095

(1)Commencement of operations.

See Accompanying Notes to Financial Statements.

Financial Highlights
      PATHFINDER MODERATELY AGGRESSIVE
      For a Share of Capital Stock Outstanding Throughout the Period:

	For the period from 3-4-08(1) through 12-31-08

Net asset value, beginning of period	$5.0000

Income (loss) from investment operations:
Net investment income	0.0103
Net realized and unrealized loss on investments	(0.9963)

Total from investment operations	(0.9860)

Less distributions from:
Net investment income	––
Capital gains	––

Total distributions	––

Net asset value, end of period	$4.0140

Total return	-19.72%
Net assets, end of period (in millions)	$116
Ratio of expenses to average net assets	0.07	%(2)
Ratio of net investment income to average net assets	0.61	%(2)
Portfolio turnover rate	––%

(1)Commencement of operations.
(2)Annualized.

See Accompanying Notes to Financial Statements.

Comparison of Change in Value of
$10,000 Investment                                                                          (Unaudited)

Ivy Funds VIP Pathfinder Moderate(1)	$8,126
S&P 500 Index	$6,947
Citigroup Broad Investment Grade Index	$10,512
Citigroup Short-Term Index for 1 Month Certificates of Deposit(2)	$10,237

Plot Date	IVY VIP PATHFINDER MODERATE FUND	S&P 500 INDEX	CITIGROUP BROAD INVESTMENT GRADE INDEX	CITIGROUP SHORT-TERM INDEX FOR 1 MONTH CERTIFICATE OF DEPOSIT

3/4/08	10,000	10,000	10,000	10,000
6/30/08	9,817	9,713	9,961	10,094
9/30/08	9,123	8,900	9,950	10,159
12/31/08	8,126	6,947	10,512	10,237

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

(2)Because the Portfolio commenced operations on a date other than at the end of a month, and partial month calculations of the performances of the index (including income) are not available, investment in the index was effected as of February 29, 2008.

Cumulative Total Return(3)

1-year period ended 12-31-08	––
5-year period ended 12-31-08	––
10-year period ended 12-31-08	––
Since inception of Portfolio(4) through 12-31-08	-18.74%

(3)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

(4)3-4-08 (the date on which shares were first acquired by shareholders).

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF PATHFINDER MODERATE

Portfolio Highlights                                                                                           (Unaudited)

As a shareholder of Pathfinder Moderate, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Ivy Funds VIP Bond	$22.63
Ivy Funds VIP Money Market	$22.38
Ivy Funds VIP Dividend Opportunities	$16.18
Ivy Funds VIP Growth	$10.78
Ivy Funds VIP International Value	$7.18
Ivy Funds VIP International Growth	$6.30
Ivy Funds VIP Value	$4.70
Ivy Funds VIP Small Cap Value	$3.89
Ivy Funds VIP Mid Cap Growth	$3.64
Ivy Funds VIP Small Cap Growth	$1.86
Cash and Cash Equivalents	$0.46

The Investments of Pathfinder Moderate
December 31, 2008
(In Thousands)

AFFILIATED MUTUAL FUNDS	Shares	Value
Ivy Funds VIP Bond	3,327	$17,755
Ivy Funds VIP Dividend Opportunities	2,483	12,689
Ivy Funds VIP Growth (A)	1,120	8,457
Ivy Funds VIP International Growth	822	4,939
Ivy Funds VIP International Value	452	5,630
Ivy Funds VIP Mid Cap Growth	634	2,855
Ivy Funds VIP Money Market	17,554	17,554
Ivy Funds VIP Small Cap Growth (A)	240	1,462
Ivy Funds VIP Small Cap Value	297	3,054
Ivy Funds VIP Value	888	3,687

TOTAL AFFILIATED MUTUAL FUNDS - 99.54%		$78,082
(Cost: $88,081)

SHORT-TERM SECURITIES - 0.53%	Principal
Repurchase Agreements
J.P. Morgan Securities, Inc., Repurchase Agreement dated 12-31-08 to be repurchased at $415,
0.010%, 1-2-09 (B)	$415	$415
(Cost: $415)

TOTAL INVESTMENT SECURITIES - 100.07%		$78,497
(Cost: $88,496)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.07%)		(52)

NET ASSETS - 100.00%		$78,445

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
(B)Collateralized by $280 United States Treasury Bond, 6.375% due 8-15-27; market value and accrued interest aggregate $420.

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      PATHFINDER MODERATE
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value:
Investments in affiliated mutual funds (cost - $88,081)	$78,082
Repurchase agreements (cost - $415)	415

	78,497
Cash	1
Receivables:
Portfolio shares sold	266
Dividends and interest	27
Prepaid and other assets	2

Total assets	78,793

LIABILITIES
Payable for investment securities purchased	342
Accrued accounting services fee	2
Payable to Portfolio shareholders	1
Accrued shareholder servicing	––	*
Other	3

Total liabilities	348

Total net assets	$78,445

NET ASSETS
$0.001 par value capital stock:
Capital stock	$19
Additional paid-in capital	87,607
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	287
Accumulated undistributed net realized gain on investment transactions	531
Net unrealized depreciation in value of investments	(9,999)

Net assets applicable to outstanding units of capital	$78,445

Net asset value, redemption and offering price per share	$4.0630

Capital shares outstanding	19,307
Capital shares authorized	30,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      PATHFINDER MODERATE
      For the Period From March 4, 2008(1) Through December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Dividends from affiliated mutual funds	$212
Interest and amortization	4

Total income	216

Expenses:
Accounting services fee	11
Registration fees	6
Custodian fees	3
Legal fees	3
Audit fees	–– *
Shareholder servicing	–– *
Other	5

Total expenses	28

Net investment income	188

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net gain on investments in affiliated mutual funds	4
Capital gains distributions from affiliated mutual funds	626

Realized net gain on investments	630
Unrealized depreciation in value of affiliated mutual funds during the period	(9,999)

Net loss on investments	(9,369)

Net decrease in net assets resulting from operations	$(9,181)

(1)Commencement of operations.

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      PATHFINDER MODERATE
      (In Thousands)

For the period from 3-4-08(1) through 12-31-08

INCREASE IN NET ASSETS
Operations:
Net investment income	$188
Realized net gain on investments	630
Unrealized depreciation	(9,999)

Net decrease in net assets resulting from operations	(9,181)

Distributions to shareholders from:
Net investment income	––
Realized gains on investment transactions	––

––

Capital share transactions	87,626

Total increase	78,445
NET ASSETS
Beginning of period	––

End of period	$78,445

Accumulated undistributed net investment income	$287

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	19,483
Shares issued from reinvestment of dividend and/or capital gains distribution	––
Shares redeemed	(176)

Increase in outstanding capital shares	19,307

Value issued from sale of shares	$88,394
Value issued from reinvestment of dividends and/or capital gains distribution	––
Value redeemed	(768)

Increase in outstanding capital	$87,626

(1)Commencement of operations.

See Accompanying Notes to Financial Statements.

Financial Highlights
      PATHFINDER MODERATE
      For a Share of Capital Stock Outstanding Throughout the Period:

	For the period from 3-4-08(1) through 12-31-08

Net asset value, beginning of period	$5.0000

Income (loss) from investment operations:
Net investment income	0.0097
Net realized and unrealized loss on investments	(0.9467)

Total from investment operations	(0.9370)

Less distributions from:
Net investment income	––
Capital gains	––

Total distributions	––

Net asset value, end of period	$4.0630

Total return	-18.74%
Net assets, end of period (in millions)	$78
Ratio of expenses to average net assets	0.09	%(2)
Ratio of net investment income to average net assets	0.64	%(2)
Portfolio turnover rate	––%

(1)Commencement of operations.
(2)Annualized.

See Accompanying Notes to Financial Statements.

Comparison of Change in Value of
$10,000 Investment                                                                            (Unaudited)

Ivy Funds VIP Pathfinder Moderately Conservative(1)	$8,620
S&P 500 Index	$7,035
Citigroup Broad Investment Grade Index	$10,483
Citigroup Short-Term Index for 1 Month Certificates of Deposit(2)	$10,237

Plot Date	IVY VIP PATHFINDER MODERATELY CONSERVATIVE FUND	S&P 500 INDEX	CITIGROUP BROAD INVESTMENT GRADE INDEX	CITIGROUP SHORT-TERM INDEX FOR 1 MONTH CERTIFICATE OF DEPOSIT

3/4/08	10,000	10,000	10,000	10,000
6/30/08	10,054	9,836	9,934	10,094
9/30/08	9,459	9,013	9,923	10,159
12/31/08	8,620	7,035	10,483	10,237

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

(2)Because the Portfolio commenced operations on a date other than at the end of a month, and partial month calculations of the performances of the index (including income) are not available, investment in the index was effected as of February 29, 2008.

Cumulative Total Return(3)

1-year period ended 12-31-08	––
5-year period ended 12-31-08	––
10-year period ended 12-31-08	––
Since inception of Portfolio(4) through 12-31-08	-13.80%

(3)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

(4)3-12-08 (the date on which shares were first acquired by shareholders).

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF PATHFINDER MODERATELY CONSERVATIVE

Portfolio Highlights                                                                                          (Unaudited)

As a shareholder of Pathfinder Moderately Conservative, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Ivy Funds VIP Bond	$27.06
Ivy Funds VIP Money Market	$26.74
Ivy Funds VIP Dividend Opportunities	$16.23
Ivy Funds VIP Growth	$9.91
Ivy Funds VIP Value	$4.70
Ivy Funds VIP International Growth	$4.55
Ivy Funds VIP International Value	$4.53
Ivy Funds VIP Mid Cap Growth	$3.65
Ivy Funds VIP Small Cap Value	$0.96
Ivy Funds VIP Small Cap Growth	$0.94
Cash and Cash Equivalents	$0.73

The Investments of Pathfinder Moderately Conservative
December 31, 2008
(In Thousands)

AFFILIATED MUTUAL FUNDS	Shares	Value
Ivy Funds VIP Bond	1,631	$8,707
Ivy Funds VIP Dividend Opportunities	1,022	5,222
Ivy Funds VIP Growth (A)	422	3,187
Ivy Funds VIP International Growth	244	1,463
Ivy Funds VIP International Value	117	1,457
Ivy Funds VIP Mid Cap Growth	261	1,175
Ivy Funds VIP Money Market	8,603	8,603
Ivy Funds VIP Small Cap Growth (A)	49	301
Ivy Funds VIP Small Cap Value	30	310
Ivy Funds VIP Value	364	1,511

TOTAL AFFILIATED MUTUAL FUNDS - 99.27%		$31,936
(Cost: $34,498)

SHORT-TERM SECURITIES - 0.65%	Principal
Repurchase Agreements
J.P. Morgan Securities, Inc., Repurchase Agreement dated 12-31-08 to be repurchased at $208,
0.010%, 1-2-09 (B)	$208	$208
(Cost: $208)

TOTAL INVESTMENT SECURITIES - 99.92%		$32,144
(Cost: $34,706)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.08%		28

NET ASSETS - 100.00%		$32,172

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
(B)Collateralized by $133 United States Treasury Bond, 9.000% due 11-15-18; market value and accrued interest aggregate $207.

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      PATHFINDER MODERATELY CONSERVATIVE
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value:
Investments in affiliated mutual funds (cost - $34,498)	$31,936
Repurchase agreements (cost - $208)	208

	32,144
Cash	1
Receivables:
Portfolio shares sold	138
Dividends and interest	12
Prepaid and other assets	2

Total assets	32,297

LIABILITIES
Payable for investment securities purchased	121
Accrued accounting services fee	1
Accrued shareholder servicing	––	*
Payable to Portfolio shareholders	––	*
Other	3

Total liabilities	125

Total net assets	$32,172

NET ASSETS
$0.001 par value capital stock:
Capital stock	$7
Additional paid-in capital	34,487
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	77
Accumulated undistributed net realized gain on investment transactions	163
Net unrealized depreciation in value of investments	(2,562)

Net assets applicable to outstanding units of capital	$32,172

Net asset value, redemption and offering price per share	$4.3098

Capital shares outstanding	7,465
Capital shares authorized	20,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      PATHFINDER MODERATELY CONSERVATIVE
      For the Period From March 12, 2008 (1) Through December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Dividends from affiliated mutual funds	$75
Interest and amortization	2

Total income	77

Expenses:
Registration fees	6
Accounting services fee	3
Custodian fees	3
Legal fees	2
Report printing	2
Shareholder servicing	–– *
Audit fees	–– *
Other	1

Total expenses	17

Net investment income	60

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net gain on investments in affiliated mutual funds	1
Capital gains distributions from affiliated mutual funds	179

Realized net gain on investments	180
Unrealized depreciation in value of affiliated mutual funds during the period	(2,562)

Net loss on investments	(2,382)

Net decrease in net assets resulting from operations	$(2,322)

*Not shown due to rounding.

(1)Commencement of operations.

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      PATHFINDER MODERATELY CONSERVATIVE
      (In Thousands)

For the period from 3-12-08(1) through 12-31-08

INCREASE IN NET ASSETS
Operations:
Net investment income	$60
Realized net gain on investments	180
Unrealized depreciation	(2,562)

Net decrease in net assets resulting from operations	(2,322)

Distributions to shareholders from:
Net investment income	––
Realized gains on investment transactions	––

––

Capital share transactions	34,494

Total increase	32,172
NET ASSETS
Beginning of period	––

End of period	$32,172

Accumulated undistributed net investment income	$77

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	7,533
Shares issued from reinvestment of dividend and/or capital gains distribution	––
Shares redeemed	(68)

Increase in outstanding capital shares	7,465

Value issued from sale of shares	$34,821
Value issued from reinvestment of dividends and/or capital gains distribution	––
Value redeemed	(327)

Increase in outstanding capital	$34,494

(1)Commencement of operations.

See Accompanying Notes to Financial Statements.

Financial Highlights
      PATHFINDER MODERATELY CONSERVATIVE
      For a Share of Capital Stock Outstanding Throughout the Period:

	For the period from 3-12-08(1) through 12-31-08

Net asset value, beginning of period	$5.0000

Income (loss) from investment operations:
Net investment income	0.0080
Net realized and unrealized loss on investments	(0.6982)

Total from investment operations	(0.6902)

Less distributions from:
Net investment income	––
Capital gains	––

Total distributions	––

Net asset value, end of period	$4.3098

Total return	-13.80%
Net assets, end of period (in millions)	$32
Ratio of expenses to average net assets	0.18	%(2)
Ratio of net investment income to average net assets	0.63	%(2)
Portfolio turnover rate	––%

(1)Commencement of operations.
(2)Annualized

See Accompanying Notes to Financial Statements.

Comparison of Change in Value of
$10,000 Investment                                                                          (Unaudited)

Ivy Funds VIP Pathfinder Conservative(1)	$8,906
S&P 500 Index	$6,999
Citigroup Broad Investment Grade Index	$10,508
Citigroup Short-Term Index for 1 Month Certificates of Deposit(2)	$10,237

Plot Date	IVY VIP PATHFINDER CONSERVATIVE FUND	S&P 500 INDEX	CITIGROUP BROAD INVESTMENT GRADE INDEX	CITIGROUP SHORT-TERM INDEX FOR 1 MONTH CERTIFICATE OF DEPOSIT

3/13/08	10,000	10,000	10,000	10,000
6/30/08	10,052	9,786	9,957	10,094
9/30/08	9,582	8,967	9,946	10,159
12/31/08	8,906	6,999	10,508	10,237

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

(2)Because the Portfolio commenced operations on a date other than at the end of a month, and partial month calculations of the performances of the index (including income) are not available, investment in the index was effected as of February 29, 2008.

Cumulative Total Return(3)

1-year period ended 12-31-08	––
5-year period ended 12-31-08	––
10-year period ended 12-31-08	––
Since inception of Portfolio(4) through 12-31-08	-10.94%

(3)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

(4)3-13-08 (the date on which shares were first acquired by shareholders).

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF PATHFINDER CONSERVATIVE

Portfolio Highlights                                                                                          (Unaudited)

As a shareholder of Pathfinder Conservative, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Ivy Funds VIP Bond	$31.27
Ivy Funds VIP Money Market	$30.77
Ivy Funds VIP Dividend Opportunities	$17.60
Ivy Funds VIP Growth	$7.91
Ivy Funds VIP International Value	$4.44
Ivy Funds VIP Value	$1.85
Ivy Funds VIP Mid Cap Growth	$1.78
Ivy Funds VIP Small Cap Value	$0.95
Ivy Funds VIP Small Cap Growth	$0.92
Cash and Cash Equivalents	$2.51

The Investments of Pathfinder Conservative
December 31, 2008
(In Thousands)

AFFILIATED MUTUAL FUNDS	Shares	Value
Ivy Funds VIP Bond	702	$3,745
Ivy Funds VIP Dividend Opportunities	412	2,108
Ivy Funds VIP Growth (A)	125	947
Ivy Funds VIP International Value	43	532
Ivy Funds VIP Mid Cap Growth	47	213
Ivy Funds VIP Money Market	3,685	3,685
Ivy Funds VIP Small Cap Growth (A)	18	110
Ivy Funds VIP Small Cap Value	11	113
Ivy Funds VIP Value	53	221

TOTAL AFFILIATED MUTUAL FUNDS - 97.49%		$11,674
(Cost: $12,296)

SHORT-TERM SECURITIES - 1.46%	Principal
Repurchase Agreements
J.P. Morgan Securities, Inc., Repurchase Agreement dated 12-31-08 to be repurchased at $175,
0.010%, 1-2-09 (B)	$175	$175
(Cost: $175)

TOTAL INVESTMENT SECURITIES - 98.95%		$11,849
(Cost: $12,471)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 1.05%		126

NET ASSETS - 100.00%		$11,975

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
(B)Collateralized by $113 United States Treasury Bond, 8.750% due 5-15-20; market value and accrued interest aggregate $178.

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      PATHFINDER CONSERVATIVE
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value:
Investments in affiliated mutual funds (cost - $12,296)	$11,674
Repurchase agreements (cost - $175)	175

	11,849
Cash	1
Receivables:
Portfolio shares sold	202
Dividends and interest	5
Prepaid and other assets	2

Total assets	12,059

LIABILITIES
Payable for investment securities purchased	81
Accrued accounting services fee	1
Accrued shareholder servicing	––	*
Payable to Portfolio shareholders	––	*
Other	2

Total liabilities	84

Total net assets	$11,975

NET ASSETS
$0.001 par value capital stock:
Capital stock	$3
Additional paid-in capital	12,535
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	21
Accumulated undistributed net realized gain on investment transactions	38
Net unrealized depreciation in value of investments	(622)

Net assets applicable to outstanding units of capital	$11,975

Net asset value, redemption and offering price per share	$4.4530

Capital shares outstanding	2,689
Capital shares authorized	20,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      PATHFINDER CONSERVATIVE
      For the Period From March 13, 2008(1) Through December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Dividends from affiliated mutual funds	$28
Interest and amortization	1

Total income	29

Expenses:
Registration fees	6
Custodian fees	2
Accounting services fee	1
Legal fees	1
Report printing	1
Shareholder servicing	–– *
Other	2

Total expenses	13

Net investment income	16

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net gain on investments in affiliated mutual funds	2
Capital gains distributions from affiliated mutual funds	42

Realized net gain on investments	44
Unrealized depreciation in value of affiliated mutual funds during the period	(622)

Net loss on investments	(578)

Net decrease in net assets resulting from operations	$(562)

*Not shown due to rounding.

(1)Commencement of operations.

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      PATHFINDER CONSERVATIVE
      (In Thousands)

For the period from 3-13-08(1) through 12-31-08

INCREASE IN NET ASSETS
Operations:
Net investment income	$16
Realized net gain on investments	44
Unrealized depreciation	(622)

Net decrease in net assets resulting from operations	(562)

Distributions to shareholders from:
Net investment income	––
Realized gains on investment transactions	––

––

Capital share transactions	12,537

Total increase	11,975
NET ASSETS
Beginning of period	––

End of period	$11,975

Accumulated undistributed net investment income	$21

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	2,781
Shares issued from reinvestment of dividend and/or capital gains distribution	––
Shares redeemed	(92)

Increase in outstanding capital shares	2,689

Value issued from sale of shares	$12,959
Value issued from reinvestment of dividends and/or capital gains distribution	––
Value redeemed	(422)

Increase in outstanding capital	$12,537

(1)Commencement of operations.

See Accompanying Notes to Financial Statements.

Financial Highlights
      PATHFINDER CONSERVATIVE
      For a Share of Capital Stock Outstanding Throughout the Period:

	For the period from 3-13-08(1) through 12-31-08

Net asset value, beginning of period	$5.0000

Income (loss) from investment operations:
Net investment income	0.0058
Net realized and unrealized loss on investments	(0.5528)

Total from investment operations	(0.5470)

Less distributions from:
Net investment income	––
Capital gains	––

Total distributions	––

Net asset value, end of period	$4.4530

Total return	-10.94%
Net assets, end of period (in millions)	$12
Ratio of expenses to average net assets	0.39	%(2)
Ratio of net investment income to average net assets	0.45	%(2)
Portfolio turnover rate	2%

(1)Commencement of operations.
(2)Annualized.

See Accompanying Notes to Financial Statements.

Managers' Discussion of Core Equity                                              (Unaudited)
      December 31, 2008

Below, Erik R. Becker, CFA, and Gustaf C. Zinn, CFA, portfolio managers of Ivy Funds VIP Core Equity, discuss positioning, performance and results for the fiscal year ended Dec. 31, 2008. They have managed the Portfolio since July 2006. Mr. Becker has nine years of industry experience while Mr. Zinn has ten.

STYLE
VALUE	BLEND	GROWTH
		X	LARGE	CAPITALIZATION
MEDIUM
SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

Fiscal year performance

For the 12 Months Ended December 31, 2008
Ivy Funds VIP Core Equity	-34.77%
Benchmark(s)/Lipper Category
S&P 500 Index	-37.00%
(reflects the performance of securities that represent the overall stock market)
Lipper Variable Annuity Large-Cap Core Funds Universe Average	-38.85%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

Higher than normal cash levels throughout the year aided performance relative to the Portfolio's benchmark. The worst performing market sectors for the year included financials, materials, and information technology while the three best performing market sectors included consumer staples, health care, and utilities. It stands to reason that as economic growth slowed throughout the year, the more "defensive" sectors outperformed those that are more sensitive to changes in the economy. All market sectors posted negative absolute returns during the year.

A "perfect storm" affected consumer spending

The past year was extraordinarily challenging. The precipitous declines in financial markets were clearly in reaction to the worsening effects of the credit crunch that began more than a year ago. Specifically, economic growth in developed and developing markets globally ground to a halt in the second half of the year. U.S. GDP is expected to have declined 5-6 percent in the fourth quarter, the worst performance since the 1981-82 recession. The economies of western Europe, Japan, and Korea, (among others) joined the U.S. in recession while emerging economies such as China, Russia, and Latin America slowed significantly. The housing market in the U.S. continued to be a source of instability over the past year. The most recent Case-Schiller reading on housing prices in the top 20 U.S. markets is now a record 21 percent off its peak with many estimates for another 15 percent decline in price levels. The reduction in housing prices, rising unemployment, and the drop in financial markets have combined to create a "perfect storm" for consumer spending which likely declined at its fastest pace since 1980. As the result of slowing economic growth, corporate earnings contracted in 2008 for the second straight year and at the moment look likely to contract in 2009.

Defensive positioning helped a bit

Beginning in the spring of 2008 and continuing in the third calendar quarter, we began to make significant changes in response to our expectation for a worsening in the overall economic environment. At the time we significantly reduced our holdings within energy, industrials, and materials. Earnings within these segments of the market are heavily dependent upon global economic growth and level commodity prices. At the same time we increased our weightings in more defensive sectors such as health care, consumer staples and telecom services where earnings growth is typically more stable, even in the face of more difficult economic conditions.

Additionally, we re-doubled efforts to reduce positions where balance sheet health and competitive positioning could or would be questioned while adding to companies that we felt possessed unquestionable financial and competitive positioning. While these changes generally served the Portfolio well, they were not enough to prevent the steep declines for the year.

Current Portfolio strategy reflects a balance between maintaining significant positions in defensive sectors such as staples, health care, and telecom services and building positions opportunistically in more aggressive areas for an eventual market recovery. To that end we have recently increased weightings within the consumer discretionary and financial sectors with a keen focus on those companies that have seen their competitive positioning (and therefore long-run earnings outlooks) strengthen as a result of the ongoing downturn. Additionally, history suggests that valuation is an integral aspect in determining whether stocks outperform in the early stages of a market or economic recovery.

To that end, we have increased our emphasis on valuation as a tool while remaining focused on long-term earnings power and business model strength. We continue to remain very positive on long-term themes such as aerospace/defense, mobile broadband deployment, and financial consolidators. Longer-term themes such as energy services and agriculture have been deemphasized although as prospects for economic growth improve they will only increase in relevance.

Top 10 Equity Holdings December 31, 2008
Company	Sector

Hewlett-Packard Company
J.P. Morgan Chase & Co.
Exxon Mobil Corporation
Wells Fargo & Company
Home Depot, Inc. (The)
Amgen Inc.
XTO Energy Inc.
Lorillard, Inc.
AT&T Inc.
Molson Coors Brewing Company, Class B
Information Technology Financials Energy Financials Consumer Discretionary Health Care Energy Consumer Staples Telecommunication Services Consumer Staples

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

Our outlook

We think the outlook for the equity market over the next 12 months is uncertain. The strains on economic growth both in the U.S. and abroad are real and the recovery may not be quick to arrive or vigorous in nature. The financial system is arguably undergoing its greatest challenge since the Great Depression as consumers and businesses default on loan commitments leaving banks unwilling or unable to lend. We believe that bank capital positions will be rebuilt over time and their willingness to extend credit will not improve rapidly. Consumer savings, after having gone to zero in 2008 (as a percentage of disposable income), will need time to be rebuilt as individuals can no longer finance purchases based on rising home and investment portfolio values. As personal savings rise, businesses dependent on consumer spending will continue to struggle. That said, there are some signs that market fundamentals may be bottoming.

The new Obama administration will need to successfully implement a stimulus package in the coming months. At 6 percent of GDP as of early January 2009, the size of this package appears significant in its size and its scope. Additionally, efforts by the Federal Reserve and the Treasury to thaw credit markets through numerous policy initiatives appear to be successful so far as evidenced by the reduction in mortgage rates and credit spreads (the difference paid by risky borrowers over risk-free borrowers) in a number of areas.

Many non-financial corporations, while pressured by ongoing economic events, appear more flush with cash today relative to previous downturns. And finally, most measures of valuation relative to dividends, free cash flow, and earnings suggest stocks appear relatively "cheap" from a historical perspective. The timing of an equity market rebound cannot be known for sure but will depend on the success of the various policy initiatives put in place, the effects of the pending economic stimulus, and the eventual bottoming in the housing market. For now, we will continue to act opportunistically to purchase what we feel are competitively advantaged companies that are likely to generate earnings power well above current levels when economic growth resumes.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Ivy Funds VIP Core Equity.

Comparison of Change in Value of
$10,000 Investment                                                                            (Unaudited)

Ivy Funds VIP Core Equity(1)	$9,994
S&P 500 Index	$8,695
Lipper Variable Annuity Large-Cap Core Funds Universe Average	$8,527

Plot Date	IVY VIP CORE EQUITY FUND	S&P 500 INDEX	LIPPER VA LARGE-CAP CORE FUNDS

12/31/98	10,000	10,000	10,000
12/31/99	11,252	12,107	11,887
12/31/00	12,297	10,995	11,428
12/31/01	10,464	9,686	10,001
12/31/02	8,200	7,545	7,805
12/31/03	9,616	9,712	9,959
12/31/04	10,536	10,769	10,997
12/31/05	11,485	11,298	11,695
12/31/06	13,436	13,083	13,265
12/31/07	15,321	13,802	13,946
12/31/08	9,994	8,695	8,527

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

Average Annual Total Return(2)

1-year period ended 12-31-08	-34.77%
5-year period ended 12-31-08	0.77%
10-year period ended 12-31-08	-0.01%

(2)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF CORE EQUITY

Portfolio Highlights                                                                                          (Unaudited)

On December 31, 2008, Core Equity had net assets totaling $402,127 (in thousands) invested in a diversified portfolio of:

92.10%	Domestic Common Stocks
4.69%	Foreign Common Stocks
3.21%	Cash and Cash Equivalents

Sector Weightings

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Stocks	$96.79
Information Technology	$20.03
Financials	$17.05
Consumer Staples	$16.79
Health Care	$12.01
Industrials	$10.56
Energy	$8.97
Consumer Discretionary	$7.71
Telecommunication Services	$2.88
Materials	$0.79
Cash and Cash Equivalents	$3.21

The Investments of Core Equity
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Aerospace & Defense - 5.34%
General Dynamics Corporation	65	$3,714
Lockheed Martin Corporation	105	8,837
Raytheon Company	175	8,922
		21,473
Application Software - 1.13%
SAP Aktiengesellschaft, ADR	125	4,538

Biotechnology - 3.62%
Amgen Inc. (A)	214	12,376
Genentech, Inc. (A)	26	2,164
		14,540
Brewers - 2.86%
Molson Coors Brewing Company, Class B	235	11,501

Building Products - 0.99%
Masco Corporation	357	3,970

Communications Equipment - 4.09%
QUALCOMM Incorporated	309	11,079
Telefonaktiebolaget LM Ericsson, ADR	685	5,352
		16,431
Computer Hardware - 6.73%
Apple Inc. (A)	68	5,838
Hewlett-Packard Company	585	21,230
		27,068
Construction & Farm Machinery & Heavy Trucks - 2.24%
Deere & Company	236	9,036

Consumer Finance - 3.66%
American Express Company	214	3,973
Capital One Financial Corporation	337	10,749
		14,722
Data Processing & Outsourced Services - 0.86%
Visa Inc., Class A	66	3,467

Department Stores - 3.31%
Kohl's Corporation (A)	163	5,883
Macy's Inc.	406	4,200
Nordstrom, Inc.	242	3,218
		13,301
Diversified Banks - 3.30%
Wells Fargo & Company	450	13,266

Food Retail - 2.08%
Kroger Co. (The)	317	8,380

Health Care Equipment - 5.45%
Baxter International Inc.	148	7,905
Becton, Dickinson and Company	62	4,268
Medtronic, Inc.	310	9,724
		21,897
Home Entertainment Software - 1.05%
Nintendo Co., Ltd. (B)	11	4,242

Home Improvement Retail - 4.40%
Home Depot, Inc. (The)	551	12,691
Sherwin-Williams Company (The)	84	5,019
		17,710
Hypermarkets & Super Centers - 5.02%
Costco Wholesale Corporation	173	9,104
Wal-Mart Stores, Inc.	198	11,077
		20,181
Industrial Gases - 0.79%
Air Products and Chemicals, Inc.	63	3,159

Integrated Oil & Gas - 3.52%
Exxon Mobil Corporation	177	14,160

Integrated Telecommunication Services - 2.88%
AT&T Inc.	407	11,600

Internet Software & Services - 1.45%
Google Inc., Class A (A)	19	5,814

Investment Banking & Brokerage - 2.67%
Charles Schwab Corporation (The)	664	10,741

Life & Health Insurance - 0.78%
MetLife, Inc. (A)	90	3,134

Oil & Gas Equipment & Services - 2.48%
National Oilwell Varco, Inc. (A)	115	2,798
Schlumberger Limited	62	2,620
Smith International, Inc.	100	2,285
Weatherford International Ltd. (A)	210	2,267
		9,970
Oil & Gas Exploration & Production - 2.97%
XTO Energy Inc.	338	11,925

Other Diversified Financial Services - 5.25%
Bank of America Corporation	277	3,903
J.P. Morgan Chase & Co.	546	17,228
		21,131
Packaged Foods & Meats - 1.12%
General Mills, Inc.	75	4,526

Pharmaceuticals - 2.94%
Abbott Laboratories	133	7,119
Novartis AG, Registered Shares (B)	94	4,723
		11,842
Railroads - 1.99%
Union Pacific Corporation	167	7,997

Semiconductor Equipment - 1.62%
Applied Materials, Inc.	643	6,509

Semiconductors - 1.34%
Microchip Technology Incorporated	277	5,400

Soft Drinks - 1.65%
Coca-Cola Company (The)	146	6,618

Specialized Finance - 1.39%
IntercontinentalExchange, Inc. (A)	68	5,573

Systems Software - 1.76%
Microsoft Corporation	365	7,092

Tobacco - 4.06%
Lorillard, Inc.	210	11,839
Philip Morris International Inc.	103	4,473
		16,312

TOTAL COMMON STOCKS - 96.79%		$389,226
(Cost: $429,725)

SHORT-TERM SECURITIES	Principal
Commercial Paper
Hershey Company (The),
0.150%, 1-28-09	$2,000	2,000
ITT Corporation,
2.000%, 1-5-09	1,440	1,439
Praxair Inc.,
0.120%, 2-17-09	2,000	2,000
Siemens Capital Corp.,
0.150%, 1-8-09	3,000	3,000
Walgreen Co.,
1.300%, 1-23-09	4,000	3,997

TOTAL SHORT-TERM SECURITIES - 3.09%		$12,436
(Cost: $12,436)

TOTAL INVESTMENT SECURITIES - 99.88%		$401,662
(Cost: $442,161)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.12%		465

NET ASSETS - 100.00%		$402,127

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
(B)Listed on an exchange outside the United States.
The following acronym is used throughout this portfolio:
ADR = American Depositary Receipts
Industry classifications are unaudited.

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      CORE EQUITY
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $442,161)	$401,662
Cash	2
Receivables:
Dividends and interest	756
Portfolio shares sold	8

Total assets	402,428

LIABILITIES
Payable to Portfolio shareholders	204
Accrued accounting services fee	10
Accrued management fee	7
Accrued service fee	3
Accrued shareholder servicing	1
Other	76

Total liabilities	301

Total net assets	$402,127

NET ASSETS
$0.001 par value capital stock:
Capital stock	$50
Additional paid-in capital	463,948
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	3,875
Accumulated net realized loss on investment transactions	(25,270)
Net unrealized depreciation in value of investments	(40,476)

Net assets applicable to outstanding units of capital	$402,127

Net asset value, redemption and offering price per share	$8.1109

Capital shares outstanding	49,578
Capital shares authorized	115,000

See Accompanying Notes to Financial Statements.

Statement of Operations
      CORE EQUITY
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Dividends (net of foreign withholding taxes of $9)	$8,704
Interest and amortization	849

Total income	9,553

Expenses:
Investment management fee	4,086
Service fee	1,462
Accounting services fee	151
Custodian fees	22
Legal fees	22
Audit fees	14
Shareholder servicing	5
Other	113

Total	5,875
Less expenses in excess of limit	(286)

Total expenses	5,589

Net investment income	3,964

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net loss on securities	(22,653)
Realized net gain on futures contracts	351
Realized net loss on foreign currency exchange transactions	(20)

Realized net loss on investments	(22,322)

Unrealized depreciation in value of securities during the period	(215,630)
Unrealized appreciation in value of foreign currency exchange transactions during the period	12

Unrealized depreciation in value of investments during the period	(215,618)

Net loss on investments	(237,940)

Net decrease in net assets resulting from operations	$(233,976)

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      CORE EQUITY
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

DECREASE IN NET ASSETS
Operations:
Net investment income	$3,964	$5,146
Realized net gain (loss) on investments	(22,322)	50,010
Unrealized appreciation (depreciation)	(215,618)	44,814

Net increase (decrease) in net assets resulting from operations	(233,976)	99,970

Distributions to shareholders from:
Net investment income	(968)	(4,500)
Realized gains on investment transactions	(14,757)	(66,000)

	(15,725)	(70,500)

Capital share transactions	(94,053)	(45,338)

Total decrease	(343,754)	(15,868)
NET ASSETS
Beginning of period	745,881	761,749

End of period	$402,127	$745,881

Accumulated undistributed net investment income	$3,875	$899

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	1,250	1,664
Shares issued from reinvestment of dividend and/or capital gains distribution	2,009	5,440
Shares redeemed	(11,241)	(10,249)

Decrease in outstanding capital shares	(7,982)	(3,145)

Value issued from sale of shares	$13,531	$22,378
Value issued from reinvestment of dividends and/or capital gains distribution	15,725	70,500
Value redeemed	(123,309)	(138,216)

Decrease in outstanding capital	$(94,053)	$(45,338)

See Accompanying Notes to Financial Statements.

Financial Highlights
      CORE EQUITY
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,

	2008	2007	2006	2005	2004

Net asset value, beginning of period	$12.9583	$12.5485	$11.1221	$10.2369		$9.3996

Income (loss) from investment operations:
Net investment income	0.0832	0.0977	0.0805	0.0358		0.0622
Net realized and unrealized gain (loss) on investments	(4.6008)	1.6632	1.8084	0.8859		0.8373

Total from investment operations	(4.5176)	1.7609	1.8889	0.9217		0.8995

Less distributions from:
Net investment income	(0.0203)	(0.0862)	(0.1093)	(0.0365)		(0.0622)
Capital gains	(0.3095)	(1.2649)	(0.3532)	(0.0000)		(0.0000)

Total distributions	(0.3298)	(1.3511)	(0.4625)	(0.0365)		(0.0622)

Net asset value, end of period	$8.1109	$12.9583	$12.5485	$11.1221		$10.2369

Total return	-34.77%	14.03%	16.99%	9.01%		9.57%
Net assets, end of period (in millions)	$402	$746	$762	$723		$737
Ratio of expenses to average net assets including expense waiver	0.96%	0.96%	0.99%	1.01%		1.01%
Ratio of net investment income to average net assets including expense waiver	0.68%	0.68%	0.62%	0.32%		0.62%
Ratio of expenses to average net assets excluding expense waiver	1.01%	1.01%	1.00%	1.01	%(1)	1.01	%(1)
Ratio of net investment income to average net assets excluding expense waiver	0.63%	0.63%	0.61%	0.32	%(1)	0.62	%(1)
Portfolio turnover rate	105%	83%	103%	62%		54%

(1)There was no waiver of expenses during the period.

See Accompanying Notes to Financial Statements.

Manager's Discussion of
Dividend Opportunities                                                                 (Unaudited)
      December 31, 2008

Below, David P. Ginther, CPA, portfolio manager of Ivy Funds VIP Dividend Opportunities, discusses positioning, performance and results for the fiscal year ended Dec. 31, 2008. He has managed the Portfolio for five years and has 13 years of industry experience.

STYLE
VALUE	BLEND	GROWTH
	X		LARGE	CAPITALIZATION
MEDIUM
SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

Fiscal year performance

For the 12 Months Ended December 31, 2008
Ivy Funds VIP Dividend Opportunities	-35.91%
Benchmark(s)/Lipper Category
Russell 1000 Index	-37.60%
(generally reflects the performance of stocks that represent the equity market)
Lipper Variable Annuity Equity Income Funds Universe Average	-36.13%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

Energy and materials led the market's decline

The Portfolio's extremely negative absolute return this past year, along with that for the index and our Lipper peer group, was driven in large part by exposure to the energy and industrials sectors. We lost slightly less money than our benchmark and our Lipper peer group, but the results are nonetheless disappointing.

During the fiscal year, we saw oil reach an all-time high at more than $147 per barrel in mid-July before its unprecedented collapse to below $40 per barrel in mid-December. As such, the energy sector underperformed as oil prices collapsed and the world moved into a recession. Another casualty of the weakening economic conditions was the commodity-related sectors; they were the best performers in the first half of the fiscal year before becoming some of the worst-performing sectors as the markets sold off.

The Portfolio benefited from increasing its weighting in the consumer staples sector, as cash flows have remained strong. In addition, raw material costs have moderated, which we feel should lead to margin improvement. Also, we continue to be cautious on consumer discretionary spending due to the weakening employment environment and high consumer debt levels in a tight credit market.

A global lack of confidence

The financial crisis led the U.S. into a recession that spread into a severe worldwide recession. The result was a severe decline in U.S. equity markets and even more in other parts of the world. The poor performance of the stock markets during the fiscal year was due in large part to the deterioration of the credit markets and lack of confidence in the financial system. The decline in credit quality was accompanied by slower economic growth. To help combat slowing economies, the Federal Reserve lowered interest rates and injected capital in an effort to improve conditions and avoid a financial crisis, but the attempts have been unsuccessful to date.

Throughout the year, the Portfolio became more defensive by investing in stocks that we believe are less sensitive to the slow economic environment. We focused on companies that we feel have the ability to deliver strong cash flow growth in the weakening credit market. Also, the Portfolio increased its ownership in the financials sector as the industry under went a massive restructuring and consolidation. We are focusing on the survivors with the strongest financial positions that we believe should benefit when the economy recovers. While we feel this makes sense in the long term, we continue to worry about additional credit issues affecting the financial sector.

Our investment strategy has remained consistent as we continue to focus on total returns. We continue to look for companies that we believe have strong balance sheets and high free cash flow yield. Meanwhile, the Portfolio remains focused on the consumer staples and energy sectors as strong cash flow generators, while remaining underweighted in technology, health care and consumer discretionary.

Our outlook

We are concerned that the perfect storm caused by a deterioration of credit markets, weakening housing market, rising unemployment and lack of confidence in the financial system will continue through most of 2009. Also, we believe corporate profit expectations remain too high and will have to be revised downward in 2009. Furthermore, we believe the U.S. economy will continue to weigh on consumer spending. Also, the consumer is dealing with rising unemployment and tighter credit standards.

Top 10 Equity Holdings December 31, 2008
Company	Sector

Exxon Mobil Corporation
Colgate-Palmolive Company
Abbott Laboratories
Philip Morris International Inc.
J.P. Morgan Chase & Co.
Wells Fargo & Company
Fluor Corporation
Lorillard, Inc.
Raytheon Company
Schlumberger Limited
Energy Consumer Staples Health Care Consumer Staples Financials Financials Industrials Consumer Staples Industrials Energy

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

On a positive note, we are starting to see a worldwide response to the crisis. Newly-elected President Obama is looking for a massive stimulus package, while other governments in Europe and Asia are considering the same. Also, we have become less concerned over inflation as commodity prices have retrenched and global economies have continued to slow. We are looking for investment ideas that we believe will benefit from the stimulus package as the world begins to emerge from the storm.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Ivy Funds VIP Dividend Opportunities.

Comparison of Change in Value of
$10,000 Investment                                                                             (Unaudited)

Ivy Funds VIP Dividend Opportunities(1)	$10,776
Russell 1000 Index(2)	$9,023
Lipper Variable Annuity Equity Income Funds Universe Average(2)	$9,292

PlotDate	IVY VIP DIVIDEND OPPORTUNITIES FUND	RUSSELL 1000 INDEX	LIPPER VA EQUITY INCOME FUNDS

12/31/03	10,000	10,000	10,000
12/31/04	10,996	11,140	11,362
12/31/05	12,429	11,839	11,968
12/31/06	14,407	13,671	14,199
12/31/07	16,815	14,461	14,549
12/31/08	10,776	9,023	9,292

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

(2)Because the Portfolio commenced operations on a date other than at the end of a month, and partial month calculations of the performances of the indexes (including income) are not available, investment in the indexes was effected as of December 31, 2003.

Average Annual Total Return(3)

1-year period ended 12-31-08	-35.91%
5-year period ended 12-31-08	1.51%
10-year period ended 12-31-08	––
Since inception of Portfolio(4) through 12-31-08	1.50%

(3)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

(4)12-30-03 (the date on which shares were first acquired by shareholders).

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF DIVIDEND OPPORTUNITIES

Portfolio Highlights                                                                                          (Unaudited)

On December 31, 2008, Dividend Opportunities had net assets totaling $123,026 (in thousands) invested in a diversified portfolio of:

81.29%	Domestic Common Stocks
10.62%	Cash and Cash Equivalents
8.09%	Foreign Common Stocks

Sector Weightings

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Stocks	$89.38
Energy	$17.39
Consumer Staples	$17.06
Financials	$15.00
Industrials	$13.60
Information Technology	$9.67
Health Care	$5.03
Materials	$5.01
Consumer Discretionary	$3.72
Utilities	$2.42
Telecommunication Services	$0.48
Cash and Cash Equivalents	$10.62

The Investments of Dividend Opportunities
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Aerospace & Defense - 2.40%
Raytheon Company	58	$2,955

Asset Management & Custody Banks - 0.78%
AllianceBernstein Holding L.P.	46	954

Communications Equipment - 4.26%
Consolidated Communications Holdings, Inc.	98	1,167
Nokia Corporation, Series A, ADR	111	1,733
QUALCOMM Incorporated	65	2,338
		5,238
Computer Hardware - 1.40%
Hewlett-Packard Company	48	1,724

Construction & Engineering - 3.37%
Chicago Bridge & Iron Company N.V., NY Shares	100	1,006
Fluor Corporation	70	3,146
		4,152
Construction & Farm Machinery & Heavy Trucks - 3.40%
Caterpillar Inc.	31	1,403
Deere & Company	72	2,777
		4,180
Consumer Finance - 1.11%
Capital One Financial Corporation	43	1,363

Data Processing & Outsourced Services - 0.60%
Visa Inc., Class A	14	737

Department Stores - 0.87%
Nordstrom, Inc.	80	1,068

Distillers & Vintners - 1.64%
Diageo plc, ADR	36	2,021

Diversified Banks - 4.10%
U.S. Bancorp	75	1,870
Wells Fargo & Company	108	3,172
		5,042
Diversified Metals & Mining - 0.79%
Rio Tinto plc, ADR	11	974

Electrical Components & Equipment - 1.17%
Emerson Electric Co.	39	1,438

Fertilizers & Agricultural Chemicals - 1.84%
Monsanto Company	32	2,262

General Merchandise Stores - 0.43%
Target Corporation	15	525

Health Care Equipment - 1.41%
Medtronic, Inc.	55	1,728

Hotels, Resorts & Cruise Lines - 0.53%
Starwood Hotels & Resorts Worldwide, Inc.	37	654

Household Products - 6.05%
Colgate-Palmolive Company	69	4,741
Procter & Gamble Company (The)	44	2,696
		7,437
Independent Power Producers & Energy Traders - 1.27%
NRG Energy, Inc. (A)	67	1,566

Industrial Gases - 1.17%
Air Products and Chemicals, Inc.	29	1,434

Integrated Oil & Gas - 5.60%
BP p.l.c., ADR	38	1,774
Exxon Mobil Corporation	64	5,114
		6,888
Integrated Telecommunication Services - 0.48%
Iowa Telecommunications Services, Inc.	41	590

Multi-Utilities - 1.15%
Dominion Resources, Inc.	39	1,409

Office REITs - 0.74%
Douglas Emmett, Inc.	70	912

Oil & Gas Drilling - 0.42%
Transocean Inc. (A)	11	519

Oil & Gas Equipment & Services - 5.57%
Halliburton Company	50	906
National Oilwell Varco, Inc. (A)	49	1,201
Schlumberger Limited	68	2,899
Smith International, Inc.	44	1,003
Weatherford International Ltd. (A)	78	848
		6,857
Oil & Gas Exploration & Production - 2.98%
Apache Corporation	28	2,114
XTO Energy Inc.	44	1,550
		3,664
Oil & Gas Storage & Transportation - 2.82%
El Paso Pipeline Partners, L.P.	81	1,271
Enbridge Inc.	32	1,050
NuStar GP Holdings, LLC	65	1,148
		3,469
Other Diversified Financial Services - 3.12%
Bank of America Corporation	39	548
J.P. Morgan Chase & Co.	105	3,297
		3,845
Pharmaceuticals - 3.62%
Abbott Laboratories	84	4,459

Property & Casualty Insurance - 2.59%
ACE Limited	26	1,399
Allstate Corporation (The)	18	573
Travelers Companies, Inc. (The)	27	1,214
		3,186
Railroads - 3.26%
Burlington Northern Santa Fe Corporation	20	1,535
Union Pacific Corporation	52	2,472
		4,007
Restaurants - 1.89%
McDonald's Corporation	37	2,324

Semiconductors - 2.17%
Microchip Technology Incorporated	137	2,678

Soft Drinks - 3.80%
Coca-Cola Company (The)	52	2,338
PepsiCo, Inc.	43	2,343
		4,681
Specialized Finance - 2.56%
CME Group Inc.	10	2,107
IntercontinentalExchange, Inc. (A)	13	1,043
		3,150
Steel - 1.21%
Nucor Corporation	32	1,490

Systems Software - 1.24%
Microsoft Corporation	78	1,522

Tobacco - 5.57%
Lorillard, Inc.	55	3,100
Philip Morris International Inc.	86	3,755
		6,855

TOTAL COMMON STOCKS - 89.38%		$109,957
(Cost: $135,824)

SHORT-TERM SECURITIES	Principal	Value
Commercial Paper
AT&T Inc.,
0.180%, 2-12-09	$2,500	$2,500
Caterpillar Inc.,
0.160%, 1-26-09	5,000	4,999
ITT Corporation,
2.000%, 1-5-09	1,333	1,333
McCormick & Co. Inc.,
0.150%, 1-2-09	500	500
Sara Lee Corporation,
1.500%, 1-16-09	1,200	1,199
Toyota Motor Credit Corporation,
0.550%, 1-28-09	2,000	1,999

TOTAL SHORT-TERM SECURITIES - 10.18%		$12,530
(Cost: $12,530)

TOTAL INVESTMENT SECURITIES - 99.56%		$122,487
(Cost: $148,354)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.44%		539

NET ASSETS - 100.00%		$123,026

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
The following acronym is used throughout this portfolio: ADR = American Depositary Receipts
Industry classifications are unaudited.

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      DIVIDEND OPPORTUNITIES
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $148,354)	$122,487
Cash	1
Receivables:
Dividends and interest	302
Portfolio shares sold	253

Total assets	123,043

LIABILITIES
Accrued accounting services fee	5
Accrued management fee	2
Payable to Portfolio shareholders	2
Accrued service fee	1
Accrued shareholder servicing	–– *
Other	7

Total liabilities	17

Total net assets	$123,026

NET ASSETS
$0.001 par value capital stock:
Capital stock	$24
Additional paid-in capital	153,824
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	1,363
Accumulated net realized loss on investment transactions	(6,318)
Net unrealized depreciation in value of investments	(25,867)

Net assets applicable to outstanding units of capital	$123,026

Net asset value, redemption and offering price per share	$5.1114

Capital shares outstanding	24,069
Capital shares authorized	50,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      DIVIDEND OPPORTUNITIES
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Dividends (net of foreign withholding taxes of $10)	$2,235
Interest and amortization	246

Total income	2,481

Expenses:
Investment management fee	876
Service fee	313
Accounting services fee	61
Audit fees	11
Custodian fees	10
Legal fees	5
Shareholder servicing	1
Other	56

Total expenses	1,333

Net investment income	1,148

REALIZED AND UNREALIZED LOSS ON INVESTMENTS
Realized net loss on investments	(6,271)
Unrealized depreciation in value of investments during the period	(51,212)

Net loss on investments	(57,483)

Net decrease in net assets resulting from operations	$(56,335)

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      DIVIDEND OPPORTUNITIES
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

INCREASE IN NET ASSETS
Operations:
Net investment income	$1,148	$1,316
Realized net gain (loss) on investments	(6,271)	806
Unrealized appreciation (depreciation)	(51,212)	13,278

Net increase (decrease) in net assets resulting from operations	(56,335)	15,400

Distributions to shareholders from:
Net investment income	(134)	(1,000)
Realized gains on investment transactions	(245)	(900)

	(379)	(1,900)

Capital share transactions	59,139	26,039

Total increase	2,425	39,539
NET ASSETS
Beginning of period	120,601	81,062

End of period	$123,026	$120,601

Accumulated undistributed net investment income	$1,363	$332

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	11,200	3,812
Shares issued from reinvestment of dividend and/or capital gains distribution	77	237
Shares redeemed	(2,280)	(615)

Increase in outstanding capital shares	8,997	3,434

Value issued from sale of shares	$73,540	$28,803
Value issued from reinvestment of dividends and/or capital gains distribution	379	1,900
Value redeemed	(14,780)	(4,664)

Increase in outstanding capital	$59,139	$26,039

See Accompanying Notes to Financial Statements.

Financial Highlights
      DIVIDEND OPPORTUNITIES
      For a Share of Capital Stock Outstanding Throughout Each Period

For the fiscal year ended December 31,

2008	2007	2006	2005	2004

Net asset value, beginning of period	$8.0015	$6.9651	$6.1121	$5.4645	$5.0000

Income (loss) from investment operations:
Net investment income	0.0391	0.0881	0.0857	0.0643	0.0337
Net realized and unrealized gain (loss) on investments	(2.9133)	1.0765	0.8867	0.6476	0.4645

Total from investment operations	(2.8742)	1.1646	0.9724	0.7119	0.4982

Less distributions from:
Net investment income	(0.0056)	(0.0675)	(0.0849)	(0.0643)	(0.0337)
Capital gains	(0.0103)	(0.0607)	(0.0345)	––	––

Total distributions	(0.0159)	(0.1282)	(0.1194)	(0.0643)	(0.0337)

Net asset value, end of period	$5.1114	$8.0015	$6.9651	$6.1121	$5.4645

Total return	-35.91%	16.72%	15.91%	13.03%	9.96%
Net assets, end of period (in millions)	$123	$121	$81	$43	$17
Ratio of expenses to average net assets including expense waiver	1.07%	1.04%	1.07%	0.93%	0.76%
Ratio of net investment income to average net assets including expense waiver	0.92%	1.29%	1.63%	1.53%	2.08%
Ratio of expenses to average net assets excluding expense waiver	1.07	%(1)	1.04	%(1)	1.07	%(1)	1.12%	1.46%
Ratio of net investment income to average net assets excluding expense waiver	0.92	%(1)	1.29	%(1)	1.63	%(1)	1.34%	1.38%
Portfolio turnover rate	35%	17%	17%	22%	22%

(1)There was no waiver of expenses during the period.

See Accompanying Notes to Financial Statements.

Managers' Discussion of Growth                                                        (Unaudited)
      December 31, 2008

Below, Philip J. Sanders, CFA, and Daniel P. Becker, CFA, portfolio managers of Ivy Funds VIP Growth, discuss positioning, performance and results for the fiscal year ended Dec. 31, 2008. Mr. Sanders has managed the Portfolio for 10 years and has 20 years of industry experience, while Mr. Becker has managed the Portfolio for 2 years and has 20 years of industry experience.

STYLE
VALUE	BLEND	GROWTH
		X	LARGE	CAPITALIZATION
MEDIUM
SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

Fiscal year performance

For the 12 Months Ended December 31, 2008
Ivy Funds VIP Growth	-36.27%
Benchmark(s)/Lipper Category
Russell 1000 Growth Index	-38.44%
(reflects the performance of securities that represent the large-cap growth market)
Lipper Variable Annuity Large-Cap Growth Funds Universe Average	-41.68%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

Health care helped our results

Amid the worst market environment in more than 70 years, stocks experienced significant and broad-based declines due to the widespread global credit crisis and economic downturn. While we are disappointed by the magnitude of the Portfolio's decline in 2008, it did manage to modestly outperform its benchmark. We also compared favorably to our Lipper peer group of other large-cap growth portfolios. The Portfolio's relative performance was driven by a combination of stock selection and sector allocation decisions. Most significantly, the Portfolio benefited from an overweighting and strong stock selection in the health care sector. While the health care sector's defensive attributes allowed health care stocks in general to hold up much better than the overall market, several key holdings were particularly strong performers. Consumer staples were also a source of positive relative performance as the Portfolio benefited from both a healthy weighting and favorable stock selection in this sector. These factors helped to offset the negative impact of disappointing performance from some key technology and energy holdings during the period.

Clearly, the Portfolio's return was negatively impacted by the global bear market that emerged in 2008. What originally began as a U.S.-centric subprime crisis emerged into a full-blown global credit crisis and economic downturn. Furthermore, investor confidence was profoundly shaken by the historic collapse of leading financial institutions such as Bear Stearns and Lehman Brothers. These negative developments became especially pronounced in the second half of the year as economic data across a broad range of measures turned decidedly negative. Tighter credit availability, continued weakness in the housing market and rising unemployment all weighed on consumer and business confidence; this led to a significant pullback in consumer spending and business capital expenditures, resulting in a steadily deteriorating corporate profit outlook. Against this grim backdrop, no sectors or investment styles were left unscathed as most major equity indices declined between 30-50 percent for the year.

Our strategy was consistent

Our investment strategy has remained consistent over time, and continues to focus on identifying what we feel are dominant companies that we believe can take a durable competitive advantage and sustain high levels of profitability, revenue and earnings growth over the long term. Despite the current difficult market environment, we remain steadfast in our conviction regarding the merits of our investment philosophy and process. In our view, this strategy should continue to serve the Portfolio's investors well into the future.

Our primary area of emphasis over the past year was the health care sector due to the more defensive nature of its growth characteristics. In addition to being inherently less economically sensitive, several of our key holdings possessed strong individual product cycles that allowed these companies to drive solid growth, even in the face of a declining economy. Also of particular interest in the first half of the year, were leading U.S. multinationals positioned to benefit from stronger growth overseas. As the economic downturn became global in nature, we significantly reduced our exposure to the more economically-sensitive of these holdings, and that had a positive impact on the Portfolio's relative performance in the second half of the year. The primary areas where the Portfolio was underweighted throughout the year were the consumer discretionary and technology sectors, due to the myriad of headwinds facing U.S. consumers and businesses.

Top 10 Equity Holdings December 31, 2008
Company	Sector

Colgate-Palmolive Company
Abbott Laboratories
Genentech, Inc.
Gilead Sciences, Inc.
Wal-Mart Stores, Inc.
Monsanto Company
QUALCOMM Incorporated
Hewlett-Packard Company
Apple Inc.
Wells Fargo & Company
Consumer Staples Health Care Health Care Health Care Consumer Staples Materials Information Technology Information Technology Information Technology Financials

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

Our outlook

The equity market continues to struggle under the weight of a global economic downturn and a deteriorating corporate profit outlook. Current indicators suggest we are in the midst of one of the weakest economies in decades. Past aggressive Federal Reserve policy actions have helped to some extent, but their benefit is largely being offset by countervailing forces such as declining home values, plunging consumer and business confidence, and a weakening employment outlook. Consequently, we expect the markets to remain challenging, and somewhat volatile, in the months ahead as investors struggle to gauge the depth and duration of the current economic downturn. However, we believe valuations have become increasingly attractive, and the underlying fundamentals for the market are slowly improving.

Our current portfolio strategy is relatively balanced between maintaining solid exposure to defensive growth sectors (health care) and increasingly seeking opportunities to play more "offense" (technology, consumer discretionary, financials) in order to position the Portfolio for the eventual market recovery. We continue to believe that the pace of any U.S. economic recovery is likely to be relatively modest by historical standards given the tighter credit environment we envision going forward, thereby lending additional support to our investment style, which favors what we believe to be high-quality, sustainable growth companies possessing structural advantages in the marketplace.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Ivy Funds VIP Growth.

Comparison of Change in Value of
$10,000 Investment                                                                            (Unaudited)

Ivy Funds VIP Growth(1)	$10,939
Russell 1000 Growth Index	$6,470
Lipper Variable Annuity Large-Cap Growth Funds Universe Average	$7,472

PlotDate	IVY VIP GROWTH FUND	RUSSELL 1000 GROWTH INDEX	LIPPER VA LARGE-CAP GROWTH FUNDS

12/31/98	10,000	10,000	10,000
12/31/99	13,435	13,318	13,615
12/31/00	13,625	10,332	12,023
12/31/01	11,672	8,226	9,667
12/31/02	9,186	5,933	7,067
12/31/03	11,304	7,700	9,038
12/31/04	11,678	8,185	9,780
12/31/05	12,989	8,616	10,564
12/31/06	13,643	9,399	11,257
12/31/07	17,165	10,510	12,812
12/31/08	10,939	6,470	7,472

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

Average Annual Total Return(2)

1-year period ended 12-31-08	-36.27%
5-year period ended 12-31-08	-0.65%
10-year period ended 12-31-08	0.90%

(2)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF GROWTH

Portfolio Highlights                                                                                          (Unaudited)

On December 31, 2008, Growth had net assets totaling $757,045 (in thousands) invested in a diversified portfolio of:

94.30%	Domestic Common Stocks
5.23%	Cash and Cash Equivalents
0.47%	Foreign Common Stocks

Sector Weightings

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Stocks	$94.77
Health Care	$20.64
Information Technology	$20.35
Consumer Staples	$15.20
Industrials	$10.86
Financials	$9.42
Consumer Discretionary	$6.84
Energy	$5.84
Materials	$5.62
Cash and Cash Equivalents	$5.23

The Investments of Growth
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Aerospace & Defense - 7.95%
General Dynamics Corporation	258	$14,835
Lockheed Martin Corporation	241	20,280
Raytheon Company	368	18,758
United Technologies Corporation	118	6,298
		60,171
Air Freight & Logistics - 0.34%
Expeditors International of Washington, Inc.	78	2,578

Asset Management & Custody Banks - 0.47%
T. Rowe Price Group, Inc.	100	3,544

Biotechnology - 10.59%
Genentech, Inc. (A)	440	36,481
Genzyme Corporation (A)	110	7,301
Gilead Sciences, Inc. (A)	711	36,350
		80,132
Communications Equipment - 6.45%
Cisco Systems, Inc. (A)	761	12,398
QUALCOMM Incorporated	867	31,064
Research In Motion Limited (A)	132	5,361
		48,823
Computer Hardware - 7.66%
Apple Inc. (A)	316	26,970
Hewlett-Packard Company	855	31,028
		57,998
Construction & Farm Machinery & Heavy Trucks - 1.75%
Deere & Company	346	13,259

Data Processing & Outsourced Services - 2.27%
MasterCard Incorporated, Class A	41	5,789
Visa Inc., Class A	217	11,355
		17,144
Department Stores - 1.58%
Kohl's Corporation (A)	330	11,957

Diversified Banks - 3.41%
Wells Fargo & Company	875	25,795

Electrical Components & Equipment - 0.82%
Emerson Electric Co.	170	6,216

Fertilizers & Agricultural Chemicals - 4.12%
Monsanto Company	443	31,151

Health Care Equipment - 3.47%
Baxter International Inc.	385	20,632
Medtronic, Inc.	180	5,656
		26,288
Health Care Supplies - 0.53%
DENTSPLY International Inc.	143	4,024

Home Entertainment Software - 0.40%
Activision Blizzard, Inc. (A)	350	3,024

Home Improvement Retail - 0.47%
Lowe's Companies, Inc.	165	3,551

Household Products - 5.52%
Colgate-Palmolive Company	560	38,383
Procter & Gamble Company (The)	55	3,400
		41,783
Hypermarkets & Super Centers - 5.86%
Costco Wholesale Corporation	183	9,581
Wal-Mart Stores, Inc.	620	34,757
		44,338
Industrial Gases - 0.78%
Praxair, Inc.	100	5,936

Internet Software & Services - 1.95%
Google Inc., Class A (A)	48	14,755

Investment Banking & Brokerage - 1.12%
Charles Schwab Corporation (The)	115	1,859
Goldman Sachs Group, Inc. (The)	79	6,649
		8,508
Life Sciences Tools & Services - 1.07%
Thermo Fisher Scientific Inc. (A)	237	8,088

Oil & Gas Equipment & Services - 5.84%
National Oilwell Varco, Inc. (A)	303	7,393
Schlumberger Limited	446	18,862
Smith International, Inc.	488	11,166
Weatherford International Ltd. (A)	630	6,817
		44,238
Other Diversified Financial Services - 2.02%
J.P. Morgan Chase & Co.	484	15,274

Pharmaceuticals - 4.98%
Abbott Laboratories	707	37,722

Restaurants - 4.79%
McDonald's Corporation	363	22,544
YUM! Brands, Inc.	436	13,724
		36,268
Semiconductors - 1.62%
Microchip Technology Incorporated	629	12,277

Soft Drinks - 3.82%
Coca-Cola Company (The)	367	16,623
PepsiCo, Inc.	225	12,323
		28,946
Specialized Finance - 2.40%
CME Group Inc.	49	10,135
IntercontinentalExchange, Inc. (A)	98	8,038
		18,173
Specialty Chemicals - 0.72%
Ecolab Inc.	155	5,455

TOTAL COMMON STOCKS - 94.77%		$717,416
(Cost: $745,708)

SHORT-TERM SECURITIES	Principal
Commercial Paper
Caterpillar Inc.,
0.160%, 1-26-09	$15,000	14,998
Heinz (H.J.) Finance Co. (Heinz (H.J.) Co.),
4.550%, 1-8-09	3,022	3,019
ITT Corporation,
2.000%, 1-5-09	1,667	1,667
PepsiCo, Inc.,
0.100%, 1-28-09	3,000	3,000
Praxair Inc.,
0.120%, 2-17-09	4,800	4,799
Procter & Gamble International Funding S.C.A. (Procter & Gamble Company (The)),
0.235%, 1-8-09	5,000	5,000
Sara Lee Corporation:
1.250%, 1-7-09	1,500	1,500
1.000%, 1-9-09	2,000	1,999
Siemens Capital Corp.,
0.150%, 1-8-09	5,000	5,000

TOTAL SHORT-TERM SECURITIES - 5.41%		$40,982
(Cost: $40,982)

TOTAL INVESTMENT SECURITIES - 100.18%		$758,398
(Cost: $786,690)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.18%)		(1,353)

NET ASSETS - 100.00%		$757,045

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
Industry classifications are unaudited

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      GROWTH
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $786,690)	$758,398
Cash	2
Receivables:
Investment securities sold	2,589
Dividends and interest	1,076
Portfolio shares sold	515
Prepaid and other assets	1

Total assets	762,581

LIABILITIES
Payable for investment securities purchased	5,059
Payable to Portfolio shareholders	334
Accrued accounting services fee	16
Accrued management fee	14
Accrued service fee	5
Accrued shareholder servicing	2
Other	106

Total liabilities	5,536

Total net assets	$757,045

NET ASSETS
$0.001 par value capital stock:
Capital stock	$100
Additional paid-in capital	810,131
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	2,896
Accumulated net realized loss on investment transactions	(27,790)
Net unrealized depreciation in value of investments	(28,292)

Net assets applicable to outstanding units of capital	$757,045

Net asset value, redemption and offering price per share	$7.5529

Capital shares outstanding	100,232
Capital shares authorized	235,000

See Accompanying Notes to Financial Statements.

Statement of Operations
      GROWTH
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Dividends (net of foreign withholding taxes of $119)	$11,956
Interest and amortization	1,202

Total income	13,158

Expenses:
Investment management fee	7,318
Service fee	2,629
Accounting services fee	236
Legal fees	41
Custodian fees	36
Audit fees	15
Shareholder servicing	10
Other	180

Total	10,465
Less expenses in excess of limit	(295)

Total expenses	10,170

Net investment income	2,988

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net gain on investments	18,776
Unrealized depreciation in value of investments during the period	(469,869)

Net loss on investments	(451,093)

Net decrease in net assets resulting from operations	$(448,105)

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      GROWTH
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

INCREASE (DECREASE) IN NET ASSETS
Operations:
Net investment income (loss)	$2,988	$(83)
Realized net gain on investments	18,776	84,897
Unrealized appreciation (depreciation)	(469,869)	197,151

Net increase (decrease) in net assets resulting from operations	(448,105)	281,965

Distributions to shareholders from:
Net investment income	––	(14)
Realized gains on investment transactions	(10,490)	(30,000)

	(10,490)	(30,014)

Capital share transactions	(89,150)	(124,146)

Total increase (decrease)	(547,745)	127,805
NET ASSETS
Beginning of period	1,304,790	1,176,985

End of period	$757,045	$1,304,790

Accumulated undistributed net investment income (loss)	$2,896	$(92)

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	7,593	4,083
Shares issued from reinvestment of dividend and/or capital gains distribution	1,433	2,496
Shares redeemed	(17,312)	(18,391)

Decrease in outstanding capital shares	(8,286)	(11,812)

Value issued from sale of shares	$74,487	$44,207
Value issued from reinvestment of dividends and/or capital gains distribution	10,490	30,014
Value redeemed	(174,127)	(198,367)

Decrease in outstanding capital	$(89,150)	$(124,146)

See Accompanying Notes to Financial Statements.

Financial Highlights
      GROWTH
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,

	2008	2007	2006	2005	2004

Net asset value, beginning of period	$12.0237	$9.7813	$9.3125	$8.3728		$8.1267

Income (loss) from investment operations:
Net investment income (loss)	0.0297	(0.0008)	(0.0001)	(0.0029)		0.0228
Net realized and unrealized gain (loss) on investments	(4.3944)	2.5262	0.4689	0.9429		0.2460

Total from investment operations	(4.3647)	2.5254	0.4688	0.9400		0.2688

Less distributions from:
Net investment income	––	(0.0001)	––	(0.0003)	(0.0227)
Capital gains	(0.1061)	(0.2829)	––	––		––

Total distributions	(0.1061)	(0.2830)	––	(0.0003)	(0.0227)

Net asset value, end of period	$7.5529	$12.0237	$9.7813	$9.3125		$8.3728

Total return	-36.27%	25.81%	5.04%	11.23%		3.31%
Net assets, end of period (in millions)	$757	$1,305	$1,177	$1,252		$1,252
Ratio of expenses to average net assets including expense waiver	0.97%	0.97%	0.99%	1.00%		1.00%
Ratio of net investment income (loss) to average net assets including expense waiver	0.29%	-0.01%	0.00%	-0.03%		0.27%
Ratio of expenses to average net assets excluding expense waiver	1.00%	0.99%	1.00%	1.00	%(1)	1.00	%(1)
Ratio of net investment income (loss) to average net assets excluding expense waiver	0.26%	-0.03%	-0.01%	-0.03	%(1)	0.27	%(1)
Portfolio turnover rate	53%	42%	67%	59%		81%

(1)There was no waiver of expenses during the period.

See Accompanying Notes to Financial Statements.

Managers' Discussion of Micro Cap Growth                          (Unaudited)
      December 31, 2008

Ivy Funds VIP Micro Cap Growth is subadvised by Wall Street Associates.

Below, William Jeffery III, Kenneth F. McCain, Paul J. Ariano, CFA, Paul K. LeCoq and Carl Weise, CFA, portfolio managers of Ivy Funds VIP Micro Cap Growth, discuss the Portfolio's positioning, performance and results for the fiscal year ended Dec. 31, 2008.

STYLE
VALUE	BLEND	GROWTH
			LARGE	CAPITALIZATION
MEDIUM
		X	SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

Fiscal year performance

For the 12 Months Ended December 31, 2008
Ivy Funds VIP Micro Cap Growth	-48.04%
Benchmark(s)/Lipper Category
Russell 2000 Growth Index	-38.56%
(generally reflects the performance of smaller company stocks)
Lipper Variable Annuity Small-Cap Growth Funds Universe Average	-41.12%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

A disappointing year

We are disappointed that the Portfolio lost significantly more money than both its benchmark and its Lipper peer group this past fiscal year. Investments in the technology sector were the greatest detractors from performance for the fiscal year, as demand for products fell precipitously during the year. Consumer and energy stocks faced a difficult environment, especially since this past summer. Health care stocks performed well on a relative basis, but still fell sharply for the year.

We believe it is important to note that the smallest stocks in the benchmark produced the worst returns during the fiscal year. In fact, micro-cap growth stocks were the worst performing size/style segment in the U.S. equity market in calendar year 2008. Much of the damage occurred in the fourth quarter, as nearly every asset class experienced massive liquidation and panic selling. This turned 2008's bear market into a near record stock market crash.

A barrage of grim economic news and reports of corporate failure spooked investors. Unemployment rates increased, retail sales fell, new home sales hit fresh lows, and consumer prices declined to levels that brought on deflation fears. There was no place to hide for most investors. The extremely complex financial crisis continued to deteriorate confidence and led to a conflagration of failures, which reached places in the financial world that none previously thought could be threatened. Hedge funds and hedge funds-of-funds, anticipating large year-end redemptions, sold positions indiscriminately to raise cash. Credit markets did not thaw and the VIX (volatility) index, a measure of investor uncertainty, spiked dramatically to its highest level of the year before backing down considerably in December.

Energy stocks led the decline

The Portfolio's structure in much of 2008 reflected several long-term themes. One of our most dominant relative overweight target exposures continues to be in the energy sector, with particular emphasis on oil & gas drilling, service, exploration, production, infrastructure building, and associated technologies. While recently impacted by intense deleveraging and near-term slackening demand, we believe these groups are tied to a secular infrastructure boom in the developed and emerging nations. Although episodes of short-run softness - cyclical declines - can and will occur, our view is that in the long-run, demand for energy/commodities will be strong. We continue to focus on investing in energy companies at industry chokepoints - e.g., onshore and offshore drilling operators, equipment suppliers, power transmission and distribution companies, and engineering & construction firms with strong backlog growth rates. We believe that all of these areas are where the barriers to entry are highest, the fundamentals are most powerful, and the earnings visibility extends well into the next decade - regardless of the point in the oil price cycle. While near-term risks exist, we feel the long-term fundamental outlook is very good.

Many of the same short- and long-term factors that drive the energy markets have also impacted materials and processing stocks. While short-run cyclical declines have negatively impacted the performance of these issues, we still see a strong secular infrastructure and commodities cycle ahead resulting directly from the emerging markets industrialization effort. We believe that this could eventually create a profitable opportunity for engineering and construction companies leveraged toward energy and infrastructure, engineering components, water projects, and manufacturers of pipeline and dredging machinery. These companies appear to be experiencing strong revenue and earnings growth with large and growing backlogs in areas where demand continues to outstrip supply. We continue to have a position in this sector because we believe it will recover in the long run.

We also believe health care companies will become important contributors to long-term performance. We think there is a clear fundamental positive case for healthcare companies as many are experiencing high relative profitability, attractive valuations and improving profit margins. Demographic trends, revenue increases, and increased budgets are all positive factors for healthcare technology, equipment, services and pharmaceutical companies. The medical technology, equipment, device and diagnostics companies we find most attractive are in the midst of ramping product cycles and are experiencing robust earnings growth as a result of their "razor/razor-blade" operating models. Biotechnology companies should continue to see above-average prospects, in our opinion, as they experience a greater share of new drug approvals. On a relative basis, investments in the health care sector performed well during the difficult environment in 2008.

Many factors continue to negatively impact household budgets, making stock selection extremely challenging and important within the consumer discretionary sector. As this is a difficult time for consumer-related stocks, we remain very cautious and continue to maintain a below-benchmark target weighting versus comparable benchmarks in this sector, although we are not void of exposure to the sector. We favor higher-end niche retailers with the strongest fundamentals and growth prospects. The companies most attractive to us are those with rapidly expanding consumer products and high unit growth rates, as well as Internet-based versions of traditional industries like online education providers, advertising, retail and digital media which allow businesses to enhance productivity and to lower costs. While we have currently under-weighted our exposure to this area, we are mindful that this group is often an early leader coming out of an economic slowdown.

Technology continues to see a strong and diverse thematic influence within its sub-industry groups, yet capital expenditures have decelerated as the economy has slowed. We've therefore built software and hardware-related positions that we expect to benefit from outsourcing, security, data storage, business redundancy, disaster preparedness and digitization trends. We believe companies which provide online marketing services, innovative marketing communications, brand advertising consulting, and website hosting services will benefit as the industry's market-share shifts. Valuation measures for these technology groups are now extremely attractive, and we continue to target an overweight position versus comparable benchmarks in this sector. Our view here is that expectations for technology groups remain low and selected companies are likely to exceed analysts' forecasts.

Our outlook

We have experienced significant drops in all of the major equity indices due to unprecedented stresses to the credit markets and our financial system. However, we believe the possible passage of federal stimulus legislation, coordinated monetary policy interventions and the incoming Obama administration's efforts should help to relieve some of the near-term stress, bring back investor confidence and return some stability to the financial system. We feel that much of the recent economic upheaval has been reflected in stock prices, which we believe are trading at attractive valuations. As we continue to transition through this crisis, we believe company fundamentals will again become the primary driver for stock market action and a positive scenario for small and mid cap growth stocks will unfold. Historically, periods of financial crisis and market downturn have been the precursor to a period of strong stock market performance, led by growth stocks. We have therefore positioned the Portfolio actively and optimistically.

Top 10 Equity Holdings December 31, 2008
Company	Sector

Questcor Pharmaceuticals, Inc.
CommVault Systems, Inc.
Quidel Corporation
Auxilium Pharmaceuticals, Inc.
NuVasive, Inc.
Phase Forward Incorporated
Ultralife Corporation
ABIOMED, Inc.
Titan Machinery Inc.
Genoptix, Inc.
Health Care Information Technology Health Care Health Care Health Care Health Care Industrials Health Care Industrials Health Care

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

Investing in micro cap stocks may carry more risk than investing in stocks of larger, more established companies. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Ivy Funds VIP Micro Cap Growth.

Comparison of Change in Value of
$10,000 Investment                                                                               (Unaudited)

Ivy Funds VIP Micro Cap Growth(1)	$12,523
Russell 2000 Growth Index	$9,270
Lipper Variable Annuity Small-Cap Growth Funds Universe Average	$10,853

Plot Date	IVY VIP MICRO CAP GROWTH FUND	RUSSELL 2000 GROWTH	LIPPER VA SMALL-CAP GROWTH FUND

12/31/98	10,000	10,000	10,000
12/31/99	24,877	14,308	16,240
12/31/00	19,640	11,108	14,659
12/31/01	17,415	10,084	12,753
12/31/02	9,815	7,037	8,983
12/31/03	15,154	10,454	12,653
12/31/04	16,678	11,949	14,211
12/31/05	20,157	12,440	15,292
12/31/06	22,630	14,100	16,891
12/31/07	24,098	15,089	18,433
12/31/08	12,523	9,270	10,853

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

Average Annual Total Return(2)

1-year period ended 12-31-08	-48.04%
5-year period ended 12-31-08	-3.74%
10-year period ended 12-31-08	2.27%

(2)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

The Advantus Micro-Cap Growth Portfolio was reorganized as Ivy Funds VIP Micro Cap Growth (formerly W&R Micro Cap Growth Portfolio) on September 22, 2003. Performance shown for the period prior to this date is the performance of the Advantus Micro-Cap Growth Portfolio. This performance has not been restated to reflect the expenses of Ivy Funds VIP Micro Cap Growth. If those expenses were reflected, performance of Ivy Funds VIP Micro Cap Growth would differ.

SHAREHOLDER SUMMARY OF MICRO CAP GROWTH

Portfolio Highlights                                                                                                (Unaudited)

On December 31, 2008, Micro Cap Growth had net assets totaling $28,309 (in thousands) invested in a diversified portfolio of:

92.86%	Domestic Common Stocks
3.76%	Cash and Cash Equivalents
3.38%	Foreign Common Stocks

Sector Weightings

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Stocks	$96.24
Health Care	$34.89
Information Technology	$25.11
Consumer Discretionary	$17.64
Industrials	$12.13
Energy	$4.68
Financials	$1.43
Materials	$0.36
Cash and Cash Equivalents	$3.76

The Investments of Micro Cap Growth
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Advertising - 0.83%
MDC Partners Inc., Class A (A)	77	$234

Apparel Retail - 1.51%
Citi Trends Inc. (A)	29	428

Apparel, Accessories & Luxury Goods - 2.50%
True Religion Apparel, Inc. (A)	36	451
Volcom, Inc. (A)	24	257
		708
Application Software - 6.47%
Blackbaud, Inc.	28	373
Guidance Software, Inc. (A)	33	135
Lawson Software, Inc. (A)	61	291
NetScout Systems, Inc. (A)	50	429
OPNET Technologies, Inc. (A)	4	42
Ultimate Software Group, Inc. (The) (A)	39	562
		1,832
Auto Parts & Equipment - 1.48%
Amerigon Incorporated (A)	60	194
Westport Innovations Inc. (A)	44	226
		420
Biotechnology - 5.00%
Allos Therapeutics, Inc. (A)	73	447
Dyax Corp. (A)	70	256
InterMune, Inc. (A)	40	426
Pharmasset, Inc. (A)	22	285
		1,414
Broadcasting - 2.94%
DG FastChannel, Inc. (A)	40	503
Global Traffic Network, Inc. (A)	56	328
		831
Cable & Satellite - 1.10%
RRSat Global Communications Network Ltd.	27	312

Catalog Retail - 0.34%
Gaiam, Inc., Class A (A)	21	97

Communications Equipment - 2.47%
Blue Coat Systems, Inc. (A)	20	165
Cogo Group, Inc. (A)	33	162
Neutral Tandem, Inc. (A)	23	371
		698
Computer Storage & Peripherals - 0.90%
Compellent Technologies, Inc. (A)	26	254

Construction & Engineering - 1.10%
Orion Marine Group, Inc. (A)	32	311

Construction & Farm Machinery & Heavy Trucks - 2.08%
Titan Machinery Inc. (A)	42	588

Distributors - 1.80%
DXP Enterprises, Inc. (A)	35	508

Diversified Real Estate Activities - 0.26%
Grubb & Ellis Company	59	74

Education Services - 1.77%
Grand Canyon Education, Inc. (A)	27	501

Electrical Components & Equipment - 4.72%
Powell Industries, Inc. (A)	19	548
POWER-ONE, INC. (A)	85	101
Ultralife Corporation (A)	51	687
		1,336
Environmental & Facilities Services - 0.35%
Metalico, Inc. (A)	65	100

Health Care Equipment - 12.05%
ABIOMED, Inc. (A)	41	667
Greatbatch, Inc. (A)	11	283
Micrus Endovascular Corporation (A)	25	287
NuVasive, Inc. (A)	22	745
Quidel Corporation (A)	58	763
Somanetics Corporation (A)	25	419
Spectranetics Corporation (The) (A)	94	246
		3,410
Health Care Services - 4.21%
athenahealth, Inc. (A)	3	117
CardioNet, Inc. (A)	10	239
Genoptix, Inc. (A)	17	566
Health Grades, Inc. (A)	131	269
		1,191
Health Care Supplies - 1.30%
Rochester Medical Corporation (A)	24	369

Health Care Technology - 2.55%
Phase Forward Incorporated (A)	58	722

Industrial Machinery - 0.68%
Graham Corporation	18	192

Internet Software & Services - 4.89%
comScore, Inc. (A)	19	237
Constant Contact, Inc. (A)	23	303
Omniture, Inc. (A)	39	414
Vocus, Inc. (A)	24	430
		1,384
Investment Banking & Brokerage - 1.17%
RiskMetrics Group, Inc. (A)	22	332

IT Consulting & Other Services - 0.68%
RightNow Technologies, Inc. (A)	25	194

Life Sciences Tools & Services - 0.66%
Bruker Corporation (A)	47	188

Movies & Entertainment - 2.01%
Rentrak Corporation (A)	37	436
RHI Entertainment, Inc. (A)	17	134
		570
Oil & Gas Equipment & Services - 4.08%
ENGlobal Corporation (A)	69	224
NATCO Group Inc., Class A (A)	29	440
Natural Gas Services Group, Inc. (A)	23	237
T-3 Energy Services, Inc. (A)	27	254
		1,155
Oil & Gas Exploration & Production - 0.60%
Brigham Exploration Company (A)	53	170

Pharmaceuticals - 9.12%
Auxilium Pharmaceuticals, Inc. (A)	27	756
Obagi Medical Products, Inc. (A)	46	345
Penwest Pharmaceuticals Co. (A)	60	94
Questcor Pharmaceuticals, Inc. (A)	123	1,148
SuperGen, Inc. (A)	125	239
		2,582
Research & Consulting Services - 0.98%
Hill International, Inc. (A)	39	277

Restaurants - 1.36%
McCormick & Schmick's Seafood Restaurants, Inc. (A)	26	103
Red Robin Gourmet Burgers, Inc. (A)	15	249
Ruth's Hospitality Group, Inc. (A)	24	34
		386
Semiconductor Equipment - 0.20%
Mattson Technology, Inc. (A)	40	56

Semiconductors - 3.66%
Cavium Networks, Inc. (A)	12	129
Mellanox Technologies, Ltd. (A)	24	185
Microtune, Inc. (A)	119	243
NetLogic Microsystems, Inc. (A)	22	478
		1,035
Specialty Chemicals - 0.36%
Flotek Industries, Inc. (A)	40	102

Systems Software - 5.84%
ArcSight, Inc. (A)	26	205
CommVault Systems, Inc. (A)	59	785
DemandTec, Inc. (A)	32	257
FalconStor Software, Inc. (A)	36	100
Phoenix Technologies Ltd. (A)	43	151
PROS Holdings, Inc. (A)	27	156
		1,654
Trucking - 2.22%
Celadon Group, Inc. (A)	37	311
Marten Transport, Ltd. (A)	17	319
		630

TOTAL COMMON STOCKS - 96.24%		$27,245
(Cost: $40,647)

SHORT-TERM SECURITIES	Principal
Commercial Paper
Air Products and Chemicals, Inc.,
0.050%, 1-2-09	$684	684
ITT Corporation,
2.000%, 1-5-09	600	600

TOTAL SHORT-TERM SECURITIES - 4.54%		$1,284
(Cost: $1,284)

TOTAL INVESTMENT SECURITIES - 100.78%		$28,529
(Cost: $41,931)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.78%)		(220)

NET ASSETS - 100.00%		$28,309

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
Industry classifications are unaudited

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      MICRO CAP GROWTH
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $41,931)	$28,529
Cash	1
Receivables:
Portfolio shares sold	8
Dividends and interest	––	*

Total assets	28,538

LIABILITIES
Payable for investment securities purchased	209
Payable to Portfolio shareholders	13
Accrued accounting services fee	2
Accrued management fee	1
Accrued service fee	––	*
Accrued shareholder servicing	––	*
Other	4

Total liabilities	229

Total net assets	$28,309

NET ASSETS
$0.001 par value capital stock:
Capital stock	$3
Additional paid-in capital	44,100
Accumulated loss:
Accumulated net investment loss	(2)
Accumulated net realized loss on investment transactions	(2,390)
Net unrealized depreciation in value of investments	(13,402)

Net assets applicable to outstanding units of capital	$28,309

Net asset value, redemption and offering price per share	$11.1122

Capital shares outstanding	2,548
Capital shares authorized	20,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      MICRO CAP GROWTH
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT LOSS
Income:
Dividends (net of foreign withholding taxes of $3)	$36
Interest and amortization	20

Total income	56

Expenses:
Investment management fee	412
Service fee	108
Accounting services fee	30
Audit fees	10
Custodian fees	7
Legal fees	4
Shareholder servicing	–– *
Other	17

Total expenses	588

Net investment loss	(532)

REALIZED AND UNREALIZED LOSS ON INVESTMENTS
Realized net loss on investments	(627)
Unrealized depreciation in value of investments during the period	(25,974)

Net loss on investments	(26,601)

Net decrease in net assets resulting from operations	$(27,133)

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      MICRO CAP GROWTH
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

INCREASE (DECREASE) IN NET ASSETS
Operations:
Net investment loss	$(532)	$(715)
Realized net gain (loss) on investments	(627)	3,031
Unrealized appreciation (depreciation)	(25,974)	1,503

Net increase (decrease) in net assets resulting from operations	(27,133)	3,819

Distributions to shareholders from:
Net investment income	––	––
Realized gains on investment transactions	––	––

	––	––

Capital share transactions	(4,134)	(4,369)

Total decrease	(31,267)	(550)
NET ASSETS
Beginning of period	59,576	60,126

End of period	$28,309	$59,576

Accumulated net investment loss	$(2)	$(2)

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	282	304
Shares issued from reinvestment of dividend and/or capital gains distribution	––	––
Shares redeemed	(520)	(512)

Decrease in outstanding capital shares	(238)	(208)

Value issued from sale of shares	$4,357	$6,394
Value issued from reinvestment of dividends and/or capital gains distribution	––	––
Value redeemed	(8,491)	(10,763)

Decrease in outstanding capital	$(4,134)	$(4,369)

See Accompanying Notes to Financial Statements.

Financial Highlights
      MICRO CAP GROWTH
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,

	2008	2007	2006	2005	2004

Net asset value, beginning of period	$21.3838	$20.0796	$17.8866	$14.7992	$13.4476

Income (loss) from investment operations:
Net investment loss	(0.2089)	(0.2565)	(0.2064)	(0.1737)	(0.1794)
Net realized and unrealized gain (loss) on investments	(10.0627)	1.5607	2.3994	3.2611	1.5310

Total from investment operations	(10.2716)	1.3042	2.1930	3.0874	1.3516

Less distributions from:
Net investment income	(0.0000)	(0.0000)	(0.0000)	(0.0000)	(0.0000)
Capital gains	(0.0000)	(0.0000)	(0.0000)	(0.0000)	(0.0000)

Total distributions	(0.0000)	(0.0000)	(0.0000)	(0.0000)	(0.0000)

Net asset value, end of period	$11.1122	$21.3838	$20.0796	$17.8866	$14.7992

Total return	-48.04%	6.49%	12.26%	20.87%	10.05%
Net assets, end of period (in millions)	$28	$60	$60	$53	$41
Ratio of expenses to average net assets	1.36%	1.32%	1.32%	1.35%	1.35%
Ratio of net investment loss to average net assets	-1.23%	-1.18%	-1.06%	-1.15%	-1.26%
Portfolio turnover rate	60%	57%	60%	54%	65%

See Accompanying Notes to Financial Statements.

Manager's Discussion of Mid Cap Growth                                 (Unaudited)
      December 31, 2008

Below, Kimberly A. Scott, CFA, portfolio manager of Ivy Funds VIP Mid Cap Growth, discusses positioning, performance and results for the fiscal year ended Dec. 31, 2008. She has managed the Portfolio for three years and has 21 years of industry experience.

STYLE
VALUE	BLEND	GROWTH
			LARGE	CAPITALIZATION
		X	MEDIUM
SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

Fiscal year performance

For the 12 Months Ended December 31, 2008
Ivy Funds VIP Mid Cap Growth	-36.23%
Benchmark(s)/Lipper Category
Russell Mid-Cap Growth Index	-44.32%
(generally reflects the performance of securities that represent the mid-cap sector of the stock market)
Lipper Variable Annuity Mid-Cap Growth Funds Universe Average	-45.10%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

Fear replaced risk taking

While we are disappointed to have lost money this past fiscal year, we lost less than our benchmark index and the Portfolio's Lipper peer group. Four primary factors contributed to the Portfolio's relative performance: our cash position of 10-15 percent across much of the year; stock selection in the industrials and information technology sectors; and an underweight position in the worst-performing sector (energy) with better-than-average stock performance in that area as well.

Many factors contributed to the volatility of 2008, including the stock market reacting violently to the breakdown in the functioning of the financial system, a sharp slowdown in consumer spending activity, increases in joblessness, breathtaking moves higher and then lower in the prices of energy and other commodities, and the overall fear of the U.S. slipping into a severe and protracted recession. Indeed, fear has become reality and extreme risk taking has become extreme risk aversion. The problems are global and the answers are still not clear. What is clear is that governments worldwide will have to continue to apply both monetary and fiscal stimuli, in addition to other unconventional means of support for the worldwide financial and economic web. As we see it, many businesses in many sectors will fail, or become shadows of what they once were, and consumers will continue to play it safe as the number of available jobs and the value of their assets continue to shrink. We believe that the markets have discounted a lot of this pain, but the rehabilitation period likely will be long. We expect the markets to work their way higher, but we also expect this path to have a very shallow incline with many ups and downs.

We kept cash levels higher than normal

We were hesitant to aggressively invest our cash last year, given our concerns about the troubling dynamics unfolding throughout the credit markets and the economy. As such, our cash levels boosted our performance by about 150 basis points relative to the benchmark. Better-than-average stock selection in the industrials, information technology, health care and financials sectors were also important to our outperformance last year. Part of the benefit in the industrials sector came from some timely sales of stocks that were exposed to the commodities complex. Otherwise, most of our names in industrials declined less than average last year, and a few names even had strong gains. It was a similar story in the information technology sector, with most of our holdings falling less than average against the benchmark and some names performing quite well.

Elsewhere, we were overweight health care, which outperformed the mid-cap growth index last year and where we had some strong stock performances. While we had a few stocks that performed very poorly in the financials sector last year, most of our names in this area were significant outperformers, allowing the sector overall to contribute to the Portfolio's outperformance. Our underweight position in the energy sector, which hampered our performance early in the year, turned out to be the right call, as that sector was the worst performer in the Russell Mid-Cap Growth Index. The stocks that we did own generally performed better than average. Finally, the sector representing the biggest drag on performance in 2008 was consumer discretionary, where our stock selection struggled. We had a number of positive performers that entered the Portfolio late in the year. However, many of our long-term holdings had very negative returns in a group that suffered from a consumer under pressure on many fronts.

Our outlook

The markets enter 2009 with considerable baggage from the excesses of recent years. These included extreme risk taking in the credit markets and outsized bets in the most cyclical areas of the equity market, much of which trading appeared to be related to financial shenanigans supported by free-flowing credit - a vicious cycle which has come to a screeching halt. Layer on that investor angst and mistrust at a level not seen in decades, and you have the recipe for markets that will likely labor to post sustainable gains throughout the upcoming year. We saw in a hurry in the third and fourth quarters how quickly risk-taking can turn to risk-aversion, when the ineffective functioning of world financial markets delivers economic stress globally.

Top 10 Equity Holdings December 31, 2008
Company	Sector

C. R. Bard, Inc.
Henry Schein, Inc.
Paychex, Inc.
Microchip Technology Incorporated
Noble Energy, Inc.
Global Payments Inc.
Solera Holdings, Inc.
C.H. Robinson Worldwide, Inc.
DENTSPLY International Inc.
Fastenal Company
Health Care Health Care Information Technology Information Technology Energy Information Technology Information Technology Industrials Health Care Industrials

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

We feel that we are now at the point where markets have discounted a considerable amount of this stress and the related pressure on corporate earnings. The pace at which economies and company earnings can recover remains a big question mark. We believe the job of restoring economic health across most of the globe will be slow, and the underpinnings of better economic health will be tenuous given the uncertain credit market conditions. However, governments worldwide have put into place major support for their financial systems, and the process of developing economic stimulus plans continues, including the forthcoming plan from the new Obama administration in the United States. We believe these actions are beginning to have the intended effect, and we are optimistic that conditions will gradually improve. We are especially optimistic that outside of the United States, China, in particular, is taking important actions to stimulate its economy, which we believe will ultimately have a positive impact worldwide.

However, we are mindful that many risks remain, and that the stock market will likely move in fits and starts as new developments unfold, both positive and negative. So while we are focused on becoming more offensive in the Portfolio, we are doing so gradually as we assess this complicated environment. We have increased our exposure to both the consumer discretionary and energy sectors over the past few months, while decreasing our health care and cash positions. While we believe that consumer spending is likely to remain under pressure in the near-to-intermediate term due to job losses and steep drops in the value of homes and investment portfolios, many stocks in the consumer discretionary group have sold off sharply, presenting opportunities to invest in some companies that have very appealing franchise value and longer term growth opportunities. We also like the secular appeal of the energy sector, where the long-term scarcity of fossil fuels makes this an attractive area for investment as the cyclical decline in demand passes. We are overweight the information technology sector, as part of our slightly more aggressive stance on the market. We are also overweight the financial sector, but expect to reduce this exposure somewhat given our concerns that these stocks will struggle for some time under the weight of all of the problems those companies must contend with to resurrect their businesses. We anticipate using any proceeds to increase our exposure to other more economically sensitive sectors, such as materials and industrials.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Ivy Funds VIP Mid Cap Growth.

Comparison of Change in Value of
$10,000 Investment                                                                                   (Unaudited)

Ivy Funds VIP Mid Cap Growth(1)	$9,458
Russell Mid-Cap Growth Index(2)	$8,204
Lipper Variable Annuity Mid-Cap Growth Funds Universe Average(2)	$8,367

Plot Date	IVY VIP MID CAP GROWTH FUND	RUSSELL MID CAP GROWTH INDEX	LIPPER VA MID-CAP GROWTH FUNDS

4/28/05	10,000	10,000	10,000
12/31/05	12,131	11,948	11,971
12/31/06	13,169	13,223	13,061
12/31/07	14,830	14,735	15,242
12/31/08	9,458	8,204	8,367

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

(2)Because the Portfolio commenced operations on a date other than at the end of a month, and partial month calculations of the performance of the above indexes (including income) are not available, investment in the indexes was effected as of April 30, 2005.

Average Annual Total Return(3)

1-year period ended 12-31-08	-36.23%
5-year period ended 12-31-08	––
10-year period ended 12-31-08	––
Since inception of Portfolio(4) through 12-31-08	-1.50%

(3)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

(4)4-28-05 (the date on which shares were first acquired by shareholders)

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF MID CAP GROWTH

Portfolio Highlights                                                                                                 (Unaudited)

On December 31, 2008, Mid Cap Growth had net assets totaling $48,879 (in thousands) invested in a diversified portfolio of:

87.82%	Domestic Common Stocks
8.81%	Cash and Cash Equivalents
3.37%	Foreign Common Stocks

Sector Weightings

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Stocks	$91.19
Information Technology	$21.46
Industrials	$15.02
Health Care	$14.62
Consumer Discretionary	$13.73
Financials	$8.74
Energy	$6.75
Consumer Staples	$6.48
Materials	$2.74
Utilities	$1.65
Cash and Cash Equivalents	$8.81

The Investments of Mid Cap Growth
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Air Freight & Logistics - 4.39%
C.H. Robinson Worldwide, Inc.	21	$1,172
Expeditors International of Washington, Inc.	29	972
		2,144
Airlines - 0.70%
Delta Air Lines, Inc. (A)	30	341

Apparel Retail - 2.52%
J. Crew Group, Inc. (A)	46	556
Urban Outfitters, Inc. (A)	45	677
		1,233
Application Software - 2.41%
Solera Holdings, Inc. (A)	49	1,176

Auto Parts & Equipment - 0.37%
BorgWarner Inc.	8	179

Brewers - 1.24%
Molson Coors Brewing Company, Class B	12	607

Catalog Retail - 0.70%
Coldwater Creek Inc. (A)	120	343

Computer Storage & Peripherals - 3.66%
Data Domain, Inc. (A)	56	1,048
NetApp, Inc. (A)	53	739
		1,787
Data Processing & Outsourced Services - 5.35%
Global Payments Inc.	39	1,262
Paychex, Inc.	51	1,351
		2,613
Department Stores - 2.95%
Kohl's Corporation (A)	22	796
Macy's Inc.	18	187
Nordstrom, Inc.	14	187
Saks Incorporated (A)	62	272
		1,442
Distillers & Vintners - 2.16%
Brown-Forman Corporation, Class B	20	1,054

Electrical Components & Equipment - 1.91%
Cooper Industries, Ltd., Class A	16	456
Hubbell Incorporated, Class B	15	477
		933
Electronic Equipment & Instruments - 1.10%
FLIR Systems, Inc. (A)	18	539

Environmental & Facilities Services - 1.59%
Stericycle, Inc. (A)	15	779

Food Retail - 0.66%
Whole Foods Market, Inc.	34	322

Gas Utilities - 1.65%
Equitable Resources, Inc.	24	805

Health Care Distributors - 2.78%
Henry Schein, Inc. (A)	37	1,359

Health Care Equipment - 7.27%
C. R. Bard, Inc.	19	1,609
Hologic, Inc. (A)	64	836
Hospira, Inc. (A)	32	864
Wright Medical Group, Inc. (A)	12	244
		3,553
Health Care Supplies - 2.36%
DENTSPLY International Inc.	41	1,154

Homefurnishing Retail - 1.02%
Bed Bath & Beyond Inc. (A)	20	496

Industrial Machinery - 3.01%
Donaldson Company, Inc.	14	481
IDEX Corporation	41	989
		1,470
Internet Software & Services - 2.15%
Akamai Technologies, Inc. (A)	39	581
DealerTrack Holdings, Inc. (A)	40	472
		1,053
Investment Banking & Brokerage - 2.47%
Lazard Group LLC	14	428
TD Ameritrade Holding Corporation (A)	55	780
		1,208
Motorcycle Manufacturers - 0.60%
Harley-Davidson, Inc.	17	295

Oil & Gas Equipment & Services - 3.28%
Complete Production Services, Inc. (A)	25	205
Dresser-Rand Group Inc. (A)	26	442
National Oilwell Varco, Inc. (A)	24	575
Smith International, Inc.	17	383
		1,605
Oil & Gas Exploration & Production - 3.47%
Noble Energy, Inc.	27	1,314
XTO Energy Inc.	11	381
		1,695
Packaged Foods & Meats - 1.92%
Hershey Foods Corporation	27	936

Paper Packaging - 2.74%
Packaging Corporation of America	33	440
Sealed Air Corporation	27	410
Sonoco Products Company (A)	21	487
		1,337
Personal Products - 0.50%
Bare Escentuals, Inc. (A)	47	246

Pharmaceuticals - 2.21%
Allergan, Inc.	27	1,081

Property & Casualty Insurance - 1.56%
AXIS Capital Holdings Limited	26	761

Publishing - 1.36%
Meredith Corporation	40	665

Regional Banks - 3.52%
Signature Bank (A)	25	730
Synovus Financial Corp.	75	621
Zions Bancorporation	15	372
		1,723
Research & Consulting Services - 1.13%
Dun & Bradstreet Corporation (The)	7	552

Restaurants - 2.68%
Chipotle Mexican Grill, Inc., Class A (A)	9	527
P.F. Chang's China Bistro, Inc. (A)	37	784
		1,311
Semiconductors - 5.48%
Broadcom Corporation, Class A (A)	52	883
Linear Technology Corporation	21	470
Microchip Technology Incorporated	68	1,328
		2,681
Specialized Finance - 1.19%
CME Group Inc.	3	581

Specialty Stores - 1.53%
PetSmart, Inc.	41	749

Systems Software - 1.31%
McAfee, Inc. (A)	19	641

Trading Companies & Distributors - 2.29%
Fastenal Company	32	1,122

TOTAL COMMON STOCKS - 91.19%		$44,571
(Cost: $61,421)

SHORT-TERM SECURITIES	Principal
Commercial Paper
Air Products and Chemicals, Inc.,
0.050%, 1-2-09	$589	589
CVS Caremark Corporation,
5.500%, 1-20-09	913	911
ITT Corporation,
2.000%, 1-5-09	500	500
Sara Lee Corporation,
1.500%, 1-16-09	1,200	1,199
Toyota Motor Credit Corporation,
0.030%, 1-2-09	1,000	1,000

TOTAL SHORT-TERM SECURITIES - 8.59%		$4,199
(Cost: $4,199)

TOTAL INVESTMENT SECURITIES - 99.78%		$48,770
(Cost: $65,620)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.22%		109

NET ASSETS - 100.00%		$48,879

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
Industry classifications are unaudited

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      MID CAP GROWTH
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $65,620)	$48,770
Cash	1
Receivables:
Dividends and interest	44
Portfolio shares sold	74

Total assets	48,889

LIABILITIES
Payable to Portfolio shareholders	3
Accrued accounting services fee	2
Accrued management fee	1
Accrued service fee	1
Accrued shareholder servicing	–– *
Other	3

Total liabilities	10

Total net assets	$48,879

NET ASSETS
$0.001 par value capital stock:
Capital stock	$11
Additional paid-in capital	67,188
Accumulated loss:
Accumulated net investment loss	(1)
Accumulated net realized loss on investment transactions	(1,469)
Net unrealized depreciation in value of investments	(16,850)

Net assets applicable to outstanding units of capital	$48,879

Net asset value, redemption and offering price per share	$4.5056

Capital shares outstanding	10,849
Capital shares authorized	20,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      MID CAP GROWTH
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT LOSS
Income:
Dividends (net of foreign withholding taxes of $—*)	$502
Interest and amortization	130

Total income	632

Expenses:
Investment management fee	461
Service fee	136
Accounting services fee	38
Audit fees	11
Custodian fees	9
Legal fees	2
Shareholder servicing	–– *
Other	17

Total	674
Less expenses in excess of limit	(10)

Total expenses	664

Net investment loss	(32)

REALIZED AND UNREALIZED LOSS ON INVESTMENTS
Realized net loss on securities	(843)
Realized net loss on written options	(524)

Realized net loss on investments	(1,367)
Unrealized depreciation in value of investments during the period	(22,811)

Net loss on investments	(24,178)

Net decrease in net assets resulting from operations	$(24,210)

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      MID CAP GROWTH
      (In Thousands)

	For the fiscal year ended December 31,
	2008	2007

INCREASE (DECREASE) IN NET ASSETS
Operations:
Net investment income (loss)	$(32)	$27
Realized net gain (loss) on investments	(1,367)	2,271
Unrealized appreciation (depreciation)	(22,811)	2,994

Net increase (decrease) in net assets resulting from operations	(24,210)	5,292

Distributions to shareholders from:
Net investment income	(21)	(10)
Realized gains on investment transactions	(901)	(1,378)

	(922)	(1,388)

Capital share transactions	16,547	16,217

Total increase (decrease)	(8,585)	20,121
NET ASSETS
Beginning of period	57,464	37,343

End of period	$48,879	$57,464

Accumulated undistributed net investment income (loss)	$(1)	$20

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	3,772	2,506
Shares issued from reinvestment of dividend and/or capital gains distribution	216	193
Shares redeemed	(1,110)	(420)

Increase in outstanding capital shares	2,878	2,279

Value issued from sale of shares	$22,260	$17,810
Value issued from reinvestment of dividends and/or capital gains distribution	922	1,388
Value redeemed	(6,635)	(2,981)

Increase in outstanding capital	$16,547	$16,217

See Accompanying Notes to Financial Statements.

Financial Highlights
      MID CAP GROWTH
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,			For the period from 4-28-05(1) through
	2008	2007	2006	12-31-05

Net asset value, beginning of period	$7.2091	$6.5601	$6.0653	$5.0000

Income (loss) from investment operations:
Net investment income (loss)	(0.0036)	0.0034	0.0164	0.0064
Net realized and unrealized gain (loss) on investments	(2.6128)	0.8245	0.5025	1.0589

Total from investment operations	(2.6164)	0.8279	0.5189	1.0653

Less distributions from:
Net investment income	(0.0020)	(0.0013)	(0.0223)	(0.0000)
Capital gains	(0.0851)	(0.1776)	(0.0018)	(0.0000)

Total distributions	(0.0871)	(0.1789)	(0.0241)	(0.0000)

Net asset value, end of period	$4.5056	$7.2091	$6.5601	$6.0653

Total return	-36.23%	12.62%	8.56%	21.31%
Net assets, end of period (in millions)	$49	$57	$37	$13
Ratio of expenses to average net assets including expense waiver	1.23%	1.21%	0.97%	0.69	%(2)
Ratio of net investment income (loss) to average net assets including expense waiver	-0.06%	0.06%	0.45%	0.33	%(2)
Ratio of expenses to average net assets excluding expense waiver	1.24%	1.24%	1.31%	1.54	%(2)
Ratio of net investment income (loss) to average net assets excluding expense waiver	-0.07%	0.03%	0.11%	-0.51	%(2)
Portfolio turnover rate	46%	31%	23%	11%

(1)Commencement of operations.
(2)Annualized.

See Accompanying Notes to Financial Statements.

Manager's Discussion of Small Cap Growth                           (Unaudited)
      December 31, 2008

Below, Kenneth G. McQuade, portfolio manager of Ivy Funds VIP Small Cap Growth, discusses positioning, performance and results for the fiscal year ended December 31, 2008. He has managed the Portfolio for three years and has 13 years of industry experience.

STYLE
VALUE	BLEND	GROWTH
			LARGE	CAPITALIZATION
MEDIUM
		X	SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar. The market capitalization rating is specific to Morningstar and does not necessarily reflect the market capitalization range of the Fund. Please refer to the Fund's prospectus for specific investment parameters.

Fiscal year performance
For the 12 Months Ended December 31, 2008
Ivy Funds VIP Small Cap Growth	-39.18%
Benchmark(s)/Lipper Category
Russell 2000 Growth Index	-38.56%
(generally reflects the performance of small company growth stocks)
Lipper Variable Annuity Small Cap Growth Funds Universe Average	-41.12%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

Deterioration in equities spares no one

At the beginning of 2008, the stock market started immediately under pressure from the credit squeeze that began in 2007. It then suffered through multiple debilitating financial events, including the disappearance of major financial institutions that had been in business for generations, Treasury Bills that sold with negative interest rates, a U.S. deficit that reached into the trillions of dollars, and credit markets that virtually stopped functioning.

The outcome was a global banking system that essentially froze, forcing the economy into the worst recession since the 1970s, rivaling the Great Depression of the 1930s. The stock market followed suit with its worst performance in over 70 years.

From an industry and sector basis, nothing was saved. All sectors were down double-digit percentages with some sectors losing nearly half of their value. This broad-based deterioration in stock prices limited our fully invested Portfolio from achieving stronger performance. Commodity-related sectors, such as energy and materials, were some of the year's worst performers. Oil prices exemplified the volatile and violent treatment equities suffered during the fiscal period. On the back of strong global commodity demand, oil prices, along with the corresponding energy sector, increased 45 percent for the first half of the year (significantly above any other sector). However, as the global economy faltered later in the year, energy prices and energy stocks realized a 50 percent annual decline by year-end.

The Portfolio's year-long underweight position in energy and materials thus proved to be of benefit. We held meaningful positions in health care, consumer staples and technology, which we feel helped to mitigate our declines somewhat in comparison to our peer group. Two sectors that struggled throughout the period were financials and consumer discretionary, and fortunately, both were underweighted in the portfolio, and this helped our results. The consumer continues to face obvious pressures due to the prolonged housing downturn, tighter credit availability and rising unemployment.

Overall, our risk management steps, combined with some late October purchases, helped to temper the Portfolio's decline, although negative returns were prevalent in all areas of the market. We believe a tender and fragile financial system is likely to prevent a smooth and accelerating upward path for the small cap sector of the market. Nevertheless, valuations are much improved. We also feel that the balance sheets of our holdings are solid and the management teams of the companies we are invested in are talented.

Our outlook

As we enter 2009, last year's problems clearly remain front and center. Economic data, such as the unemployment rate and corporate profits, appears likely to get worse. However, the hope is that upcoming data and events become more anticipated and understood, creating less volatility on stock prices. When and by how much stocks actually turn up depend in large part on how successful policy makers are in stabilizing the economy and credit markets, and getting banks to lend again. But, with credit likely to remain relatively impaired for the foreseeable future, stable companies with adequate cash flow appear more desirable. The Portfolio remains committed to focusing on what we feel are higher quality growth stocks that we believe have a more sustainable and visible earnings stream and can grow organically with positive cash flows.

Top 10 Equity Holdings December 31, 2008
Company	Sector

CommVault Systems, Inc.
Scientific Games Corporation, Class A
MICROS Systems, Inc.
Constant Contact, Inc.
Omnicell, Inc.
Allscripts Healthcare Solutions, Inc.
ABIOMED, Inc.
CoStar Group, Inc.
Financial Federal Corporation
Riverbed Technology, Inc.
Information Technology Consumer Discretionary Information Technology Information Technology Health Care Health Care Health Care Industrials Financials Information Technology

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

Investing in small-cap stocks may carry more risk than investing in stocks of larger, more established companies. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Ivy Funds VIP Small Cap Growth.

Comparison of Change in Value of
$10,000 Investment                                                                               (Unaudited)

Ivy Funds VIP Small Cap Growth(1)	$13,003
Russell 2000 Growth Index	$9,270
Lipper Variable Annuity Small-Cap Growth Funds Universe Average	$10,853

Plot Date	IVY VIP SMALL CAP GROWTH FUND	RUSSELL 2000 GROWTH	LIPPER VA SMALL-CAP GROWTH FUND

12/31/98	10,000	10,000	10,000
12/31/99	15,223	14,308	16,240
12/31/00	13,343	11,108	14,659
12/31/01	13,086	10,084	12,753
12/31/02	10,234	7,037	8,983
12/31/03	13,895	10,454	12,653
12/31/04	15,881	11,949	14,211
12/31/05	17,927	12,440	15,292
12/31/06	18,833	14,100	16,891
12/31/07	21,378	15,089	18,433
12/31/08	13,003	9,270	10,853

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

Average Annual Total Return(2)

1-year period ended 12-31-08	-39.18%
5-year period ended 12-31-08	-1.32%
10-year period ended 12-31-08	2.66%

(2)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF SMALL CAP GROWTH

Portfolio Highlights                                                                                                      (Unaudited)

On December 31, 2008, Small Cap Growth had net assets totaling $290,184 (in thousands) invested in a diversified portfolio of:

90.91%	Domestic Common Stocks
5.13%	Foreign Common Stocks
3.96%	Cash and Cash Equivalents

Sector Weightings

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Stocks	$96.04
Information Technology	$31.53
Health Care	$25.25
Consumer Discretionary	$12.32
Industrials	$10.19
Consumer Staples	$5.34
Financials	$5.32
Energy	$4.11
Telecommunication Services	$1.98
Cash and Cash Equivalents	$3.96

The Investments of Small Cap Growth
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Airlines - 0.92%
Delta Air Lines, Inc. (A)	232	$2,659

Application Software - 8.33%
Blackbaud, Inc.	481	6,496
Blackboard Inc. (A)	198	5,196
Concur Technologies, Inc. (A)	131	4,293
FactSet Research Systems, Inc.	125	5,549
Ultimate Software Group, Inc. (The) (A)	180	2,632
		24,166
Auto Parts & Equipment - 2.53%
LKQ Corporation (A)	630	7,345

Broadcasting - 1.56%
DG FastChannel, Inc. (A)	363	4,535

Casinos & Gaming - 4.71%
Scientific Games Corporation, Class A (A)	780	13,681

Communications Equipment - 2.61%
Riverbed Technology, Inc. (A)	664	7,557

Construction & Engineering - 1.22%
Chicago Bridge & Iron Company N.V., NY Shares	353	3,545

Construction & Farm Machinery & Heavy Trucks - 2.57%
Bucyrus International, Inc., Class A	265	4,915
Westinghouse Air Brake Technologies Corporation	64	2,556
		7,471
Consumer Finance - 1.65%
EZCORP, Inc., Class A (A)	315	4,788

Education Services - 2.79%
American Public Education, Inc. (A)	100	3,708
Capella Education Company (A)	75	4,383
		8,091
Electronic Components - 2.07%
DTS, Inc. (A)	328	6,019

Health Care Distributors - 2.35%
PSS World Medical, Inc. (A)	363	6,824

Health Care Equipment - 6.48%
ABIOMED, Inc. (A)	477	7,824
Masimo Corporation (A)	103	3,058
NuVasive, Inc. (A)	156	5,412
Volcano Corporation (A)	166	2,493
		18,787
Health Care Facilities - 1.17%
AmSurg Corp. (A)	145	3,389

Health Care Services - 5.18%
athenahealth, Inc. (A)	165	6,189
Healthways, Inc. (A)	350	4,019
HMS Holdings Corp. (A)	153	4,835
		15,043
Health Care Technology - 8.45%
Allscripts Healthcare Solutions, Inc.	840	8,330
Cerner Corporation (A)	130	4,995
Omnicell, Inc. (A)	748	9,133
Phase Forward Incorporated (A)	165	2,070
		24,528
Hotels, Resorts & Cruise Lines - 0.73%
Gaylord Entertainment Company (A)	195	2,113

Integrated Telecommunication Services - 1.98%
NTELOS Holdings Corp.	233	5,753

Internet Software & Services - 8.66%
Bankrate, Inc. (A)	167	6,342
Constant Contact, Inc. (A)	766	10,150
VistaPrint Limited (A)	265	4,937
Vocus, Inc. (A)	204	3,713
		25,142
Investment Banking & Brokerage - 1.01%
Argyle Security, Inc. (A)(B)	300	108
RiskMetrics Group, Inc. (A)	190	2,825
		2,933
Life Sciences Tools & Services - 1.62%
Illumina, Inc. (A)	180	4,697

Oil & Gas Equipment & Services - 1.73%
TESCO Corporation (A)	703	5,017

Oil & Gas Exploration & Production - 2.38%
Bill Barrett Corporation (A)	327	6,910

Packaged Foods & Meats - 3.31%
Ralcorp Holdings, Inc. (A)	64	3,743
Smart Balance, Inc. (A)	861	5,856
		9,599
Personal Products - 2.03%
Alberto-Culver Company	240	5,885

Railroads - 1.50%
Kansas City Southern (A)	229	4,355

Research & Consulting Services - 2.66%
CoStar Group, Inc. (A)	234	7,710

Semiconductor Equipment - 0.48%
Verigy Ltd. (A)	144	1,384

Specialized Finance - 2.66%
Financial Federal Corporation	331	7,704

Systems Software - 9.38%
CommVault Systems, Inc. (A)	1,130	15,156
MICROS Systems, Inc. (A)	739	12,059
		27,215
Trucking - 1.32%
Knight Transportation, Inc.	238	3,838

TOTAL COMMON STOCKS - 96.04%		$278,683
(Cost: $363,232)

SHORT-TERM SECURITIES	Principal
Commercial Paper
ITT Corporation,
2.000%, 1-5-09	$1,015	1,015
McCormick & Co. Inc.,
0.150%, 1-2-09	1,000	1,000
Praxair Inc.,
0.120%, 2-17-09	2,000	2,000
Sara Lee Corporation,
1.000%, 1-9-09	2,000	1,999
Siemens Capital Corp.,
0.150%, 1-8-09	3,000	3,000

TOTAL SHORT-TERM SECURITIES - 3.10%		$9,014
(Cost: $9,014)

TOTAL INVESTMENT SECURITIES - 99.14%		$287,697
(Cost: $372,246)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.86%		2,487

NET ASSETS - 100.00%		$290,184

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
(B)Deemed to be an affiliate due to the Portfolio owning at least 5% of the voting securities.
Industry classifications are unaudited

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      SMALL CAP GROWTH
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value:
Securities (cost - $369,834)	$287,589
Affiliated companies (cost $2,412)	108

287,697
Cash	1
Receivables:
Investment securities sold	2,354
Dividends and interest	111
Portfolio shares sold	198

Total assets	290,361

LIABILITIES
Payable to Portfolio shareholders	113
Accrued accounting services fee	7
Accrued management fee	7
Accrued service fee	2
Accrued shareholder servicing	1
Other	47

Total liabilities	177

Total net assets	$290,184

NET ASSETS
$0.001 par value capital stock:
Capital stock	$48
Additional paid-in capital	425,624
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	1,253
Accumulated net realized loss on investment transactions	(52,192)
Net unrealized depreciation in value of investments	(84,549)

Net assets applicable to outstanding units of capital	$290,184

Net asset value, redemption and offering price per share	$6.0933

Capital shares outstanding	47,623
Capital shares authorized	105,000

See Accompanying Notes to Financial Statements.

Statement of Operations
      SMALL CAP GROWTH
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Dividends (net of foreign withholding taxes of $9)	$4,958
Interest and amortization	937

Total income	5,895

Expenses:
Investment management fee	3,436
Service fee	1,010
Accounting services fee	118
Legal fees	15
Audit fees	14
Custodian fees	10
Shareholder servicing	4
Other	79

Total	4,686
Less expenses in excess of limit	(83)

Total expenses	4,603

Net investment income	1,292

REALIZED AND UNREALIZED LOSS ON INVESTMENTS
Realized net loss on investments	(28,562)

Unrealized depreciation in value of securities during the period	(171,398)
Unrealized depreciation in value of affiliated securities during the period	(2,179)

Unrealized depreciation in value of investments during the period	(173,577)

Net loss on investments	(202,139)

Net decrease in net assets resulting from operations	$(200,847)

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      SMALL CAP GROWTH
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

DECREASE IN NET ASSETS
Operations:
Net investment income (loss)	$1,292	$(3,408)
Realized net gain (loss) on investments	(28,562)	64,156
Unrealized appreciation (depreciation)	(173,577)	9,723

Net increase (decrease) in net assets resulting from operations	(200,847)	70,471

Distributions to shareholders from:
Net investment income	––	––
Realized gains on investment transactions	(6,006)	(52,000)

	(6,006)	(52,000)

Capital share transactions	(47,122)	(28,872)

Total decrease	(253,975)	(10,401)
NET ASSETS
Beginning of period	544,159	554,560

End of period	$290,184	$544,159

Accumulated undistributed net investment income (loss)	$1,253	$(39)

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	2,501	1,354
Shares issued from reinvestment of dividend and/or capital gains distribution	1,043	5,077
Shares redeemed	(9,050)	(8,898)

Decrease in outstanding capital shares	(5,506)	(2,467)

Value issued from sale of shares	$19,652	$14,572
Value issued from reinvestment of dividends and/or capital gains distribution	6,006	52,000
Value redeemed	(72,780)	(95,444)

Decrease in outstanding capital	$(47,122)	$(28,872)

See Accompanying Notes to Financial Statements.

Financial Highlights
      SMALL CAP GROWTH
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,

	2008	2007	2006	2005	2004

Net asset value, beginning of period	$10.2422	$9.9749	$10.4866	$9.6810		$8.4703

Income (loss) from investment operations:
Net investment income (loss)	0.0270	(0.0641)	(0.0584)	(0.0647)	(0.0741)
Net realized and unrealized gain (loss) on investments	(4.0469)	1.4127	0.5883	1.3116		1.2848

Total from investment operations	(4.0199)	1.3486	0.5299	1.2469		1.2107

Less distributions from:
Net investment income	(0.0000)	(0.0000)	(0.0000)	(0.0000)	(0.0000)
Capital gains	(0.1290)	(1.0813)	(1.0416)	(0.4413)	(0.0000)

Total distributions	(0.1290)	(1.0813)	(1.0416)	(0.4413)	(0.0000)

Net asset value, end of period	$6.0933	$10.2422	$9.9749	$10.4866		$9.6810

Total return	-39.18%	13.52%	5.05%	12.88%		14.29%
Net assets, end of period (in millions)	$290	$544	$555	$606		$589
Ratio of expenses to average net assets including expense waiver	1.14%	1.14%	1.15%	1.16%		1.17%
Ratio of net investment income (loss) to average net assets including expense waiver	0.32%	-0.61%	-0.55%	-0.63%		-0.82%
Ratio of expenses to average net assets excluding expense waiver	1.16%	1.16%	1.16%	1.16	%(1)	1.17	%(1)
Ratio of net investment income (loss) to average net assets excluding expense waiver	0.30%	-0.63%	-0.56%	-0.63	%(1)	-0.82	%(1)
Portfolio turnover rate	82%	101%	94%	71%		96%

(1) There was no waiver expenses during the period.

See Accompanying Notes to Financial Statements.

Manager's Discussion of
Small Cap Value Portfolio                                                                   (Unaudited)
      December 31, 2008

Below, Timothy J. Miller, portfolio manager of Ivy Funds VIP Small Cap Value, discusses positioning, performance and results for the fiscal year ended Dec. 31, 2008. He has managed the Portfolio for nine months and has 30 years of industry experience.

STYLE
VALUE	BLEND	GROWTH
			LARGE	CAPITALIZATION
MEDIUM
X			SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

Fiscal year performance
For the 12 Months Ended December 31, 2008
Ivy Funds VIP Small Cap Value	-26.13%
Benchmark(s)/Lipper Category
Russell 2000 Value Index	-28.94%
(generally reflects the performance of small company value-style stocks)
Lipper Variable Annuity Small Cap Value Funds Universe Average	-33.09%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

We are disappointed that the Portfolio lost money this past fiscal year. However, we lost less than both our benchmark and our Lipper peer group. We outpaced our benchmark in the following sectors: energy, industrials, consumer discretionary, technology, and consumer staples.

Stock selection mattered most

In most of these cases it was stock selection that accounted for the Portfolio's success in retaining more value than the index. The one exception was energy, where both sector allocation and stock selection were positive, but the former was a greater contributor. The Portfolio's allocation to energy was in line or greater than the index during the period when the group was strong, and then entered the fourth quarter at a zero weighting, thereby avoiding the cataclysmic losses of the late-year meltdown.

While the Portfolio outperformed its index for the year, a few sectors were detractors. Health care, materials, financials, and utilities showed slight underperformance for the period. The materials sector followed a similar volatile pattern as energy during the year. We expected that the agricultural and gold stocks could weather the commodity storm but that was not the case. The financial sector, by far the largest weighting in the index, was surprisingly resilient and actually fell less than the benchmark for the year. Our stock selection among the financials was positive, but we had an underweight position throughout the year that accounted for the slight overall underperformance. Underweights in healthcare and utilities also detracted a bit from the Portfolio for the year.

A strategy of measuring future expectations

The focus on valuation and "implicit expectations reflected in stock prices" is a discipline that drove our strategy throughout the year. Rather than reacting to the prevailing news flow (whether good or bad), we attempted to measure the future expectations that were built in existing stock prices, interpreted the resulting risk/reward situation and made adjustments accordingly. For example, on a sector basis, at the height of the credit crisis in the second quarter, the financial stocks, particularly the banks, were under severe pressure. The small cap community bank stocks were getting hit as hard as the larger money center and investment banks that had far greater issues to deal with. We viewed the risk/reward in higher quality, strongly capitalized community banks very favorable and initiated positions in stocks like the Bank of the Ozarks, First Financial Bankshares, and Home Bancshares. All of these stocks subsequently rallied sharply in the third quarter and held up for the year.

Alternatively, after a strong gain in the energy sector during the second quarter, our valuation work suggested that very high expectations were being priced into the oil service and exploration and production groups in the face of a global recession. We participated in the rally with stocks such as Swift Energy, W-H Energy Services, and Lufkin Industries, and began to pare the group back in the third quarter and ultimately eliminate our exposure by September, avoiding a sharp correction that followed.

On the stock selection front for the year, the best performers included First Niagara Financial, W-H Energy Services, ITT Educational, Delta Airlines, and Rangold Resources. W-H Energy was acquired by Smith International which we subsequently sold. Delta was part of a few airline positions that were initiated based on expectations that industry capacity reductions in excess of demand declines would lead to improving profitability for the industry and healthier stocks. This theme played out successfully at the end of the year. ITT and other education service companies showed great counter-cyclical performance throughout the year, and Rangold Resources was the best of our gold mining stocks in 2008. Among our worst performers for the year were two consumer discretionary sector stocks - Pinnacle Entertainment, a casino operator and LKQ, a recycler of auto parts.

Our outlook

As we enter 2009 the global economic uncertainly remains quite elevated and the impact of multiple macro stimulus programs remains unclear. Stocks rallied toward the end of 2008 on the hopes of a positive outcome from these measures. We maintain our defensive and countercyclical positions in the Portfolio and are carefully adding to groups in the consumer discretionary and technology sectors that we expect will be early winners as the year unfolds.

Top 10 Equity Holdings December 31, 2008
Company	Sector

Ruddick Corporation
BJ's Wholesale Club, Inc.
Silgan Holdings Inc.
IPC Holdings, Ltd.
Sensient Technologies Corporation
Jack in the Box Inc.
First Niagara Financial Group, Inc.
Delta Air Lines, Inc.
Monro Muffler Brake, Inc.
tw telecom inc.
Consumer Staples Consumer Staples Materials Financials Materials Consumer Discretionary Financials Industrials Consumer Discretionary Telecommunication Services

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

Investing in small-cap stocks may carry more risk than investing in stocks of larger, more established companies. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Small Cap Value.

Comparison of Change in Value of
$10,000 Investment                                                                                    (Unaudited)

Ivy Funds VIP Small Cap Value(1)	$17,004
Russell 2000 Value Index	$18,105
Lipper Variable Annuity Small-Cap Value Funds Universe Average	$17,020

Plot Date	IVY VIP SMALL CAP VALUE FUND	RUSSELL 2000 VALUE	LIPPER VA SMALL-CAP VALUE FUNDS

12/31/98	10,000	10,000	10,000
12/31/99	9,693	9,846	10,623
12/31/00	12,407	12,119	12,824
12/31/01	14,341	13,811	14,443
12/31/02	11,476	12,240	12,447
12/31/03	17,154	17,879	17,652
12/31/04	19,731	21,860	21,317
12/31/05	20,550	22,882	22,859
12/31/06	24,011	28,251	26,959
12/31/07	23,020	25,479	25,439
12/31/08	17,004	18,105	17,020

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

Average Annual Total Return(2)

1-year period ended 12-31-08	-26.13%
5-year period ended 12-31-08	-0.18%
10-year period ended 12-31-08	5.45%

(2)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

Advantus Small Company Value Portfolio was reorganized as Ivy Funds VIP Small Cap Value (formerly W&R Target Small Cap Value Portfolio) on September 22, 2003. Performance shown for the period prior to this date is the performance of the Advantus Small Company Value Portfolio. This performance has not been restated to reflect the expenses of Ivy Funds VIP Small Cap Value. If those expenses were reflected, performance of Ivy Funds VIP Small Cap Value would differ.

SHAREHOLDER SUMMARY OF SMALL CAP VALUE

Portfolio Highlights                                                                                                 (Unaudited)

On December 31, 2008, Small Cap Value had net assets totaling $150,116 (in thousands) invested in a diversified portfolio of:

87.55%	Domestic Common Stocks
6.34%	Foreign Common Stocks
6.11%	Cash and Cash Equivalents and Options

Sector Weightings

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Stocks	$93.89
Financials	$25.61
Consumer Discretionary	$17.13
Information Technology	$13.76
Industrials	$11.92
Materials	$6.76
Consumer Staples	$6.71
Utilities	$5.51
Energy	$2.39
Telecommunication Services	$2.25
Health Care	$1.85
Cash and Cash Equivalents and Options	$6.11

The Investments of Small Cap Value
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Aerospace & Defense - 0.62%
Orbital Sciences Corporation (A)	48	$928

Airlines - 3.07%
Continental Airlines, Inc., Class B (A)	111	2,010
Delta Air Lines, Inc. (A)	227	2,604
		4,614
Alternative Carriers - 1.64%
tw telecom inc. (A)	291	2,465

Apparel Retail - 0.87%
Finish Line, Inc. (The), Class A (A)	232	1,299

Apparel, Accessories & Luxury Goods - 0.86%
Warnaco Group, Inc. (The) (A)	66	1,295

Application Software - 1.23%
Lawson Software, Inc. (A)	168	796
TIBCO Software Inc. (A)	202	1,046
		1,842
Asset Management & Custody Banks - 1.54%
Affiliated Managers Group, Inc. (A)	55	2,318

Automotive Retail - 1.67%
Monro Muffler Brake, Inc. (A)	98	2,499

Casinos & Gaming - 1.29%
Pinnacle Entertainment, Inc. (A)	253	1,941

Communications Equipment - 1.34%
Avocent Corporation (A)	65	1,160
Polycom, Inc. (A)	63	846
		2,006
Data Processing & Outsourced Services - 0.24%
Euronet Worldwide, Inc. (A)	31	356

Diversified Chemicals - 0.72%
Solutia Inc. (A)	241	1,082

Education Services - 1.63%
Corinthian Colleges, Inc. (A)	150	2,451

Electric Utilities - 3.88%
Cleco Corporation	76	1,740
NV Energy, Inc. (A)	150	1,481
UIL Holdings Corporation	62	1,868
Unitil Corporation (A)	36	739
		5,828
Food Retail - 4.06%
Casey's General Stores, Inc.	84	1,901
Ruddick Corporation (B)	152	4,192
		6,093
Gas Utilities - 1.63%
Southwest Gas Corporation	97	2,447

General Merchandise Stores - 1.07%
Fred's Inc., Class A	150	1,609

Health Care Distributors - 0.78%
Kindred Healthcare, Inc. (A)	90	1,168

Health Care Facilities - 1.07%
AmSurg Corp. (A)	69	1,603

Homebuilding - 4.12%
M.D.C. Holdings, Inc.	52	1,585
Pulte Homes, Inc.	202	2,212
Ryland Group, Inc. (The)	135	2,391
		6,188
Human Resource & Employment Services - 2.15%
Resources Connection, Inc. (A)	81	1,320
Watson Wyatt & Company Holdings, Inc., Class A	40	1,899
		3,219
Hypermarkets & Super Centers - 2.65%
BJ's Wholesale Club, Inc. (A)(B)	116	3,978

Integrated Telecommunication Services - 0.61%
SureWest Communications	80	910

Internet Software & Services - 0.51%
SkillSoft Public Limited Company, ADR (A)	108	771

Investment Banking & Brokerage - 2.76%
KBW, Inc. (A)	81	1,856
Piper Jaffray Companies (A)	57	2,281
		4,137
IT Consulting & Other Services - 2.40%
CACI International Inc, Class A (A)	40	1,799
Forrester Research, Inc. (A)	64	1,800
		3,599
Leisure Products - 0.59%
LeapFrog Enterprises, Inc. (A)	253	885

Metal & Glass Containers - 4.10%
Pactiv Corporation (A)	92	2,282
Silgan Holdings Inc.	81	3,867
		6,149
Movies & Entertainment - 1.47%
Regal Entertainment Group	216	2,201

Office REITs - 1.01%
Digital Realty Trust, Inc.	46	1,524

Oil & Gas Exploration & Production - 2.20%
Cabot Oil & Gas Corporation	67	1,739
Comstock Resources, Inc. (A)	33	1,559
		3,298
Oil & Gas Storage & Transportation - 0.19%
MarkWest Energy Partners, L.P.	36	290

Regional Banks - 9.89%
Bank of the Ozarks, Inc.	17	507
First Financial Bankshares, Inc.	37	2,054
First Horizon National Corporation	126	1,336
First Midwest Bancorp, Inc.	67	1,344
Glacier Bancorp, Inc. (A)	79	1,510
Home BancShares, Inc. (A)	40	1,083
Pacific Continental Corporation (A)	39	588
PacWest Bancorp (A)	51	1,383
Sierra Bancorp	61	1,273
SVB Financial Group (A)	21	561
Texas Capital Bancshares, Inc. (A)	89	1,184
United Bankshares, Inc.	61	2,025
		14,848
Reinsurance - 5.21%
IPC Holdings, Ltd.	114	3,420
Platinum Underwriters Holdings, Ltd.	68	2,449
RenaissanceRe Holdings Ltd.	38	1,949
		7,818
Research & Consulting Services - 1.54%
Duff & Phelps Corporation, Class A (A)	121	2,311

Residential REITs - 1.41%
American Campus Communities, Inc.	104	2,120

Restaurants - 3.56%
AFC Enterprises, Inc. (A)	98	459
Cracker Barrel Old Country Store, Inc.	109	2,238
Jack in the Box Inc. (A)	120	2,653
		5,350
Security & Alarm Services - 2.36%
Brink's Company (The)	54	1,462
GEO Group, Inc. (The) (A)	115	2,077
		3,539
Semiconductor Equipment - 1.18%
Lam Research Corporation (A)	40	843
Verigy Ltd. (A)	97	933
		1,776
Semiconductors - 3.20%
Atmel Corporation (A)	517	1,620
NVIDIA Corporation (A)	195	1,576
PMC-Sierra, Inc. (A)	332	1,612
		4,808
Specialized REITs - 2.03%
Entertainment Properties Trust	50	1,484
LaSalle Hotel Properties	141	1,557
		3,041
Specialty Chemicals - 1.94%
Sensient Technologies Corporation	122	2,918

Systems Software - 1.52%
Sybase, Inc. (A)	92	2,285

Technology Distributors - 2.14%
Anixter International Inc. (A)	32	967
Arrow Electronics, Inc. (A)	60	1,128
Avnet, Inc. (A)	62	1,120
		3,215
Thrifts & Mortgage Finance - 1.76%
First Niagara Financial Group, Inc.	164	2,644

Trucking - 2.18%
Marten Transport, Ltd. (A)	100	1,904
Werner Enterprises, Inc.	79	1,375
		3,279

TOTAL COMMON STOCKS - 93.89%		$140,945
(Cost: $159,051)

CALL OPTIONS - 0.56%	Number of Contracts
Philadelphia Stock Exchange Gold and Silver Index,
Jun $122.50, Expires 6-22-09	—	*	$832
(Cost: $965)

SHORT-TERM SECURITIES	Principal
Commercial Paper
AT&T Inc.,
0.180%, 2-12-09	$2,500	2,499
Campbell Soup Co.,
0.050%, 1-28-09	1,500	1,500
ITT Corporation,
2.000%, 1-5-09	861	861
L'Oreal USA, Inc.,
0.120%, 1-9-09	5,000	5,000
McCormick & Co. Inc.,
0.150%, 1-2-09	500	500

TOTAL SHORT-TERM SECURITIES - 6.90%		$10,360
(Cost: $10,360)

TOTAL INVESTMENT SECURITIES - 101.35%		$152,137
(Cost: $170,376)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (1.35%)		(2,021)

NET ASSETS - 100.00%		$150,116

Notes to Schedule of Investments
*Not shown due to rounding as amount is less than 500.
(A)No dividends were paid during the preceding 12 months.
(B)Securities serve as cover for the following written options outstanding at December 31, 2008:
Underlying Index	Contracts Subject to Put	Expiration Month/ Exercise Price	Premium Received	Market Value
Philadelphia Stock Exchange Gold and Silver Sector Index:	—*	June/122.5	$884	$780

The following acronym is used throughout this portfolio: ADR = American Depositary Receipts
Industry classifications are unaudited.

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      SMALL CAP VALUE
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $170,376)	$152,137
Cash	10
Receivables:
Investment securities sold	569
Dividends and interest	178
Portfolio shares sold	175

Total assets	153,069

LIABILITIES
Payable for investment securities purchased	2,135
Outstanding written options - at value (premium received - $884)	780
Payable to Portfolio shareholders	18
Accrued accounting services fee	5
Accrued management fee	3
Accrued service fee	1
Accrued shareholder servicing	–– *
Other	11

Total liabilities	2,953

Total net assets	$150,116

NET ASSETS
$0.001 par value capital stock:
Capital stock	$15
Additional paid-in capital	201,705
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	68
Accumulated net realized loss on investment transactions	(33,537)
Net unrealized depreciation in value of investments	(18,135)

Net assets applicable to outstanding units of capital	$150,116

Net asset value, redemption and offering price per share	$10.2867

Capital shares outstanding	14,593
Capital shares authorized	30,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      SMALL CAP VALUE
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT LOSS
Income:
Dividends	$1,587
Interest and amortization	312

Total income	1,899

Expenses:
Investment management fee	1,548
Service fee	455
Accounting services fee	69
Audit fees	14
Custodian fees	13
Legal fees	11
Shareholder servicing	2
Other	37

Total expenses	2,149

Net investment loss	(250)

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net loss on investments	(29,934)

Unrealized depreciation in value of securities during the period	(22,843)
Unrealized appreciation in value of written options during the period	104

Unrealized depreciation in value of investments during the period	(22,739)

Net loss on investments	(52,673)

Net decrease in net assets resulting from operations	$(52,923)

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      SMALL CAP VALUE
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

INCREASE (DECREASE) IN NET ASSETS
Operations:
Net investment income (loss)	$(250)	$360
Realized net gain (loss) on investments	(29,934)	6,583
Unrealized depreciation	(22,739)	(15,978)

Net decrease in net assets resulting from operations	(52,923)	(9,035)

Distributions to shareholders from:
Net investment income	(364)	(11)
Realized gains on investment transactions	(3,536)	(9,800)

	(3,900)	(9,811)

Capital share transactions	1,795	25,318

Total increase (decrease)	(55,028)	6,472
NET ASSETS
Beginning of period	205,144	198,672

End of period	$150,116	$205,144

Accumulated undistributed net investment income	$68	$356

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	3,204	2,052
Shares issued from reinvestment of dividend and/or capital gains distribution	403	685
Shares redeemed	(3,338)	(1,077)

Increase in outstanding capital shares	269	1,660

Value issued from sale of shares	$40,078	$32,528
Value issued from reinvestment of dividends and/or capital gains distribution	3,900	9,811
Value redeemed	(42,183)	(17,021)

Increase in outstanding capital	$1,795	$25,318

See Accompanying Notes to Financial Statements.

Financial Highlights
      SMALL CAP VALUE
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,

	2008	2007	2006	2005	2004

Net asset value, beginning of period	$14.3219	$15.6884	$14.5826	$16.6329	$15.2013

Income (loss) from investment operations:
Net investment income (loss)	(0.0168)	0.0251	0.0226	0.0012	(0.0569)
Net realized and unrealized gain (loss) on investments	(3.7428)	(0.6721)	2.4333	0.6886	2.3402

Total from investment operations	(3.7596)	(0.6470)	2.4559	0.6898	2.2833

Less distributions from:
Net investment income	(0.0257)	(0.0008)	(0.0232)	(0.0000)	(0.0000)
Capital gains	(0.2499)	(0.7187)	(1.3269)	(2.7401)	(0.8517)

Total distributions	(0.2756)	(0.7195)	(1.3501)	(2.7401)	(0.8517)

Net asset value, end of period	$10.2867	$14.3219	$15.6884	$14.5826	$16.6329

Total return	-26.13%	-4.13%	16.84%	4.15%	15.02%
Net assets, end of period (in millions)	$150	$205	$199	$160	$132
Ratio of expenses to average net assets	1.18%	1.18%	1.18%	1.20%	1.23%
Ratio of net investment income (loss) to average net assets	-0.14%	0.17%	0.15%	0.01%	-0.43%
Portfolio turnover rate	110%	122%	131%	166%	32%

See Accompanying Notes to Financial Statements.

Manager's Discussion of Value                                                           (Unaudited)
      December 31, 2008

Below, Matthew T. Norris, CFA, portfolio manager of Ivy Funds VIP Value, discusses positioning, performance and results for the fiscal year ended Dec. 31, 2008. He has managed the Portfolio for five years and has 17 years of industry experience.

STYLE
VALUE	BLEND	GROWTH
X			LARGE	CAPITALIZATION
MEDIUM
SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

Fiscal year performance
For the 12 Months Ended December 31, 2008
Ivy Funds VIP Value	-33.81%
Benchmark(s)/Lipper Category
Russell 1000 Value Index	-36.85%
(generally reflects the performance of value-style stocks)
Lipper Variable Annuity Large Cap Value Funds Universe Average	-37.04%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

Equities decline during global recession

The economy, both domestic and global, led the equity markets on a dramatic path downward over the past fiscal year, particularly the last half of the year. The weak economy and the dislocation in the U.S. financial system brought on one of the worst declines in history, as evidenced by the return of the index and, to a slightly lesser extent, the return of the Portfolio. The Portfolio's slight relative outperformance compared with the index was aided by quality stock selection and a generally defensive position for most of the year. Areas of strength for the Portfolio included insurance and capital goods, where our cautious approach avoided the big name poor performers in those areas. Good individual stock selection also added value in the real estate and technology areas.

The Portfolio's performance was driven by individual stock selection. Broadly, financials, energy and consumer-facing areas were especially weak during the year. While we maintained some exposure to these areas, the impact was somewhat mitigated by our cautious approach. Although the Portfolio is typically close to fully invested, cash reserves were kept higher over the fiscal year. The Portfolio's weakest area was energy, where our investments in pipeline companies proved to be untimely. We do, however, believe it will be a good area for investment over the longer term.

An area of strength for the Portfolio during the period was insurance, where we believe there is tremendous value, and we avoided some high profile companies that severely underperformed. Generally, over the course of the fiscal year, technology, transportation and consumer staples sectors were overweight, while most financial sectors, retail, media and utilities were under-represented.

We continue to select investments one at a time, comparing where a stock is trading versus our estimate of that company's intrinsic value. We then attempt to judge when and how that value will be realized before making an investment. This strategy has served us well historically and will continue to be employed.

Our outlook

We continue to see a large number of companies that we believe are trading at substantial discounts to their intrinsic value. Most of these ideas are in sectors which did poorly last year, and were underweighted in the Portfolio. Over time, we would expect to exit the defensive names and strategies that were emphasized during 2008 and move into names which we believe offer better prospects going forward. As we find new ideas or sell existing positions, the sector weightings will likely change to reflect our viewpoint of individual investments.

It would seem nearly impossible to have a worse year than we have just experienced. That does not ensure that the coming fiscal period will bring a positive return, however. We believe that certain areas of the economy are beginning to improve, such as insurance, airlines and some aspects of health care. Others seem likely to improve over time, including consumer staples and banking. Overall, the weak markets have left a large number of companies trading significantly below our estimate of their value. Our focus continues to be on high, free cash flow-yielding companies where we are able to identify what we feel is underlying value. We believe there are more opportunities today than at any time over the last five years.

Top 10 Equity Holdings December 31, 2008
Company	Sector

Chevron Corporation
Verizon Communications Inc.
Travelers Companies, Inc. (The)
McKesson Corporation
Hewlett-Packard Company
Exxon Mobil Corporation
Annaly Capital Management, Inc.
AmerisourceBergen Corporation
Philip Morris International Inc.
UnitedHealth Group Incorporated
Energy Telecommunication Services Financials Health Care Information Technology Energy Financials Health Care Consumer Staples Health Care

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

Value stocks are stocks of companies that may have experienced adverse business or industry developments; or may be subject to special risks that have caused the stocks to be out of favor and, in the opinion of the Portfolio's manager, undervalued. The value of a security believed by the Portfolio's manager to be undervalued may never reach what the manager believes to be its full value, or such security's value may decrease. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Ivy Funds VIP Value.

Comparison of Change in Value of
$10,000 Investment                                                                                     (Unaudited)

Ivy Funds VIP Value(1)	$10,522
Russell 1000 Value Index(2)	$10,090
Lipper Variable Annuity Large-Cap Value Funds Universe Average(2)	$8,971

Plot Date	IVY VIP VALUE FUND	RUSSELL 1000 VALUE	LIPPER VA LARGE-CAP VALUE FUNDS

5/1/01	10,000	10,000	10,000
12/31/01	10,203	9,557	9,555
12/31/02	8,907	8,074	7,775
12/31/03	11,144	10,499	9,986
12/31/04	12,782	12,229	11,219
12/31/05	13,348	13,092	11,766
12/31/06	15,601	16,005	14,041
12/31/07	15,897	15,978	14,248
12/31/08	10,522	10,090	8,971

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

(2)Because the Portfolio commenced operations on a date other than at the end of a month, and partial month calculations of the performances of the indexes (including income) are not available, investment in the indexes was effected as of April 30, 2001.

Average Annual Total Return(3)

1-year period ended 12-31-08	-33.81%
5-year period ended 12-31-08	-1.14%
10-year period ended 12-31-08	––
Since inception of Portfolio(4) through 12-31-08	0.66%

(3)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

(4)5-1-01 (the date on which shares were first acquired by shareholders).

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF VALUE

Portfolio Highlights                                                                                                 (Unaudited)

On December 31, 2008, Value had net assets totaling $231,428 (in thousands) invested in a diversified portfolio of:

91.24%	Domestic Common and Preferred Stocks
6.23%	Foreign Common Stocks
2.53%	Cash and Cash Equivalents

Sector Weightings

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Stocks	$97.47
Financials	$21.01
Energy	$19.80
Industrials	$12.28
Consumer Staples	$12.24
Health Care	$10.25
Information Technology	$8.89
Telecommunication Services	$4.65
Consumer Discretionary	$3.79
Materials	$3.59
Utilities	$0.97
Cash and Cash Equivalents	$2.53

The Investments of Value
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Aerospace & Defense - 4.10%
Lockheed Martin Corporation	52	$4,381
Raytheon Company	100	5,104
		9,485
Airlines - 1.21%
Delta Air Lines, Inc. (A)	159	1,822
UAL Corporation (B)	88	974
		2,796
Asset Management & Custody Banks - 0.32%
Blackstone Group L.P. (The)	113	739

Brewers - 2.12%
Molson Coors Brewing Company, Class B	100	4,902

Communications Equipment - 1.94%
Nokia Corporation, Series A, ADR	288	4,494

Computer Hardware - 5.74%
Hewlett-Packard Company	241	8,749
International Business Machines Corporation	54	4,545
		13,294
Construction & Engineering - 0.30%
Chicago Bridge & Iron Company N.V., NY Shares	70	700

Consumer Finance - 2.45%
Capital One Financial Corporation (B)	178	5,677

Department Stores - 1.65%
Macy's Inc.	368	3,810

Diversified Chemicals - 0.61%
Solutia Inc. (A)	317	1,426

Environmental & Facilities Services - 1.90%
Waste Management, Inc.	133	4,401

Health Care Distributors - 7.05%
AmerisourceBergen Corporation	194	6,922
McKesson Corporation	242	9,384
		16,306
Home Improvement Retail - 1.29%
Home Depot, Inc. (The)	130	2,993

Industrial Machinery - 2.21%
Illinois Tool Works Inc. (B)	146	5,103

Integrated Oil & Gas - 13.02%
Chevron Corporation	165	12,168
Exxon Mobil Corporation	96	7,648
Marathon Oil Corporation	206	5,631
Occidental Petroleum Corporation	78	4,685
		30,132
Integrated Telecommunication Services - 4.65%
Verizon Communications Inc.	317	10,753

Managed Health Care - 2.56%
UnitedHealth Group Incorporated (B)	223	5,934

Metal & Glass Containers - 1.99%
Pactiv Corporation (A)	185	4,598

Mortgage REITs - 3.17%
Annaly Capital Management, Inc.	463	7,346

Multi-Utilities - 0.97%
Duke Energy Corporation	150	2,250

Office Electronics - 1.21%
Xerox Corporation	350	2,793

Oil & Gas Exploration & Production - 1.94%
Devon Energy Corporation	68	4,482

Oil & Gas Storage & Transportation - 4.85%
Atlas Pipeline Partners, L.P.	81	485
Boardwalk Pipeline Partners, LP	64	1,133
Energy Transfer Equity, L.P.	88	1,418
Energy Transfer Partners, L.P.	42	1,442
Enterprise Products Partners L.P.	238	4,932
MarkWest Energy Partners, L.P.	73	584
Regency Energy Partners LP	153	1,228
		11,222
Other Diversified Financial Services - 3.23%
Bank of America Corporation	149	2,094
J.P. Morgan Chase & Co. (B)	171	5,378
		7,472
Packaged Foods & Meats - 4.55%
General Mills, Inc. (B)	88	5,364
Kraft Foods Inc.	193	5,169
		10,533
Pharmaceuticals - 0.64%
Johnson & Johnson	25	1,478

Property & Casualty Insurance - 8.20%
ACE Limited	86	4,540
Allstate Corporation (The)	125	4,108
Travelers Companies, Inc. (The)	228	10,324
		18,972
Railroads - 2.56%
Union Pacific Corporation (B)	124	5,932

Regional Banks - 1.61%
SunTrust Banks, Inc.	41	1,199
Zions Bancorporation	103	2,520
		3,719
Reinsurance - 2.02%
Endurance Specialty Holdings Ltd.	73	2,213
Everest Re Group, Ltd.	28	2,124
RenaissanceRe Holdings Ltd.	7	351
		4,688
Restaurants - 0.65%
Jack in the Box Inc. (A)	68	1,506

Specialty Stores - 0.20%
Office Depot, Inc. (A)	153	456

Tobacco - 5.57%
Altria Group, Inc.	168	2,523
Lorillard, Inc.	76	4,288
Philip Morris International Inc.	140	6,087
		12,898

TOTAL COMMON STOCKS - 96.48%		$223,290
(Cost: $256,165)

PREFERRED STOCKS - 0.99%
Diversified Metals & Mining
Freeport-McMoRan Copper & Gold Inc., 6.75% Cumulative Convertible	48	$2,278
(Cost: $2,343)

SHORT-TERM SECURITIES	Principal
Commercial Paper
Air Products and Chemicals, Inc.,
0.050%, 1-2-09	$1,609	1,609
AT&T Inc.,
0.180%, 2-12-09	2,000	1,999
Hershey Company (The),
0.150%, 1-28-09	1,500	1,500
Toyota Motor Credit Corporation,
0.550%, 1-28-09	2,000	1,999

TOTAL SHORT-TERM SECURITIES - 3.07%		$7,107
(Cost: $7,107)

TOTAL INVESTMENT SECURITIES - 100.54%		$232,675
(Cost: $265,615)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.54%)		(1,247)

NET ASSETS - 100.00%		$231,428

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
(B)Securities serve as cover for the following written options outstanding at December 31, 2008:
Underlying Security	Contracts Subject to Call	Expiration Month/ Exercise Price	Premium Received	Market Value
General Mills, Inc.	1	January/60.0	$228	$146
Illinois Tool Works Inc.	—*	March/40.0	39	28
J.P. Morgan Chase & Co.	—*	March/37.5	73	41
UAL Corporation	1	March/22.5	77	31
Union Pacific Corporation	—*	January/70.0	61	1
UnitedHealth Group Incorporated	2	February/30.0	168	221

			$646	$468

Underlying Security	Contracts Subject to Put	Expiration Month/ Exercise Price	Premium Received	Market Value
Molson Coors Brewing Company, Class B	—*	January/50.0	$39	$32

*Not shown due to rounding as amount is less than 500.
The following acronym is used throughout this portfolio: ADR = American Depositary Receipts
Industry classifications are unaudited

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      VALUE
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $265,615)	$232,675
Cash	143
Receivables:
Investment securities sold	2,277
Dividends and interest	728
Portfolio shares sold	84

Total assets	235,907

LIABILITIES
Payable for investment securities purchased	3,914
Outstanding written options - at value (premium received - $685)	500
Payable to Portfolio shareholders	30
Accrued accounting services fee	7
Accrued management fee	4
Accrued service fee	2
Accrued shareholder servicing	–– *
Other	22

Total liabilities	4,479

Total net assets	$231,428

NET ASSETS
$0.001 par value capital stock:
Capital stock	$56
Additional paid-in capital	296,076
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	4,557
Accumulated net realized loss on investment transactions	(36,506)
Net unrealized depreciation in value of investments	(32,755)

Net assets applicable to outstanding units of capital	$231,428

Net asset value, redemption and offering price per share	$4.1537

Capital shares outstanding	55,716
Capital shares authorized	120,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      VALUE
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Dividends (net of foreign withholding taxes of $28)	$7,318
Interest and amortization	284

Total income	7,602

Expenses:
Investment management fee	2,114
Service fee	754
Accounting services fee	93
Custodian fees	15
Audit fees	12
Legal fees	12
Shareholder servicing	3
Other	57

Total	3,060
Less expenses in excess of limit	(31)

Total expenses	3,029

Net investment income	4,573

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net loss on securities	(35,601)
Realized net gain on written options	760

Realized net loss on investments	(34,841)

Unrealized depreciation in value of securities during the period	(89,786)
Unrealized appreciation in value of written options during the period	61

Unrealized depreciation in value of investments during the period	(89,725)

Net loss on investments	(124,566)

Net decrease in net assets resulting from operations	$(119,993)

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      VALUE
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

INCREASE (DECREASE) IN NET ASSETS
Operations:
Net investment income	$4,573	$4,299
Realized net gain (loss) on investments	(34,841)	22,725
Unrealized depreciation	(89,725)	(19,511)

Net increase (decrease) in net assets resulting from operations	(119,993)	7,513

Distributions to shareholders from:
Net investment income	(747)	(3,600)
Realized gains on investment transactions	(2,341)	(23,248)

	(3,088)	(26,848)

Capital share transactions	(9,474)	9,587

Total decrease	(132,555)	(9,748)
NET ASSETS
Beginning of period	363,983	373,731

End of period	$231,428	$363,983

Accumulated undistributed net investment income	$4,557	$732

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	6,712	4,262
Shares issued from reinvestment of dividend and/or capital gains distribution	772	4,219
Shares redeemed	(8,963)	(6,715)

Increase (decrease) in outstanding capital shares	(1,479)	1,766

Value issued from sale of shares	$34,913	$30,092
Value issued from reinvestment of dividends and/or capital gains distribution	3,088	26,848
Value redeemed	(47,475)	(47,353)

Increase (decrease) in outstanding capital	$(9,474)	$9,587

See Accompanying Notes to Financial Statements.

Financial Highlights
      VALUE
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,

	2008	2007	2006	2005	2004

Net asset value, beginning of period	$6.3640	$6.7426	$6.0701	$6.2226		$5.4790

Income (loss) from investment operations:
Net investment income	0.0826	0.0802	0.0747	0.0918		0.0619
Net realized and unrealized gain (loss) on investments	(2.2367)	0.0480	0.9499	0.1831		0.7437

Total from investment operations	(2.1541)	0.1282	1.0246	0.2749		0.8056

Less distributions from:
Net investment income	(0.0136)	(0.0680)	(0.0740)	(0.0916)	(0.0620)
Capital gains	(0.0426)	(0.4388)	(0.2781)	(0.3358)	(0.0000)

Total distributions	(0.0562)	(0.5068)	(0.3521)	(0.4274)	(0.0620)

Net asset value, end of period	$4.1537	$6.3640	$6.7426	$6.0701		$6.2226

Total return	-33.81%	1.90%	16.88%	4.42%		14.70%
Net assets, end of period (in millions)	$231	$364	$374	$353		$340
Ratio of expenses to average net assets including expense waiver	1.01%	1.01%	1.01%	1.02%		1.03%
Ratio of net investment income to average net assets including expense waiver	1.52%	1.12%	1.12%	1.42%		1.13%
Ratio of expenses to average net assets excluding expense waiver	1.02%	1.02%	1.02%	1.02	%(1)	1.03	%(1)
Ratio of net investment income to average net assets excluding expense waiver	1.51%	1.11%	1.11%	1.42	%(1)	1.13	%(1)
Portfolio turnover rate	48%	51%	73%	40%		78%

(1)There was no waiver of expenses during the period.

See Accompanying Notes to Financial Statements.

Manager's Discussion of
International Growth                                                                             (Unaudited)
      December 31, 2008

Below, Thomas A. Mengel, former portfolio manager of Ivy Funds VIP International Growth, discusses positioning, performance and results for the fiscal year ended Dec. 31, 2008. He managed the Fund for 12 years.

At the beginning of January 2009, F. Chace Brundige, CFA, assumed portfolio manager responsibilities for the Portfolio. Mr. Brundige has 15 years of industry experience. He joined Waddell & Reed in 2003 and holds an MBA from the University of Chicago Graduate School of Business.

STYLE
VALUE	BLEND	GROWTH
		X	LARGE	CAPITALIZATION
MEDIUM
SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

Fiscal year performance
For the 12 Months Ended December 31, 2008
Ivy Funds VIP International Growth	-42.15%
Benchmark(s)/Lipper Category
MSCI EAFE Growth Index	-42.70%
(generally reflects the performance of international growth stocks)
Lipper Variable Annuity International Growth Funds Universe Average	-46.43%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

We faced a horrible period for overseas stocks, marked by the worst calendar year performance for developed markets since MSCI indexes began tracking such data in 1969. We lost somewhat less money than both our benchmark and our Lipper peer group this past fiscal year, but we are nonetheless disappointed at our absolute results.

International financial meltdown

Government financial bailouts and a rapidly decelerating global economy were the headline issues of the year. Europe and Japan fell into recession while China's growth slowed substantially. A severe credit crunch, coupled with weakened demand in emerging markets, damaged economic activity, especially in the second half of the fiscal year. Countries with weakened housing markets such as the United Kingdom, Ireland and Spain seemed especially vulnerable.

In the fourth quarter of 2008, industrial production plunged throughout Europe as the global crisis deepened, adding pressure on the European Central Bank to cut interest rates. The International Monetary Fund predicts the 16-nation euro area will shrink in 2009 for the first time since the single currency began a decade ago. According to the European Commission, the euro-area unemployment rate has increased to 7.8 percent while inflation has fallen to 1.6 percent. In December 2008, European Union leaders pledged economic-stimulus steps worth 200 billion euros ($274 billion), or about 1.5 percent of gross domestic product, in an effort to combat the fallout from the financial crisis.

Our defensive posture helped a bit

Throughout the fiscal year we took steps to in an attempt to preserve capital. We sold many financial stocks during the first half, including exchanges such as Deutsche Boerse, which had been our second largest holding at the end of fiscal year 2007. Overall, however, the Portfolio proved less resilient than we had hoped. We were overweight consumer staples such as Nestle S.A. and telecommunications firms and these sectors outperformed the overall overseas equity market for the year. For the year as a whole, financials remained one of the weakest portions of the Portfolio. Most sectors were down 40 to 50 percent.

Health care stocks such as Bayer Aktiengesellschaft and Roche Holdings AG, two of our top 10 holdings at Dec. 31, 2008, generally retained the most value over the year, but even our positions in this sector dropped an average of 25 percent in value. On a country basis, our weightings in France and Switzerland increased during the year. We remained underweight Japan, where we think structural economic problems abound, and this helped. We preferred to focus on Japanese companies such as Nintendo that appear to have a more recession-resistant export product line and market share advantages.

Our outlook

On a global basis, we believe more de-leveraging needs to take place to correct global economic imbalances and excessive real estate and commodity speculation. Restoring confidence to the financial system is also key to limiting the depth and length of the global recession. We think credit availability and emerging market demand will be key factors in leading developed markets to recovery.

Top 10 Equity Holdings December 31, 2008
Company	Country	Sector	Industry

Nestle S.A., Registered Shares Roche Holdings AG, Genussschein TOTAL S.A. British American Tobacco p.l.c. Bayer Aktiengesellschaft E.ON AG Nintendo Co., Ltd. Vodafone Group Plc VINCI Fresenius AG	Switzerland Switzerland France United Kingdom Germany Germany Japan United Kingdom France Germany	Consumer Staples Health Care Energy Consumer Staples Materials Utilities Information Technology Telecommunication Services Industrials Health Care
Packaged Foods & Meats
Pharmaceuticals
Integrated Oil & Gas
Tobacco
Diversified Chemicals
Electric Utilities
Home Entertainment
   Software
Wireless Telecommunication
   Service
Construction & Engineering
Health Care Facilities/
   Supplies

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

While developed economies have suffered protracted recessions and periods of deflation (falling consumer prices) or high inflation in the past, the policy backdrop for such events was distinctly different than the current financial situation. We hope that the lessons of history have been learned. To us it appears that U.S. Federal Reserve actions show a consistent attempt to find creative solutions. In the last three quarters alone the Fed has nearly tripled its balance sheet, while significantly reducing the short-term interest rate (which currently stands at nearly zero percent). Meanwhile, nearly every major overseas central bank has cut interest rates.

Over the next 12 months, we believe that it is possible the recession could deepen if developed market government action is slow or ineffective. In Europe, we are encouraged by European Central Bank rate cuts in January 2009, as well as a range of efforts in Germany to revive economic growth. We believe governments worldwide ultimately will be successful in bringing stability to the global financial system. How long this process takes, however, remains uncertain.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment. International investing involves additional risks, including currency fluctuations, political or economic conditions affecting the foreign country, and differences in accounting standards and foreign regulations. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Ivy Funds VIP International Growth.

Comparison of Change in Value of
$10,000 Investment                                                                                   (Unaudited)

Ivy Funds VIP International Growth(1)	$11,328
MSCI EAFE Growth Index	$8,772
Lipper Variable Annuity International Growth Funds Universe Average	$11,115

Plot Date	IVY VIP INTERNATIONAL GROWTH FUND	MSCI EAFE GROWTH INDEX	LIPPER VA INTERNATIONAL GROWTH FUNDS

12/31/98	10,000	10,000	10,000
12/31/99	16,558	12,946	15,650
12/31/00	12,641	9,772	12,594
12/31/01	9,830	7,370	9,466
12/31/02	8,046	6,189	7,784
12/31/03	10,049	8,169	10,521
12/31/04	11,456	9,486	12,458
12/31/05	13,343	10,746	14,477
12/31/06	16,143	13,145	18,045
12/31/07	19,581	15,309	20,747
12/31/08	11,328	8,772	11,115

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

Average Annual Total Return(2)

1-year period ended 12-31-08	-42.15%
5-year period ended 12-31-08	2.43%
10-year period ended 12-31-08	1.26%

(2)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF INTERNATIONAL GROWTH

Portfolio Highlights                                                                                                 (Unaudited)

On December 31, 2008, International Growth had net assets totaling $159,498 (in thousands) invested in a diversified portfolio of:

81.98%	Foreign Common Stocks
14.72%	Cash and Cash Equivalents
2.21%	Foreign Preferred Stocks
1.09%	Domestic Common Stocks

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio was invested by geographic region and by industry, respectively, as follows:

Country Weightings

Europe	$63.70
United Kingdom	$15.05
Switzerland	$12.59
France	$12.45
Germany	$12.21
Other Europe(1)	$11.40
Pacific Basin	$17.06
Japan	$12.05
Other Pacific Basin(2)	$5.01
North America(3)	$3.33
South America(4)	$1.19
Cash and Cash Equivalents	$14.72

(1)Includes $0.83 Denmark, $1.39 Finland, $3.19 Italy, $3.47 Netherlands, $1.39 Spain and $1.13 Sweden.

(2)Includes $1.37 Australia, $1.59 China and $2.05 Hong Kong.

(3)Includes $2.24 Canada and $1.09 United States.

(4)Includes $1.19 Brazil.

Sector Weightings

Stocks	$85.28
Industrials	$16.25
Consumer Staples	$14.57
Financials	$8.37
Telecommunication Services	$7.85
Materials	$7.29
Energy	$6.96
Information Technology	$6.59
Utilities	$6.34
Health Care	$5.72
Consumer Discretionary	$5.34
Cash and Cash Equivalents	$14.72

The Investments of International Growth
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Australia - 1.37%
Telstra Corporation Limited (A)	800	$2,183

Brazil - 1.19%
Petroleo Brasileiro S.A. - Petrobras, ADR	78	1,901

Canada - 2.24%
Shoppers Drug Mart Corporation (A)(B)	40	1,566
Shoppers Drug Mart Corporation (A)	51	2,012
		3,578
China - 1.59%
China Life Insurance Company Limited, ADR	35	1,638
China South Locomotive & Rolling Stock Corporation Limited, H Shares (A)(B)(C)	1,650	896
		2,534
Denmark - 0.83%
Carlsberg Group (A)(C)	41	1,324

Finland - 1.39%
Fortum Oyj (A)	66	1,424
Nokia OYJ (A)	50	784
		2,208
France - 12.45%
ALSTOM (A)	27	1,609
EDF SA (A)(C)	33	1,919
Pinault-Printemps-Redoute SA (A)(C)	20	1,277
Schneider Electric SA (A)	20	1,452
Societe Generale (A)	47	2,359
Technip-Coflexip (A)(C)	60	1,833
TOTAL S.A. (A)	100	5,498
VINCI (A)	93	3,908
		19,855
Germany - 10.00%
BASF Aktiengesellschaft (A)(C)	24	926
Bayer Aktiengesellschaft (A)	74	4,295
E.ON AG (A)	110	4,256
K+S Aktiengesellschaft (A)	18	1,051
Siemens AG (A)	42	3,169
Vossloh AG (A)	20	2,244
		15,941
Hong Kong - 2.05%
Cheung Kong (Holdings) Limited (A)	169	1,612
China Mobile (Hong Kong) Limited, ADR	33	1,663
		3,275
Italy - 3.19%
Banca Intesa S.p.A. (A)	536	1,946
Finmeccanica SpA (A)	82	1,274
Saipem S.p.A. (A)	109	1,859
		5,079
Japan - 12.05%
Canon Inc. (A)	32	998
Central Japan Railway Company (A)	-*	1,995
East Japan Railway Company (A)	33	2,508
Japan Tobacco Inc. (A)	1	2,981
Mitsubishi Electric Corporation (A)	355	2,225
Nintendo Co., Ltd. (A)	11	4,204
Shin-Etsu Chemical Co., Ltd. (A)	44	2,007
YAMADA-DENKI Co., Ltd. (A)(C)	33	2,307
		19,225
Netherlands - 3.47%
Heineken N.V. (A)	48	1,454
Koninklijke KPN N.V. (A)(C)	158	2,297
Koninklijke Philips Electronics N.V., Ordinary Shares (A)	90	1,787
		5,538
Spain - 1.39%
Telefonica, S.A. (A)	99	2,223

Sweden - 1.13%
H & M Hennes & Mauritz AB (A)	45	1,808

Switzerland - 12.59%
Credit Suisse Group, Registered Shares (A)(C)	63	1,766
Nestle S.A., Registered Shares (A)	151	5,987
Roche Holdings AG, Genussschein (A)	36	5,605
Syngenta AG (A)	14	2,778
TEMENOS Group AG (A)(C)	134	1,808
Zurich Financial Services, Registered Shares (A)	10	2,141
		20,085
United Kingdom - 15.05%
Anglo American plc (A)	24	578
BAE Systems plc (A)	523	2,888
British American Tobacco p.l.c. (A)	182	4,818
IG Group Holdings plc (A)(B)	258	983
Informa plc (A)	373	1,339
National Grid plc (A)	250	2,507
Prudential plc (A)	307	1,888
Reckitt Benckiser Group plc (A)	82	3,099
Serco Group plc (A)	263	1,748
Vodafone Group Plc (A)	2,000	4,156
		24,004
United States - 1.09%
Research In Motion Limited (C)	43	1,737

TOTAL COMMON STOCKS - 83.07%		$132,498
(Cost: $152,502)

PREFERRED STOCKS - 2.21%
Germany
Fresenius AG (A)	61	$3,523
(Cost: $3,920)

SHORT-TERM SECURITIES	Principal
Commercial Paper
AT&T Inc.,
0.180%, 2-12-09	$4,000	3,999
Air Products and Chemicals, Inc.,
0.050%, 1-2-09	614	614
Campbell Soup Co.,
0.050%, 1-28-09	2,000	2,000
Caterpillar Inc.,
0.160%, 1-26-09	5,000	4,999
Heinz (H.J.) Finance Co. (Heinz (H.J.) Co.),
4.550%, 1-8-09	1,653	1,652
ITT Corporation,
2.000%, 1-5-09	500	500
Praxair Inc.,
0.120%, 2-17-09	1,160	1,160
Siemens Capital Corp.,
0.150%, 1-8-09	5,000	5,000
Toyota Motor Credit Corporation,
0.550%, 1-28-09	2,500	2,499

TOTAL SHORT-TERM SECURITIES - 14.06%		$22,423
(Cost: $22,423)

TOTAL INVESTMENT SECURITIES - 99.34%		$158,444
(Cost: $178,845)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.66%		1,054

NET ASSETS - 100.00%		$159,498
Notes to Schedule of Investments
The following forward currency contracts were outstanding at December 31, 2008:
Type	Currency	Principal Amount Covered by Contract	Settlement Date	Unrealized Appreciation
Buy	Japanese Yen	295,000	2-12-09	$236

*Not shown due to rounding as amount is less than 500.
(A)Listed on an exchange outside the United States.

(B)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities have been determined to be liquid under guidelines established by the Board of Directors. At December 31, 2008, the total value of these securities amounted to $3,445 or 2.16% of net assets.

(C)No dividends were paid during the preceding 12 months.
The following acronym is used throughout this portfolio: ADR = American Depositary Receipts
Market Industry Diversification (as a % of net assets)
Tobacco	4.89%
Electric Utilities	4.77%
Integrated Oil & Gas	4.64%
Integrated Telecommunication Services	4.20%
Packaged Foods & Meats	3.76%
Wireless Telecommunication Service	3.65%
Pharamceuticals	3.51%
Railroads	3.38%
Diversivied Chemicals	3.27%
Diversivied Banks	2.70%
Home Entertainment Software	2.63%
Aerospace & Defense	2.61%
Construction & Engineering	2.45%
Fertilizers & Agricultural Chemicals	2.40%
Heavy Electrical Equipment	2.40%
Oil & Gas Equipment & Services	2.32%
Drug Retail	2.24%
Life & Health Insurance	2.21%
Health Care Facilities/Supplies	2.21%
Industrial Conglomerates	1.99%
Household Products	1.94%
Brewers	1.74%
Communications Equipment	1.58%
Multi-Utilities	1.57%
Computer & Electronics Retail	1.45%
Construction & Farm Machinery & Heavy Tools	1.41%
Multi-Line Insurance	1.34%
Specialty Chemicals	1.26%
Apparel Retail	1.13%
Systems Software	1.13%
Consumer Electronics	1.12%
Diversified Capital Markets	1.11%
Environmental & Facilities Services	1.10%
Real Estate Development	1.01%
Electrical Components & Equipment	0.91%
Publishing	0.84%
Department Stores	0.80%
Office Electronics	0.63%
Internet Software & Services	0.62%
Diversivied Metals & Mining	0.36%
Other+	14.72%
+Includes cash and cash equivalents and other assets and liabilities
Geographical and industry classifications are unaudited.

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      INTERNATIONAL GROWTH
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $178,845)	$158,444
Cash	1
Unrealized appreciation on forward currency contracts	236
Receivables:
Dividends and interest	770
Portfolio shares sold	135

Total assets	159,586

LIABILITIES
Payable to Portfolio shareholders	52
Accrued accounting services fee	5
Accrued management fee	4
Accrued service fee	1
Accrued shareholder servicing	–– *
Other	26

Total liabilities	88

Total net assets	$159,498

NET ASSETS
$0.001 par value capital stock:
Capital stock	$27
Additional paid-in capital	203,258
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	2,667
Accumulated net realized loss on investment transactions	(26,311)
Net unrealized depreciation in value of investments	(20,143)

Net assets applicable to outstanding units of capital	$159,498

Net asset value, redemption and offering price per share	$6.0050

Capital shares outstanding	26,561
Capital shares authorized	60,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      INTERNATIONAL GROWTH
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Dividends (net of foreign withholding taxes of $488)	$5,016
Interest and amortization	427

Total income	5,443

Expenses:
Investment management fee	1,891
Service fee	557
Accounting services fee	82
Custodian fees	72
Audit fees	17
Legal fees	9
Shareholder servicing	2
Other	55

Total	2,685
Less expenses in excess of limit	(63)

Total expenses	2,622

Net investment income	2,821

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net loss on securities	(24,127)
Realized net gain on forward currency contracts	59
Realized net loss on foreign currency exchange transactions	(134)

Realized net loss on investments	(24,202)

Unrealized depreciation in value of securities during the period	(96,295)
Unrealized appreciation in value of forward currency contracts during the period	236
Unrealized depreciation in value of foreign currency exchange transactions during the period	(27)

Unrealized depreciation in value of investments during the period	(96,086)

Net loss on investments	(120,288)

Net decrease in net assets resulting from operations	$(117,467)

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      INTERNATIONAL GROWTH
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

INCREASE (DECREASE) IN NET ASSETS
Operations:
Net investment income	$2,821	$1,653
Realized net gain (loss) on investments	(24,202)	33,303
Unrealized appreciation (depreciation)	(96,086)	15,914

Net increase (decrease) in net assets resulting from operations	(117,467)	50,870

Distributions to shareholders from:
Net investment income	(569)	(1,500)
Realized gains on investment transactions	(4,744)	(7,000)

	(5,313)	(8,500)

Capital share transactions	(777)	(4,499)

Total increase (decrease)	(123,557)	37,871
NET ASSETS
Beginning of period	283,055	245,184

End of period	$159,498	$283,055

Accumulated undistributed net investment income (loss)	$2,667	$(1,676)

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	4,761	2,725
Shares issued from reinvestment of dividend and/or capital gains distribution	911	791
Shares redeemed	(5,445)	(4,021)

Increase (decrease) in outstanding capital shares	227	(505)

Value issued from sale of shares	$39,783	$27,702
Value issued from reinvestment of dividends and/or capital gains distribution	5,313	8,500
Value redeemed	(45,873)	(40,701)

Decrease in outstanding capital	$(777)	$(4,499)

See Accompanying Notes to Financial Statements.

Financial Highlights
      INTERNATIONAL GROWTH
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,

	2008	2007	2006	2005	2004

Net asset value, beginning of period	$10.7486	$9.1353	$7.5943	$6.6534		$5.8722

Income (loss) from investment operations:
Net investment income	0.1075	0.0630	0.0672	0.0493		0.0367
Net realized and unrealized gain (loss) on investments	(4.6438)	1.8829	1.5263	1.0465		0.7853

Total from investment operations	(4.5363)	1.9459	1.5935	1.0958		0.8220

Less distributions from:
Net investment income	(0.0222)	(0.0587)	(0.0525)	(0.1549)	(0.0408)
Capital gains	(0.1851)	(0.2739)	(0.0000)	(0.0000)	(0.0000)

Total distributions	(0.2073)	(0.3326)	(0.0525)	(0.1549)	(0.0408)

Net asset value, end of period	$6.0050	$10.7486	$9.1353	$7.5943		$6.6534

Total return	-42.15%	21.29%	20.99%	16.47%		14.00%
Net assets, end of period (in millions)	$159	$283	$245	$206		$187
Ratio of expenses to average net assets including expense waiver	1.18%	1.17%	1.20%	1.21%		1.20%
Ratio of net investment income to average net assets including expense waiver	1.27%	0.63%	0.81%	0.67%		0.59%
Ratio of expenses to average net assets excluding expense waiver	1.21%	1.20%	1.21%	1.21	%(1)	1.20	%(1)
Ratio of net investment income to average net assets excluding expense waiver	1.24%	0.60%	0.80%	0.67	%(1)	0.59	%(1)
Portfolio turnover rate	96%	95%	96%	86%		81%

(1)There was no waiver of expenses during the period.

See Accompanying Notes to Financial Statements.

Manager's Discussion of
International Value                                                                             (Unaudited)
      December 31, 2008

Ivy Funds VIP International Value is subadvised by Templeton Investment Counsel, LLC.

Below, E. Tucker Scott III, CFA, portfolio manager of Ivy Funds VIP International Value, discusses the Portfolio's positioning, performance and results for the fiscal year ended Dec. 31, 2008. He has managed the Portfolio for eight years and has 15 years of industry experience.

STYLE
VALUE	BLEND	GROWTH
X			LARGE	CAPITALIZATION
MEDIUM
SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

Fiscal year performance
For the 12 Months Ended December 31, 2008
Ivy Funds VIP International Value	-42.26%
Benchmark(s)/Lipper Category
MSCI All Country World (excluding U.S.A.) Index	-45.24%
(generally reflects the performance of the international securities markets)
Lipper Variable Annuity International Value Funds Universe Average	-43.53%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

A dark year

To be sure, 2008 was a dark year in equity markets. In the last year alone, investors witnessed the seizing of global credit markets, the destruction of some $30 trillion of stock market value, the spectacular decline of the mighty BRIC (Brazil, Russia, India and China) markets, the implosion of Wall Street's most storied investment banking institutions and the realization of recessionary economic conditions around the world. Most major markets saw the worst returns since the Great Depression, the highest volatility since October 1987, and the weakest consumer confidence ever. During the fourth quarter, unemployment in the U.S. hit a 26-year high, home prices and manufacturing volumes contracted sharply, and the National Bureau of Economic Research reported that the U.S. entered a recession in December of 2007.

In a horrible fiscal year, our valuation discipline helped in sectors where we have reduced exposure in recent years. We have long written that materials stocks appeared extremely overvalued, even showing characteristics indicative of a price bubble. To our chagrin, materials stocks soared in the first half of the year, when the sector was among our bigger detractors. However, as the economic reality of slowing demand finally brought a halt to the feverish capacity build-out in the metals and mining industry, commodities prices plummeted and the materials sector ended the year as one of our top three contributors to performance.

Underweighting of financials helped

We had been underweight the financials sector since before the beginning of the credit crisis, and this helped our relative results this past year. The lofty multiples, balance sheet opacity, and dubious earnings quality of the investment banks and brokerages steered us away from the industry's most leveraged companies. And while we sustained costly absolute losses from the financials we did own, our cautious exposure resulted in relative outperformance. While we have begun to buy some of the well-capitalized commercial banks that we believe should ultimately profit from the industry consolidation, we remain cautious.

While it would come as relief to many if we could declare that the market has bottomed, we simply cannot do so. Our case for buying now and holding is simply our belief that stocks have fallen to prices below the economic value of their businesses, and once the market exhausts its dark-day role as liquidity source of first resort and resumes its normalized function as value arbiter, such discrepancies likely will correct themselves. A look at bond markets reveals an even more baleful forecast; the yields on Treasury Inflation Protected Securities (known as TIPS, these Treasury bonds guarantee a rate of return above inflation) imply that we believe the U.S. economy is on the cusp of a deflationary wave that could potentially last a decade.

We believe the future is not as dire as the market predicts. While developed economies have suffered protracted deflationary periods in the past, the policy backdrop for such events was distinctly different. The scale and scope of the U.S. government's current intervention in financial markets is without precedent. In the last three quarters alone the Federal Reserve has nearly tripled its balance sheet, a magnitude of growth that last took two decades. Also, the Fed has never targeted a lower interest rate, which now stands at nearly zero percent.

Global policymakers have taken note, to the extent that global fiscal stimulus pledges are now in the range of U.S. $3 trillion; pledges for monetary stimulus are essentially infinite; and recapitalization, repurchase and relief programs abound. While the government's increased market presence is something of a wild card for investors in the near-term, our hunch is that it will ultimately be successful in preventing deflation. In fact, as long-term investors, we should be prepared for the potential inflationary implications of such aggressive actions.

Health care and telecommunications stocks outpaced the market

As fundamental value investors, we focus most intently on the valuation, earnings potential, cash flow generation and financial strength of individual securities. Despite significant and painful absolute losses, we outperformed our benchmark index over the course of the past fiscal year. But we still have ground to gain. Fortunately, there are an abundance of stars in the dark sky, and the market turmoil has given us the opportunity both to increase exposure to our highest convictions as well as to own stocks which we have long admired, but until now deemed too expensive for purchase.

One area of continued conviction is the health care sector, where our overweight position evolved over a time when the consensus view was that pharmaceutical companies faced a difficult pricing environment, political headwinds and insurmountable competition from cheaper generics. As we have stated previously, we favor health care for its bargain valuations; high, free cash-flow yields; and the revenue growth implications of aging global demographics. Our investment thesis has begun to materialize in the sector as our health care holdings delivered the Portfolio's best performance in 2008. Telecommunications stocks represent another major overweight position. Buying telecommunications stocks at a time when they were heavily out of favor was another contrarian call, but one that allowed us to purchase businesses with solid balance sheets, desirable products and a growing global presence at largely discounted prices. Though telecommunications stocks, like everything else, were down in absolute terms in 2008, our decision to overweight the sector did contribute to our outperformance of the benchmark.

Our outlook

While we do not know if the market will go up or down in 2009, we do believe that stocks currently represent the best value we have seen in years. The cyclically-adjusted P/E for the S&P 500 is the lowest it has been since the mid-1980s, the S&P's dividend yield exceeds the yield on 30-year Treasuries and the MSCI World Index is trading at its lowest earnings multiple in a quarter century.

Equities appear to be on sale, and though the global financial crisis still casts a long shadow over the world's stock markets, we are of the opinion that this, too, shall pass.

Top 10 Equity Holdings December 31, 2008
Company	Country	Sector

France Telecom
Sanofi-Aventis
Vodafone Group Plc
BP p.l.c.
Samsung Electronics Co., Ltd., GDR
ING Groep N.V., Certicaaten Van Aandelen
GlaxoSmithKline plc
Adecco S.A.
Chunghwa Telecom Co., Ltd., ADR
Kingfisher plc
	France France United Kingdom United Kingdom South Korea Netherlands United Kingdom Switzerland Taiwan United Kingdom	Telecommunication Services Health Care Telecommunication Services Energy Information Technology Financials Health Care Industrials Telecommunication Services Consumer Discretionary

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

International investing involves additional risks, including currency fluctuations, political or economic conditions affecting the foreign country, and differences in accounting standards and foreign regulations. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Ivy Funds VIP International Value.

Comparison of Change in Value of
$10,000 Investment                                                                                   (Unaudited)

Ivy Funds VIP International Value(1)	$14,710
MSCI AC World ex U.S.A. Index	$12,516
Lipper Variable Annuity International Value Funds Universe Average	$12,354

Plot Date	IVY VIP INTERNATIONAL VALUE FUND	MSCI AC WORLD ex U.S.A. INDEX	LIPPER VA INTERNATIONAL VALUE FUNDS

12/31/98	10,000	10,000	10,000
12/31/99	12,143	13,091	13,295
12/31/00	12,241	11,116	12,284
12/31/01	10,869	8,949	10,044
12/31/02	8,932	7,636	8,454
12/31/03	13,117	10,798	11,677
12/31/04	16,092	13,105	14,006
12/31/05	17,888	15,347	15,726
12/31/06	23,185	19,516	19,997
12/31/07	25,476	22,857	21,878
12/31/08	14,710	12,516	12,354

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

Average Annual Total Return(2)

1-year period ended 12-31-08	-42.26%
5-year period ended 12-31-08	2.32%
10-year period ended 12-31-08	3.93%

(2)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

Advantus International Stock Portfolio was reorganized as Ivy Funds VIP International Value (formerly W&R Target International Value Portfolio) on September 22, 2003. Performance shown for the period prior to this date is the performance of the Advantus International Stock Portfolio. This performance has not been restated to reflect the expenses of Ivy Funds VIP International Value. If those expenses were reflected, performance of Ivy Funds VIP International Value would differ.

SHAREHOLDER SUMMARY OF INTERNATIONAL VALUE

Portfolio Highlights                                                                                               (Unaudited)

On December 31, 2008, International Value had net assets totaling $379,113 (in thousands) invested in a diversified portfolio of:

93.59%	Foreign Common Stocks and Rights
6.41%	Cash and Cash Equivalents

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio was invested by geographic region and by industry, respectively, as follows:

Country Weightings

Europe	$67.35
United Kingdom	$22.46
France	$11.18
Switzerland	$8.10
Germany	$7.29
Netherlands	$5.33
Other Europe(1)	$12.99
Pacific Basin	$23.97
Japan	$7.51
Taiwan	$6.91
South Korea	$3.96
Singapore	$3.85
Other Pacific Basin(2)	$1.74
Other(3)	$1.51
North America(4)	$0.76
Cash and Cash Equivalents	$6.41

(1)Includes $0.82 Austria, $1.12 Belgium, $1.83 Finland, $3.35 Italy, $2.65 Norway, $1.69 Spain and $1.53 Sweden.

(2)Includes $0.67 China and $1.07 Hong Kong.

(3)Includes $1.51 Israel.

(4)Includes $0.76 Canada.

Sector Weightings

Stocks and Rights	$93.59
Financials	$17.97
Consumer Discretionary	$16.37
Telecommunication Services	$16.11
Information Technology	$12.57
Industrials	$9.63
Health Care	$8.77
Energy	$8.04
Consumer Staples	$2.07
Materials	$2.06
Cash and Cash Equivalents	$6.41

The Investments of International Value
December 31, 2008
(In Thousands)

COMMON STOCKS AND RIGHTS	Shares		Value
Austria - 0.82%
Telekom Austria Aktiengesellschaft (A)	213		$3,094

Belgium - 1.12%
Belgacom SA (A)	111		4,256

Canada - 0.76%
Biovail Corporation (A)	306		2,899

China - 0.67%
China Telecom Corporation Limited (A)(B)	3,240		1,225
China Telecom Corporation Limited (A)	3,508		1,326
Focus Media Holding Limited, ADR (C)	—	*	1
			2,552
Finland - 1.83%
Stora Enso Oyj, Class R (A)	71		568
Stora Enso Oyj, Class R (A)	341		2,699
UPM-Kymmene Corporation (A)	286		3,670
			6,937
France - 11.18%
AXA S.A. (A)	284		6,385
France Telecom (A)	497		13,845
Sanofi-Aventis (A)	162		10,337
Sanofi-Aventis (A)(D)	26		1,682
THOMSON (A)(C)	576		779
TOTAL S.A. (A)	119		6,531
Vivendi Universal (A)	87		2,826
			42,385
Germany - 7.29%
Bayerische Motoren Werke Aktiengesellschaft (A)	105		3,283
Deutsche Post AG (A)	306		5,128
Infineon Technologies AG (A)(C)	1,245		1,660
Munchener Ruckversicherungs-Gesellschaft Aktiengesellschaft, Registered Shares (A)	41		6,279
SAP Aktiengesellschaft (A)	136		4,901
Siemens AG (A)	85		6,382
			27,633
Hong Kong - 1.07%
Hutchison Whampoa Limited, Ordinary Shares (A)	807		4,074

Israel - 1.51%
Check Point Software Technologies Ltd. (C)	302		5,741

Italy - 3.35%
AUTOGRILL S.p.A. (A)	606		4,641
Eni S.p.A. (A)	258		6,202
UniCredit S.p.A. (A)	726		1,846
			12,689
Japan - 7.51%
AIFUL Corporation (A)	113		325
Kabushiki Kaisha Mitsubishi Tokyo Financial Group (A)	575		3,613
NGK SPARK PLUG CO., LTD. (A)	419		3,366
Olympus Corporation (A)(C)	205		4,104
Promise Co., Ltd. (A)	96		2,439
Sony Corporation (A)	179		3,919
Toyota Motor Corporation (A)	151		4,975
USS Co., Ltd. (A)	108		5,728
			28,469
Netherlands - 5.33%
ING Groep N.V., Certicaaten Van Aandelen (A)	735		8,085
Koninklijke Philips Electronics N.V., Ordinary Shares (A)	201		3,976
Randstad Holding nv (A)(C)	183		3,737
Reed Elsevier NV (A)	369		4,389
			20,187
Norway - 2.65%
Aker Solutions ASA (A)	390		2,579
Norske Skogindustrier ASA (A)(C)	448		888
Telenor ASA (A)	976		6,588
			10,055
Singapore - 3.85%
DBS Group Holdings Ltd (A)	300		1,767
DBS Group Holdings Ltd, Rights (A)(C)	150		319
Flextronics International Ltd. (C)	2,449		6,270
Singapore Telecommunications Limited (A)	2,447		4,361
Venture Corporation Limited (A)	612		1,872
			14,589
South Korea - 3.96%
KB Financial Group Inc., ADR	113		2,965
KT Corporation, ADR (C)	214		3,133
Samsung Electronics Co., Ltd., GDR (B)	50		8,896
			14,994
Spain - 1.69%
Telefonica, S.A., ADR	95		6,420

Sweden - 1.53%
Niscayah Group AB (A)	1,476		1,311
Telefonaktiebolaget LM Ericsson, B Shares (A)	570		4,488
			5,799
Switzerland - 8.10%
ACE Limited	84		4,433
Adecco S.A. (A)	206		7,048
Nestle S.A., Registered Shares (A)	93		3,685
Novartis AG, Registered Shares (A)	126		6,318
Swiss Reinsurance Company, Registered Shares (A)	133		6,514
UBS AG (A)(C)	185		2,699
			30,697
Taiwan - 6.91%
Chunghwa Telecom Co., Ltd., ADR (C)	430		6,715
Compal Electronics Inc., GDR (B)(C)	534		1,403
Compal Electronics Inc., GDR (C)	457		1,200
Lite-On Technology Corporation (A)(C)	1,850		1,217
Lite-On Technology Corporation, GDR (A)(C)	545		3,560
Mega Financial Holding Company (A)	15,986		5,638
Taiwan Semiconductor Manufacturing Company Ltd. (A)	4,725		6,448
			26,181
United Kingdom - 22.46%
Aviva plc (A)	788		4,531
BP p.l.c. (A)	1,190		9,320
British Sky Broadcasting Group plc (A)	738		5,288
Compass Group PLC (A)	613		3,103
GlaxoSmithKline plc (A)	419		7,903
Group 4 Securicor plc (A)	1,931		5,835
HBOS plc (A)	227		239
HBOS plc, Rights (A)(C)	314		—	*
HSBC Holdings plc (A)	545		5,414
Kingfisher plc (A)	3,306		6,608
Marks and Spencer Group plc (A)(C)	848		2,698
Old Mutual plc (A)	3,953		3,224
Pearson plc (A)	322		3,075
Persimmon plc (A)	995		3,375
Premier Brands Foods plc (A)	1,535		681
Rentokil Initial plc (A)	4,647		3,015
Royal Bank of Scotland Group plc (The) (A)	1,871		1,398
Royal Dutch Shell plc, Class B (A)	227		5,831
tesco plc (A)	657		3,472
Vodafone Group Plc (A)	4,878		10,136
			85,146

TOTAL COMMON STOCKS - 93.59%			$354,797
(Cost: $506,332)

SHORT-TERM SECURITIES	Principal
Commercial Paper
Caterpillar Inc.,
0.160%, 1-26-09	$5,000	4,999
Heinz (H.J.) Finance Co. (Heinz (H.J.) Co.),
4.550%, 1-8-09	2,342	2,340
Hershey Company (The),
0.150%, 1-28-09	1,500	1,500
ITT Corporation,
2.000%, 1-5-09	1,606	1,606
McCormick & Co. Inc.,
0.150%, 1-2-09	500	500
Procter & Gamble International Funding S.C.A. (Procter & Gamble Company (The)),
1.100%, 1-8-09	3,000	2,999
Siemens Capital Corp.,
0.150%, 1-8-09	4,000	4,000
Toyota Motor Credit Corporation,
0.550%, 1-28-09	2,000	1,999

TOTAL SHORT-TERM SECURITIES - 5.26%		$19,943
(Cost: $19,943)

TOTAL INVESTMENT SECURITIES - 98.85%		$374,740
(Cost: $526,275)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 1.15%		4,373

NET ASSETS - 100.00%		$379,113

Notes to Schedule of Investments
*Not shown due to rounding as amount is less than 500.
(A)Listed on an exchange outside the United States.

(B)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities have been determined to be illiquid under guidelines established by the Board of Directors. At December 31, 2008, the total value of these securities amounted to $11,524 or 3.04% of net assets.

(C)No dividends were paid during the preceding 12 months.

(D)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities have been determined to be liquid under guidelines established by the Board of Directors. At December 31, 2008, the total value of these securities amounted to $1,682 or 0.44% of net assets.

The following acronyms are used throughout this portfolio: ADR = American Depositary Receipts GDR = Global Depositary Receipts
Geographical and Industry classifications are unaudited.
Market Industry Diversification
(as a % of net assets)
Integrated Telecommunication Services	13.44%
Pharmaceuticals	7.69%
Integrated Oil & Gas	7.36%
Diversivied Banks	6.12%
Semiconductors	4.49%
Multi-Line Insurance	2.88%
Industrial Conglomerates	2.75%
Wireless Telecommunication Service	2.67%
Consumer Electronics	2.30%
Automobile Manufacturers	2.18%
Electronic Manufacturing Services	2.15%
Other Diversified Financial Services	2.13%
Paper Products	2.06%
Restaurants	2.04%
Publishing	1.97%
Security & Alarm Services	1.89%
Research & Consulting Services	1.86%
Home Improvement Retail	1.74%
Reinsurance	1.72%
Insurance Brokers	1.66%
Automotive Retail	1.51%
Systems Software	1.51%
Cable & Satellite	1.39%
Air Freight & Logistics	1.35%
Application Software	1.29%
Computer Storage & Peripherals	1.26%
Communication Equipment	1.18%
Property & Casualty Insurance	1.17%
Packaged Foods & Meats	1.15%
Health Care Equipment	1.08%
Human Resource & Employment Services	0.98%
Food Retail	0.92%
Homebuilding	0.89%
Auto Parts & Equipment	0.89%
Life & Health Insurance	0.85%
Environmental & Facilities Services	0.80%
Movies & Entertainment	0.75%
Consumer FInance	0.73%
Diversivied Capital Markets	0.71%
Department Stores	0.71%
Computer Hardware	0.69%
Oil & Gas Equipment & Services	0.68%
Other+	6.41%
+Includes cash and cash equivalents and other assets and liabilities
Geographical and Industry classifications are unaudited.

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      INTERNATIONAL VALUE
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $526,275)	$374,740
Cash	1
Cash denominated in foreign currencies (cost - $2,482)	2,512
Receivables:
Dividends and interest	1,536
Portfolio shares sold	476

Total assets	379,265

LIABILITIES
Payable to Portfolio shareholders	90
Accrued accounting services fee	10
Accrued management fee	9
Accrued service fee	3
Accrued shareholder servicing	1
Other	39

Total liabilities	152

Total net assets	$379,113

NET ASSETS
$0.001 par value capital stock:
Capital stock	$30
Additional paid-in capital	491,652
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	14,458
Accumulated undistributed net realized gain on investment transactions	24,540
Net unrealized depreciation in value of investments	(151,567)

Net assets applicable to outstanding units of capital	$379,113

Net asset value, redemption and offering price per share	$12.4613

Capital shares outstanding	30,423
Capital shares authorized	60,000

See Accompanying Notes to Financial Statements.

Statement of Operations
      INTERNATIONAL VALUE
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Dividends (net of foreign withholding taxes of $2,411)	$21,289
Interest and amortization	315

Total income	21,604

Expenses:
Investment management fee	4,332
Service fee	1,274
Accounting services fee	141
Custodian fees	116
Legal fees	27
Audit fees	19
Shareholder servicing	5
Other	102

Total expenses	6,016

Net investment income	15,588

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net gain on securities	24,549
Realized net loss on foreign currency exchange transactions	(327)

Realized net gain on investments	24,222

Unrealized depreciation in value of securities during the period	(310,036)
Unrealized depreciation in value of foreign currency exchange transactions during the period	(165)

Unrealized depreciation in value of investments during the period	(310,201)

Net loss on investments	(285,979)

Net decrease in net assets resulting from operations	$(270,391)

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      INTERNATIONAL VALUE
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

INCREASE (DECREASE) IN NET ASSETS
Operations:
Net investment income	$15,588	$11,230
Realized net gain on investments	24,222	56,461
Unrealized depreciation	(310,201)	(9,852)

Net increase (decrease) in net assets resulting from operations	(270,391)	57,839

Distributions to shareholders from:
Net investment income	(2,657)	(10,000)
Realized gains on investment transactions	(10,555)	(57,000)

	(13,212)	(67,000)

Capital share transactions	27,050	56,316

Total increase (decrease)	(256,553)	47,155
NET ASSETS
Beginning of period	635,666	588,511

End of period	$379,113	$635,666

Accumulated undistributed net investment income	$14,458	$1,854

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	4,300	2,131
Shares issued from reinvestment of dividend and/or capital gains distribution	1,099	2,992
Shares redeemed	(3,362)	(2,572)

Increase in outstanding capital shares	2,037	2,551

Value issued from sale of shares	$73,282	$51,279
Value issued from reinvestment of dividends and/or capital gains distribution	13,212	67,000
Value redeemed	(59,444)	(61,963)

Increase in outstanding capital	$27,050	$56,316

See Accompanying Notes to Financial Statements.

Financial Highlights
      INTERNATIONAL VALUE
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,

	2008	2007	2006	2005	2004

Net asset value, beginning of period	$22.3935	$22.7794	$19.1711	$19.1681	$15.8947

Income (loss) from investment operations:
Net investment income	0.5116	0.4391	0.4593	0.3199	0.2759
Net realized and unrealized gain (loss) on investments	(9.9918)	1.8126	5.2176	1.8192	3.3285

Total from investment operations	(9.4802)	2.2517	5.6769	2.1391	3.6044

Less distributions from:
Net investment income	(0.0909)	(0.3937)	(0.4097)	(0.4226)	(0.1850)
Capital gains	(0.3611)	(2.2439)	(1.6589)	(1.7135)	(0.1460)

Total distributions	(0.4520)	(2.6376)	(2.0686)	(2.1361)	(0.3310)

Net asset value, end of period	$12.4613	$22.3935	$22.7794	$19.1711	$19.1681

Total return	-42.26%	9.88%	29.61%	11.16%	22.68%
Net assets, end of period (in millions)	$379	$636	$589	$463	$401
Ratio of expenses to average net assets	1.18%	1.18%	1.18%	1.19%	1.19%
Ratio of net investment income to average net assets	3.07%	1.81%	2.13%	1.63%	1.65%
Portfolio turnover rate	20%	23%	29%	23%	31%

See Accompanying Notes to Financial Statements.

Managers' Discussion of Asset Strategy                          (Unaudited)
      December 31, 2008

Below, Michael L. Avery and Ryan F. Caldwell, portfolio managers of Ivy Funds VIP Asset Strategy, discuss positioning, performance and results for the fiscal year ended Dec. 31, 2008. Mr. Avery has managed the Portfolio for 12 years and he has 30 years of industry experience. Mr. Caldwell has managed the Portfolio for two years and he has 11 years of industry experience.

STYLE
VALUE	BLEND	GROWTH
		X	LARGE	CAPITALIZATION
MEDIUM
SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

MATURITY
SHORT	INTER	LONG
X			HIGH	CREDIT QUALITY
MEDIUM
LOW

This diagram shows the Portfolio's fixed-income investment style by displaying the average credit quality of the bonds owned and the Portfolio's interest rate sensitivity, as measured by average maturity. Shaded areas show the past three years of quarterly data. Source: Morningstar

U.S. Treasuries outpaced all other asset classes

Our losses were less than the Portfolio's equity benchmark for the fiscal year, but we still consider the Portfolio's results extremely disappointing. We had a lower absolute return than our peer group average and our bond market benchmark because of three factors - asset allocation, our equity index futures positioning and our positioning in equities hit hard by a cyclical collapse in global demand for commodities and weakened corporate earnings.

From an asset allocation standpoint, our government bond weighting was too light this past year. The Portfolio had a much smaller percentage of U.S. Treasuries than many asset allocation funds as well as the Citigroup Broad Investment Grade Index. As the credit and stock markets collapsed and the global economy slid into a recession, U.S. Treasuries turned out to be the best performing asset class.

Fiscal year performance
For the 12 Months Ended December 31, 2008
Ivy Funds VIP Asset Strategy	-25.79%
Benchmark(s)/Lipper Category
S&P 500 Index	-37.00%
(generally reflects the performance of large and medium-size U.S. stocks)
Citigroup Broad Investment Grade Index	7.02%
(generally reflects the performance of the bond market)
Citigroup Short-Term Index for 1-Month Certificates of Deposit	3.05%
(generally reflects cash)
Lipper Variable Annuity Flexible Portfolio Funds Universe Average	-21.71%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc. Multiple indexes are shown because the Portfolio invests in multiple asset classes.

Beginning this past summer, equity markets were affected by volatility and plunging energy prices. The period between July 15 and the end of September was especially rough. At the time, we believed an equity market rally would be sustained. We were wrong.

In the fourth quarter, credit markets and corporate earnings deteriorated rapidly. This, plus an unprecedented range of government action, influenced our decision-making with respect to the Portfolio's asset mix. To summarize, the Federal Reserve and the Treasury engaged in three aggressive policies - a financial sector stabilization policy, a zero interest rate policy and a policy to inject massive amounts of liquidity in whatever market seemed to need it. However, business and consumer lending were not adequately revived. In addition, all three policies increased the risk of unintended consequences, such as a flight to any asset class that the government had guaranteed. These unintended consequences made the overall investment horizon increasingly difficult to navigate.

Our defensive positioning

In the fourth quarter of 2008, as the global recession deepened, we:

  Increased our weighting in municipal and high-yield bonds. Both categories of bonds appeared to us to offer attractive total return opportunities relative to U.S. Treasuries.
  Maintained a high cash position. We closed out the fiscal year with a cash weighting (shown in the Asset Allocation pie chart that accompanies this report) that was approximately triple the percentage held at Dec. 31, 2007. We also consider cash as a form of hedge that allows us to be open to opportunities as they emerge.
  Retained a strong gold bullion position (3.875 tons, or 124,000 troy ounces as of Dec. 31, 2008). We believe that gold is a currency as much as a commodity and the only currency that has not been tainted by governmental policies that, in the long run, could be inflationary. Although the U.S. dollar regained some ground against major currencies such as the Euro this past year, we feel this is temporary, especially in light of U.S. fiscal and monetary policy. Overall, gold prices rose in 2008, but not as much as we had expected given the severity of the global economic crisis.
  Fine tuned our equity and corporate bond positions to favor large-cap, dividend-paying securities of companies that we think have resilient global brands and solid free cash flow. Rather than focus on markets, sectors and industries, we focused on individual securities. We looked for the one-off opportunity, and opportunities that resulted from market dislocations across asset classes

Our outlook: Headwinds abound

Among the long-term questions we asked ourselves as the equity market imploded this autumn, and that we continue to ask, are:

  How long will the global slowdown last?
  What is the new global equity market reality going to be?
  What is it going to take for a company to survive this downturn and thrive when conditions improve?
  Are we back to a protracted period like 1969 to 1982, where the market stays in a narrow yet volatile trading range?

As we look ahead, we are very mindful of many headwinds, including:

The likelihood of a protracted period of economic contraction. The worst of the credit crisis may be behind us, but problems still remain for the global economy, and for corporate balance sheets. We think we are likely to see a significant rise in corporate bankruptcies and defaults. Problems in the credit card segment of consumer finance abound and could last for some time, in our opinion.

Lack of liquidity in the housing market. The government's focus appears to weigh too heavily on providing short-term consumer stimulus and preventing foreclosures rather than reducing the massive inventory of unsold, distressed properties. In our view, the political urge to provide forbearance to overextended property owners who cannot make payments may prolong the time it takes for home prices to stabilize and the market to recover.

Weak corporate earnings. The recession is likely to weigh on 2009 S&P 500 profits, making accurate valuation of individual stocks a challenging task. We think historical P/Es (price-to-earnings ratios) are of limited value for stock-picking. At the time, however, we believe individual security selection will be highly important in the months ahead. We are focusing on metrics other than P/E in an effort to figure appropriate value for equities.

A stronger U.S. dollar. The greenback's rebound against major currencies since the summer has reflected its perceived status as a safe haven amid the credit crunch. Should we see further temporary strength, it will likely continue to hurt earnings of U.S.-based multinational corporations and negatively affect emerging market economies.

Deleveraging on a massive scale. We faced a near implosion of the global financial system in October. While government aid has helped to stabilize the situation, we think much of the global economy will continue to focus on paying down/resolving debt in the quarters ahead, with the possible exception of Asia. In our view, hedge fund selling across the globe, distressed liquidity of equities, and the unwinding of complex derivative positions among institutions and professional investors has not fully played out. This may continue to put downward pressure on prices across asset classes.

For now, the domestic economic news still remains troubling. The U.S. unemployment rate could easily move to 10 percent in our view (from 7.2 percent at December 31, 2008). We believe that conditions suggest no improvement until at least the second half of 2009. The U.S. lost nearly 3 million jobs in calendar year 2008, the most since the end of the Second World War, and could lose millions more as the recession unfolds.

Our current expectation is for an L-shaped equity market performance pattern in the months ahead, with stocks remaining in a narrow trading range. We believe it will take a considerable period of time for market confidence to be restored and for the substantial imbalances in credit markets to be worked out. U.S. consumers will need to save more as employment prospects remain bleak.

Bond Portfolio Characteristics
As of December 31, 2008
Average maturity	1.3 years
Effective duration	0.3 years
Weighted average bond rating	AA+

We feel our flexibility in managing the Portfolio's assets gives us an advantage in our effort to navigate the uncertainties that lie ahead. We are looking at many asset classes to help balance the Portfolio and generate income while we wait for the credit and equity market environments to improve.

Top 10 Equity Holdings December 31, 2008
Company	Country	Sector

Industrial and Commercial Bank of
      China (Asia) Limited
Nintendo Co., Ltd.
Genentech, Inc.
QUALCOMM Incorporated
Nokia Corporation, Series A, ADR
Hewlett-Packard Company
Gilead Sciences, Inc.
Southern Copper Corporation
Philip Morris International Inc.
Korea Tobacco & Ginseng Corporation
	China Japan United States United States Finland United States United States United States United States South Korea	Financials Information Technology Health Care Information Technology Information Technology Information Technology Health Care Materials Consumer Staples Consumer Staples

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

International investing involves additional risks including currency fluctuations, political or economic conditions affecting the foreign country and differences in accounting standards and foreign regulations.

Fixed-income securities are subject to interest rate risk and, as such, the Portfolio's net asset value may fall as interest rates rise. Investing in high-income securities may carry a greater risk of non-payment of interest or principal than higher-rated bonds.

These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The indexes noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Ivy Funds VIP Asset Strategy.

Comparison of Change in Value of
$10,000 Investment                                                                                (Unaudited)

Ivy Funds VIP Asset Strategy(1)	$28,258
S&P 500 Index	$8,695
Citigroup Broad Investment Grade Index	$17,674
Citigroup Short-Term Index for 1-Month Certficates of Deposit	$14,405
Lipper Variable Annuity Flexible Portfolio Funds Universe Average	$13,854

Plot Date	Ivy Funds VIP Asset Strategy	S&P 500 Index	Citigroup Broad Investment Grade Index	Citigroup Short-Term Index for 1-Month Certficates of Deposit	Lipper Variable Annuity Flexible Portfolio Funds Universe Average

12/31/98	10,000	10,000	10,000	10,000	10,000
12/31/99	12,296	12,107	9,917	10,532	10,888
12/31/00	15,067	10,995	11,067	11,221	11,907
12/31/01	13,567	9,686	12,009	11,685	11,668
12/31/02	14,012	7,545	13,221	11,894	10,680
12/31/03	15,620	9,712	13,777	12,036	13,062
12/31/04	17,697	10,769	14,393	12,207	14,286
12/31/05	21,993	11,298	14,763	12,612	15,127
12/31/06	26,424	13,083	15,403	13,261	16,616
12/31/07	38,080	13,802	16,515	13,978	17,697
12/31/08	28,258	8,695	17,674	14,405	13,854

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

Average Annual Total Return(2)

1-year period ended 12-31-08	-25.79%
5-year period ended 12-31-08	12.59%
10-year period ended 12-31-08	10.95%

(2)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF ASSET STRATEGY

Portfolio Highlights                                                                                                (Unaudited)

On December 31, 2008, Asset Strategy had net assets totaling $678,194 (in thousands) invested in a diversified portfolio of:

39.99%	Cash and Cash Equivalents
19.65%	Domestic Common Stocks
16.42%	Foreign Common Stocks
16.13%	Bullion
3.88%	Domestic Corporate Debt Securities
1.48%	United States Government and Government Agency Obligations
1.43%	Foreign Corporate Debt Securities
0.86%	Munnicipal Bonds-Tax Exempt
0.16%	Senior Loans

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio was invested by industry and by country, respectively, as follows:

Asset Allocation

Stocks	$36.07
Information Technology	$12.63
Financials	$7.49
Health Care	$5.01
Consumer Staples	$4.04
Consumer Discretionary	$3.08
Materials	$2.42
Energy	$1.40
Bullion	$16.13
Bonds	$7.81
Corporate Debt Securities	$5.31
United States Government and Government Agency Obligations	$1.48
Municipal Bonds - Tax Exempt	$0.86
Senior Loans	$0.16
Cash and Cash Equivalents	$39.99

Country Weightings                                                                                                (Unaudited)

North America	$26.11
United States	$26.04
Other North America(1)	$0.07
Bullion	$16.13
Pacific Basin	$11.27
China	$4.98
Japan	$3.57
Other Pacific Basin(2)	$2.72
Europe(3)	$4.49
Bahamas/Caribbean(4)	$1.78
South America(5)	$0.23
Cash and Cash Equivalents	$39.99

(1)Includes $0.07 Mexico.

(2)Includes $1.68 South Korea, $0.90 Taiwan and $0.14 Vietnam.

(3)Includes $2.76 Finland, $0.19 Luxembourg, $0.10 Poland, $0.11 Russia, $1.04 Switzerland and $0.29 United Kingdom.

(4)Includes $0.34 Bahamas, $0.10 British Virgin Islands and $1.34 Cayman Islands.

(5)Includes $0.23 Brazil.

The Investments of Asset Strategy
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Biotechnology - 5.01%
Genentech, Inc. (A)	234	$19,409
Gilead Sciences, Inc. (A)	285	14,592
		34,001
Communications Equipment - 5.57%
Nokia Corporation, Series A, ADR	1,200	18,718
QUALCOMM Incorporated	532	19,076
		37,794
Computer Hardware - 3.49%
Hewlett-Packard Company	484	17,547
High Tech Computer Corp. (A)(B)	608	6,103
		23,650
Diversified Banks - 4.47%
Industrial and Commercial Bank of China (Asia) Limited (A)(B)	57,133	30,333

Diversified Metals & Mining - 1.93%
Rio Tinto plc (A)(B)	17	392
Southern Copper Corporation	790	12,690
		13,082
Education Services - 0.85%
New Oriental Education & Technology Group Inc., ADR (A)	105	5,771

Fertilizers & Agricultural Chemicals - 0.49%
Monsanto Company	47	3,316

Footwear - 0.68%
NIKE, Inc., Class B	90	4,588

Home Entertainment Software - 3.57%
Nintendo Co., Ltd. (B)	63	24,228

Home Improvement Retail - 1.10%
Home Depot, Inc. (The)	325	7,474

Hotels, Resorts & Cruise Lines - 0.45%
Ctrip.com International, Ltd.	129	3,065

Integrated Oil & Gas - 1.40%
Chevron Corporation	128	9,469

Investment Banking & Brokerage - 0.59%
Goldman Sachs Group, Inc. (The)	48	4,013

Mortgage REITs - 1.25%
Annaly Capital Management, Inc.	535	8,484

Personal Products - 0.49%
Hengan International Group Company Limited (B)	1,042	3,362

Property & Casualty Insurance - 1.04%
ACE Limited	133	7,014

Tobacco - 3.55%
Korea Tobacco & Ginseng Corporation (B)	180	11,398
Philip Morris International Inc.	291	12,656
		24,054

TOTAL COMMON STOCKS - 35.93%		$243,698
(Cost: $270,436)

INVESTMENT FUNDS - 0.14%
Multiple Industry
Vietnam Azalea Fund Limited (A)(C)(D)	300	$969
(Cost: $1,740)

CORPORATE DEBT SECURITIES	Principal
Banking - 0.97%
Bank of America Corporation,
7.400%, 1-15-11	$150	154
Bank One Corporation,
5.900%, 11-15-11	250	251
Citigroup Inc.:
6.000%, 2-21-12	1,000	989
5.250%, 2-27-12	1,000	969
5.850%, 7-2-13	650	627
Credit Suisse,
5.000%, 5-15-13	900	866
J.P. Morgan Chase & Co.,
6.625%, 3-15-12	1,250	1,280
MBNA Corporation,
7.500%, 3-15-12	1,035	1,065
Russian Standard Bank:
7.500%, 10-7-10	600	226
7.500%, 10-7-10 (E)	350	128
		6,555
Beverage / Bottling - 0.16%
Coca-Cola Enterprises Inc.,
7.375%, 3-3-14	500	549
Companhia Brasileira de Bebidas,
10.500%, 12-15-11	500	549
		1,098
Biotechnology - 0.03%
Amgen Inc., Convertible,
0.125%, 2-1-11	200	192

Building Products - 0.07%
Desarrolladora Homex, S.A. de C.V.,
7.500%, 9-28-15	627	451

Chemicals - 0.10%
E.I. du Pont de Nemours and Company,
5.875%, 1-15-14	675	695

Coal & Consumable Fuels - 0.01%
Massey Energy Company, Convertible,
3.250%, 8-1-15	200	93

Computer Hardware - 0.12%
Hewlett-Packard Company,
6.125%, 3-1-14	750	797

Consumer Products / Tobacco - 0.10%
Central European Distribution Corporation,
8.000%, 7-25-12 (F)(G)	EUR720	701

Department Stores - 0.14%
Kohl's Corporation,
6.300%, 3-1-11	$1,000	969

Finance - Other - 0.24%
American Express Travel Related Services Co., Inc.,
5.250%, 11-21-11	1,000	953
AXA Financial, Inc.,
7.750%, 8-1-10	700	697
		1,650
Finance Companies - 0.24%
C5 Capital (SPV) Limited,
6.196%, 12-31- 49 (E)(H)	1,500	690
Toyota Motor Credit Corporation,
6.440%, 1-18-15 (H)	1,050	933
		1,623
Food Processors - 0.02%
Sara Lee Corporation,
3.875%, 6-15-13	150	129

Gas - Pipelines - 0.15%
Enterprise Products Operating LLC,
9.750%, 1-31-14	1,000	1,018

Home Improvement Retail - 0.17%
Home Depot, Inc. (The):
4.625%, 8-15-10	250	247
5.200%, 3-1-11	950	924
		1,171
Investment Banking & Brokerage - 0.95%
Goldman Sachs Group, Inc. (The):
5.300%, 2-14-12	300	283
5.700%, 9-1-12	1,250	1,192
5.450%, 11-1-12	250	238
5.250%, 10-15-13	250	230
5.150%, 1-15-14	625	563
Merrill Lynch & Co., Inc.:
4.250%, 2-8-10	750	733
6.050%, 8-15-12	300	296
6.050%, 5-16-16	250	234
Morgan Stanley:
4.000%, 1-15-10	650	631
5.050%, 1-21-11	1,000	961
5.300%, 3-1-13	150	136
4.750%, 4-1-14	250	190
Morgan Stanley Dean Witter & Co.,
6.750%, 4-15-11	750	738
		6,425
Machinery - 0.12%
Caterpillar Inc.,
7.000%, 12-15-13	750	808

Metals / Mining - 0.23%
Vedanta Resources plc,
6.625%, 2-22-10 (E)	1,800	1,566

Oil & Gas Exploration & Production - 0.10%
XTO Energy Inc.,
7.500%, 4-15-12	700	692

Paper / Forest Products - 0.06%
Sino-Forest Corporation,
9.125%, 8-17-11 (E)	475	380

Property & Casualty Insurance - 0.03%
St. Paul Companies, Inc. (The),
8.125%, 4-15-10	200	205

Railroads - 0.02%
Kansas City Southern Railway Company (The),
7.500%, 6-15-09	140	141

Retail Stores - 0.06%
Dollar General Corporation,
11.875%, 7-15-17	450	385

Service - Other - 0.02%
Expedia, Inc.,
8.500%, 7-1-16 (E)	225	168

Steel - 0.11%
Evraz Group S.A.,
8.875%, 4-24-13 (E)	1,500	765

Technology - 0.21%
L-3 Communications Corporation:
7.625%, 6-15-12	360	352
6.125%, 7-15-13	180	166
SunGard Data Systems Inc.,
10.250%, 8-15-15	450	297
Xerox Corporation:
6.875%, 8-15-11	315	272
6.400%, 3-15-16	225	176
6.750%, 2-1-17	225	163
		1,426
Transportation - Other - 0.34%
Ultrapetrol (Bahamas) Limited,
9.000%, 11-24-14	3,505	2,287

Utilities - 0.15%
CESP - Companhia Energetica de Sao Paulo,
9.750%, 1-15-15 (F)(G)	BRL3,000	993

Wireless Telecommunication Service - 0.39%
Open Joint Stock Company "Vimpel-Communications",
8.000%, 2-11-10	$1,050	959
Sprint Capital Corporation,
6.375%, 5-1-09	400	398
Verizon Wireless Capital LLC,
7.375%, 11-15-13 (F)	1,200	1,266
		2,623

TOTAL CORPORATE DEBT SECURITIES - 5.31%		$36,006
(Cost: $39,868)

MUNICIPAL BONDS
District Of Columbia - 0.14%
District of Columbia, University Revenue Bonds (Georgetown University Issue),
5.500%, 4-1-36	930	940

Florida - 0.07%
Miami-Dade County Industrial Development Authority, Solid Waste Disposal Revenue Bonds (Waste Management Inc. of Florida Project), Series 2008,
5.400%, 8-1-23	490	467

New York - 0.06%
The Port Authority of New York and New Jersey, Consolidated Bonds, One Hundred Fifty-Second Series,
5.750%, 11-1-30	465	430

Ohio - 0.16%
Ohio Air Quality Development Authority, State of Ohio, Air Quality Revenue Bonds (Ohio Power Company Project), Series 2008A,
7.125%, 6-1-41	1,095	1,095

Texas - 0.25%
Alliance Airport Authority, Inc., Special Facilities Revenue Refunding Bonds, Series 2007 (American Airlines, Inc. Project),
5.250%, 12-1-29	2,440	785
Frisco Independent School District (Collin and Denton Counties, Texas), Unlimited Tax School Building Bonds, Series 2008A,
6.000%, 8-15-38	465	490
Port of Houston Authority of Harris County, Texas, Unlimited Tax Refunding Bonds, Series 2008A,
5.625%, 10-1-38	465	413
		1,688
West Virginia - 0.18%
West Virginia Economic Development Authority, Solid Waste Disposal Facilities Revenue Bonds (Appalachian Power Company - Amos Project), Series 2008E,
7.125%, 12-1-38	1,215	1,215

TOTAL MUNICIPAL BONDS - 0.86%		$5,835
(Cost: $5,652)

SENIOR LOANS
Health Care Facilities / Supplies - 0.04%
HCA Inc.,
3.709%, 11-18-13 (H)	359	280

Service - Other - 0.07%
Education Management LLC,
3.250%, 6-1-13 (H)	781	483

Utilities - 0.05%
Energy Future Competitive Holdings Company and Texas Competitive Electric Holdings Company, LLC,
5.368%, 10-10-14 (H)	450	310

TOTAL SENIOR LOANS - 0.16%		$1,073
(Cost: $1,165)

UNITED STATES GOVERNMENT AGENCY OBLIGATIONS
Agency Obligations - 0.10%
Federal National Mortgage Association,
2.875%, 12-11-13	675	691

Mortgage-Backed Obligations - 0.65%
Federal Home Loan Mortgage Corporation Agency REMIC/CMO (Interest Only): (I)
5.500%, 9-15-17	4,343	340
5.000%, 11-15-17	370	31
5.000%, 4-15-19	754	64
5.000%, 4-15-19	370	30
5.000%, 7-15-21	320	5
5.000%, 11-15-22	384	28
5.000%, 1-15-23	7	-	*
5.500%, 3-15-23	745	99
5.000%, 4-15-23	209	5
5.000%, 5-15-23	683	54
5.000%, 8-15-23	524	47
5.500%, 11-15-23	1,179	14
5.500%, 11-15-23	528	9
5.000%, 9-15-24	693	18
5.500%, 9-15-24	314	8
5.500%, 4-15-25	152	11
5.500%, 4-15-25	214	7
5.000%, 9-15-25	1,331	32
5.500%, 10-15-25	1,605	215
5.000%, 4-15-26	1,212	37
5.000%, 10-15-28	459	32
5.500%, 2-15-30	408	30
5.000%, 8-15-30	787	40
5.500%, 3-15-31	642	53
6.000%, 11-15-35	847	105
Federal National Mortgage Association Agency REMIC/CMO (Interest Only): (I)
5.500%, 11-25-17	431	10
5.000%, 5-25-22	402	30
5.000%, 7-25-23	2,082	253
5.000%, 8-25-23	631	54
5.000%, 11-25-23	754	73
5.500%, 9-25-25	235	5
5.500%, 11-25-25	705	11
5.000%, 9-25-30	892	76
5.500%, 6-25-33	886	120
5.500%, 8-25-33	1,384	151
5.500%, 4-25-34	1,937	217
5.500%, 11-25-36	2,298	284
Government National Mortgage Association Agency REMIC/CMO (Interest Only): (I)
5.000%, 1-20-30	1,303	77
5.000%, 6-20-31	1,399	109
5.500%, 3-20-32	818	101
5.000%, 7-20-33	406	35
5.500%, 11-20-33	1,546	191
5.500%, 6-20-35	1,212	136
5.500%, 7-20-35	602	69
5.500%, 7-20-35	429	48
5.500%, 10-16-35	574	68
Government National Mortgage Association Fixed Rate Pass-Through Certificates:
5.500%, 11-15-16	168	177
5.500%, 11-15-16	57	61
5.500%, 12-15-16	324	341
5.500%, 12-15-16	250	263
5.500%, 12-15-16	100	105
		4,379

TOTAL UNITED STATES GOVERNMENT AGENCY OBLIGATIONS - 0.75%		$5,070
(Cost: $6,575)

UNITED STATES GOVERNMENT OBLIGATIONS - 0.73%
Treasury Obligations
United States Treasury Bonds,
4.500%, 5-15-38 (J)	3,600	$4,914
(Cost: $3,742)

BULLION - 16.13%	Troy Ounces
Gold	124	$109,413
(Cost: $95,844)

SHORT-TERM SECURITIES	Principal
Commercial Paper - 29.96%
Alcoa Incorporated:
6.450%, 1-5-09	$1,683	1,682
6.550%, 2-12-09	1,500	1,489
6.450%, 3-17-09	3,000	2,960
American Honda Finance Corp.:
1.150%, 2-3-09	2,500	2,497
1.150%, 3-6-09	5,000	4,990
AT&T Inc.:
0.200%, 1-29-09	3,000	3,000
1.100%, 2-4-09	1,000	999
Bemis Company, Inc.:
2.150%, 1-6-09	4,007	4,006
2.150%, 1-27-09	21,042	21,009
BP p.l.c.,
2.100%, 3-11-09	500	500
Clorox Co.:
3.250%, 1-5-09	6,600	6,598
3.250%, 1-8-09	479	479
2.250%, 1-28-09	1,885	1,882
2.850%, 1-30-09	2,000	1,995
ConAgra Foods, Inc.,
4.250%, 1-6-09	3,000	2,998
Credit Suisse Group, New York Branch:
3.700%, 1-20-09	3,000	2,994
1.950%, 2-27-09	2,000	1,994
CVS Caremark Corporation,
5.500%, 1-20-09	1,061	1,058
CVS Corp.,
6.440%, 5-28-09	6,600	6,426
Deere (John) Capital Corporation:
2.300%, 2-27-09	3,000	2,989
2.300%, 2-27-09	2,000	1,993
Diageo Capital plc (Diageo plc),
5.500%, 1-21-09	450	449
General Mills, Inc.:
5.000%, 2-12-09	4,553	4,526
4.750%, 2-13-09	3,000	2,983
4.750%, 2-20-09	2,500	2,483
Goldman Sachs Group, Inc. (The),
0.250%, 1-16-09	3,000	3,000
Heinz (H.J.) Finance Co. (Heinz (H.J.) Co.):
5.000%, 1-14-09	1,500	1,497
5.000%, 1-28-09	1,599	1,593
4.020%, 1-29-09	3,000	2,991
4.950%, 1-30-09	1,530	1,524
5.200%, 1-30-09	3,007	2,994
Hewlett-Packard Company:
0.600%, 3-5-09	1,500	1,498
0.450%, 3-6-09	3,000	2,998
ITT Corporation:
6.000%, 1-5-09	10,664	10,657
6.450%, 1-20-09	3,000	2,990
6.550%, 3-20-09	700	690
6.500%, 3-27-09	3,000	2,954
Kellogg Co.:
4.500%, 1-16-09	2,000	1,996
4.220%, 1-21-09	2,000	1,995
4.050%, 1-30-09	846	843
4.300%, 2-20-09	4,700	4,672
Kitty Hawk Funding Corp.:
0.800%, 2-17-09	1,500	1,498
0.750%, 3-17-09	3,000	2,995
Kraft Foods Inc.:
2.900%, 1-12-09	1,000	999
3.000%, 1-12-09	3,000	2,997
McCormick & Co. Inc.:
1.400%, 1-21-09	2,000	1,998
1.420%, 2-19-09	2,600	2,595
1.650%, 2-27-09	2,000	1,995
Merrill Lynch & Co., Inc (Federal Deposit Insurance Corporation),
2.290%, 1-21-09 (K)	7,000	6,991
Merrill Lynch & Co., Inc. (Federal Deposit Insurance Corporation),
2.290%, 1-22-09 (K)	3,000	2,996
Nokia Corp.:
3.050%, 1-16-09	2,747	2,743
2.100%, 3-25-09	5,000	4,976
Procter & Gamble International Funding S.C.A. (Procter & Gamble Company (The)),
1.100%, 3-3-09	2,000	1,996
Sara Lee Corporation,
3.000%, 1-20-09	3,000	2,995
Societe Generale N.A. Inc.:
2.280%, 4-7-09	3,000	2,982
2.000%, 5-11-09	6,000	5,957
Staples, Inc.:
6.250%, 1-15-09	1,738	1,734
6.250%, 2-27-09	7,000	6,931
Unilever Capital Corporation:
0.700%, 4-13-09	2,850	2,844
0.700%, 4-14-09	2,150	2,146
Volkswagen of America Inc.:
6.400%, 1-15-09	5,000	4,988
6.150%, 1-27-09	2,000	1,991
6.350%, 1-28-09	6,000	5,971
		203,189
Commercial Paper (backed by irrevocable bank letter of credit) - 0.74%
ED&F Man Treasury Management PLC (Societe Generale N.A.),
0.700%, 1-15-09	5,000	4,999

Notes - 0.29%
Credit Suisse First Boston (USA), Inc,
4.700%, 6-1-09	2,000	1,999

United States Government Obligations - 8.25%
United States Treasury Bills:
2.100%, 1-2-09	10,000	9,999
2.110%, 1-2-09	5,000	5,000
2.040%, 1-8-09	5,000	4,998
1.910%, 1-29-09	5,000	4,993
1.920%, 2-5-09	3,500	3,493
1.910%, 2-12-09	10,000	9,978
1.910%, 2-19-09	5,000	4,987
1.900%, 2-26-09	4,000	3,988
0.950%, 7-30-09	8,525	8,478
		55,914

TOTAL SHORT-TERM SECURITIES - 39.24%		$266,101
(Cost: $266,101)

TOTAL INVESTMENT SECURITIES - 99.25%	$673,079
(Cost: $691,123)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.75%	5,115

NET ASSETS - 100.00%	$678,194
Notes to Schedule of Investments
The following forward currency contracts were outstanding at December 31, 2008:
Type	Currency	Principal Amount Covered by Contract	Settlement Date	Unrealized Appreciation	Unrealized Depreciation
Sell	Brazilian Real	25,800	2-3-09	$—	$214
Sell	British Pound	1,595	1-12-09	776	—
Buy	British Pound	874	4-8-09	—	38
Sell	British Pound	14,300	4-30-09	1,414	—
Sell	British Pound	15,450	9-4-09	4,269	—
Sell	Euro	7,000	4-30-09	—	977
Sell	Euro	12,000	10-8-09	—	115
Buy	Japanese Yen	1,632,130	10-8-09	1,660	—
Sell	New Taiwan Dollar	92,100	2- 4-09	—	20
Sell	South Korean Won	14,800,000	1-28-09	—	1,315
Buy	United Arab Emirates Dirham	36,800	3-11-10	—	654
Buy	United Arab Emirates Dirham	7,500	3-24-10	—	158
				$8,119	$3,491

*Not shown due to rounding as amount is less than 500.
(A)No dividends were paid during the preceding 12 months.
(B)Listed on an exchange outside the United States.
(C)Illiquid restricted security. At December 31, 2008, the following restricted security was owned:
Security	Acquisition Date	Shares	Cost	Market Value
Vietnam Azalea Fund Limited	6-14-07	300	$1,740	$969

The total value of this security represented approximately 0.14% of net assets at December 31, 2008.

(D)Deemed to be an affiliate due to the Portfolio owning at least 5% of the voting securities. The Portfolio and other mutual funds managed by its investment manager, Waddell & Reed Investment Management Company, or other related parties together own 30% of the outstanding shares of this security at December 31, 2008.

(E)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities have been determined to be liquid under guidelines established by the Board of Directors. At December 31, 2008, the total value of these securities amounted to $3,697 or 0.55% of net assets.

(F)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities have been determined to be illiquid under guidelines established by the Board of Directors. At December 31, 2008, the total value of these securities amounted to $2,960 or 0.44% of net assets.

(G)Principal amounts are denominated in the indicated foreign currency, where applicable (BRL - Brazilian Real and EUR - Euro).
(H)Variable rate security. Interest rate disclosed is that which is in effect at December 31, 2008.
(I)Amount shown in principal column represents notional amount for computation of interest.
(J)Securities serve as collateral for the following open futures contracts at December 31, 2008:
Description	Type	Expiration Date	Number of Contracts	Market Value	Unrealized Appreciation
Hang Seng H-Shares Index	Long	1-29-09	—*	$2,371	$12

*Not shown due to rounding

(K)Security is fully guaranteed by the Federal Deposit Insurance Corporation for both interest and principal under the Debt Guarantee Program of the Temporary Liquidity Guarantee Program.
The following acronyms are used throughout this portfolio: ADR = American Depositary Receipts CMO = Collateralized Mortgage Obligation REMIC = Real Estate Mortgage Investment Conduit
Country Diversification
(as a % of net assets)
United States	82.16%
China	4.98%
Japan	3.57%
Finland	2.76%
South Korea	1.68%
Cayman Islands	1.34%
Switzerland	1.04%
Taiwan	0.90%
Bahamas	0.34%
United Kingdom	0.29%
Brazil	0.23%
Luxembourg	0.19%
Vietnam	0.14%
Russia	0.11%
Poland	0.10%
British Virgin Islands	0.10%
Mexico	0.07%
Industry and geographical classifications are unaudited.

Statement of Assets and Liabilities
      ASSET STRATEGY
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investments at value:
Securities (cost - $593,539)	$562,697
Bullion (cost - $95,844)	109,413
Affiliated companies (cost $1,740)	969

673,079
Cash	350
Restricted Cash	3,434
Unrealized appreciation on forward currency contracts	8,119
Receivables:
Investment securities sold and closed forward currency contracts	5,166
Dividends and interest	1,827
Portfolio shares sold	341
Cash denominated in foreign currencies (cost - $1,128)	1,103
Prepaid and other assets	28

Total assets	693,447

LIABILITIES
Payable for investment securities purchased and closed forward currency contracts	11,402
Unrealized depreciation on forward currency contracts	3,491
Payable to Portfolio shareholders	247
Payable for variation margin	16
Accrued accounting services fee	13
Accrued management fee	13
Accrued service fee	5
Accrued shareholder servicing	1
Other	65

Total liabilities	15,253

Total net assets	$678,194

NET ASSETS
$0.001 par value capital stock:
Capital stock	$82
Additional paid-in capital	672,733
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	2,989
Accumulated undistributed net realized gain on investment transactions	16,692
Net unrealized depreciation in value of investments	(14,302)

Net assets applicable to outstanding units of capital	$678,194

Net asset value, redemption and offering price per share	$8.2749

Capital shares outstanding	81,958
Capital shares authorized	180,000

See Accompanying Notes to Financial Statements.

Statement of Operations
      ASSET STRATEGY
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Interest and amortization (net of foreign withholding taxes of $14)	$9,677
Dividends (net of foreign withholding taxes of $339)	7,961

Total income	17,638

Expenses:
Investment management fee	6,016
Service fee	2,146
Custodian fees	436
Accounting services fee	201
Legal fees	36
Audit fees	24
Shareholder servicing	8
Other	195

Total	9,062
Less expenses in excess of limit	(94)

Total expenses	8,968

Net investment income	8,670

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net loss on securities	(52,911)
Realized net gain on futures contracts	71,344
Realized net loss on written options	(2,378)
Realized net gain on swap agreements	5
Realized net gain on forward currency contracts	1,847
Realized net loss on foreign currency exchange transactions	(5,662)

Realized net gain on investments	12,245

Unrealized depreciation in value of securities during the period	(274,122)
Unrealized depreciation in value of affiliated securities during the period	(549)
Unrealized appreciation in value of futures contracts during the period	9,738
Unrealized depreciation in value of forward currency contracts during the period	(1,907)
Unrealized depreciation in value of foreign currency exchange transactions during the period	(915)

Unrealized depreciation in value of investments during the period	(267,755)

Net loss on investments	(255,510)

Net decrease in net assets resulting from operations	$(246,840)

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      ASSET STRATEGY
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

INCREASE (DECREASE) IN NET ASSETS
Operations:
Net investment income	$8,670	$6,957
Realized net gain on investments	12,245	81,653
Unrealized appreciation (depreciation)	(267,755)	185,803

Net increase (decrease) in net assets resulting from operations	(246,840)	274,413

Distributions to shareholders from:
Net investment income	(3,671)	(5,000)
Realized gains on investment transactions	(60,338)	(39,000)

	(64,009)	(44,000)

Capital share transactions	76,364	80,119

Total increase (decrease)	(234,485)	310,532
NET ASSETS
Beginning of period	912,679	602,147

End of period	$678,194	$912,679

Accumulated undistributed net investment income	$2,989	$3,645

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	12,786	9,700
Shares issued from reinvestment of dividend and/or capital gains distribution	7,811	3,570
Shares redeemed	(12,698)	(6,104)

Increase in outstanding capital shares	7,899	7,166

Value issued from sale of shares	$145,585	$101,085
Value issued from reinvestment of dividends and/or capital gains distribution	64,009	44,000
Value redeemed	(133,230)	(64,966)

Increase in outstanding capital	$76,364	$80,119

See Accompanying Notes to Financial Statements.

Financial Highlights
      ASSET STRATEGY PORTFOLIO
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,
	2008	2007	2006	2005	2004

Net asset value, beginning of period	$12.3237	$9.0016	$8.8625	$7.6926		$6.9237

Income (loss) from investment operations:
Net investment income	0.1062	0.0932	0.0958	0.0836		0.0699
Net realized and unrealized gain (loss) on investments	(3.2919)	3.8531	1.7042	1.7847		0.8508

Total from investment operations	(3.1857)	3.9463	1.8000	1.8683		0.9207

Less distributions from:
Net investment income	(0.0495)	(0.0709)	(0.0354)	(0.0762)	(0.0990)
Capital gains	(0.8136)	(0.5533)	(1.6255)	(0.6222)	(0.0528)

Total distributions	(0.8631)	(0.6242)	(1.6609)	(0.6984)	(0.1518)

Net asset value, end of period	$8.2749	$12.3237	$9.0016	$8.8625		$7.6926

Total return	-25.79%	44.11%	20.15%	24.27%		13.30%
Net assets, end of period (in millions)	$678	$913	$602	$416	$282
Ratio of expenses to average net assets including expense waiver	1.04%	1.03%	1.02%	1.03%		1.06%
Ratio of net investment income to average net assets including expense waiver	1.02%	0.96%	1.16%	1.10%		1.02%
Ratio of expenses to average net assets excluding expense waiver	1.05%	1.04%	1.03%	1.03	%(1)	1.06	%(1)
Ratio of net investment income to average net assets excluding expense waiver	1.01%	0.95%	1.15%	1.10	% (1)	1.02	%(1)
Portfolio turnover rate	190%	98%	148%	79%		118%

(1)There was no waiver of expenses during the period.

See Accompanying Notes to Financial Statements.

Manager's Discussion of
Balanced Portfolio                                                                                 (Unaudited)
      December 31, 2008

Below, Cynthia P. Prince-Fox, portfolio manager of Ivy Funds VIP Balanced, discusses positioning, performance and results for the fiscal year ended Dec. 31, 2008. She has managed the Portfolio for 14 years and has 25 years of industry experience.

STYLE
VALUE	BLEND	GROWTH
		X	LARGE	CAPITALIZATION
MEDIUM
SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

MATURITY
SHORT	INTER	LONG
X			HIGH	CREDIT QUALITY
MEDIUM
LOW

This diagram shows the Portfolio's fixed-income investment style by displaying the average credit quality of the bonds owned and the Portfolio's interest rate sensitivity, as measured by average maturity. Shaded areas show the past three years of quarterly data. Source: Morningstar

For much of the fiscal year, we maintained a sizeable portion of the equity component of the Portfolio in traditional defensive sectors such as health care and consumer staples, and this helped us lose less money than our equity benchmark and our Lipper peer group. Early in the year, we also decided to significantly underweight the financials sector, in light of concerns regarding mortgage and housing markets, and this positioning proved to be a significant positive driver of our relative performance.

Many negative events defined the year, from the Bear Stearns bailout and record high energy prices to the bankruptcy of Lehman Brothers and the collapse of the stock market.

Additional pieces included falling home prices, rising unemployment and plummeting consumer confidence. Meanwhile, as the global economy fell into technical recession territory, governments worldwide stepped up to announce massive fiscal stimulus plans and slash interest rates. As these measures were publicized, sentiment and returns began to improve toward the end of the fourth quarter, though not enough to fully offset earlier losses.

Fiscal year performance
For the 12 Months Ended December 31, 2008
Ivy Funds VIP Balanced	-21.00%
Benchmark(s)/Lipper Category
S&P 500 Index	-37.00%
(generally reflects the performance of large and medium-size U.S. stocks)
Citigroup Treasury/Government Sponsored/Credit Index	6.11%
(generally reflects the performance of the government bond market)
Lipper Variable Annuity Mixed-Asset Target Allocation Growth Funds Universe Average	-29.87%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc. Multiple indexes are shown because the Portfolio invests in multiple asset classes.

Nowhere to hide

There was no safe place to hide in the equity markets as all industry groups posted negative returns for the fiscal year. In fact, cash and U.S. Treasuries were our only defense during the turbulent fourth quarter. We have been of the belief that Congress and the Federal Reserve will prevail and have begun to position the Portfolio toward that eventuality. It is critical that credit markets begin functioning again, and because financial institutions will be central to that recovery process, we believe that industry will look dramatically different - increased regulation, consolidation and diversified powerhouses (which we seek to own).

For the year, one of the most significant negative impacts to performance came from infrastructure and energy, where we underestimated how quickly the price of energy would decrease. As such, we recently reduced our oil service exposure; we believe the next phase of the commodity correction likely will be supply destruction to correct an oversupplied market. We expect this to take place as we move through the first quarter of 2009. While the Portfolio remains defensively positioned overall, we are adding companies that we believe are the market share gainers as we enter a possible recovery phase.

Bond Portfolio Characteristics
As of December 31, 2008
Average maturity	4.7 years
Effective duration	3.5 years
Weighted average bond rating	AAA

Subprime mortgages: a house of cards

As we look back on the last year, it is clear that the financial system was unprepared for a once-in-a-lifetime decline in housing prices. To compound the problem, regulatory bodies did not keep up with all the new products and structures that were being bought and sold around the world. This helped to create a panic in the financial markets as investors ran toward the safest investment: U.S. Treasuries. After Lehman Brothers filed for bankruptcy, the ensuing fallout in the credit markets was truly unprecedented as even the most creditworthy borrowers found it difficult to fund their day-to-day business activities.

When will the housing crisis end? This is one of the most important questions the market is hoping to answer. While past performance is no guarantee of future results, history may be a useful guide as to when foreclosures might peak. The Federal Reserve Bank of Boston in the spring of 2008 published a paper on the Massachusetts housing market and its history of boom-bust cycles. The analysis discovered that 95 percent of all foreclosures occur when loan-to-value ratios exceed 80 percent. Additionally, this paper concluded that almost 50 percent of home foreclosures occur in the first three years of homeownership and a full 25 percent occur in the first one to two years. Generally speaking, U.S. housing prices peaked in the 2005-2006 timeframe, so it is possible investors (and potentially, taxpayers) may face up to another year of large writeoffs in the financial sector. Even when the wave of foreclosures has crested, however, the ensuing economic aftershocks in other industries could take many months to clean up.

Our outlook

While the final months of the 2008 fiscal year produced a few glimmers of hope, we expect the economic backdrop to remain challenging. We believe the two most challenging areas will be consumer spending and housing. A broader solution to the housing crisis likely will come after the new administration comes into office and policies are put into place to deal with rising home foreclosures and vacancy rates.

Looking into 2009, the Fed and Treasury efforts are committed to restart the U.S. credit engine by whatever means necessary. Elsewhere, we expect global commodity prices and interest rates to remain low until the economy is on stable footing. The recovery process is likely to be slow, in our view, and forced de-leveraging by many financial institutions should create attractive opportunities to invest in high-quality companies. We recognize that uncertainty creates opportunity, and we remain focused on looking for new ideas to bring to the Portfolio.

Top 10 Equity Holdings December 31, 2008
Company	Sector

Exxon Mobil Corporation
Colgate-Palmolive Company
Johnson & Johnson
Gilead Sciences, Inc.
Abbott Laboratories
General Dynamics Corporation
PepsiCo, Inc.
Wal-Mart Stores, Inc.
Northern Trust Corporation
Genentech, Inc.
Energy Consumer Staples Health Care Health Care Health Care Industrials Consumer Staples Consumer Staples Financials Health Care

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

Fixed-income securities are subject to interest rate risk and, as such, the Portfolio's net asset value may fall as interest rates rise. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Ivy Funds VIP Balanced.

Comparison of Change in Value of
$10,000 Investment                                                                                   (Unaudited)

Ivy Funds VIP Balanced(1)	$13,831
S&P 500 Index	$8,695
Citigroup Treasury/Government Sponsored/Credit Index	$17,483
Lipper Variable Annuity Mixed-Asset Target Allocation Growth Funds Universe Average	$10,925

Plot Date	Ivy Funds VIP Balanced	S&P 500 Index	Citigroup Treasury/Government Sponsored/Credit Index	Lipper Variable Annuity Mixed- Asset Target Allocation Growth Funds Universe Average

12/31/98	10,000	10,000	10,000	10,000
12/31/99	11,014	12,107	9,797	11,330
12/31/00	11,800	10,995	10,948	11,296
12/31/01	11,099	9,686	11,898	10,664
12/31/02	10,165	7,545	13,184	9,198
12/31/03	12,106	9,712	13,822	11,199
12/31/04	13,188	10,769	14,424	12,271
12/31/05	13,849	11,298	14,781	13,035
12/31/06	15,401	13,083	15,349	14,574
12/31/07	17,506	13,802	16,482	15,579
12/31/08	13,831	8,695	17,483	10,925

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

Average Annual Total Return(2)

1-year period ended 12-31-08	-21.00%
5-year period ended 12-31-08	2.70%
10-year period ended 12-31-08	3.30%

(2)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF BALANCED

Portfolio Highlights                                                                                             (Unaudited)

On December 31, 2008, Balanced had net assets totaling $378,285 (in thousands) invested in a diversified portfolio of:

61.87%	Domestic Common Stocks
20.07%	United States Government and Government Agency Obligations
8.86%	Cash and Cash Equivalents
5.43%	Domestic Corporate Debt Securities
2.78%	Foreign Common Stocks
0.99%	Foreign Corporate Debt Securities

Asset Allocation

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Stocks	$64.64
Health Care	$12.38
Consumer Staples	$10.65
Financials	$10.06
Information Technology	$9.90
Energy	$8.25
Industrials	$5.99
Materials	$2.14
Consumer Discretionary	$1.77
Utilities	$1.76
Telecommunication Services	$1.74
Bonds	$26.50
United States Government and Government Agency Obligations	$20.07
Corporate Debt Securities	$6.43
Cash and Cash Equivalents	$8.86

The Investments of Balanced
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Aerospace & Defense - 2.14%
General Dynamics Corporation	141	$8,120

Air Freight & Logistics - 0.91%
Expeditors International of Washington, Inc.	103	3,430

Asset Management & Custody Banks - 1.83%
Northern Trust Corporation	133	6,914

Biotechnology - 4.32%
Genentech, Inc. (A)	83	6,906
Gilead Sciences, Inc. (A)	185	9,456
		16,362
Communications Equipment - 4.87%
Cisco Systems, Inc. (A)	423	6,902
Nokia Corporation, Series A, ADR	340	5,296
QUALCOMM Incorporated	174	6,220
		18,418
Computer Hardware - 2.70%
Apple Inc. (A)	46	3,926
Hewlett-Packard Company	174	6,296
		10,222
Construction & Engineering - 1.62%
Fluor Corporation	137	6,125

Department Stores - 0.79%
Kohl's Corporation (A)	83	2,990

Distillers & Vintners - 1.21%
Brown-Forman Corporation, Class B	89	4,582

Diversified Banks - 1.46%
Wells Fargo & Company	188	5,548

Diversified Chemicals - 0.96%
E.I. du Pont de Nemours and Company	143	3,628

Electric Utilities - 1.76%
Exelon Corporation	120	6,662

Electrical Components & Equipment - 1.32%
Emerson Electric Co.	137	5,001

Footwear - 0.98%
NIKE, Inc., Class B	73	3,723

Health Care Equipment - 0.71%
Zimmer Holdings, Inc. (A)	66	2,672

Health Care Supplies - 1.59%
DENTSPLY International Inc.	213	6,001

Household Products - 2.88%
Colgate-Palmolive Company	159	10,891

Hypermarkets & Super Centers - 1.97%
Wal-Mart Stores, Inc.	133	7,450

Industrial Gases - 1.18%
Air Products and Chemicals, Inc.	89	4,469

Integrated Oil & Gas - 5.83%
BP p.l.c., ADR	111	5,202
Chevron Corporation	80	5,903
Exxon Mobil Corporation	137	10,924
		22,029
Integrated Telecommunication Services - 1.74%
AT&T Inc.	231	6,584

Investment Banking & Brokerage - 0.53%
Goldman Sachs Group, Inc. (The)	24	2,000

Oil & Gas Equipment & Services - 0.93%
Schlumberger Limited	83	3,514

Oil & Gas Exploration & Production - 0.66%
XTO Energy Inc.	71	2,497

Oil & Gas Storage & Transportation - 0.83%
Kinder Morgan Energy Partners, L.P.	69	3,152

Other Diversified Financial Services - 1.57%
J.P. Morgan Chase & Co.	188	5,940

Pharmaceuticals - 5.76%
Abbott Laboratories	166	8,870
Allergan, Inc.	85	3,419
Johnson & Johnson	159	9,495
		21,784
Property & Casualty Insurance - 4.67%
Allstate Corporation (The)	160	5,252
Berkshire Hathaway Inc., Class B (A)	2	6,107
Travelers Companies, Inc. (The)	140	6,305
		17,664
Semiconductors - 1.09%
Microchip Technology Incorporated	211	4,115

Soft Drinks - 3.47%
Coca-Cola Company (The)	114	5,143
PepsiCo, Inc.	146	7,991
		13,134
Systems Software - 1.24%
Microsoft Corporation	241	4,683

Tobacco - 1.12%
Philip Morris International Inc.	97	4,225

TOTAL COMMON STOCKS - 64.64%		$244,529
(Cost: $228,176)

CORPORATE DEBT SECURITIES	Principal
Agricultural Products - 0.38%
Archer-Daniels-Midland Company,
7.000%, 2-1-31	$1,350	1,432

Beverage / Bottling - 0.65%
Coca-Cola Enterprises Inc.,
6.700%, 10-15-36	500	495
Diageo Capital plc,
4.375%, 5-3-10	2,000	1,981
		2,476
Communications Equipment - 0.55%
Cisco Systems, Inc.,
5.250%, 2-22-11	2,000	2,076

Department Stores - 0.51%
Kohl's Corporation,
6.300%, 3-1-11	2,000	1,938

Diversified Banks - 0.35%
Wells Fargo Bank, N.A.,
7.550%, 6-21-10	1,250	1,301

Electric - 0.47%
Hydro-Quebec,
8.000%, 2-1-13	1,500	1,766

Electric Utilities - 0.25%
Exelon Corporation,
6.950%, 6-15-11	1,000	971

Food Processors - 0.68%
Cargill, Inc.,
6.375%, 6-1-12 (B)	1,150	1,120
Unilever Capital Corporation,
5.900%, 11-15-32	1,450	1,448
		2,568
Food Retail - 0.54%
Kroger Co. (The),
6.200%, 6-15-12	2,000	2,035

Home Improvement Retail - 0.52%
Home Depot, Inc. (The),
5.200%, 3-1-11	2,000	1,945

Life Insurance - 0.72%
Principal Life Global,
6.250%, 2-15-12 (B)	1,500	1,490
StanCorp Financial Group, Inc.,
6.875%, 10-1-12	1,375	1,244
		2,734
Oil & Gas Exploration & Production - 0.26%
XTO Energy Inc.,
7.500%, 4-15-12	1,000	989

Other Non-Agency REMIC/CMO - 0.01%
Banco Hipotecario Nacional:
7.916%, 7-25-09 (C)	17	—	*
8.000%, 3-31-11 (C)	207	2
Mellon Residential Funding,
6.750%, 6-25-28	47	48
		50
Pharmaceuticals - 0.54%
Abbott Laboratories,
3.750%, 3-15-11	2,000	2,026

TOTAL CORPORATE DEBT SECURITIES - 6.43%		$24,307
(Cost: $24,253)

UNITED STATES GOVERNMENT AGENCY OBLIGATIONS
Agency Obligations - 0.28%
Federal National Mortgage Association,
7.250%, 1-15-10	1,000	1,068

Mortgage-Backed Obligations - 3.22%
Federal National Mortgage Association Fixed Rate Pass-Through Certificates:
6.000%, 9-1-17	416	433
5.000%, 1-1-18	337	349
5.500%, 4-1-18	117	121
5.000%, 5-1-18	154	159
4.500%, 7-1-18	2,182	2,244
7.000%, 9-1-25	81	86
6.500%, 10-1-28	278	293
6.500%, 2-1-29	190	200
7.500%, 4-1-31	170	181
7.000%, 7-1-31	259	275
7.000%, 9-1-31	243	258
7.000%, 9-1-31	202	214
7.000%, 11-1-31	57	61
6.500%, 2-1-32	944	994
7.000%, 2-1-32	308	327
7.000%, 2-1-32	300	319
7.000%, 3-1-32	191	203
7.000%, 7-1-32	437	463
6.000%, 9-1-32	1,819	1,880
6.000%, 2-1-33	452	467
5.500%, 5-1-33	1,757	1,804
5.500%, 6-1-33	637	654
Government National Mortgage Association Fixed Rate Pass-Through Certificates:
6.000%, 8-15-28	25	26
6.500%, 8-15-28	35	37
United States Department of Veterans Affairs, Guaranteed REMIC Pass-Through Certificates, Vendee Mortgage Trust, 1997-A Class 3-A,
8.293%, 12-15-26	112	133
		12,181

TOTAL UNITED STATES GOVERNMENT AGENCY OBLIGATIONS - 3.50%		$13,249
(Cost: $12,956)

UNITED STATES GOVERNMENT OBLIGATIONS	Principal
Treasury Inflation Protected Obligations - 0.31%
United States Treasury Notes,
3.000%, 7-15-12 (D)	$1,205	1,181

Treasury Obligations - 16.26%
United States Treasury Bonds:
7.500%, 11-15-16	1,500	2,048
7.250%, 8-15-22	4,000	5,816
6.250%, 8-15-23	5,250	7,160
5.250%, 2-15-29	1,150	1,525
United States Treasury Notes:
4.000%, 3-15-10	3,200	3,344
4.250%, 10-15-10	10,000	10,679
3.875%, 2-15-13	3,000	3,342
3.625%, 5-15-13	3,000	3,296
4.250%, 8-15-13	4,000	4,548
4.250%, 8-15-15	17,000	19,741
		61,499

TOTAL UNITED STATES GOVERNMENT OBLIGATIONS - 16.57%		$62,680
(Cost: $54,161)

SHORT-TERM SECURITIES
Commercial Paper
Air Products and Chemicals, Inc.,
0.050%, 1-2-09	761	761
Caterpillar Inc.,
0.160%, 1-26-09	7,000	6,999
Heinz (H.J.) Finance Co. (Heinz (H.J.) Co.),
4.550%, 1-8-09	1,402	1,401
Hershey Company (The),
0.150%, 1-28-09	3,000	2,999
ITT Corporation,
2.000%, 1-5-09	800	800
L'Oreal USA, Inc.,
0.120%, 1-9-09	10,057	10,057
Siemens Capital Corp.,
0.150%, 1-8-09	5,000	5,000
Toyota Motor Credit Corporation,
0.550%, 1-28-09	4,000	3,998

TOTAL SHORT-TERM SECURITIES - 8.46%		$32,015
(Cost: $32,015)

TOTAL INVESTMENT SECURITIES - 99.60%	$376,780
(Cost: $351,561)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.40%	1,505

NET ASSETS - 100.00%	$378,285

Notes to Schedule of Investments
*Not shown due to rounding as amount is less than 500.
(A)No dividends were paid during the preceding 12 months.

(B)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities have been determined to be liquid under guidelines established by the Board of Directors. At December 31, 2008, the total value of these securities amounted to $2,610 or 0.69% of net assets.

(C)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities have been determined to be illiquid under guidelines established by the Board of Directors. At December 31, 2008, the total value of these securities amounted to $2 or 0.00% of net assets.

(D)The interest rate for this security is a stated rate, but the interest payments are determined by multiplying the inflation-adjusted principal by one half of the stated rate for each semiannual interest payment date.

The following acronym is used throughout this portfolio: ADR = American Depositary Receipts REMIC = Real Estate Mortgage Investment Conduit
Industry classifications are unaudited.

Statement of Assets and Liabilities
      BALANCED
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $351,561)	$376,780
Cash	1
Receivables:
Dividends and interest	1,710
Portfolio shares sold	6

Total assets	378,497

LIABILITIES
Payable to Portfolio shareholders	150
Accrued accounting services fee	10
Accrued management fee	7
Accrued service fee	3
Accrued shareholder servicing	1
Other	41

Total liabilities	212

Total net assets	$378,285

NET ASSETS
$0.001 par value capital stock:
Capital stock	$49
Additional paid-in capital	343,663
Accumulated undistributed income:
Accumulated undistributed net investment income	7,259
Accumulated undistributed net realized gain on investment transactions	2,095
Net unrealized appreciation in value of investments	25,219

Net assets applicable to outstanding units of capital	$378,285

Net asset value, redemption and offering price per share	$7.6960

Capital shares outstanding	49,153
Capital shares authorized	115,000

See Accompanying Notes to Financial Statements.

Statement of Operations
      BALANCED
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Dividends (net of foreign withholding taxes of $44)	$6,930
Interest and amortization	5,162

Total income	12,092

Expenses:
Investment management fee	3,339
Service fee	1,192
Accounting services fee	130
Custodian fees	19
Legal fees	19
Audit fees	13
Shareholder servicing	5
Other	84

Total expenses	4,801

Net investment income	7,291

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net gain on investments	4,018
Unrealized depreciation in value of investments during the period	(120,303)

Net loss on investments	(116,285)

Net decrease in net assets resulting from operations	$(108,994)

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      BALANCED
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

DECREASE IN NET ASSETS
Operations:
Net investment income	$7,291	$7,841
Realized net gain on investments	4,018	20,298
Unrealized appreciation (depreciation)	(120,303)	43,790

Net increase (decrease) in net assets resulting from operations	(108,994)	71,929

Distributions to shareholders from:
Net investment income	(472)	(7,500)
Realized gains on investment transactions	(329)	(10)

	(801)	(7,510)

Capital share transactions	(71,363)	(69,810)

Total decrease	(181,158)	(5,391)
NET ASSETS
Beginning of period	559,443	564,834

End of period	$378,285	$559,443

Accumulated undistributed net investment income	$7,259	$439

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	1,515	1,713
Shares issued from reinvestment of dividend and/or capital gains distribution	106	769
Shares redeemed	(9,774)	(10,058)

Decrease in outstanding capital shares	(8,153)	(7,576)

Value issued from sale of shares	$13,511	$16,019
Value issued from reinvestment of dividends and/or capital gains distribution	801	7,510
Value redeemed	(85,675)	(93,339)

Decrease in outstanding capital	$(71,363)	$(69,810)

See Accompanying Notes to Financial Statements.

Financial Highlights
      BALANCED
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,

	2008	2007	2006	2005	2004

Net asset value, beginning of period	$9.7624	$8.7056	$7.9631	$7.6783	$7.1491

Income (loss) from investment operations:
Net investment income	0.1496	0.1388	0.1224	0.0999	0.1096
Net realized and unrealized gain (loss) on investments	(2.1997)	1.0508	0.7704	0.2851	0.5292

Total from investment operations	(2.0501)	1.1896	0.8928	0.3850	0.6388

Less distributions from:
Net investment income	(0.0096)	(0.1326)	(0.1207)	(0.1002)	(0.1096)
Capital gains	(0.0067)	(0.0002)	(0.0296)	(0.0000)	(0.0000)

Total distributions	(0.0163)	(0.1328)	(0.1503)	(0.1002)	(0.1096)

Net asset value, end of period	$7.6960	$9.7624	$8.7056	$7.9631	$7.6783

Total return	-21.00%	13.67%	11.21%	5.01%	8.93%
Net assets, end of period (in millions)	$378	$559	$565	$582	$628
Ratio of expenses to average net assets	1.01%	1.01%	1.01%	1.01%	1.02%
Ratio of net investment income to average net assets	1.53%	1.40%	1.37%	1.20%	1.45%
Portfolio turnover rate	19%	8%	28%	52%	39%

See Accompanying Notes to Financial Statements.

Manager's Discussion of Energy                                                   (Unaudited)
      December 31, 2008

Below, David P. Ginther, CPA, portfolio manager of Ivy Funds VIP Energy, discusses positioning, performance and results for the fiscal year ended Dec. 31, 2008. He has managed the Portfolio since its inception in May 2006 and has 13 years of industry experience.

STYLE
VALUE	BLEND	GROWTH
	X		LARGE	CAPITALIZATION
MEDIUM
SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the life of the Portfolio. Source: Morningstar

Fiscal year performance
For the 12 Months Ended December 31, 2008
Ivy Funds VIP Energy	-46.15%
Benchmark(s)/Lipper Category
S&P 1500 Energy Sector Index	-35.79%
(generally reflects the performance of stocks that represent the energy market)
Lipper Variable Annuity Natural Resources Funds Universe Average	-46.99%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

Drilling stocks, alternative energy hurt results

Our positioning in oil service group stocks and alternative energy were significant sources of underperformance for us this past fiscal year. A very tight credit market had a major effect on the energy stocks, especially on the exploration and production companies that were spending more than their cash flow. As credit became less available for projects, companies had to change their capital spending plans and lowered the number of rigs drilling for oil and gas. As a result, oil service group stocks lagged the rest of the energy group.

Another sector that underperformed this past year was alternative energy, as funding for new technology disappeared and competitive fuels prices fell lower. Also, refineries were affected by falling demand as gasoline prices approached $4 a gallon, leading to higher inventory levels. On the other hand, the integrated oil companies were the relative outperformers within the sector, largely due to their strong balance sheets and cash flow. In addition, exploration and production companies that spent within their cash flow outperformed.

Oil prices collapsed

We think the best way to describe the energy sector this past year was that it was extremely volatile. Volatility in energy prices and equities was driven by the tightening of credit markets, the expectations of falling demand and action of speculators. During the fiscal year, we saw oil reach an all-time high of over $147 per barrel in mid-July, driven by oil speculators and hedge funds specializing in commodities. Oil's unprecedented collapse to below $40 per barrel in mid-December was driven by lower demand from the slowing global economies and the unwinding financial positions in the futures market. Also, OPEC decided to cut production again in December. OPEC has now cut production by 4.2 million barrels a day from September levels in an attempt to stabilize oil prices; OPEC has stated that they are comfortable with oil prices in the $75 range.

Natural gas prices were also volatile as prices reached a high of $14 per thousand cubic feet at the beginning of July, due to lower gas storage and the lack of liquefied natural gas imports, before retreating to $5.20 per thousand cubic feet in mid-December. Prices fell due to rising natural gas production from unconventional resources - mainly the Barnett shale in Texas - and lower industry demand, due to the recession in the U.S.

We focused on a smaller number of stocks

Our strategy of focusing on long-term fundamentals has not changed, despite lower oil and natural gas prices. In the short term, we reduced the number of stocks and focused on what we feel are high-quality companies that we believe can manage the downturn in energy prices. Also, we focused on companies with strong balance sheets and cash flow that we feel can maintain production in the current economic environment. In the long term, we continue to focus on the growing production challenges, mainly in non-OPEC countries. We still prefer the oil service sector as they provide equipment and services for finding and developing reserves. We lowered our holdings in alternative energy due to the tight credit markets and weak oil and gas prices.

Our outlook

Oil market volatility and economic uncertainty will be the key drivers of the energy markets, in our opinion. Indeed, we have been focused on how the worldwide recession will affect the energy sector. Considering demand destruction is the first thought in a recession, in the year ahead we likely will see the first major decline in worldwide oil demand since the early 1980s. Clearly, we need the world economies to emerge from the economic slowdown and start to improve before getting more excited about oil demand. One catalyst could be the

Top 10 Equity Holdings December 31, 2008
Company	Sector	Industry

Exxon Mobil Corporation
Southwestern Energy Company
Schlumberger Limited
Occidental Petroleum Corporation
Fluor Corporation
Apache Corporation
National Oilwell Varco, Inc.
Devon Energy Corporation
First Solar, Inc.
Halliburton Company
Energy Energy Energy Energy Industrials Energy Energy Energy Industrials Energy
Integrated Oil & Gas
Oil & Gas Exploration & Production
Oil & Gas Equipment & Services
Integrated Oil & Gas
Construction & Engineering
Oil & Gas Exploration & Production
Oil & Gas Equipment & Services
Oil & Gas Exploration & Production
Electrical Components & Equipment
Oil & Gas Equipment & Services

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

massive economic stimulus package from President Obama and from other governments in Europe and Asia. Meanwhile, we believe that the supply side of oil remains a long-term positive. OPEC recently announced production cuts of 4.2 million barrels per day, and non-OPEC production growth has been below expectations and likely will be flat in 2008, significantly below the initial estimate of 1.2 million barrels a day of growth. As such, we project non-OPEC production to be down in 2009 as energy companies cut capital spending budgets and delay projects.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

Investing in companies involved in one specified sector may be more risky and volatile than an investment with greater diversification. Investing in the energy sector can be riskier than other types of investment activities because of a range of factors, including price fluctuation caused by real and perceived inflationary trends and political developments, and the cost assumed by energy companies in complying with environmental safety regulations. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Ivy Funds VIP Energy.

Comparison of Change in Value of
$10,000 Investment                                                                               (Unaudited)

Ivy Funds VIP Energy(1)	$7,593
S&P 1500 Energy Sector Index(2)	$9,188
Lipper Variable Annuity Natural Resources Universe Average(2)	$7,187

Plot Date	IVY VIP ENERGY FUND	S&P 1500 ENERGY SECTOR INDEX	LIPPER VA NATURAL RESOURCES FUNDS

5/1/06	10,000	10,000	10,000
12/31/06	9,319	10,638	9,928
12/31/07	14,099	14,310	13,559
12/31/08	7,593	9,188	7,187

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

(2)Because the Portfolio commenced operations on a date other than at the end of a month, and partial month calculations of the performances of the indexes (including income) are not available, investment in the indexes was effected as of April 30, 2006.

Average Annual Total Return(3)

1-year period ended 12-31-08	-46.15%
5-year period ended 12-31-08	––
10-year period ended 12-31-08	––
Since inception of Portfolio (4) through 12-31-08	-9.80%

(3)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

(4)5-1-06 (the date on which shares were first acquired by shareholders)

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF ENERGY

Portfolio Highlights                                                                                         (Unaudited)

On December 31, 2008, Energy had net assets totaling $19,894 (in thousands) invested in a diversified portfolio of:

82.23%	Domestic Common Stocks
14.03%	Foreign Common Stocks
3.74%	Cash and Cash Equivalents

Sector Weightings

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Stocks	$96.26
Energy	$77.27
Industrials	$9.23
Utilities	$5.99
Financials	$1.93
Information Technology	$1.31
Materials	$0.53
Cash and Cash Equivalents	$3.74

The Investments of Energy
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Coal & Consumable Fuels - 2.86%
Arch Coal, Inc.	8	$122
Cameco Corporation	5	86
CONSOL Energy Inc.	4	119
Foundation Coal Holdings, Inc.	5	65
Peabody Energy Corporation	8	177
		569
Construction & Engineering - 5.38%
Chicago Bridge & Iron Company N.V., NY Shares	17	173
Fluor Corporation	13	601
Jacobs Engineering Group Inc. (A)	6	296
		1,070
Construction & Farm Machinery & Heavy Trucks - 0.83%
Bucyrus International, Inc., Class A	9	165

Diversified Metals & Mining - 0.53%
BHP Billiton Limited, ADR	2	105

Electric Utilities - 3.98%
Entergy Corporation	5	428
Exelon Corporation	7	364
		792
Electrical Components & Equipment - 3.02%
Energy Conversion Devices, Inc. (A)	5	119
First Solar, Inc. (A)	4	483
		602
Independent Power Producers & Energy Traders - 2.01%
Mirant Corporation (A)	9	170
NRG Energy, Inc. (A)	10	230
		400
Integrated Oil & Gas - 18.02%
BP p.l.c., ADR	10	472
ConocoPhillips	8	414
Exxon Mobil Corporation	12	946
Hess Corporation	7	349
Marathon Oil Corporation	8	216
Occidental Petroleum Corporation	10	612
Petroleo Brasileiro S.A. - Petrobras, ADR	13	322
Suncor Energy Inc.	13	254
		3,585
Oil & Gas Drilling - 6.13%
ENSCO International Incorporated	6	177
Helmerich & Payne, Inc.	18	406
Nabors Industries Ltd. (A)	22	261
Patterson-UTI Energy, Inc.	14	166
Transocean Inc. (A)	4	210
		1,220
Oil & Gas Equipment & Services - 20.51%
Baker Hughes Incorporated	7	211
BJ Services Company	23	263
Cameron International Corporation (A)	18	378
Complete Production Services, Inc. (A)	28	228
FMC Technologies, Inc. (A)	9	204
Halliburton Company	27	483
NATCO Group Inc., Class A (A)	8	127
National Oilwell Varco, Inc. (A)	24	582
Schlumberger Limited	15	624
Smith International, Inc.	14	312
Technip SA, ADR	3	97
Tenaris S.A., ADR	10	212
Weatherford International Ltd. (A)	33	358
		4,079
Oil & Gas Exploration & Production - 23.55%
Anadarko Petroleum Corporation	7	262
Apache Corporation	8	600
Cabot Oil & Gas Corporation	4	96
CNOOC Limited, ADR	2	195
Continental Resources, Inc. (A)	18	371
Devon Energy Corporation	8	522
EOG Resources, Inc.	7	466
Newfield Exploration Company (A)	14	279
Noble Energy, Inc.	9	438
Southwestern Energy Company (A)	27	787
Ultra Petroleum Corp. (A)	7	231
XTO Energy Inc.	12	438
		4,685
Oil & Gas Refining & Marketing - 2.04%
Sunoco, Inc.	5	226
Valero Energy Corporation	8	180
		406
Oil & Gas Storage & Transportation - 4.16%
El Paso Corporation	28	217
El Paso Pipeline Partners, L.P.	15	228
Enbridge Inc.	12	383
		828
Semiconductor Equipment - 1.31%
Applied Materials, Inc.	26	261

Specialized Finance - 1.93%
IntercontinentalExchange, Inc. (A)	5	383

TOTAL COMMON STOCKS - 96.26%		$19,150
(Cost: $29,886)

SHORT-TERM SECURITIES - 3.33%	Principal
Commercial Paper
CVS Caremark Corporation,
5.500%, 1-20-09	$664	662
(Cost: $662)

TOTAL INVESTMENT SECURITIES - 99.59%		$19,812
(Cost: $30,548)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.41%		82

NET ASSETS - 100.00%		$19,894

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
The following acronym is used throughout this portfolio: ADR = American Depositary Receipts
Industry classifications are unaudited.

Statement of Assets and Liabilities
      ENERGY
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $30,548)	$19,812
Cash	59
Receivables:
Dividends and interest	20
Portfolio shares sold	6

Total assets	19,897

LIABILITIES
Accrued accounting services fee	1
Payable to Portfolio shareholders	1
Accrued service fee	––	*
Accrued shareholder servicing	––	*
Other	1

Total liabilities	3

Total net assets	$19,894

NET ASSETS
$0.001 par value capital stock:
Capital stock	$5
Additional paid-in capital	31,906
Accumulated loss:
Accumulated net investment loss	(2)
Accumulated net realized loss on investment transactions	(1,279)
Net unrealized depreciation in value of investments	(10,736)

Net assets applicable to outstanding units of capital	$19,894

Net asset value, redemption and offering price per share	$3.7434

Capital shares outstanding	5,314
Capital shares authorized	20,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      ENERGY
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT LOSS
Income:
Dividends (net of foreign withholding taxes of $5)	$229
Interest and amortization	64

Total income	293

Expenses:
Investment management fee	251
Service fee	74
Accounting services fee	22
Audit fees	18
Custodian fees	8
Legal fees	1
Shareholder servicing	–– *
Other	13

Total	387
Less expenses in excess of limit	(51)

Total expenses	336

Net investment loss	(43)

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net loss on securities	(1,407)
Realized net gain on written options	131

Realized net loss on investments	(1,276)
Unrealized depreciation in value of investments during the period	(16,275)

Net loss on investments	(17,551)

Net decrease in net assets resulting from operations	$(17,594)

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      ENERGY
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

INCREASE (DECREASE) IN NET ASSETS
Operations:
Net investment income (loss)	$(43)	$106
Realized net gain (loss) on investments	(1,276)	93
Unrealized appreciation (depreciation)	(16,275)	5,712

Net increase (decrease) in net assets resulting from operations	(17,594)	5,911

Distributions to shareholders from:
Net investment income	(29)	(78)
Realized gains on investment transactions	(32)	(70)

	(61)	(148)

Capital share transactions	11,292	13,746

Total increase (decrease)	(6,363)	19,509
NET ASSETS
Beginning of period	26,257	6,748

End of period	$19,894	$26,257

Accumulated undistributed net investment income (loss)	$(2)	$29

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	2,610	2,530
Shares issued from reinvestment of dividend and/or capital gains distribution	17	21
Shares redeemed	(1,078)	(242)

Increase in outstanding capital shares	1,549	2,309

Value issued from sale of shares	$17,103	$14,976
Value issued from reinvestment of dividends and/or capital gains distribution	61	148
Value redeemed	(5,872)	(1,378)

Increase in outstanding capital	$11,292	$13,746

See Accompanying Notes to Financial Statements.

Financial Highlights
      ENERGY
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,		For the period from 5-1-06(1) through
	2008	2007	12-31-06

Net asset value, beginning of period	$6.9732	$4.6351	$5.0000

Income (loss) from investment operations:
Net investment income (loss)	(0.0103)	0.0280	0.0248
Net realized and unrealized gain (loss) on investments	(3.2080)	2.3497	(0.3654)

Total from investment operations	(3.2183)	2.3777	(0.3406)

Less distributions from:
Net investment income	(0.0055)	(0.0209)	(0.0243)
Capital gains	(0.0060)	(0.0187)	(0.0000)

Total distributions	(0.0115)	(0.0396)	(0.0243)

Net asset value, end of period	$3.7434	$6.9732	$4.6351

Total return	-46.15%	51.30%	-6.81%
Net assets, end of period (in millions)	$20	$26	$7
Ratio of expenses to average net assets including expense waiver	1.14%	0.52%	0.64	%(2)
Ratio of net investment income (loss) to average net assets including expense waiver	-0.15%	0.78%	1.05	%(2)
Ratio of expenses to average net assets excluding expense waiver	1.31%	1.32%	1.49	%(2)
Ratio of net investment income (loss) to average net assets excluding expense waiver	-0.32%	-0.02%	0.20	%(2)
Portfolio turnover rate	10%	13%	12%

(1)Commencement of operations.
(2)Annualized.

See Accompanying Notes to Financial Statements.

Manager's Discussion of
Global Natural Resources                                                                 (Unaudited)
      December 31, 2008

Ivy Funds VIP Global Natural Resources is subadvised by Mackenzie Financial Corp. of Canada.

Below, Frederick Sturm, CFA, portfolio manager of Ivy Funds VIP Global Natural Resources, discusses positioning, performance and results for the fiscal year ended Dec. 31, 2008. He has managed the Portfolio for four years and has 28 years of industry experience.

STYLE
VALUE	BLEND	GROWTH
		X	LARGE	CAPITALIZATION
MEDIUM
SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

Fiscal year performance
For the 12 Months Ended December 31, 2008
Ivy Funds VIP Global Natural Resources	-61.46%
Benchmark(s)/Lipper Category
MSCI Commodity-Related Index	-42.20%
(generally representative of an unmanaged group of natural resources stocks)
Lipper Variable Annuity Natural Resources Funds Universe Average	-46.99%
(generally representative of the performance of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

The Portfolio had extremely disappointing results in the second half of calendar year 2008, resulting in severe underperformance for the fiscal year as a whole. We mishandled a one in 50 to 100-year market event as hedge-fund liquidation of emerging market shares and currencies had a particularly negative impact from August to November. As a globally diversified Portfolio, roughly half of the assets were invested outside the U.S., whereas many members of our Lipper peer group are almost exclusively invested in the U.S. The vast majority of the performance gap can be explained by this difference. Our weighting in certain overseas energy stocks that fared poorly during the year was greater than their weighting in the MSCI Commodity-Related Index benchmark, and this also contributed to our negative relative results.

For instance, Petrobras Brasileiro S.A. - Petrobras, ADR and Open Joint Stock Company Gazprom, ADR, two international energy industry leaders with superior access to resources that we held, declined on average by 65 percent, whereas Exxon Mobil Corporation only slipped 13 percent. We remain ever conscious that we have some way to go to recapture value for investors. We are very thankful for the solid support of the Portfolio through this difficult period. While maintaining our core discipline, we have made some important adjustments, as mentioned below, that we expect will prove useful in the years ahead.

A question of patience

We believe there will be more dislocation in 2009 and that any economic recovery will take time. However, history suggests to us that panic modes do not last long. Global central bank response has been unprecedented, and fiscal stimulus will be progressively implemented worldwide throughout the coming year. This gives us hope that the strongest bonds and the strongest stocks have already seen their lows. Rarely in history has investor patience been tested as much as this, and yet we feel this patience will be the key for investors to be in position to capture the potential gains the next bull market in financial assets may bring.

We have adjusted our investment process in an effort to better calibrate global credit market impact to the resource sector for future reference. Thankfully, since the fourth quarter all central banks appear headed in the same direction, and are pumping money into the system. The U.K. has reduced its benchmark interest rate to 1.5 percent, the lowest in 300 years. We feel these are necessary, but perhaps not sufficient steps to offset the current loss of economic velocity. With some lag time, we expect their efforts to play well into financial markets, particularly the corporate bond market.

Utilities and convertibles appeared attractive

With this trend in mind, the Portfolio has been holding utilities and master limited partnerships. We believe the business models for larger diversified energy partnerships will sustain high yields and have the capacity to grow moderately over time. We plan to review opportunities in debt/convertible instruments for the resource sectors, and during the year may add some positions selectively if they present higher-yielding opportunities.

We also believe that gold has demonstrated an ongoing bull market by continuing to rise in most global currency terms. If central bank and fiscal policy efforts to re-inflate do not take hold, then we believe there could be more buying of gold. We also feel gold could push to new highs if re-inflation proves too successful. For now, the Portfolio is positioned for a more positive turn in the market. We are underweight precious metals given our view that gold/oil valuation ratios are currently favoring oil. As opportunities rise, we may rebuild precious metals positions.

A renewable theme

Addressing a "Made in America" energy requirement is of interest to us as an investment theme. We believe energy security and environment are likely to be multi-year features of fiscal policy spending in the U.S. and around the world. Rather than think in terms of oil and alternatives, we think about new sources of electricity generation. Nuclear, solar, wind farms, and hybrid cars are all about electricity. New technology has improved the potential recovery of natural gas. This can also be fired up for electricity. Engineering and construction contracting companies may be expected to receive extra work. Electric car batteries may push lithium prices higher. We have woven this theme into the Portfolio, but recognize that tight credit markets may result in a few tough quarters before these growth themes gain strength again. We have been invested in renewable energy for several years, and we stand ready to participate more aggressively as opportunities are created.

Our outlook

If markets are indeed forming a bottom, then we think there is potential for gains from sectors that were most distressed during the sell-off. Coming out of the 2002 low it was the beaten down technology sector that posted some of the strongest initial gains. Coming out of the 1998 low, beaten down emerging market stocks had significant bounces. This time the resource sector was strongly impacted, and we would not be surprised by a recovery period favoring resources. We believe leading resource stocks reached a low during the quarter and could potentially emerge from sustained recession pricing levels into an early recovery zone. We would expect them to trade in that zone awaiting support from renewed global growth.

A career in a year is how some investment professionals would describe fiscal year 2008. Global growth to recession, monetary tightening to unprecedented easing, record high oil prices to a 75 percent off sale, all within one year. We think the economy will remain tough to start in 2009, but the economy and investment markets are only loosely tied at the hip. As portfolio managers, we must be ready for continued market volatility. However, we think good companies with reasonable results should be rewarded during the coming year. The market is doing its best to get investors to look at the immediate past, instead of into the future. Hidden by a fog of negative headlines, we believe 2009 could bring constructive progress for the base of the next potential bond and stock market advance.

Top 10 Equity Holdings December 31, 2008
Company	Country	Sector	Industry

Potash Corporation of Saskatchewan Inc.	Canada	Materials	Fertilizers & Agricultural Chemicals
Petroleo Brasileiro S.A.- Petrobras, ADR	Brazil	Energy	Integrated Oil & Gas
Petrohawk Energy Corporation	United States	Energy	Oil & Gas Exploration & Production
Open Joint Stock Company Gazprom, ADR	Russia	Energy	Integrated Oil & Gas
Companhia Vale do Rio Doce, ADR	Brazil	Materials	Diversified Metals & Mining
Canadian Natural Resources Limited	Canada	Energy	Oil & Gas Exploration & Production
Cameron International Corporation	United States	Energy	Oil & Gas Equipment & Services
National Oilwell Varco, Inc.	United States	Energy	Oil & Gas Equipment & Services
Mosaic Company	United States	Materials	Fertilizers & Agricultural Chemicals
Suncor Energy Inc.	Canada	Energy	Integrated Oil & Gas

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

Investing in companies involved in one specified sector may be more risky and volatile than an investment with greater diversification. International investing involves additional risks including currency fluctuations, political or economic conditions affecting the foreign country, and differences in accounting standards and foreign regulations. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Ivy Funds VIP Global Natural Resources.

Comparison of Change in Value of
$10,000 Investment                                                                                 (Unaudited)

Ivy Funds VIP Global Natural Resources(1)	$8,748
MSCI Commodity-Related Index(2)	$12,675
Lipper Variable Annuity Natural Resources Funds Universe Average(2)	$11,702

Plot Date	IVY VIP GLOBAL NATURAL RESOURCES FUND	MSCI COMMODITY- RELATED INDEX	LIPPER VA NATURAL RESOURCES FUNDS

4/28/05	10,000	10,000	10,000
12/31/05	12,604	12,580	13,524
12/31/06	15,818	15,283	16,164
12/31/07	22,699	21,929	22,076
12/31/08	8,748	12,675	11,702

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

(2)Because the Portfolio commenced operations on a date other than at the end of a month, and partial month calculations of the performances of the indexes (including income) are not available, investment in the indexes was effected as of April 30, 2005.

Average Annual Total Return(3)

1-year period ended 12-31-08	-61.46%
5-year period ended 12-31-08	––
10-year period ended 12-31-08	––
Since inception of Portfolio(4) through 12-31-08	-3.57%

(3)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

(4)4-28-05 (the date on which shares were first acquired by shareholders)

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF GLOBAL NATURAL RESOURCES

Portfolio Highlights                                                                                               (Unaudited)

On December 31, 2008, Global Natural Resources had net assets totaling $69,461 (in thousands) invested in a diversified portfolio of:

52.70%	Foreign Common Stocks
38.69%	Domestic Common Stocks
5.53%	Cash and Cash Equivalents
2.19%	Foreign Preferred Stocks
0.59%	Domestic Preferred Stocks
0.30%	Foreign Corporate Debt Securities

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio was invested by geographic region and by industry, respectively, as follows:

Country Weightings

North America	$52.96
United States	$39.29
Canada	$13.67
South America	$16.45
Brazil	$14.90
Other South America(1)	$1.55
Europe	$15.95
Other Europe(2)	$11.41
Russia	$4.54
Pacific Basin(3)	$3.87
Other(4)	$3.09
Bahamas/Caribbean(5)	$2.15
Cash and Cash Equivalents	$5.53

(1)Includes $1.55 Chile.

(2)Includes $0.40 Cyprus, $0.99 Denmark, $0.43 France, $2.33 Germany, $0.71 Kazakhstan, $0.29 Luxembourg, $0.54 Netherlands, $2.44 Norway, $1.02 Spain and $2.26 United Kingdom.

(3)Includes $1.39 China, $0.52 Hong Kong, $0.52 Indonesia, $0.19 Philippines, $0.31 Singapore and $0.94 Thailand.

(4)Includes $0.95 Israel, $1.24 Panama and $0.90 South Africa.

(5)Includes $0.59 Bermuda and $1.56 Cayman Islands.

Sector Weightings                                                                                            (Unaudited)

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Stocks	$94.17
Energy	$47.01
Materials	$28.44
Industrials	$10.57
Utilities	$3.84
Information Technology	$2.76
Financials	$0.96
Consumer Staples	$0.59
Bonds	$0.30
Corporate Debt Securities	$0.30
Cash and Cash Equivalents	$5.53

The Investments of Global Natural Resources
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Bermuda - 0.59%
Bunge Limited	8	$409

Brazil - 12.60%
Companhia de Saneamento de Minas Gerais (A)	109	880
Companhia Energetica de Minas Gerais - CEMIG, ADR	12	161
Companhia Vale do Rio Doce, ADR	234	2,493
Petroleo Brasileiro S.A.- Petrobras, ADR	155	3,164
Suzano Bahia Sul Papel E Celulose S.A. (A)	233	1,207
Usinas Siderurgicas de Minas Gerais S.A. - USIMINAS (A)	23	259
Votorantim Celulose e Papel S.A. (A)	23	177
Votorantim Celulose e Papel S.A., ADR	52	408
		8,749
Canada - 13.67%
Agnico-Eagle Mines Limited	5	236
Aquiline Resources Inc. (A)(B)	45	64
ARISE Technologies Corporation (A)(B)	105	46
Atacama Minerals Corp. (A)(B)(C)	120	24
Cameco Corporation	12	209
Canadian Natural Resources Limited (A)(B)	55	2,213
EnCana Corporation (A)(B)	10	458
First Quantum Minerals Ltd. (A)	18	263
MGM Energy Corp. (A)(B)	261	41
Pason Systems Inc. (A)	11	126
Potash Corporation of Saskatchewan Inc.	54	3,939
Sino-Forest Corporation (A)(B)(C)	39	317
Suncor Energy Inc. (A)(B)	80	1,558
		9,494
Cayman Islands - 1.37%
China High Speed Transmission Equipment Group Co., Ltd. (A)	273	333
JA Solar Holdings Co., Ltd., ADR (B)	60	262
Subsea 7 Inc. (A)(B)	60	356
		951
Chile - 1.55%
Sociedad Quimica y Minera de Chile S.A., ADR	44	1,078

China - 1.39%
Yingli Green Energy Holding Company Limited, ADR (B)	158	964

Cyprus - 0.40%
Buried Hill Energy (Cyprus) Public Company Limited (A)(B)(D)	70	280

Denmark - 0.99%
Vestas Wind Systems A/S (A)(B)	12	689

France - 0.43%
Vallourec (A)	3	296

Germany - 2.33%
SGL Carbon AG (A)(B)	39	1,306
Wacker Chemie AG (A)(B)	3	312
		1,618
Hong Kong - 0.53%
Guangdong Investment Limited (A)	902	365

Indonesia - 0.52%
PT Bumi Resources Tbk (A)	148	12
PT Indo Tambangraya Megah Tbk. (A)(B)	52	50
PT Tambang Batubara Bukit Asam (Persero) Tbk (A)(B)	469	296
		358
Israel - 0.95%
Israel Chemicals Ltd. (A)(B)	95	663

Kazakhstan - 0.71%
Joint Stock Company KazMunaiGas Exploration Production, GDR (A)	39	493

Luxembourg - 0.29%
Tenaris S.A., ADR	10	203

Netherlands - 0.54%
AMG Advanced Metallurgical Group N.V. (A)(B)	10	101
Core Laboratories N.V.	5	275
		376
Norway - 2.44%
Aker Solutions ASA (A)	68	450
Renewable Energy Corporation ASA (A)(B)	130	1,246
		1,696
Panama - 1.24%
McDermott International, Inc. (B)	87	861

Philippines - 0.19%
Energy Development Corporation (A)	2,255	94
Manila Water Company, Inc. (A)(B)	135	38
		132
Russia - 4.54%
OAO TMK, GDR (A)	7	28
Open Joint Stock Company Gazprom, ADR (A)(B)	176	2,530
Uralkali Group, GDR (A)(B)	66	596
		3,154
Singapore - 0.31%
Straits Asia Resources Limited (A)(B)	390	213

South Africa - 0.90%
Impala Platinum Holdings Limited (A)	44	625

Spain - 1.02%
Gamesa Corporacion Tecnologica, S.A. (A)	39	711

Thailand - 0.94%
Banpu Public Company Limited (A)(B)	75	499
Banpu Public Company Limited, Registered Shares (A)(B)	23	156
		655
United Kingdom - 2.26%
Eurasian Natural Resources Corporation PLC (A)(B)	65	316
Randgold Resources Limited, ADR	29	1,256
		1,572
United States - 38.69%
Allegheny Technologies Incorporated	57	1,460
Alpha Natural Resources, Inc. (B)	27	442
Cameron International Corporation (B)	85	1,743
Celanese Corporation, Series A	65	808
Complete Production Services, Inc. (B)	60	487
CONSOL Energy Inc.	10	297
Copano Energy, L.L.C., Units	26	303
DCP Midstream Partners, LP	7	70
El Paso Corporation	52	407
Enbridge Energy Partners, L.P.	9	224
Energy Recovery, Inc. (B)	22	168
Energy Transfer Equity, L.P.	26	422
Energy Transfer Partners, L.P.	39	1,326
Enterprise Products Partners L.P.	39	809
Foster Wheeler Ltd. (B)	30	699
GrafTech International Ltd. (B)	125	1,039
Halliburton Company	51	918
Magellan Midstream Holdings, L.P. (B)	13	182
MarkWest Energy Partners, L.P.	12	93
Massey Energy Company	61	834
Monsanto Company	7	507
Mosaic Company	47	1,619
National Oilwell Varco, Inc. (B)	69	1,674
Oceaneering International, Inc. (B)	13	379
Peabody Energy Corporation	65	1,479
Petrohawk Energy Corporation (B)	202	3,151
Plains All American Pipeline, L.P.	26	902
Regency Energy Partners L.P.	17	136
Rockwood Holdings, Inc. (B)	91	983
Shaw Group Inc. (The) (B)	11	227
Smith International, Inc.	14	330
Southwestern Energy Company (B)	11	327
Targa Resources Partners LP	13	101
Transocean Inc. (B)	28	1,323
Verso Paper Holdings LLC	53	54
Williams Companies, Inc. (The)	46	666
Williams Partners L.P.	24	289
		26,878

TOTAL COMMON STOCKS - 91.39%		$63,483
(Cost: $106,098)

PREFERRED STOCKS
Brazil - 2.19%
Bradespar S.A. (A)	81	668
CESP - Companhia Energetica de Sao Paulo (A)	104	674
Companhia Energetica de Minas Gerais - CEMIG (A)	13	177
		1,519
United States - 0.59%
Konarka Technologies, Inc., 8.0% Cumulative (B)(D)	68	$409

TOTAL PREFERRED STOCKS - 2.78%		$1,928
(Cost: $2,687)

CORPORATE DEBT SECURITIES	Principal
Brazil - 0.11%
Bahia Sul Celulose S.A.,
8.614%, 12-1-12 (C)(E)(F)	BRL180	77

Cayman Islands - 0.19%
Yingli Green Energy Holding Company Limited, Convertible,
0.000%, 12-15-12	$256	132

TOTAL CORPORATE DEBT SECURITIES - 0.30%		$209
(Cost: $220)

SHORT-TERM SECURITIES
Commercial Paper
Air Products and Chemicals, Inc.,
0.050%, 1-2-09	695	695
Caterpillar Inc.,
0.160%, 1-26-09	1,500	1,500
ITT Corporation,
2.000%, 1-5-09	700	700
Sara Lee Corporation,
1.500%, 1-16-09	1,300	1,299

TOTAL SHORT-TERM SECURITIES - 6.04%		$4,194
(Cost: $4,194)

TOTAL INVESTMENT SECURITIES - 100.51%		$69,814
(Cost: $113,199)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.51%)		(353)

NET ASSETS - 100.00%		$69,461

Notes to Schedule of Investments
The following forward currency contracts were outstanding at December 31, 2008:
Type	Currency	Principal Amount Covered by Contract	Settlement Date	Unrealized Appreciation	Unrealized Depreciation
Sell	British Pound	49	1-15-09	$ 5	$ —
Sell	Euro	183	2-5-09	—	21
Sell	Euro	315	3-5-09	—	36
Sell	Norwegian Krone	700	1-22-09	2	—
Sell	Norwegian Krone	650	2-5-09	5	—
Sell	Norwegian Krone	1,100	2-5-09	—	—	*
Sell	Norwegian Krone	3,500	2-12-09	—	3
Sell	South African Rand	1,300	1-14-09	—	13
Sell	South African Rand	1,810	2-11-09	—	9
Sell	South African Rand	1,130	2-25-09	—	11
Sell	South African Rand	1,300	3-11-09	—	13
				$12	$106
*Not shown due to rounding.
(A)Listed on an exchange outside the United States.
(B)No dividends were paid during the preceding 12 months.

(C)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities have been determined to be illiquid under guidelines established by the Board of Directors. At December 31, 2008, the total value of these securities amounted to $418 or 0.60% of net assets.

(D)Illiquid restricted securities. At December 31, 2008, the following restricted securities were owned:
Security	Acquisition Date	Shares	Cost	Market Value
Buried Hill Energy (Cyprus) Public Company Limited	5-1-07	70	$117	$280
Konarka Technologies, Inc., 8.0% Cumulative	8-31-07	68	211	409
			$328	$689

The total value of these securities represented approximately 0.99% of net assets at December 31, 2008.
(E)Variable rate security. Interest rate disclosed is that which is in effect at December 31, 2008.
(F)Principal amounts are denominated in the indicated foreign currency, where applicable (BRL - Brazilian Real).
The following acronyms are used throughout this portfolio: ADR = American Depositary Receipts GDR = Global Depositary Receipts
Market Industry Diversification
(as a % of net assets)
Fertilizers & Agricultural Chemicals	12.09%
Integrated Oil & Gas	10.59%
Oil & Gas Equipment & Services	10.03%
Oil & Gas Exploration & Production	9.63%
Oil & Gas Storage & Transportation	8.39%
Coal & Consumable Fuels	6.46%
Electrical Components & Equipment	5.03%
Diversified Metals & Mining	4.59%
Paper Products	2.77%
Heavy Electrical Equipment	2.49%
Steel	2.47%
Gold	2.24%
Semiconductors	2.17%
Oil & Gas Drilling	1.91%
Specialty Chemicals	1.87%
Water Utilities	1.85%
Construction & Engineering	1.33%
Industrial Conglomerates	1.24%
Commodity Chemicals	1.16%
Utilities	0.97%
Investment Companies	0.96%
Precious Metals & Minerals	0.90%
Electric Utilities	0.89%
Industrial Machinery	0.67%
Technology	0.59%
Agricultural Products	0.59%
Forest Products	0.46%
Independent Power Producers & Energy Traders	0.13%
Other+	5.53%
+Includes cash and cash eqivalents and other assets and liabilities
Geographical and industry classifications are unaudited.

Statement of Assets and Liabilities
      GLOBAL NATURAL RESOURCES
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $113,199)	$69,814
Cash	69
Cash denominated in foreign currencies (cost - $12)	12
Unrealized appreciation on forward currency contracts	12
Receivables:
Investment securities sold	231
Dividends and interest	162
Portfolio shares sold	87

Total assets	70,387

LIABILITIES
Payable for investment securities purchased	781
Unrealized depreciation on forward currency contracts	106
Payable to Portfolio shareholders	18
Accrued accounting services fee	4
Accrued management fee	2
Accrued service fee	––	*
Accrued shareholder servicing	––	*
Other	15

Total liabilities	926

Total net assets	$69,461

NET ASSETS
$0.001 par value capital stock:
Capital stock	$21
Additional paid-in capital	137,924
Accumulated loss:
Accumulated net investment loss	(29)
Accumulated net realized loss on investment transactions	(24,965)
Net unrealized depreciation in value of investments	(43,490)

Net assets applicable to outstanding units of capital	$69,461

Net asset value, redemption and offering price per share	$3.3102

Capital shares outstanding	20,984
Capital shares authorized	35,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      GLOBAL NATURAL RESOURCES
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT LOSS
Income:
Dividends (net of foreign withholding taxes of $152)	$1,800
Interest and amortization (net of foreign withholding taxes of $2)	66

Total income	1,866

Expenses:
Investment management fee	1,385
Service fee	346
Custodian fees	114
Accounting services fee	59
Audit fees	18
Legal fees	6
Shareholder servicing	1
Other	44

Total expenses	1,973

Net investment loss	(107)

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net loss on securities	(26,934)
Realized net gain on written options	155
Realized net gain on forward currency contracts	2,699
Realized net loss on foreign currency exchange transactions	(295)

Realized net loss on investments	(24,375)

Unrealized depreciation in value of securities during the period	(80,301)
Unrealized depreciation in value of forward currency contracts during the period	(293)
Unrealized depreciation in value of foreign currency exchange transactions during the period	(16)

Unrealized depreciation in value of investments during the period	(80,610)

Net loss on investments	(104,985)

Net decrease in net assets resulting from operations	$(105,092)

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      GLOBAL NATURAL RESOURCES
      (In Thousands)

	For the fiscal year ended December 31,
	2008	2007

INCREASE (DECREASE) IN NET ASSETS
Operations:
Net investment income (loss)	$(107)	$244
Realized net gain (loss) on investments	(24,375)	18,592
Unrealized appreciation (depreciation)	(80,610)	26,009

Net increase (decrease) in net assets resulting from operations	(105,092)	44,845

Distributions to shareholders from:
Net investment income	(1,938)	(33)
Realized gains on investment transactions	(7,876)	(11,800)

	(9,814)	(11,833)

Capital share transactions	19,745	41,158

Total increase (decrease)	(95,161)	74,170
NET ASSETS
Beginning of period	164,622	90,452

End of period	$69,461	$164,622

Accumulated undistributed net investment income (loss)	$(29)	$198

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	4,707	4,071
Shares issued from reinvestment of dividend and/or capital gains distribution	3,097	1,174
Shares redeemed	(3,146)	(867)

Increase in outstanding capital shares	4,658	4,378

Value issued from sale of shares	$32,047	$37,170
Value issued from reinvestment of dividends and/or capital gains distribution	9,814	11,833
Value redeemed	(22,116)	(7,845)

Increase in outstanding capital	$19,745	$41,158

See Accompanying Notes to Financial Statements.

Financial Highlights
      GLOBAL NATURAL RESOURCES
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,			For the period from 4-28-05(1) through
	2008	2007	2006	12-31-05

Net asset value, beginning of period	$10.0838	$7.5711	$6.2719	$5.0000

Income (loss) from investment operations:
Net investment income (loss)	0.0088	0.0148	0.0295	(0.0112)
Net realized and unrealized gain (loss) on investments	(6.2310)	3.2797	1.5690	1.3132

Total from investment operations	(6.2222)	3.2945	1.5985	1.3020

Less distributions from:
Net investment income	(0.1089)	(0.0022)	(0.0235)	(0.0000)
Capital gains	(0.4425)	(0.7796)	(0.2758)	(0.0301)

Total distributions	(0.5514)	(0.7818)	(0.2993)	(0.0301)

Net asset value, end of period	$3.3102	$10.0838	$7.5711	$6.2719

Total return	-61.46%	43.50%	25.49%	26.04%
Net assets, end of period (in millions)	$69	$165	$90	$32
Ratio of expenses to average net assets	1.43%	1.38%	1.51%	2.17	%(2)
Ratio of net investment income (loss) to average net assets	-0.08%	0.20%	0.53%	-0.60	%(2)
Portfolio turnover rate	206%	122%	111%	66%

(1)Commencement of operations.
(2)Annualized.

See Accompanying Notes to Financial Statements.

Managers' Discussion of
Real Estate Securities                                                                   (Unaudited)
      December 31, 2008

Ivy Funds VIP Real Estate Securities is subadvised by Advantus Capital Management, Inc.

Below, Joseph R. Betlej, CFA, and Lowell R. Bolken, CFA, portfolio managers of Ivy Funds VIP Real Estate Securities, discuss positioning, performance and results for the fiscal year ended Dec. 31, 2008. Mr. Betlej has managed the Portfolio since its inception in 2004 and has 24 years of industry experience, while Mr. Bolken has managed the Portfolio for three years and has 19 years of industry experience.

STYLE
VALUE	BLEND	GROWTH
			LARGE	CAPITALIZATION
	X		MEDIUM
SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

Fiscal year performance
For the 12 Months Ended December 31, 2008
Ivy Funds VIP Real Estate Securities	-36.04%
Benchmark(s)/Lipper Category
Dow Jones Wilshire Real Estate Securities Index	-39.83%
(generally reflects stocks of commercial real estate companies)
Lipper Variable Annuity Real Estate Funds Universe Average	-39.90%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

Recession weighed on commercial real estate

It was a volatile year for real estate securities. While these stocks remained strong performers relative to the broader equity markets for the first three quarters of 2008, they plunged in the fourth quarter, resulting in additional negative performance of the Portfolio's benchmark, the Dow Jones Wilshire Real Estate Securities Index. While the Portfolio lost slightly less money than the index and its Lipper peer group, we fully share your disappointment with these extremely negative absolute results.

For most of the year, the largest factor influencing returns was the availability of capital to real estate companies. The year began with sources of debt capital decreasing for real estate, resulting in a short-term decline in stock prices. As capital availability and pricing improved, the stocks bounced back. However, numerous events that influenced the broader financial markets began to weigh on the commercial mortgage debt markets, pressuring stocks after mid-year. The dam appeared to break after Lehman Brothers filed for bankruptcy protection in mid-September, resulting in a precipitous decline in REIT (real estate investment trusts) stocks. Sources of debt for commercial real estate began to dwindle, thereby causing that market to virtually shut down in mid-November. Prices for REITs, at that point, hit their low for the year, before a rally ensued into year-end as the frozen financing markets began to thaw.

Expectations that occupancies and rental rates would decline also put pressure on real estate stocks. For most property types the declines were not evident until later in the year, but weakness in the broader economy caused some declines in stock prices as demand for commercial real estate was expected to diminish.

Cash flow declines made investors nervous

Asset pricing overall was negatively impacted by investor expectations for higher returns. The risk of declining cash flow for real estate companies and a higher cost of capital made investors nervous, as they began to require higher current and long-term returns to invest in commercial real estate. Investor demand for higher yields on commercial mortgage-backed securities and senior debt for REITs caused valuations of real estate stocks to suffer. One positive factor for the group was the decline in the yield on the 10-year Treasury from roughly 4 percent to 2 percent. With this move, yield-conscious investors began to seek sources of high current yields, increasing the attraction of REITs.

As it became apparent that the weak financial markets would likely weigh on real estate stocks, the Portfolio was positioned more conservatively. Cash positions were raised as the year progressed, with the expectation that better buying opportunities would be made available in the future. Indeed, volatility in real estate stocks allowed us to trade more aggressively. For example, stock price corrections provided the ability to be contrarian investors, and we found opportunities in which stock prices overly discounted our operating fundamental views.

Additions were made to more defensive property types, such as apartment and health care real estate companies, with the expectation that their earnings would be more sustainable in a weakening economy. Exposure to real estate lenders was eliminated and exposure to companies with sizable development pipelines was reduced. At the company level, the Portfolio focused on companies with strong balance sheets and modest debt maturities, reflecting the scarcity of debt capital in the market. Additionally, the Portfolio favored experienced management teams deemed capable of leading their companies through tougher economic scenarios.

Top 10 Equity Holdings December 31, 2008
Company	Sector	Industry

Simon Property Group, Inc.
Public Storage, Inc.
Vornado Realty Trust
Equity Residential
Health Care Property Investors, Inc.
Boston Properties, Inc.
Ventas, Inc.
Essex Property Trust, Inc.
ProLogis
AvalonBay Communities, Inc.
	Financials Financials Financials Financials Financials Financials Financials Financials Financials Financials	Retail REITs Specialized REITs Diversified REITs Residential REITs Specialized REITs Office REITs Specialized REITs Residential REITs Industrial REITs Residential REITs

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

Our outlook

We believe the market for real estate securities will continue to be negatively impacted by declining occupancy and rental rate growth. Headline risk likely will remain high as this weakness becomes more apparent. While commercial mortgage loan delinquencies are expected to increase as the year progresses, signs indicate that the finance markets should become more consistent, albeit at more conservative terms. As such, we believe that the financing market visibility should help stabilize real estate valuations. Nonetheless, as these factors merge, volatility will continue to impact this market, in our opinion.

We feel that public real estate companies should be better prepared than many other sectors of the economy to weather the tough economic headwinds, due to the diversity of their portfolios and long-term, predictable cash flow nature of their leases. The average REIT's cash flow is twice as much as its fixed expenses, allowing REITs to potentially distinguish themselves from their private market peers that have substantially higher debt levels. Additionally, there has been the relative absence of overbuilding due to credit market constraints, diminishing the deleterious effects of oversupply that typically accompany an economic downturn. Should there be reports of favorable news for real estate and the economy, or if the economic bailout begins to produce results, we believe that REITs could rally strongly.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

Investment risks associated with real estate securities, in addition to other risks, include rental income fluctuation, depreciation, property tax value changes and differences in real estate market values. Real estate securities are subject to interest rate risk and, as such, the Portfolio's net asset value may fall as interest rates rise. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Real Estate Securities.

Comparison of Change in Value of
$10,000 Investment                                                                               (Unaudited)

Ivy Funds VIP Real Estate Securities(1)	$10,269
Dow Jones Wilshire Real Estate Securities Index(2)	$9,935
Lipper Variable Annuity Real Estate Funds Universe Average(2)	$10,246

Plot Date	IVY VIP REAL ESTATE SECURITIES FUND	DOW JONES WILSHIRE REAL ESTATE SECURITIES INDEX	LIPPER VA REAL ESTATE FUNDS

5/27/04	10,000	10,000	10,000
12/31/04	13,266	12,987	13,008
12/31/05	14,703	14,783	14,716
12/31/06	19,126	20,056	19,994
12/31/07	16,053	16,511	17,050
12/31/08	10,269	9,935	10,246

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

(2)Because the Portfolio commenced operations on a date other than at the end of a month, and partial month calculations of the performances of the indexes (including income) are not available, investment in the indexes was effected as of May 31, 2004.

Average Annual Total Return(3)

1-year period ended 12-31-08	-36.04%
5-year period ended 12-31-08	––
10-year period ended 12-31-08	––
Since inception of Portfolio(4) through 12-31-08	0.58%

(3)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

(4)5-27-04 (the date on which shares were first acquired by shareholders)

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF REAL ESTATE SECURITIES

Portfolio Highlights                                                                                           (Unaudited)

On December 31, 2008, Real Estate Securities had net assets totaling $28,934 (in thousands) invested in a diversified portfolio of:

93.29%	Domestic Common Stocks
5.98%	Cash and Cash Equivalents
0.73%	Foreign Common Stocks

Sector Weightings

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Stocks	$94.02
Financials	$93.19
Telecommunication Services	$0.45
Health Care	$0.23
Consumer Discretionary	$0.15
Cash and Cash Equivalents	$5.98

The Investments of Real Estate Securities
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Diversified REITs - 9.73%
Liberty Property Trust	10	$219
PS Business Parks, Inc.	9	389
Vornado Realty Trust	26	1,587
Washington Real Estate Investment Trust	22	620
		2,815
Health Care Facilities - 0.23%
Sun Healthcare Group, Inc. (A)	8	66

Hotels, Resorts & Cruise Lines - 0.15%
Marriott International, Inc., Class A	2	45

Industrial REITs - 4.92%
AMB Property Corporation	10	242
EastGroup Properties, Inc.	9	313
ProLogis	63	868
		1,423
Office REITs - 16.47%
Alexandria Real Estate Equities, Inc.	6	374
Boston Properties, Inc.	22	1,215
Corporate Office Properties Trust	22	672
Cousins Properties Incorporated	15	213
Digital Realty Trust, Inc.	24	802
Douglas Emmett, Inc.	43	558
Highwoods Properties, Inc.	3	85
Kilroy Realty Corporation	19	619
SL Green Realty Corp.	9	228
		4,766
Real Estate Management & Development - 0.73%
Brookfield Properties Corporation	16	122
CB Richard Ellis Group, Inc., Class A (A)	21	90
		212
Residential REITs - 16.08%
American Campus Communities, Inc.	11	215
AvalonBay Communities, Inc.	14	836
BRE Properties, Inc., Class A	16	439
Camden Property Trust	7	225
Equity Residential	44	1,318
Essex Property Trust, Inc.	12	906
Home Properties, Inc.	5	207
Mid-America Apartment Communities, Inc.	10	383
UDR, Inc.	9	123
		4,652
Retail REITs - 22.60%
Acadia Realty Trust	21	298
Federal Realty Investment Trust	12	720
General Growth Properties, Inc.	49	64
Kimco Realty Corporation	44	803
Kite Realty Group Trust	16	91
Macerich Company (The)	22	396
National Retail Properties, Inc.	20	339
Regency Centers Corporation	15	701
Saul Centers, Inc.	7	292
Simon Property Group, Inc.	41	2,162
Tanger Factory Outlet Centers, Inc.	9	327
Taubman Centers, Inc.	14	346
		6,539
Specialized REITs - 22.40%
Cogdell Spencer Inc.	9	85
Entertainment Properties Trust	3	95
Health Care Property Investors, Inc.	45	1,253
Health Care REIT, Inc.	19	793
Healthcare Realty Trust Incorporated	12	291
Hersha Hospitality Trust	35	105
Host Hotels & Resorts, Inc.	48	364
LaSalle Hotel Properties	14	151
Nationwide Health Properties, Inc.	19	543
Public Storage, Inc.	23	1,797
Ventas, Inc.	30	1,004
		6,481
Wireless Telecommunication Service - 0.45%
American Tower Corporation, Class A (A)	4	129

TOTAL COMMON STOCKS - 93.76%		$27,128
(Cost: $38,966)

INVESTMENT FUNDS - 0.26%	Shares
Sector Fund-Real Estate
ProShares UltraShort Real Estate	2	$76
(Cost: $101)

SHORT-TERM SECURITIES	Principal
Commercial Paper
Air Products and Chemicals, Inc.,
0.050%, 1-2-09	$655	655
ITT Corporation,
2.000%, 1-5-09	800	800

TOTAL SHORT-TERM SECURITIES - 5.03%		$1,455
(Cost: $1,455)

TOTAL INVESTMENT SECURITIES - 99.05%		$28,659
(Cost: $40,522)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.95%		275

NET ASSETS - 100.00%		$28,934

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
Industry classifications are unaudited.

Statement of Assets and Liabilities
      REAL ESTATE SECURITIES
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $40,522)	$28,659
Cash	3
Receivables:
Dividends and interest	208
Investment securities sold	93
Portfolio shares sold	5

Total assets	28,968

LIABILITIES
Payable for investment securities purchased	27
Accrued accounting services fee	2
Accrued management fee	1
Payable to Portfolio shareholders	1
Accrued service fee	––	*
Accrued shareholder servicing	––	*
Other	3

Total liabilities	34

Total net assets	$28,934

NET ASSETS
$0.001 par value capital stock:
Capital stock	$7
Additional paid-in capital	45,843
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	876
Accumulated net realized loss on investment transactions	(5,929)
Net unrealized depreciation in value of investments	(11,863)

Net assets applicable to outstanding units of capital	$28,934

Net asset value, redemption and offering price per share	$4.3040

Capital shares outstanding	6,722
Capital shares authorized	20,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      REAL ESTATE SECURITIES
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Dividends (net of foreign withholding taxes of $3)	$1,260
Interest and amortization	58

Total income	1,318

Expenses:
Investment management fee	391
Service fee	109
Accounting services fee	28
Custodian fees	15
Audit fees	9
Legal fees	3
Shareholder servicing	–– *
Other	14

Total expenses	569

Net investment income	749

REALIZED AND UNREALIZED LOSS ON INVESTMENTS
Realized net loss on investments	(5,660)
Unrealized depreciation in value of investments during the period	(12,764)

Net loss on investments	(18,424)

Net decrease in net assets resulting from operations	$(17,675)

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      REAL ESTATE SECURITIES
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

DECREASE IN NET ASSETS
Operations:
Net investment income	$749	$643
Realized net gain (loss) on investments	(5,660)	2,097
Unrealized depreciation	(12,764)	(12,974)

Net decrease in net assets resulting from operations	(17,675)	(10,234)

Distributions to shareholders from:
Net investment income	(253)	(310)
Realized gains on investment transactions	(730)	(2,186)

	(983)	(2,496)

Capital share transactions	(711)	1,261

Total decrease	(19,369)	(11,469)
NET ASSETS
Beginning of period	48,303	59,772

End of period	$28,934	$48,303

Accumulated undistributed net investment income	$876	$380

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	1,306	1,647
Shares issued from reinvestment of dividend and/or capital gains distribution	248	357
Shares redeemed	(1,745)	(1,900)

Increase (decrease) in outstanding capital shares	(191)	104

Value issued from sale of shares	$8,526	$14,670
Value issued from reinvestment of dividends and/or capital gains distribution	983	2,496
Value redeemed	(10,220)	(15,905)

Increase (decrease) in outstanding capital	$(711)	$1,261

See Accompanying Notes to Financial Statements.

Financial Highlights
      REAL ESTATE SECURITIES
      For a Share of Capital Stock Outstanding Throughout Each Period:

For the fiscal year ended December 31,	For the period from 5-27-04(1) through
2008	2007	2006	2005	12-31-04

Net asset value, beginning of period	$6.9867	$8.7770	$6.9610	$6.5176	$5.0000

Income (loss) from investment operations:
Net investment income	0.1143	0.0938	0.0367	0.0779	0.0396
Net realized and unrealized gain (loss) on investments	(2.6453)	(1.5033)	2.0572	0.6278	1.5935

Total from investment operations	(2.5310)	(1.4095)	2.0939	0.7057	1.6331

Less distributions from:
Net investment income	(0.0390)	(0.0473)	(0.0607)	(0.0954)	(0.0349)
Capital gains	(0.1127)	(0.3335)	(0.2172)	(0.1669)	(0.0806)

Total distributions	(0.1517)	(0.3808)	(0.2779)	(0.2623)	(0.1155)

Net asset value, end of period	$4.3040	$6.9867	$8.7770	$6.9610	$6.5176

Total return	-36.04%	-16.07%	30.08%	10.83%	32.66%
Net assets, end of period (in millions)	$29	$48	$60	$33	$19
Ratio of expenses to average net assets including expense waiver	1.31%	1.30%	1.31%	1.38%	1.21	%(2)
Ratio of net investment income to average net assets including expense waiver	1.73%	1.08%	1.03%	1.26%	2.14	%(2)
Ratio of expenses to average net assets excluding expense waiver	1.31	%(3)	1.30	%(3)	1.31	%(3)	1.38	%(3)	1.55	%(2)
Ratio of net investment income to average net assets excluding expense waiver	1.73	%(3)	1.08	%(3)	1.03	%(3)	1.26	%(3)	1.80	%(2)
Portfolio turnover rate	45%	50%	32%	48%	53%

(1)Commencement of operations.
(2)Annualized.
(3)There was no waiver of expenses during the period.

See Accompanying Notes to Financial Statements.

Manager's Discussion of
Science and Technology                                                                   (Unaudited)
      December 31, 2008

Below, Zachary H. Shafran, portfolio manager of Ivy Funds VIP Science and Technology, discusses positioning, performance and results for the fiscal year ended Dec. 31, 2008. He has managed the Portfolio for eight years and has 20 years of industry experience.

STYLE
VALUE	BLEND	GROWTH
			LARGE	CAPITALIZATION
		X	MEDIUM
SMALL

This diagram shows the Portfolio's equity investment style and the size of companies in the Portfolio, as measured by market capitalization. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

Fiscal year performance
For the 12 Months Ended December 31, 2008
Ivy Funds VIP Science and Technology	-33.89%
Benchmark(s)/Lipper Category
S&P North American Technology Sector Index	-43.32%
(generally reflects the performance of science and technology U.S. stocks)
Lipper Variable Annuity Science & Technology Funds Universe Average	-45.46%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc. The S&P North American Technology Sector Index changed its name this past year from the S&P GSTI Composite Index.

We are disappointed that the Portfolio lost money this past fiscal year. However, given the extremes of the financial markets and the world economy, we did lose less money than our benchmark and less than our Lipper peer group.

We outpaced our benchmark for two primary reasons: First, entering the year and throughout the course of the year, we maintained a larger-than-normal cash reserve. Second, stock selection and defensive positioning in some areas allowed the Portfolio to preserve more capital than the benchmark. Fiscal year 2008 was highly unusual in many respects, and frustrating. On an industry basis, we did well in biotechnology, but many areas of focus were both absolute and relative underperformers.

An economic and market meltdown

The most challenging part of the year began in mid-September when a real confluence of macroeconomic and financial market events negatively impacted all financial markets. The collapse in the U.S. housing market, near collapse in the U.K. and Spanish housing markets, and tighter credit conditions brought economic activity around the globe to a virtual standstill.

We've long held that a prudent aspect of investment analysis across multiple sectors is to never underestimate the power of bad management. Last year we learned just how damaging and widespread incompetence could be. Problems in the banking sector spread rapidly throughout the entire global economy. Our areas of focus have not been immune. There has been a precipitous decline in capital investment on the part of business and consumer alike, even to the extent where governments, businesses, and individuals have just stopped spending. We believe this is likely temporary. We think the path out includes a focus on technology and innovation that improve energy efficiency and productivity across many industries - from meter reading to highway traffic control to health care record automation.

We have boosted our position in biotechnology to the highest level in several years. We like this area now for two reasons:

  there have been substantial clinical advances and unique products that appear likely to come to market within the next 12 to 24 months and we feel valuations are compelling given the sharp pullback in stock prices.

We have also researched and have started to invest in convertible securities of several companies where we already held the underlying equity and thoroughly understand the business. During the debt boom earlier in the decade, some companies in science and technology took advantage of cheap money to issue debt convertible into common stock. Liquidity issues in the fourth quarter of 2008 for some of these debt securities resulted in sharp price drops. Such securities became not only appealing on a fundamental basis, but in some instances much more appealing as an investment than the underlying common stock.

A research driven process

The foundation of what we do, that is to seek to identify what we feel are the world's leading science and technology companies through a largely bottom-up, that is company by company, fundamentally driven research process with an overarching top down perspective remains unchanged. Given the more cautious, obviously not cautious enough, view we held throughout the year, our cash position remained higher than normal, in excess of 10 percent of assets throughout much of the year. We looked to sectors and companies that we believed would be relatively better prepared to weather a difficult economic environment; those companies that were more attractively valued and whose businesses were more stable, and were largely self-sufficient when it came to the need for capital.

Our outlook

We continue to believe the economic and financial market environment will remain challenging. Our plan is to stick with our stock selection philosophy, which has two main tenets. First, we aim to identify what we feel are the strongest secular trends within industries. Second, we then apply bottom-up research to specific companies in order to identify what we believe to be the right stocks within which to invest.

We are encouraged by the actions both taken and currently being contemplated on an individual and coordinated basis by major governments and central banks alike around the globe. While we ultimately believe these, as well as other actions, will set the stage for a return to growth, the more immediate focus remains stability, confidence, and improved liquidity. We plan to remain relatively defensive and most selective in our efforts for the foreseeable future.

Top 10 Equity Holdings December 31, 2008
Company	Sector	Industry

Cerner Corporation	Health Care	Health Care Technology
Noble Energy, Inc.	Energy	Oil & Gas Exploration & Production
ESCO Technologies Inc.	Industrials	Industrial Machinery
Archer Daniels Midland Company	Consumer Staples	Agricultural Products
Cree, Inc.	Information Technology	Semiconductors
Genzyme Corporation	Health Care	Biotechnology
Aspen Technology, Inc.	Information Technology	Application Software
Bunge Limited	Consumer Staples	Agricultural Products
ACI Worldwide, Inc.	Information Technology	Application Software
Research In Motion Limited	Information Technology	Communications Equipment

See your advisor for more information on the Portfolio's most recently published Top 10 Equity Holdings.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

Investing in companies involved in one specified sector may be more risky and volatile than an investment with greater diversification. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Science and Technology.

Comparison of Change in Value of
$10,000 Investment                                                                                 (Unaudited)

Ivy Funds VIP Science and Technology(1)	$22,869
S&P North American Technology Sector Index	$5,858
Lipper Variable Annuity Science & Technology Funds Universe Average	$7,216

Plot Date	IVY VIP SCIENCE & TECHNOLOGY FUND	S&P NORTH AMERICAN TECHNOLOGY SECTOR INDEX	LIPPER VA SCIENCE & TECHNOLOGY FUNDS

12/31/98	10,000	10,000	10,000
12/31/99	27,466	18,887	20,537
12/31/00	21,658	11,740	15,462
12/31/01	19,078	8,386	10,623
12/31/02	14,502	5,009	6,287
12/31/03	18,918	7,723	9,363
12/31/04	21,993	7,948	9,799
12/31/05	25,785	8,109	10,349
12/31/06	27,815	8,838	11,231
12/31/07	34,593	10,335	13,231
12/31/08	22,869	5,858	7,216

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

Average Annual Total Return(2)

1-year period ended 12-31-08	-33.89%
5-year period ended 12-31-08	3.87%
10-year period ended 12-31-08	8.62%

(2)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF SCIENCE AND TECHNOLOGY

Portfolio Highlights                                                                                             (Unaudited)

On December 31, 2008, Science and Technology had net assets totaling $226,153 (in thousands) invested in a diversified portfolio of:

81.29%	Domestic Common Stocks
11.69%	Foreign Common Stocks
5.51%	Cash and Cash Equivalents and Put Options
1.51%	Domestic Corporate Debt Securities

Asset Allocation

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Stocks	$92.98
Information Technology	$42.65
Health Care	$19.44
Consumer Staples	$8.13
Energy	$6.79
Industrials	$6.40
Telecommunication Services	$3.86
Materials	$2.64
Consumer Discretionary	$1.54
Financials	$1.53
Bonds	$1.51
Corporate Debt Securities	$1.51
Cash and Cash Equivalents and Options	$5.51

The Investments of Science and Technology
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Agricultural Products - 8.13%
Archer Daniels Midland Company	343	$9,886
Bunge Limited	164	8,511
		18,397
Application Software - 10.11%
ACI Worldwide, Inc. (A)	515	8,182
Aspen Technology, Inc. (A)	1,158	8,592
Lawson Software, Inc. (A)	1,286	6,093
		22,867
Biotechnology - 7.81%
Amgen Inc. (A)	112	6,468
Genzyme Corporation (A)(B)	135	8,987
Isis Pharmaceuticals, Inc. (A)	155	2,202
		17,657
Communications Equipment - 4.97%
QUALCOMM Incorporated	116	4,164
Research In Motion Limited (A)	175	7,081
		11,245
Computer Hardware - 0.94%
Apple Inc. (A)	25	2,125

Computer Storage & Peripherals - 1.02%
Data Domain, Inc. (A)	66	1,235
Netezza Corporation (A)	162	1,074
		2,309
Consumer Electronics - 1.15%
Garmin Ltd.	136	2,615

Data Processing & Outsourced Services - 6.56%
Alliance Data Systems Corporation (A)(B)	66	3,057
Euronet Worldwide, Inc. (A)	341	3,956
Fidelity National Information Services, Inc.	185	3,010
Lender Processing Services, Inc.	163	4,800
		14,823
Diversified Chemicals - 2.64%
E.I. du Pont de Nemours and Company	128	3,236
FMC Corporation	61	2,724
		5,960
Electrical Components & Equipment - 1.50%
POWER-ONE, INC. (A)	860	1,023
Ultralife Corporation (A)	177	2,374
		3,397
Electronic Equipment & Instruments - 0.49%
IPG Photonics Corporation (A)	85	1,114

General Merchandise Stores - 0.39%
Conn's, Inc. (A)	104	878

Health Care Distributors - 0.34%
Animal Health International, Inc. (A)	359	764

Health Care Equipment - 0.27%
Insulet Corporation (A)	79	609

Health Care Facilities - 2.00%
HealthSouth Corporation (A)	307	3,366
LifePoint Hospitals, Inc. (A)	50	1,146
		4,512
Health Care Supplies - 0.48%
TranS1 Inc. (A)	151	1,091

Health Care Technology - 8.06%
Cerner Corporation (A)(B)	434	16,703
Eclipsys Corporation (A)	108	1,534
		18,237
Home Entertainment Software - 2.81%
Nintendo Co., Ltd. (C)	17	6,344

Industrial Machinery - 4.90%
ESCO Technologies Inc. (A)	247	10,131
Pentair, Inc.	40	944
		11,075
Integrated Telecommunication Services - 3.86%
AT&T Inc.	176	5,013
CenturyTel, Inc.	41	1,118
Embarq Corporation	72	2,600
		8,731
Internet Software & Services - 1.96%
SAVVIS, Inc. (A)	214	1,472
Yahoo! Inc. (A)	243	2,960
		4,432
IT Consulting & Other Services - 1.85%
Telvent GIT, S.A. (C)(D)	108	1,424
Telvent GIT, S.A.	190	2,768
		4,192
Life & Health Insurance - 0.59%
Amil Participacoes S.A. (C)	436	1,345

Managed Health Care - 0.48%
WellCare Health Plans, Inc. (A)	85	1,089

Oil & Gas Equipment & Services - 0.43%
ION Geophysical Corporation (A)	285	977

Oil & Gas Exploration & Production - 6.36%
Noble Energy, Inc. (B)	292	14,377

Semiconductor Equipment - 0.15%
EMCORE Corporation (A)	257	333

Semiconductors - 10.43%
Cree, Inc. (A)	593	9,403
Marvell Technology Group Ltd. (A)	49	327
Maxim Integrated Products, Inc.	167	1,907
Microsemi Corporation (A)	77	976
ON Semiconductor Corporation (A)	326	1,107
PMC-Sierra, Inc. (A)	853	4,143
Samsung Electronics Co., Ltd. (C)	16	5,724
		23,587
Specialized Finance - 0.94%
CME Group Inc.	10	2,123

Systems Software - 1.36%
Microsoft Corporation	158	3,074

TOTAL COMMON STOCKS - 92.98%		$210,279
(Cost: $264,523)

CORPORATE DEBT SECURITIES - 1.51%	Principal
Health Care Facilities
LifePoint Hospitals, Inc., Convertible,
3.250%, 8-15-25	$4,750	$3,414
(Cost: $3,018)

PUT OPTIONS	Number of Contracts
Alliance Data Systems Corporation,
Mar $38.00, Expires 3-23-09	1	177
Cerner Corporation:
Mar $34.00, Expires 3-23-09	2	291
Jun $31.50, Expires 6-22-09	2	513

TOTAL PUT OPTIONS - 0.43%		$981
(Cost: $1,169)

SHORT-TERM SECURITIES	Principal
Commercial Paper
Campbell Soup Co.,
0.050%, 1-28-09	$2,000	2,000
Diageo Capital plc (Diageo plc),
5.500%, 1-21-09	2,500	2,492
ITT Corporation,
2.000%, 1-5-09	1,942	1,942
McCormick & Co. Inc.,
0.150%, 1-2-09	500	500
Praxair Inc.,
0.120%, 2-17-09	2,000	2,000

TOTAL SHORT-TERM SECURITIES - 3.95%		$8,934
(Cost: $8,934)

TOTAL INVESTMENT SECURITIES - 98.87%		$223,608
(Cost: $277,644)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 1.13%		2,545

NET ASSETS - 100.00%		$226,153

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
(B)Securities serve as cover for the following written options outstanding at December 31, 2008:

Underlying Security	Contracts Subject to Call	Expiration Month/ Exercise Price	Premium Received	Market Value
Alliance Data Systems Corporation	1	February/45.0	$319	$350
Cerner Corporation	2	March/42.5	379	260
	2	June/41.5	561	650
Genzyme Corporation	1	January/82.5	442	2
Noble Energy, Inc.	1	January/50.0	673	196
			$2,374	$1,458

(C)Listed on an exchange outside the United States.
(D)Illiquid restricted security. At December 31, 2008, the following restricted security was owned:
Security	Acquisition Date	Shares	Cost	Market Value
Telvent GIT, S.A.	9-15-08	108	$2,301	$1,424

The total value of this security represented approximately 0.63% of net assets at December 31, 2008.
Industry classifications are unaudited

Statement of Assets and Liabilities
      SCIENCE AND TECHNOLOGY
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $277,644)	$223,608
Cash	2
Cash denominated in foreign currencies (cost - $4,187)	3,873
Receivables:
Investment securities sold	633
Dividends and interest	90
Portfolio shares sold	54

Total assets	228,260

LIABILITIES
Outstanding written options - at value (premium received - $2,374)	1,458
Payable for investment securities purchased	492
Payable to Portfolio shareholders	111
Accrued accounting services fee	7
Accrued management fee	5
Accrued service fee	2
Accrued shareholder servicing	–– *
Other	32

Total liabilities	2,107

Total net assets	$226,153

NET ASSETS
$0.001 par value capital stock:
Capital stock	$20
Additional paid-in capital	265,934
Accumulated undistributed income (loss):
Accumulated net investment loss	(24)
Accumulated undistributed net realized gain on investment transactions	13,657
Net unrealized depreciation in value of investments	(53,434)

Net assets applicable to outstanding units of capital	$226,153

Net asset value, redemption and offering price per share	$11.4251

Capital shares outstanding	19,794
Capital shares authorized	45,000
*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      SCIENCE AND TECHNOLOGY
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT LOSS
Income:
Dividends (net of foreign withholding taxes of $50)	$1,556
Interest and amortization	1,427

Total income	2,983

Expenses:
Investment management fee	2,686
Service fee	790
Accounting services fee	103
Custodian fees	39
Audit fees	16
Legal fees	10
Shareholder servicing	3
Other	62

Total	3,709
Less expenses in excess of limit	(64)

Total expenses	3,645

Net investment loss	(662)

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net gain on securities	10,296
Realized net gain on written options	4,686
Realized net loss on foreign currency exchange transactions	(16)

Realized net gain on investments	14,966

Unrealized depreciation in value of securities during the period	(139,456)
Unrealized appreciation in value of written options during the period	916
Unrealized depreciation in value of foreign currency exchange transactions during the period	(315)

Unrealized depreciation in value of investments during the period	(138,855)

Net loss on investments	(123,889)

Net decrease in net assets resulting from operations	$(124,551)

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      SCIENCE AND TECHNOLOGY
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

INCREASE (DECREASE) IN NET ASSETS
Operations:
Net investment loss	$(662)	$(1,573)
Realized net gain on investments	14,966	78,040
Unrealized appreciation (depreciation)	(138,855)	5,303

Net increase (decrease) in net assets resulting from operations	(124,551)	81,770

Distributions to shareholders from:
Net investment income	––	––
Realized gains on investment transactions	(8,411)	(73,000)

	(8,411)	(73,000)

Capital share transactions	(37,315)	35,441

Total increase (decrease)	(170,277)	44,211
NET ASSETS
Beginning of period	396,430	352,219

End of period	$226,153	$396,430

Accumulated net investment loss	$(24)	$(25)

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	1,167	1,208
Shares issued from reinvestment of dividend and/or capital gains distribution	768	4,061
Shares redeemed	(4,192)	(3,098)

Increase (decrease) in outstanding capital shares	(2,257)	2,171

Value issued from sale of shares	$17,258	$24,507
Value issued from reinvestment of dividends and/or capital gains distribution	8,411	73,000
Value redeemed	(62,984)	(62,066)

Increase (decrease) in outstanding capital	$(37,315)	$35,441

See Accompanying Notes to Financial Statements.

Financial Highlights
      SCIENCE AND TECHNOLOGY
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,

	2008	2007	2006	2005	2004

Net asset value, beginning of period	$17.9777	$17.7170	$16.8844	$14.4014		$12.3883

Income (loss) from investment operations:
Net investment loss	(0.0336)	(0.0712)	(0.1178)	(0.1145)		(0.0751)
Net realized and unrealized gain (loss) on investments	(6.0778)	4.3892	1.4468	2.5975		2.0882

Total from investment operations	(6.1114)	4.3180	1.3290	2.4830		2.0131

Less distributions from:
Net investment income	(0.0000)	(0.0000)	(0.0000)	(0.0000)		(0.0000)
Capital gains	(0.4412)	(4.0573)	(0.4964)	(0.0000)		(0.0000)

Total distributions	(0.4412)	(4.0573)	(0.4964)	(0.0000)		(0.0000)

Net asset value, end of period	$11.4251	$17.9777	$17.7170	$16.8844		$14.4014

Total return	-33.89%	24.37%	7.87%	17.25%		16.25%
Net assets, end of period (in millions)	$226	$396	$352	$361	$322
Ratio of expenses to average net assets including expense waiver	1.16%	1.15%	1.17%	1.17%		1.17%
Ratio of net investment loss to average net assets including expense waiver	-0.21%	-0.42%	-0.65%	-0.74%		-0.59%
Ratio of expenses to average net assets excluding expense waiver	1.18%	1.17%	1.18%	1.17	%(1)	1.17	%(1)
Ratio of net investment loss to average net assets excluding expense waiver	-0.23%	-0.44%	-0.66%	-0.74	%(1)	-0.59	%(1)
Portfolio turnover rate	62%	73%	71%	104%		107%

(1)There was no waiver of expenses during the period.

See Accompanying Notes to Financial Statements.

Manager's Discussion of Bond Portfolio                                            (Unaudited)
      December 31, 2008

Below, Mark J. Otterstrom, CFA, portfolio manager of Ivy Funds VIP Bond, discusses positioning, performance and results for the fiscal year ended December 31, 2008. He has managed the Portfolio for four months and has 22 years of industry experience. Mr. Otterstrom succeeded James C. Cusser, who had managed the Portfolio for 16 years.

MATURITY
SHORT	INTER	LONG
	X		HIGH	CREDIT QUALITY
MEDIUM
LOW

This diagram shows the Portfolio's fixed-income investment style by displaying the average credit quality of the bonds owned and the Portfolio's interest rate sensitivity, as measured by average maturity. Shaded areas show the past three years of quarterly data.

Fiscal year performance
For the 12 Months Ended December 31, 2008
Ivy Funds VIP Bond	0.31%
Benchmark(s)/Lipper Category
Citigroup Broad Investment Grade Index	7.02%
(generally reflects the performance of securities representing the bond market)
Lipper Variable Annuity Corporate Debt Funds A Rated Universe Average	-5.43%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

A quality upgrade helped

Early last year, we made a concerted effort to increase the credit quality of the Portfolio. We began to underweight lower quality corporate credits and significantly underweight conventional mortgage loans. As a result, the Portfolio's duration was short its benchmark through the third quarter, then lengthened early in the fourth quarter of 2008. This strategy helped us outpace our Lipper peer group this past fiscal year, but resulted in a return that was significantly less than the benchmark. The benchmark also had a higher proportion of government securities such as Treasuries than the Portfolio, and these performed better than corporate securities.

Meanwhile, we were overweight agency debt and heavily overweight in high-grade corporate bonds. Lower rated corporate bonds were one of the worst-performing sectors in this space. Due to the collapse of the financial markets bonds issued by financial institutions performed very poorly since September 2008. However, the few financials we owned were issued by some of the best-performing companies.

The Portfolio also avoided the major losses suffered by many funds in our Lipper peer group. Due to the total collapse of the housing market over the last 12 months, conventional mortgage loan pools and collateralized mortgage obligations (CMOs) collectively were the worst-performing sector in the taxable bond market. However, we made a conscious effort more than a year ago to underweight this sector, and the Portfolio had low exposure to these types of securities. Finally, our overweighting of government sponsored-enterprise-backed mortgages has led to more stable returns over the last 12 months.

Treasuries performed well

Treasuries have been the star performer the past year. The Federal Reserve began its 325 basis points of tightening back in September 2007, when the current credit crisis was in its infancy. Then throughout 2008, the Fed cut rates frequently in an effort to help provide liquidity for the financial system and to try to prevent a deep recessionary period from taking hold. Given this, the yield curve has changed dramatically this past year; Treasury yields are lower across all maturities, and the curve has steepened dramatically.

Elsewhere, corporate bond issuance was heavily weighted in the first half of the year as companies wanted to take advantage of the low interest-rate environment. In addition, companies wanted to issue debt in advance of the election cycle and the uncertainty surrounding the policies of a new administration.

Credit spreads on agency debt were fairly wide most of the year. Agency spreads first widened due to the uncertainty over the viability and survivability of FNMA (Fannie Mae) and FHLMC (Freddie Mac). Once the Treasury put them into conservatorship this past summer, agency spreads widened again. However, during the fourth quarter of the fiscal year, agency spreads narrowed dramatically. As such, the Portfolio benefited from having an overweight position in agency debt.

Credit spreads began to look unsustainably tight to us over a year ago. Due to these tight spreads we actively avoided lower-rated, higher-yielding corporate bonds. As it became more apparent that the housing crisis could become a much more important and damaging event to our economy, we began to sell mortgages that were not issued by government-sponsored enterprises (GSEs). As a result of these actions, the Portfolio was underweight conventional mortgage loans. This turned out to be a very good strategy. We were also short duration versus our Lipper peer group and underweight lower quality corporate bonds throughout most of this year. This, too, has turned out to be a very good decision.

Bond Portfolio Characteristics
As of December 31, 2008
Average maturity	4.8 years
Effective duration	3.7 years
Weighted average bond rating	AA+

Our outlook

The credit market has been challenging, especially for those financials with exposure to sub-prime mortgage-backed securities. We have consciously been underweight financials and instead have concentrated on buying what we feel are highly rated, well-managed corporate names. The financials we did own have performed relatively well, given the state of the U.S. financial crisis. We also have added a few positions in agency pass-through bonds We continue to feel high-quality mortgage-backed securities will outperform other fixed-income products over the next 12 months.

With our capital markets in disarray, we believe it is more important than ever to have a balanced, conservative Portfolio. We intend to remain overweight Treasuries and GSE debt. We also intend to remain underweight conventional mortgages and spread product. We anticipate this strategy to continue until we feel there is a clear and sustainable foundation to our credit markets. We believe we should begin to see some normalcy to the short-term credit markets as central banks worldwide make coordinated efforts to improve bank solvency. The VIX index, a measure of equity market volatility, has fallen dramatically over the last three months; and we believe that financial asset price volatility should continue to fall throughout 2009. As credit markets begin to stabilize, we expect to add selectively to our exposure to spread product and begin to lower our exposure to Treasury and agency debt.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

Fixed-income securities are subject to interest rate risk and, as such, the Portfolio's net asset value may fall as interest rates rise. These and other risks are more fully described in the Portfolio's prospectus.

Certain U.S. government securities in which the Portfolio may invest, such as Treasury securities and securities issued by the Government National Mortgage Association (Ginnie Mae), are backed by the full faith and credit of the U.S. government. However, other U.S. government securities in which the Portfolio may invest, such as securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal Home Loan Banks (FHLB) are not backed by the full faith and credit of the U.S. government, are not insured or guaranteed by the U.S. government and, instead, may be supported only by the right of the issuer to borrow from the U.S. Treasury or by the credit of the issuer.

On Sept. 7, 2008, the Federal Housing Finance Agency (FHFA), an agency of the U.S. government, placed Fannie Mae and Freddie Mac into conservatorship, a statutory process with the objective of returning the entities to normal business operations. FHFA will act as the conservator to operate Fannie Mae and Freddie Mac until they are stabilized. It is unclear what effect this conservatorship will have on the securities issued or guaranteed by Fannie Mae or Freddie Mac.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Bond.

Comparison of Change in Value of
$10,000 Investment                                                                                 (Unaudited)

Ivy Funds VIP Bond(1)	$15,408
Citigroup Broad Investment Grade Index	$17,674
Lipper Variable Annuity Corporate Debt Funds A-Rated Universe Average	$14,719

Plot Date	IVY VIP BOND FUND	CITIGROUP BROAD INVESTMENT GRADE INDEX	LIPPER VA CORPORATE DEBT FUNDS A RATED

12/31/98	10,000	10,000	10,000
12/31/99	9,857	9,917	9,837
12/31/00	10,826	11,067	10,817
12/31/01	11,635	12,009	11,647
12/31/02	12,679	13,221	12,675
12/31/03	13,210	13,777	13,312
12/31/04	13,723	14,393	13,890
12/31/05	13,944	14,763	14,195
12/31/06	14,536	15,403	14,794
12/31/07	15,360	16,515	15,564
12/31/08	15,408	17,674	14,719

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

Average Annual Total Return(2)

1-year period ended 12-31-08	0.31%
5-year period ended 12-31-08	3.13%
10-year period ended 12-31-08	4.42%

(2)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF BOND

Portfolio Highlights                                                                                            (Unaudited)

On December 31, 2008, Bond had net assets totaling $334,139 (in thousands) invested in a diversified portfolio of:

60.61%	United States Government and Government Agency Obligations
30.98%	Domestic Corporate Debt Securities
3.49%	Foreign Corporate Debt Securities
3.47%	Cash and Cash Equivalents
1.07%	Other Government Securities
0.38%	Municipal Bonds Taxable

Sector Weightings

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Bonds	$96.53
United States Government and Government Agency Obligations	$60.61
Corporate Debt Securities	$34.47
Other Government Securities	$1.07
Municipal Bonds - Taxable	$0.38
Cash and Cash Equivalents	$3.47

Quality Weightings

On December 31, 2008, the breakdown of bonds (by ratings) held by the Portfolio was as follows:

Investment Grade	90.69%
AAA	71.02%
AA	3.48%
A	12.69%
BBB	3.50%
Non-Investment Grade	5.84%
BB	1.43%
B	0.41%
Below B	0.01%
Non-rated	3.99%
Cash and Cash Equivalents	3.47%

Ratings reflected in the wheel are taken from Standard & Poor's.

The Investments of Bond
December 31, 2008
(In Thousands)

CORPORATE DEBT SECURITIES	Principal	Value
Aerospace & Defense - 0.96%
United Technologies Corporation,
6.125%, 2-1-19	$3,000	$3,210

Banking - 1.98%
Sovereign Bank (Federal Deposit Insurance Corporation),
2.750%, 1-17-12 (A)	5,000	5,130
Wells Fargo Financial, Inc.,
5.500%, 8-1-12	1,500	1,499
		6,629
Beverage / Bottling - 0.73%
Coca-Cola Company (The),
5.350%, 11-15-17	2,250	2,428

Biotechnology - 0.32%
Amgen Inc.,
6.150%, 6-1-18	1,000	1,061

Building Products - 0.30%
Hanson PLC,
7.875%, 9-27-10	2,500	1,010

Cable / Media - 1.09%
Comcast Cable Communications, Inc.,
8.500%, 5-1-27	1,250	1,409
EchoStar DBS Corporation,
6.375%, 10-1-11	750	697
Walt Disney Company (The),
4.700%, 12-1-12	1,500	1,544
		3,650
Chemicals - 0.61%
E.I. du Pont de Nemours and Company,
5.000%, 1-15-13	2,000	2,018

Coal & Consumable Fuels - 0.28%
Peabody Energy Corporation,
6.875%, 3-15-13	1,000	947

Computer Hardware - 0.97%
Hewlett-Packard Company,
6.500%, 7-1-12	3,000	3,228

Conglomerate / Diversified Mfg - 0.13%
Westinghouse Electric Corporation,
8.875%, 6-14-14	500	435

Diversified Metals & Mining - 0.30%
BHP Billiton Finance (USA) Limited,
5.000%, 12-15-10	1,030	1,013

Electric - 0.75%
Duke Energy Corporation,
6.250%, 1-15-12	1,000	1,036
HQI Transelec Chile S.A.,
7.875%, 4-15-11	750	744
Pepco Holdings, Inc.,
4.000%, 5-15-10	750	721
		2,501
Finance - Other - 4.45%
CHYPS CBO 1997-1 Ltd.,
6.720%, 1-15-10 (B)	146	15
COMM 2005-C6,
5.144%, 6-10- 44	6,000	4,865
First Horizon Alternative Mortgage Securities Trust 2005-FA6,
5.500%, 9-25-35	2,265	1,764
General Electric Capital Corporation:
4.644%, 4-10-12 (C)	2,000	1,696
5.250%, 10-19-12	1,750	1,763
5.625%, 5-1-18	2,000	2,014
Student Loan Marketing Association,
0.000%, 10-3-22	3,000	1,771
TIAA Global Markets, Inc.,
5.125%, 10-10-12 (B)	1,000	986
		14,874
Finance Companies - 0.14%
ISA Capital do Brasil S.A.,
7.875%, 1-30-12 (D)	500	472

Food Processors - 0.15%
ConAgra, Inc.,
6.700%, 8-1-27	500	501

Gas Pipe Lines - 0.46%
Tennessee Gas Pipeline Company,
7.000%, 3-15-27	2,000	1,544

Household Appliances - 0.27%
Controladora Mabe, S.A. de C.V.,
6.500%, 12-15-15 (B)	1,000	900

Household Products - 1.73%
Procter & Gamble Company (The):
4.950%, 8-15-14	3,000	3,163
8.000%, 9-1-24	2,000	2,625
		5,788
Information / Data Technology - 1.03%
IBM International Group Capital LLC,
5.050%, 10-22-12	1,000	1,044
International Business Machines Corporation,
7.625%, 10-15-18	2,000	2,398
		3,442
Integrated Telecommunication Services - 0.22%
AT&T Inc.,
4.950%, 1-15-13	750	754

Investment Banking & Brokerage - 3.38%
Goldman Sachs Group, Inc. (The) (Federal Deposit Insurance Corporation),
3.250%, 6-15-12 (A)	4,000	4,173
Merrill Lynch & Co., Inc.,
5.450%, 7-15-14	3,000	2,966
Morgan Stanley (Federal Deposit Insurance Corporation),
3.250%, 12-1-11 (A)	4,000	4,168
		11,307
Leasing - 0.37%
International Lease Finance Corporation,
5.000%, 4-15-10	1,500	1,217

Multi-Utilities - 0.70%
Dominion Resources, Inc.,
5.250%, 8-1-33	2,500	2,329

Oil & Gas Equipment & Services - 0.44%
Halliburton Company,
6.750%, 2-1-27	1,400	1,472

Oil & Gas Exploration & Production - 0.32%
Chesapeake Energy Corporation,
7.500%, 9-15-13	1,250	1,075

Other Diversified Financial Services - 0.95%
JPMorgan Chase & Co.,
6.000%, 1-15-18	3,000	3,167

Other Mortgage-Backed Securities - 3.23%
Alternative Loan Trust 2005-J4,
5.500%, 11-25-35	1,750	924
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-2,
4.783%, 7-10- 43 (C)	2,500	2,256
CHL Mortgage Pass-Through Trust 2005-28,
5.250%, 1-25-19	2,620	2,089
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C1,
4.719%, 1-15-38	2,000	1,652
Merrill Lynch Mortgage Trust 2005-CIP1,
4.949%, 7-12-38 (C)	2,000	1,610
Wells Fargo Mortgage Pass-Through Certificates, Series 2003-10,
4.500%, 9-25-18	2,500	2,259
		10,790
Other Non-Agency REMIC/CMO - 1.19%
GSR Mortgage Loan Trust 2004-2F,
7.000%, 1-25-34	843	796
Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-1,
5.275%, 2-25-34 (C)	851	521
Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-12,
5.142%, 9-25-34 (C)	2,196	132
Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-18,
5.424%, 12-25-34 (C)	3,082	154
Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-3AC,
4.978%, 3-25-34 (C)	1,376	457
Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-5,
4.667%, 5-25-34 (C)	1,464	132
Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-21,
5.679%, 11-25-35 (C)	1,232	31
Structured Adjustable Rate Mortgage Loan Trust, Series 2005-22,
5.591%, 12-25-35 (C)	1,270	51
Structured Adjustable Rate Mortgage Loan Trust, Series 2006-1,
6.016%, 2-25-36 (C)	1,289	8
Structured Asset Securities Corporation Trust 2005-16,
5.500%, 9-25-35	3,000	1,698
		3,980
Paper / Forest Products - 0.09%
Westvaco Corporation,
7.500%, 6-15-27	328	297

Pharmaceuticals - 2.66%
Abbott Laboratories:
3.750%, 3-15-11	2,000	2,026
5.600%, 5-15-11	1,000	1,056
GlaxoSmithKline Capital Inc.,
5.650%, 5-15-18	2,500	2,626
Johnson & Johnson,
5.150%, 7-15-18	2,000	2,202
Merck & Co., Inc.,
4.750%, 3-1-15	1,000	988
		8,898
Property & Casualty Insurance - 1.38%
Berkshire Hathaway Finance Corporation:
4.750%, 5-15-12	2,000	2,053
5.000%, 8-15-13 (B)	2,500	2,543
		4,596
Publishing - 0.00%
Quebecor World Capital Corporation,
4.875%, 11-15-08 (E)	425	12

Service - Other - 0.11%
HCA - The Healthcare Company,
8.750%, 9-1-10	381	366

Support - 0.09%
MASTR Adjustable Rate Mortgages Trust 2005-1,
5.442%, 3-25-35 (C)	2,751	289

Telecommunications - 2.16%
British Telecommunications plc,
5.150%, 1-15-13	3,500	3,334
Deutsche Telekom International Finance B.V.,
8.000%, 6-15-10	1,500	1,545
New York Telephone Company,
6.700%, 11-1-23	750	641
Pacific Bell,
7.250%, 11-1-27	750	679
Telecom Italia Capital,
6.999%, 6- 4-18	1,250	1,014
		7,213
Wireless Telecommunication Service - 0.53%
AT&T Wireless Services, Inc.,
7.875%, 3-1-11	1,700	1,760

TOTAL CORPORATE DEBT SECURITIES - 34.47%		$115,173
(Cost: $134,681)

MUNICIPAL BONDS - TAXABLE - 0.38%
Massachusetts
Massachusetts Health and Educational Facilities Authority, Revenue Bonds, Harvard University Issue, Series C (2008),
5.260%, 10-1-18	1,250	1,276
(Cost: $1,250)

OTHER GOVERNMENT SECURITIES
Brazil - 0.17%
Federative Republic of Brazil (The),
9.250%, 10-22-10	500	548

Canada - 0.59%
Province de Quebec,
7.140%, 2-27-26	1,500	1,983

Supranational - 0.31%
Inter-American Development Bank,
8.400%, 9-1-09	1,000	1,042

TOTAL OTHER GOVERNMENT SECURITIES - 1.07%		$3,573
(Cost: $3,067)

UNITED STATES GOVERNMENT AGENCY OBLIGATIONS
Agency Obligations - 11.58%
Federal Agricultural Mortgage Corporation Guaranteed Notes Trust 2006-1,
4.875%, 1-14-11 (D)	7,500	7,714
Federal Farm Credit Bank:
3.750%, 12-6-10	1,225	1,283
4.050%, 9-29-11	2,000	2,041
4.350%, 9-2-14	4,400	4,812
5.200%, 11-28-16	5,000	5,744
Federal Home Loan Mortgage Corporation:
5.375%, 1-9-14	5,250	5,254
5.000%, 12-14-18	2,554	2,647
5.200%, 3-5-19	2,500	2,516
Federal National Mortgage Association:
5.125%, 11-2-12	4,000	4,124
4.000%, 1-18-13	2,500	2,577
		38,712
Mortgage-Backed Obligations - 33.19%
Federal Home Loan Mortgage Corporation Adjustable Rate Participation Certificates:
5.666%, 7-1-36 (C)	978	1,001
5.452%, 12-1-36 (C)	2,280	2,323
Federal Home Loan Mortgage Corporation Agency REMIC/CMO:
4.000%, 5-15-16	890	894
5.000%, 5-15-19	1,000	1,008
5.000%, 7-15-19	958	959
5.000%, 5-15-23	1,500	1,509
5.000%, 3-15-25	4,000	4,059
7.500%, 9-15-29	434	465
4.250%, 3-15-31	825	825
5.000%, 5-15-31	3,388	3,438
5.000%, 9-15-32	1,500	1,525
5.500%, 5-15-34	661	686
Federal Home Loan Mortgage Corporation Agency REMIC/CMO (Interest Only): (F)
5.500%, 12-15-13	659	46
5.500%, 10-15-23	546	5
5.500%, 4-15-24	802	13
5.500%, 4-15-24	151	3
5.000%, 6-15-24	887	17
5.000%, 7-15-29	1,213	81
5.000%, 9-15-31	2,104	177
5.500%, 10-15-31	2,125	297
Federal Home Loan Mortgage Corporation Fixed Rate Participation Certificates:
4.000%, 6-1-14	819	832
4.500%, 1-1-18	778	801
4.500%, 4-1-18	802	829
4.500%, 3-1-19	1,086	1,115
5.000%, 6-1-21	1,393	1,433
6.000%, 9-1-21	1,480	1,535
5.000%, 11-1-21	2,091	2,151
5.500%, 3-1-22	808	834
5.500%, 6-1-22	724	747
6.000%, 8-1-22	2,489	2,581
5.000%, 7-1-25	2,013	2,068
6.000%, 2-1-27	2,116	2,183
5.000%, 3-1-35	1,437	1,470
5.500%, 10-1-35	1,131	1,160
5.500%, 8-1-36	1,583	1,623
Federal National Mortgage Association Adjustable Rate Pass-Through Certificates,
5.371%, 12-1-36 (C)	1,377	1,383
Federal National Mortgage Association Agency REMIC/CMO:
5.000%, 3-25-18	3,500	3,531
5.000%, 6-25-18	2,173	2,214
5.500%, 6-25-18	2,965	3,085
5.000%, 9-25-18	500	508
5.000%, 3-25-29	5,100	5,171
5.500%, 2-25-32	1,500	1,524
5.500%, 10-25-32	3,500	3,580
4.000%, 11-25-32	493	496
4.000%, 3-25-33	488	490
3.500%, 8-25-33	1,195	1,142
Federal National Mortgage Association Agency REMIC/CMO (Interest Only): (F)
5.000%, 3-25-18	386	10
5.500%, 1-25-33	2,085	228
5.500%, 11-25-36	9,029	1,115
5.500%, 8-25-37	3,353	407
Federal National Mortgage Association Fixed Rate Participation Certificates (Interest Only), (F)
5.750%, 8-25-32	1,859	214
Federal National Mortgage Association Fixed Rate Pass-Through Certificates:
5.500%, 1-1-17	597	619
5.000%, 3-1-18	1,494	1,543
5.000%, 3-1-18	734	758
4.000%, 11-1-18	886	909
4.500%, 6-1-19	2,571	2,638
4.500%, 8-1-19	3,538	3,630
5.000%, 12-1-19	2,451	2,526
5.000%, 6-1-20	764	786
5.500%, 11-1-22	3,228	3,330
5.500%, 10-1-23	587	611
5.000%, 4-1-24	2,060	2,111
4.500%, 7-25-24	1,000	999
5.000%, 5-1-28	4,549	4,658
5.500%, 9-25-31	1,000	1,025
5.000%, 6-25-32	5,000	5,031
5.500%, 2-1-33	2,786	2,866
6.000%, 4-1-33	893	923
5.500%, 6-1-33	1,879	1,931
5.000%, 9-1-33	3,527	3,610
5.000%, 5-1-35	1,725	1,764
6.500%, 11-1-37	888	910
5.500%, 1-25-39	830	847
Government National Mortgage Association Agency REMIC/CMO (Interest Only): (F)
5.000%, 7-16-22	1,297	143
5.500%, 6-20-28	1,194	26
Government National Mortgage Association Fixed Rate Pass-Through Certificates,
5.000%, 12-15-17	495	520
United States Department of Veterans Affairs, Guaranteed REMIC Pass-Through Certificates, Vendee Mortgage Trust, 2003-2 Class E,
5.000%, 12-15-25	413	413
		110,918
Non-Agency REMIC/CMO - 3.10%
Federal Home Loan Mortgage Corporation Non-Agency REMIC/CMO:
5.500%, 3-15-31	2,530	2,629
5.500%, 9-15-31	3,675	3,745
Federal National Mortgage Association Non-Agency REMIC/CMO,
4.500%, 12-25-34	1,926	1,942
Government National Mortgage Association Non-Agency REMIC/CMO,
4.585%, 8-16-34	2,000	2,021
		10,337
TOTAL UNITED STATES GOVERNMENT AGENCY OBLIGATIONS - 47.87%		$159,967
(Cost: $156,714)

UNITED STATES GOVERNMENT OBLIGATIONS
Treasury Obligations
United States Treasury Bond Principal STRIPS,
0.000%, 11-15-21	3,050	1,978
United States Treasury Bonds,
8.000%, 11-15-21	1,000	1,516
6.125%, 11-15-27	10,000	14,339
United States Treasury Notes:
4.125%, 8-31-12	7,000	7,741
4.250%, 8-15-13	8,950	10,176
4.000%, 2-15-14	6,000	6,801

TOTAL UNITED STATES GOVERNMENT OBLIGATIONS - 12.74%		$42,551
(Cost: $36,843)

SHORT-TERM SECURITIES
Commercial Paper
Campbell Soup Co.,
0.050%, 1-28-09	1,500	1,500
ITT Corporation,
2.000%, 1-5-09	2,158	2,158
McCormick & Co. Inc.,
0.200%, 1-2-09	570	570
Toyota Motor Credit Corporation,
0.550%, 1-28-09	4,000	3,998

TOTAL SHORT-TERM SECURITIES - 2.46%		$8,226
(Cost: $8,226)

TOTAL INVESTMENT SECURITIES - 98.99%		$330,766
(Cost: $340,781)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 1.01%		3,373

NET ASSETS - 100.00%		$334,139

Notes to Schedule of Investments
(A)Security is fully guaranteed by the Federal Deposit Insurance Corporation for both interest and principal under the Debt Guarantee Program of the Temporary Liquidity Guarantee Program.

(B)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities have been determined to be illiquid under guidelines established by the Board of Directors. At December 31, 2008, the total value of these securities amounted to $4,444 or 1.33% of net assets.

(C)Variable rate security. Interest rate disclosed is that which is in effect at December 31, 2008.

(D)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities have been determined to be liquid under guidelines established by the Board of Directors. At December 31, 2008, the total value of these securities amounted to $8,186 or 2.45% of net assets.

(E)Non-income producing as the issuer has either missed its most recent interest payment or declared bankruptcy.
(F)Amount shown in principal column represents notional amount for computation of interest.

The following acronyms are used throughout this portfolio:
CMO = Collateralized Mortgage Obligation
REMIC = Real Estate Mortgage Investment Conduit
STRIPS = Separate Trading of Registered Interest and Principal Securities

Industry classifications are unaudited.

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      BOND
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $340,781)	$330,766
Cash	1
Receivables:
Dividends and interest	3,210
Portfolio shares sold	275
Investment securities sold	58
Prepaid and other assets	–– *

Total assets	334,310

LIABILITIES
Payable to Portfolio shareholders	125
Accrued accounting services fee	8
Accrued management fee	4
Accrued service fee	2
Accrued shareholder servicing	1
Other	31

Total liabilities	171

Total net assets	$334,139

NET ASSETS
$0.001 par value capital stock:
Capital stock	$63
Additional paid-in capital	332,702
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	13,651
Accumulated net realized loss on investment transactions	(2,262)
Net unrealized depreciation in value of investments	(10,015)

Net assets applicable to outstanding units of capital	$334,139

Net asset value, redemption and offering price per share	$5.3372

Capital shares outstanding	62,606
Capital shares authorized	130,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      BOND
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Interest and amortization	$16,192

Expenses:
Investment management fee	1,479
Service fee	785
Accounting services fee	95
Custodian fees	18
Legal fees	16
Audit fees	15
Shareholder servicing	3
Other	83

Total expenses	2,494

Net investment income	13,698

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net gain on investments	818
Unrealized depreciation in value of investments during the period	(13,278)

Net loss on investments	(12,460)

Net increase in net assets resulting from operations	$1,238

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      BOND
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

INCREASE IN NET ASSETS
Operations:
Net investment income	$13,698	$11,191
Realized net gain (loss) on investments	818	(253)
Unrealized appreciation (depreciation)	(13,278)	3,418

Net increase in net assets resulting from operations	1,238	14,356

Distributions to shareholders from:
Net investment income	(306)	(11,081)
Realized gains on investment transactions	––	––

	(306)	(11,081)

Capital share transactions	36,967	80,061

Total increase	37,899	83,336
NET ASSETS
Beginning of period	296,240	212,904

End of period	$334,139	$296,240

Accumulated undistributed net investment income	$13,651	$259

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	17,868	7,352
Shares issued in connection with merger of W&R Target Limited-Term Bond Portfolio	––	12,209
Shares issued from reinvestment of dividend and/or capital gains distribution	57	2,106
Shares redeemed	(10,946)	(6,399)

Increase in outstanding capital shares	6,979	15,268

Value issued from sale of shares	$94,325	$39,137
Value issued in connection with merger of W&R Target Limited-Term Bond Portfolio	––	63,828
Value issued from reinvestment of dividends and/or capital gains distribution	306	11,081
Value redeemed	(57,664)	(33,985)

Increase in outstanding capital	$36,967	$80,061

See Accompanying Notes to Financial Statements.

Financial Highlights
      BOND
      For a Share of Capital Stock Outstanding Throughout Each Period:

For the fiscal year ended December 31,

2008	2007	2006	2005	2004

Net asset value, beginning of period	$5.3255	$5.2752	$5.2928	$5.4762	$5.5710

Income (loss) from investment operations:
Net investment income	0.2183	0.2428	0.2434	0.2356	0.2463
Net realized and unrealized gain (loss) on investments	(0.2017)	0.0489	(0.0182)	(0.1464)	(0.0302)

Total from investment operations	0.0166	0.2917	0.2252	0.0892	0.2161

Less distributions from:
Net investment income	(0.0049)	(0.2414)	(0.2411)	(0.2464)	(0.2463)
Capital gains	(0.0000)	(0.0000)	(0.0017)	(0.0262)	(0.0646)

Total distributions	(0.0049)	(0.2414)	(0.2428)	(0.2726)	(0.3109)

Net asset value, end of period	$5.3372	$5.3255	$5.2752	$5.2928	$5.4762

Total return	0.31%	5.67%	4.24%	1.61%	3.88%
Net assets, end of period (in millions)	$334	$296	$213	$212	$218
Ratio of expenses to average net assets including expense waiver	0.79%	0.82%	0.84%	0.86%	0.85%
Ratio of net investment income to average net assets including expense waiver	4.38%	4.57%	4.49%	4.17%	4.16%
Ratio of expenses to average net assets excluding expense waiver	0.79	%(1)	0.85%	0.85%	0.86	%(1)	0.85	%(1)
Ratio of net investment income to average net assets excluding expense waiver	4.38	%(1)	4.54%	4.48%	4.17	%(1)	4.16	%(1)
Portfolio turnover rate	29%	42%	54%	43%	47%

(1)There was no waiver of expenses during the period.

See Accompanying Notes to Financial Statements.

Manager's Discussion of High Income                                       (Unaudited)
      December 31, 2008

Below, William M. Nelson, portfolio manager of Ivy Funds VIP High Income, discusses the Portfolio's positioning, performance and results for the fiscal year ended Dec. 31, 2008. He has managed the Portfolio for ten years and has 20 years of industry experience.

MATURITY
SHORT	INTER	LONG
			HIGH	CREDIT QUALITY
MEDIUM
	X		LOW

This diagram shows the Portfolio's fixed-income investment style by displaying the average credit quality of the bonds owned and the Portfolio's interest rate sensitivity, as measured by average maturity. Shaded areas show the past three years of quarterly data. Source: Morningstar.

Fiscal Year Performance
For the 12 Months Ended December 31, 2008
Ivy Funds VIP High Income	-21.82%
Benchmark/Lipper Category:
Citigroup High Yield Market Index	-25.91%
(generally reflects the performance of securities representing the high yield bond market)
Lipper Variable Annuity High Current Yield Funds Universe Average	-26.95%
(generally reflects the performance of the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc.

Spreads widened to extreme levels

The Portfolio had a very negative return for the year, but outperformed its benchmark and Lipper peer group. Returns for the Portfolio and its benchmark were especially weak since September and throughout the fourth quarter. In mid-December, with the government bailout of GMAC and government loans extended to both GM and Chrysler, credit markets rallied strong into year-end.

Looking back, massive spread-widening occurred in 2008 with the occurrence of multiple, large negative credit events. The dramatic widening in the high-yield market started with the bankruptcy of Lehman Brothers, and the credit crunch caused spreads and yields to widen to record levels. Finally, the anticipation of defaults by issuers and a declining economy pushed spreads even wider.

Overall, our performance was helped in relation to our benchmark and Lipper peer group in a number of respects. The Portfolio maintained a shorter duration than that of its peer group. Also, we were overweight health care, which significantly outperformed the index. Conversely, we were underweight in large benchmark broadcasting, media and gaming bonds, which significantly underperformed the index. From time to time, the Portfolio also held larger-than-average cash positions in an effort to help cushion the downturn. Going forward, we may look to invest in service industries, and ultimately may turn our focus to industries that we feel could benefit from a recovering economy.

Bond Portfolio Characteristics
As of December 31, 2008
Average maturity	5.1 years
Effective duration	2.9 years
Weighted average bond rating	B+

Our outlook

Our view is still one of caution. While there was some significant spread tightening that occurred in mid-December and has spilled over into early 2009, the economy still remains the focus of our attention. The Portfolio has been positioned for the past few years with durations and maturities shorter than the benchmark. As the year unfolds and the economy shows signs of potential recovery, we expect to take a more aggressive stance in lengthening maturities for recovery in the high-yield market. As for now, yields remain high and attractive, and we believe investors are being compensated for risk levels in the market. We will look opportunistically to invest in what we feel are mispriced securities. Meanwhile, we expect some volatility in the market as investors "read" or "misread" signals from the economy.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

Fixed-income securities are subject to interest rate risk and, as such, the Portfolio's net asset value may fall as interest rates rise. Investing in high income securities may carry a greater risk of non-payment of interest or principal than higher-rated bonds. These and other risks are more fully described in the Portfolio's prospectus.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of High Income.

Comparison of Change in Value of
$10,000 Investment                                                                                 (Unaudited)

Ivy Funds VIP High Income(1)	$12,155
Citigroup High Yield Market Index	$12,421
Lipper Variable Annuity High Current Yield Funds Universe Average	$11,072

Plot Date	IVY VIP HIGH INCOME FUND	CITIGROUP HIGH YIELD MARKET INDEX	LIPPER VA HIGH CURRENT YIELD FUNDS

12/31/98	10,000	10,000	10,000
12/31/99	10,422	10,173	10,393
12/31/00	9,408	9,596	9,547
12/31/01	10,272	10,118	9,623
12/31/02	10,064	9,963	9,551
12/31/03	12,050	13,015	11,847
12/31/04	13,238	14,419	13,057
12/31/05	13,575	14,718	13,432
12/31/06	14,969	16,462	14,776
12/31/07	15,547	16,764	15,156
12/31/08	12,155	12,421	11,072

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

Average Annual Total Return(2)

1-year period ended 12-31-08	-21.82%
5-year period ended 12-31-08	0.17%
10-year period ended 12-31-08	1.97%

(2)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF HIGH INCOME

Portfolio Highlights                                                                                           (Unaudited)

On December 31, 2008, High Income had net assets totaling $146,733 (in thousands) invested in a diversified portfolio of:

89.55%	Domestic Corporate Debt Securities
8.59%	Cash and Cash Equivalents
1.18%	Foreign Corporate Debt Securities
0.68%	Domestic Common Stocks

Sector Weightings

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Stocks	$0.68
Bonds	$90.73
Corporate Debt Securities	$85.19
Consumer Discretionary	$24.06
Industrials	$20.43
Health Care	$10.80
Materials	$8.63
Information Technology	$5.81
Financials	$5.23
Energy	$3.98
Consumer Staples	$2.80
Telecommunication Services	$2.00
Utilities	$1.45
Senior Loans	$5.54
Health Care	$1.86
Consumer Staples	$1.79
Consumer Discretionary	$0.87
Utilities	$0.81
Materials	$0.21
Cash and Cash Equivalents	$8.59

Quality Weightings

On December 31, 2008, the breakdown of bonds (by ratings) held by the Portfolio was as follows:

Investment Grade	5.03%
A	0.81%
BBB	4.22%
Non-Investment Grade	85.70%
BB	20.17%
B	39.62%
Below B	20.74%
Non-rated	5.17%
Cash and Cash Equivalents & Stocks	9.27%

Ratings reflected in the wheel above are taken from Standard & Poor's.

The Investments of High Income
December 31, 2008
(In Thousands)

COMMON STOCKS	Shares	Value
Broadcasting - 0.00%
Citadel Broadcasting Corporation (A)	15	$3

Casinos & Gaming - 0.07%
Pinnacle Entertainment, Inc. (A)	13	96

Movies & Entertainment - 0.19%
RHI Entertainment, Inc. (A)	35	284

Oil & Gas Equipment & Services - 0.25%
Baker Hughes Incorporated	5	160
Schlumberger Limited	5	212
		372
Oil & Gas Storage & Transportation - 0.12%
Inergy, L.P.	10	170

Wireless Telecommunication Service - 0.05%
NII Holdings, Inc. (A)	4	64

TOTAL COMMON STOCKS - 0.68%		$989
(Cost: $1,887)

CORPORATE DEBT SECURITIES	Principal
Aerospace - 0.44%
Esterline Technologies Corporation,
7.750%, 6-15-13	$750	652

Airlines - 0.46%
Delta Air Lines, Inc.:
8.954%, 8-10-14	581	308
8.021%, 8-10-22	719	374
		682
Aluminum - 0.09%
Aleris International, Inc.:
9.000%, 12-15-14	750	45
10.000%, 12-15-16	500	81
		126
Apparel, Accessories & Luxury Goods - 0.41%
Perry Ellis International, Inc.,
8.875%, 9-15-13	1,000	600

Automobile Manufacturers - 0.91%
Ford Motor Company,
7.450%, 7-16-31	500	140
General Motors Corporation,
7.200%, 1-15-11	1,500	315
UCI Holdco, Inc.,
9.996%, 12-15-13 (B)(C)	2,512	415
United Auto Group, Inc.,
7.750%, 12-15-16	1,000	465
		1,335
Automotive Retail - 1.14%
Group 1 Automotive, Inc.,
8.250%, 8-15-13	2,500	1,675

Building Products - 4.81%
CPG International I Inc.,
10.500%, 7-1-13	2,000	1,120
Interface, Inc.,
9.500%, 2-1-14	3,000	2,400
Norcraft Companies, L.P. and Norcraft Finance Corp.,
9.750%, 9-1-12 (D)	1,600	1,192
Nortek, Inc.,
10.000%, 12-1-13	400	272
PIH Acquisition Co.,
10.750%, 10-1-13	475	190
Ply Gem Industries, Inc.:
9.000%, 2-15-12	4,500	1,080
11.750%, 6-15-13	1,500	810
		7,064
Cable & Satellite - 4.53%
Cablevision Systems Corporation,
8.334%, 4-1-09 (B)	2,905	2,898
CSC Holdings Inc,
8.500%, 6-15-15 (E)	600	528
DirecTV Holdings LLC and DirecTV Financing Co.,
7.625%, 5-15-16	2,000	1,940
EchoStar DBS Corporation,
7.750%, 5-31-15	1,500	1,275
		6,641
Capital Goods - 0.84%
RBS Global, Inc. and Rexnord LLC:
9.500%, 8-1-14	1,025	764
11.750%, 8-1-16	500	284
8.875%, 9-1-16	310	181
		1,229
Casinos & Gaming - 4.02%
Inn of the Mountain Gods Resort and Casino,
12.000%, 11-15-10	1,750	578
MGM MIRAGE:
8.500%, 9-15-10	2,600	2,184
7.625%, 1-15-17	500	322
Pinnacle Entertainment, Inc.:
8.250%, 3-15-12	2,465	1,873
8.750%, 10-1-13	500	395
7.500%, 6-15-15	250	145
Shingle Springs Tribal Gaming Authority,
9.375%, 6-15-15 (E)	800	400
		5,897
Chemicals - 1.78%
Compass Minerals International, Inc.,
12.000%, 6-1-13	1,247	1,253
Momentive Performance Materials Inc.:
9.750%, 12-1-14	2,500	1,063
11.500%, 12-1-16	1,000	295
		2,611
Consumer Finance - 4.68%
ASG Consolidated LLC and ASG Finance, Inc.,
11.500%, 11-1-11	3,325	2,826
Ford Motor Credit Company:
9.750%, 9-15-10	1,000	800
9.875%, 8-10-11	1,000	738
7.569%, 1-13-12 (B)	350	228
8.000%, 12-15-16	1,000	651
Ford Motor Credit Company LLC,
12.000%, 5-15-15	500	373
Global Cash Access, L.L.C. and Global Cash Access Finance Corporation,
8.750%, 3-15-12	1,564	1,251
		6,867
Consumer Products - 2.86%
Ames True Temper, Inc.,
8.753%, 1-15-12 (B)	1,650	1,007
Visant Holding Corp.,
8.750%, 12-1-13	3,325	2,460
Wm. Wrigley Jr. Company,
4.650%, 7-15-15	1,000	740
		4,207
Containers - 2.89%
Freescale Semiconductor, Inc.:
8.875%, 12-15-14	1,260	555
9.125%, 12-15-14	500	115
Graham Packaging Company, L.P. and GPC Capital Corp. I:
8.500%, 10-15-12	750	534
9.875%, 10-15-14	1,000	615
Huntsman International LLC,
7.375%, 1-1-15	1,550	814
Solo Cup Company,
8.500%, 2-15-14	2,500	1,600
		4,233
Diversified Metals & Mining - 1.21%
Freeport-McMoRan Copper & Gold Inc.:
7.084%, 4-1-15 (B)	1,000	660
8.250%, 4-1-15	825	701
8.375%, 4-1-17	500	410
		1,771
Fertilizers & Agricultural Chemicals - 0.82%
Mosaic Company (The):
7.375%, 12-1-14 (E)	500	410
7.625%, 12-1-16 (E)	1,000	800
		1,210
Health Care Facilities - 3.00%
HealthSouth Corporation:
8.323%, 6-15-14 (B)	3,500	2,800
10.750%, 6-15-16	1,750	1,606
		4,406
Health Care Facilities / Supplies - 7.47%
Bausch & Lomb Incorporated,
9.875%, 11-1-15 (E)	400	300
Biomet, Inc.:
10.000%, 10-15-17	750	720
11.625%, 10-15-17	850	727
HCA Inc.:
6.750%, 7-15-13	2,000	1,260
9.125%, 11-15-14	475	441
9.250%, 11-15-16	575	528
9.625%, 11-15-16	1,000	780
ReAble Therapeutics Finance LLC and ReAble Therapeutics Finance Corporation:
10.875%, 11-15-14	1,000	720
11.750%, 11-15-14	1,500	990
Rural/Metro Corporation,
0.000%, 3-15-16 (F)	1,415	729
United Surgical Partners International, Inc.,
8.875%, 5-1-17	2,000	1,370
US Oncology, Inc.:
9.000%, 8-15-12	1,295	1,178
10.750%, 8-15-14	1,500	1,222
		10,965
Homebuilding - 0.55%
Toll Corp.,
8.250%, 12-1-11	890	810

Hotels, Resorts & Cruise Lines - 0.32%
Gaylord Entertainment Company,
6.750%, 11-15-14	750	465

Household Products - 0.48%
Simmons Bedding Company,
7.875%, 1-15-14	1,225	355
Simmons Company,
0.000%, 12-15-14 (F)	3,000	345
		700
Leisure - 1.06%
AMC Entertainment Inc.,
11.000%, 2-1-16	1,500	1,048
Marquee Holdings Inc.,
9.505%, 8-15-14 (D)	1,000	510
		1,558
Oil & Gas Exploration & Production - 1.75%
Petrohawk Energy Corporation:
9.125%, 7-15-13	2,250	1,823
7.875%, 6-1-15 (E)	1,000	740
		2,563
Oil & Gas Storage & Transportation - 1.38%
Copano Energy, L.L.C.,
8.125%, 3-1-16	650	471
Inergy, L.P. and Inergy Finance Corp.,
8.250%, 3-1-16	2,000	1,560
		2,031
Packaged Foods & Meats - 1.41%
Central Garden & Pet Company,
9.125%, 2-1-13	3,500	2,065

Paper & Forest Products - 1.93%
Buckeye Technologies Inc.:
8.000%, 10-15-10	2,645	2,407
8.500%, 10-1-13	500	425
		2,832
Pharmaceuticals - 0.33%
Warner Chilcott Corporation,
8.750%, 2-1-15	533	474

Publishing - 1.23%
Lamar Advertising Company,
6.625%, 8-15-15	2,000	1,445
Lamar Media Corp.,
6.625%, 8-15-15	500	361
		1,806
Railroads - 4.59%
Kansas City Southern de Mexico, S.A. de C.V.:
7.625%, 12-1-13	350	287
7.375%, 6-1-14	500	409
Kansas City Southern Railway Company (The):
7.500%, 6-15-09	2,500	2,506
13.000%, 12-15-13	2,500	2,506
TFM, S.A. de C.V.,
9.375%, 5-1-12	1,125	1,030
		6,738
Restaurants - 1.80%
NPC International, Inc.,
9.500%, 5-1-14	3,650	2,646

Retail Stores - 6.69%
Dollar General Corporation:
10.625%, 7-15-15	3,750	3,581
11.875%, 7-15-17	750	641
Jostens IH Corp.,
7.625%, 10-1-12	1,500	1,230
Pantry, Inc. (The),
7.750%, 2-15-14	975	673
Sally Holdings LLC and Sally Capital Inc.:
9.250%, 11-15-14	1,750	1,505
10.500%, 11-15-16	1,000	680
Sonic Automotive, Inc.,
8.625%, 8-15-13	1,353	504
Stater Bros. Holdings Inc.,
8.125%, 6-15-12	1,100	996
		9,810
Secondary Oil & Gas Producers - 0.85%
Denbury Resources Inc.:
7.500%, 4-1-13	250	190
7.500%, 12-15-15	500	355
EXCO Resources, Inc.,
7.250%, 1-15-11	900	702
		1,247
Service - Other - 9.64%
Allied Waste Industries, Inc.,
6.500%, 11-15-10	1,500	1,447
Allied Waste North America, Inc.:
7.125%, 5-15-16	1,000	910
6.875%, 6-1-17	500	465
Carriage Services, Inc.,
7.875%, 1-15-15	150	118
Corrections Corporation of America,
7.500%, 5-1-11	1,000	990
Education Management LLC and Education Management Finance Corp.,
8.750%, 6-1-14	3,500	2,660
Expedia, Inc.,
8.500%, 7-1-16 (E)	750	559
Iron Mountain Incorporated,
8.625%, 4-1-13	750	705
KAR Holdings, Inc.:
7.193%, 5-1-14 (B)	1,750	744
8.750%, 5-1-14	160	70
10.000%, 5-1-15	160	53
Laureate Education, Inc.:
10.000%, 8-15-15 (E)	1,000	651
11.000%, 8-15-15 (C)(E)	771	400
11.750%, 8-15-17 (E)	375	211
Reddy Ice Holdings, Inc.,
10.500%, 11-1-12	2,850	1,254
Tube City IMS Corporation,
9.750%, 2-1-15	640	224
West Corporation:
9.500%, 10-15-14	1,500	825
11.000%, 10-15-16	4,000	1,860
		14,146
Technology - 5.37%
L-3 Communications Corporation:
6.125%, 1-15-14	200	182
5.875%, 1-15-15	1,000	900
SunGard Data Systems Inc.:
9.125%, 8-15-13	625	541
10.250%, 8-15-15	3,500	2,310
Viasystems, Inc.,
10.500%, 1-15-11	500	362
Xerox Capital Trust I,
8.000%, 2-1-27	5,250	3,585
		7,880
Utilities - 1.45%
Dynegy Holdings Inc.,
8.375%, 5-1-16	1,500	1,065
Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc.,
10.250%, 11-1-15 (E)	1,500	1,065
		2,130
Wireless Telecommunication Service - 2.00%
MetroPCS Communications, Inc.,
9.250%, 11-1-14	1,000	895
Sprint Capital Corporation:
6.375%, 5-1-09	1,000	994
7.625%, 1-30-11	1,250	1,044
		2,933

TOTAL CORPORATE DEBT SECURITIES - 85.19%		$125,005
(Cost: $177,708)

SENIOR LOANS
Casinos & Gaming - 0.63%
Las Vegas Sands, LLC:
2.220%, 5-23-14 (B)	1,655	767
2.220%, 5-23-14 (B)	334	155
		922
Consumer Products - 1.79%
Wm. Wrigley Jr. Company,
7.750%, 7-17-14 (B)	2,750	2,626

Containers - 0.21%
Huntsman International LLC,
2.221%, 4-19-14 (B)	500	308

Health Care Facilities / Supplies - 1.86%
CHS/Community Health Systems, Inc.:
4.439%, 7-25-14 (B)	290	226
1.000%, 7-25-14 (B)	81	63
4.446%, 7-25-14 (B)	2,088	1,626
Community Health Systems Inc.,
3.404%, 7-25-14 (B)	41	32
HCA Inc.,
3.709%, 11-18-13 (B)	996	777
		2,724
Leisure - 0.24%
Cinemark USA, Inc.,
3.990%, 10-5-13 (B)	500	360

Utilities - 0.81%
Energy Future Competitive Holdings Company and Texas Competitive Electric Holdings Company, LLC:
3.961%, 10-10-14 (B)	13	9
5.367%, 10-10-14 (B)	982	677
5.888%, 10-10-14 (B)	738	508
		1,194

TOTAL SENIOR LOANS - 5.54%		$8,134
(Cost: $10,104)

SHORT-TERM SECURITIES
Commercial Paper
Diageo Capital plc (Diageo plc),
5.500%, 1-21-09	2,500	2,492
ITT Corporation,
2.000%, 1-5-09	1,362	1,362
Siemens Capital Corp.,
0.150%, 1-8-09	3,000	3,000
Sonoco Products Co.,
2.100%, 1-5-09	2,000	1,999

TOTAL SHORT-TERM SECURITIES - 6.03%		$8,853
(Cost: $8,853)

TOTAL INVESTMENT SECURITIES - 97.44%		$142,981
(Cost: $198,552)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 2.56%		3,752

NET ASSETS - 100.00%		$146,733

Notes to Schedule of Investments
(A)No dividends were paid during the preceding 12 months.
(B)Variable rate security. Interest rate disclosed is that which is in effect at December 31, 2008.
(C)Payment in kind bonds.
(D)This security currently pays the stated rate but this rate will increase in the future.

(E)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities have been determined to be liquid under guidelines established by the Board of Directors. At December 31, 2008, the total value of these securities amounted to $6,064 or 4.13% of net assets.

(F)Securities do not bear interest for an initial period of time and subsequently become interest bearing.
Industry classifications are unaudited.

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      HIGH INCOME
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $198,552)	$142,981
Cash	468
Receivables:
Dividends and interest	4,014
Investment securities sold	513
Portfolio shares sold	19
Prepaid and other assets	1

Total assets	147,996

LIABILITIES
Payable for investment securities purchased	1,180
Payable to Portfolio shareholders	54
Accrued accounting services fee	5
Accrued management fee	2
Accrued service fee	1
Accrued shareholder servicing	–– *
Other	21

Total liabilities	1,263

Total net assets	$146,733

NET ASSETS
$0.001 par value capital stock:
Capital stock	$59
Additional paid-in capital	223,236
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	16,619
Accumulated net realized loss on investment transactions	(37,610)
Net unrealized depreciation in value of investments	(55,571)

Net assets applicable to outstanding units of capital	$146,733

Net asset value, redemption and offering price per share	$2.4841

Capital shares outstanding	59,070
Capital shares authorized	140,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      HIGH INCOME
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Interest and amortization	$18,393
Dividends	1

Total income	18,394

Expenses:
Investment management fee	1,195
Service fee	479
Accounting services fee	76
Audit fees	18
Custodian fees	9
Legal fees	8
Shareholder servicing	2
Other	42

Total	1,829
Less expenses in excess of limit	(94)

Total expenses	1,735

Net investment income	16,659

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Realized net loss on securities	(13,036)
Realized net gain on swap agreements	663

Realized net loss on investments	(12,373)
Unrealized depreciation in value of investments during the period	(48,052)

Net loss on investments	(60,425)

Net decrease in net assets resulting from operations	$(43,766)

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      HIGH INCOME
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

INCREASE (DECREASE) IN NET ASSETS
Operations:
Net investment income	$16,659	$16,814
Realized net gain (loss) on investments	(12,373)	1,275
Unrealized depreciation	(48,052)	(10,302)

Net increase (decrease) in net assets resulting from operations	(43,766)	7,787

Distributions to shareholders from:
Net investment income	(1,165)	(16,300)
Realized gains on investment transactions	––	––

	(1,165)	(16,300)

Capital share transactions	(22,090)	18,721

Total increase (decrease)	(67,021)	10,208
NET ASSETS
Beginning of period	213,754	203,546

End of period	$146,733	$213,754

Accumulated undistributed net investment income	$16,619	$662

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	4,317	8,109
Shares issued from reinvestment of dividend and/or capital gains distribution	477	5,088
Shares redeemed	(12,457)	(7,410)

Increase (decrease) in outstanding capital shares	(7,663)	5,787

Value issued from sale of shares	$13,202	$28,064
Value issued from reinvestment of dividends and/or capital gains distribution	1,165	16,300
Value redeemed	(36,457)	(25,643)

Increase (decrease) in outstanding capital	$(22,090)	$18,721

See Accompanying Notes to Financial Statements.

Financial Highlights
      HIGH INCOME
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,

	2008	2007	2006	2005	2004

Net asset value, beginning of period	$3.2031	$3.3398	$3.2521	$3.4276		$3.3375

Income (loss) from investment operations:
Net investment income	0.2834	0.2717	0.2518	0.2626		0.2391
Net realized and unrealized gain (loss) on investments	(0.9826)	(0.1440)	0.0827	(0.1749)		0.0901

Total from investment operations	(0.6992)	0.1277	0.3345	0.0877		0.3292

Less distributions from:
Net investment income	(0.0198)	(0.2644)	(0.2468)	(0.2632)	(0.2391)
Capital gains	(0.0000)	(0.0000)	(0.0000)	(0.0000)	(0.0000)

Total distributions	(0.0198)	(0.2644)	(0.2468)	(0.2632)	(0.2391)

Net asset value, end of period	$2.4841	$3.2031	$3.3398	$3.2521		$3.4276

Total return	-21.82%	3.86%	10.27%	2.55%		9.86%
Net assets, end of period (in millions)	$147	$214	$204	$186		$190
Ratio of expenses to average net assets including expense waiver	0.91%	0.90%	0.94%	0.95%		0.96%
Ratio of net investment income to average net assets including expense waiver	8.72%	7.90%	7.48%	7.35%		7.13%
Ratio of expenses to average net assets excluding expense waiver	0.96%	0.95%	0.95%	0.95	%(1)	0.96	%(1)
Ratio of net investment income to average net assets excluding expense waiver	8.67%	7.85%	7.47%	7.35	%(1)	7.13	%(1)
Portfolio turnover rate	37%	74%	71%	54%		83%

(1)There was no waiver of expenses during the period.

See Accompanying Notes to Financial Statements.

Manager's Discussion of Money Market                                   (Unaudited)
      December 31, 2008

Below, Mira Stevovich, CFA, portfolio manager of Ivy Funds VIP Money Market, discusses the Portfolio's positioning, performance and results for the fiscal year ended Dec. 31, 2008. She has managed the Portfolio for 10 years and has 21 years of industry experience.

STYLE
VALUE	BLEND	GROWTH
X			LARGE	CAPITALIZATION
MEDIUM
SMALL
This diagram shows the Portfolio's fixed-income investment style by displaying the average credit quality of the bonds owned and the Portfolio's interest rate sensitivity, as measured by average maturity. Shaded areas show the past three years of quarterly data. Source: Morningstar

The Portfolio's returns were competitive with peer group money market funds for the 12 months ended Dec. 31, 2008. The year started with the federal funds rate at 4.25 percent, although it was lowered to 2.0 percent by April 30, 2008. The federal funds rate remained at 2.0 percent until the Federal Reserve meeting in October, when the rate was further lowered to 1.5 percent. By year end, the Federal Reserve had lowered the target rate to an unprecedented range of between 0 and 0.25 percent.

Lower rates present challenges

The drastic lowering of the federal funds rate throughout the fiscal year affected our performance. As the federal funds rate was reduced, so too were the rates on all money market instruments. We maintained the Portfolio's yield initially by purchasing longer- dated maturities prior to the lowering of rates.

Overall, credit quality remains an important factor in the management and performance of the Portfolio. We have been especially mindful of this as the subprime mortgage market negatively affected the money market sector. As always, we are vigilant in our review of the companies and securities in which we invest. We select investments that we believe to be of the highest credit quality, based on our strict credit risk constraints. However, these securities do not always pay the highest interest rates, meaning the overall yield can be limited somewhat by the higher-quality bias.

Credit crisis hits entire market

As the subprime mortgage problem became more widespread across world financial markets in 2008, the money market sector also was affected. Being aware of this problem, and based on our conservative investment policy, we attempted to avoid securities with exposure to this market. We focused on higher-quality securities that were issued at rates below the federal funds rate, causing our overall returns to decrease.

In an effort to ease the pressure on the money markets, the Federal Reserve has injected liquidity into the market. It has also provided various facilities whereby banks, broker/dealers, and even money market funds can submit securities to the Federal Reserve and obtain liquidity. In addition, the Federal Deposit Insurance Corporation (FDIC) guaranteed the payment of qualifying debt securities issued by eligible U.S. bank holding companies under the Temporary Liquidity Guarantee Program.

As the fiscal year ended, the credit markets remained unsettled, but less panic driven. The markets found support in the various forms of government assistance. It was officially declared that the economy entered a recession in December 2007, and by December 2008, investment grade money market rates were at historic lows.

Finding quality in the turmoil

As always, we carefully select securities that we feel are of the highest credit quality. This approach ultimately affects the Portfolio's yield, because high-quality securities are issued at premium rates of interest (lower-yielding securities). However, this conservative approach has helped to keep us out of many of the problems that developed in the money markets.

As the crisis unfolded, we took an even more conservative approach, and invested a substantial portion of the Portfolio in U.S. Treasury obligations and U.S. Treasury bills. This move caused the Portfolio yield to decrease. However, in that environment, we felt that this was a prudent strategy that would help preserve the value of the Portfolio. As the money markets were calmed by government measures of support, we moved out of Treasury bills and back into corporate securities and commercial paper.

To attempt to compensate for the lower yields, we have purchased some longer-dated (higher-yielding) high-quality securities, as opportunities presented themselves. Floating rate corporate debt and taxable municipal securities have proved to be excellent investment vehicles for the portfolio, especially in the current environment, as LIBOR rates remain substantially above the federal funds rate. However, until just recently, we had removed our exposure to floating rate securities related to the banking sector.

Portfolio Characteristics
As of December 31, 2008
Average maturity	61.95 days

Our outlook

We emphasized investments of the highest credit quality during the fiscal year, from all industries and sectors, and we intend to continue to do so in the year ahead. Because banks have been especially negatively impacted by the subprime mortgage crisis, we have been very selective in our investments in the banking sector.

We invested in floating rate securities during the year, and we may do so in the coming fiscal year, pending future developments in the money markets. We anticipate continuing to include U.S. Treasury and government agency securities in an effort to preserve the value of the Portfolio, as necessary.

Please remember that an investment in the Portfolio is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

The opinions expressed in this report are those of the portfolio manager and are current only through the end of the period of the report as stated on the cover. The manager's views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The Portfolio is participating in the U.S. Department of the Treasury's Guarantee Program for money market funds (program) which is effective until April 30, 2009. Please refer to the Portfolio's prospectus for additional information regarding the program.

SHAREHOLDER SUMMARY OF MONEY MARKET

Portfolio Highlights                                                                                            (Unaudited)

On December 31, 2008, Money Market had net assets totaling $200,763 (in thousands).

As a shareholder of the Portfolio, for every $100 you had invested on December 31, 2008, your Portfolio owned:

Corporate Obligations - Commercial Paper	$73.73
Corporate Obligations - Notes	$16.16
United States Government and Government Agency Obligations	$8.34
Corporate Obligations - Commercial Paper (backed by irrevocable bank letter of credit)	$0.89
Municipal Obligations - Taxable and Cash and Other Assets, Net of Liabilities	$0.88

The Investments of Money Market
December 31, 2008
(In Thousands)

CORPORATE OBLIGATIONS	Principal	Value
Commercial Paper
Air Products and Chemicals, Inc.,
0.050%, 1-2-09	$1,720	$1,720
American Honda Finance Corp.:
1.500%, 1-28-09	5,000	4,994
1.500%, 2-18-09	300	300
1.050%, 3-3-09	1,000	998
AT&T Inc.,
2.100%, 1-20-09	2,000	1,998
Baxter International Inc.:
2.000%, 1-20-09	2,400	2,397
2.000%, 1-27-09	2,400	2,397
BellSouth Corporation (AT&T Inc.),
4.973%, 4-26-09 (A)	4,050	4,065
BP p.l.c.,
2.100%, 3-11-09	8,000	8,000
Caterpillar Financial Services Corporation,
2.259%, 3-10-09 (A)	1,000	998
Caterpillar Inc.,
2.200%, 1-22-09	3,500	3,495
Coca-Cola Company (The),
2.250%, 2-12-09	2,000	1,995
Deere (John) Capital Corporation:
2.900%, 1-26-09	2,000	1,996
2.750%, 1-27-09	1,500	1,497
2.250%, 2-5-09	1,350	1,347
2.300%, 2-27-09	350	349
Genentech, Inc.,
0.650%, 1-9-09	1,000	1,000
General Electric Capital Corporation (Federal Deposit Insurance Corporation),
1.450%, 4-2-09 (B)	3,000	2,989
Hewlett-Packard Company,
2.200%, 2-18-09	3,500	3,490
Honeywell International Inc.,
0.850%, 3-10-09	4,500	4,493
IBM International Group Capital LLC (International Business Machines Corporation):
3.848%, 1-29-09 (A)	5,000	4,989
2.389%, 2-26-09 (A)	1,500	1,500
Illinois Tool Works Inc.,
0.970%, 2-23-09	2,020	2,017
Kitty Hawk Funding Corp.:
1.450%, 1-21-09	1,000	999
1.000%, 2-24-09	1,233	1,231
1.500%, 2-24-09	379	378
L'Oreal USA, Inc.:
2.280%, 1-20-09	4,000	3,995
1.500%, 1-27-09	3,650	3,646
1.380%, 1-29-09	1,200	1,199
McDonald's Corporation,
1.500%, 1-15-09	2,500	2,498
Merrill Lynch & Co., Inc. (Federal Deposit Insurance Corporation),
2.290%, 1-22-09 (B)	8,500	8,489
Nestle Capital Corp.,
2.390%, 3-12-09	3,000	2,986
NIKE, Inc.:
2.100%, 1-22-09	5,000	4,994
1.150%, 2-23-09	3,000	2,995
Nokia Corp.:
3.050%, 1-23-09	3,000	2,995
3.100%, 1-29-09	4,000	3,990
2.100%, 3-24-09	2,300	2,289
Pfizer Inc.:
2.150%, 2-17-09	2,000	1,994
2.170%, 4-8-09	2,800	2,784
Praxair Inc.,
2.550%, 1-21-09	2,100	2,097
Procter & Gamble Company (The),
2.309%, 2-19-09 (A)	750	750
Procter & Gamble International Funding S.C.A. (Procter & Gamble Company (The)):
2.459%, 2-19-09 (A)	4,300	4,290
1.100%, 3-3-09	2,866	2,861
SBC Communications Inc.,
4.125%, 9-15-09	1,600	1,593
Shell International Finance B.V. and Royal Dutch Shell plc (Royal Dutch Shell plc):
2.150%, 1-26-09	5,000	4,992
2.250%, 2-20-09	2,800	2,791
2.350%, 2-26-09	1,200	1,196
1.600%, 4-2-09	500	498
Toyota Motor Credit Corporation:
1.650%, 1-5-09	2,000	2,000
1.700%, 1-8-09	3,000	2,999
2.200%, 2-5-09	2,750	2,744
Unilever Capital Corporation:
4.000%, 1-5-09	3,300	3,298
1.439%, 1-12-09 (A)	350	350
1.300%, 3-16-09	3,000	2,992
1.350%, 3-26-09	2,300	2,293
Walgreen Co.,
1.300%, 1-23-09	750	749
Wal-Mart Stores, Inc.,
5.748%, 6-1-09	3,000	3,037

Total Commercial Paper - 73.73%		148,016

Commercial Paper (backed by irrevocable bank letter of credit) - 0.89%
ED&F Man Treasury Management PLC (Royal Bank of Scotland PLC (The)),
0.850%, 1-23-09	1,800	1,799

Notes
3M Company,
7.139%, 12-14-09	7,500	7,809
BP Capital Markets p.l.c.,
2.284%, 3-11-09 (A)	1,400	1,400
Bear Stearns Companies, Inc. (The),
1.558%, 3-30-09 (A)	400	399
Caterpillar Financial Services Corporation:
4.370%, 1-9-09 (A)	2,500	2,429
4.500%, 6-15-09	1,000	1,002
Citigroup Inc.,
3.505%, 1-30-09 (A)	1,000	1,000
Deere (John) Capital Corporation:
3.750%, 1-13-09	650	650
4.925%, 1-16-09 (A)	1,000	972
2.243%, 3-2-09 (A)	3,000	2,920
4.625%, 4-15-09	800	804
General Electric Capital Corporation,
1.888%, 1-9-09 (A)	1,200	1,200
Honeywell International Inc.,
3.585%, 1-27-09 (A)	1,000	997
International Business Machines Corporation:
1.901%, 1-5-09 (A)	750	750
1.906%, 1-8-09 (A)	1,250	1,250
Procter & Gamble International Funding S.C.A. (Procter & Gamble Company (The)),
5.300%, 7-6-09	550	558
Toyota Motor Credit Corporation,
2.921%, 3-18-09 (A)	2,000	2,000
Verizon Communications Inc.,
4.200%, 1-5-09 (A)	1,800	1,791
Wachovia Bank, N.A.,
1.538%, 3-23-09 (A)	1,000	996
Wal-Mart Stores, Inc.,
6.875%, 8-10-09	1,695	1,739
Wells Fargo & Company,
1.668%, 3-23-09 (A)	1,800	1,780

Total Notes - 16.16%		32,446

TOTAL CORPORATE OBLIGATIONS - 90.78%		$182,261
(Cost: $182,261)

MUNICIPAL OBLIGATIONS - TAXABLE - 0.50%
Maryland
Maryland Health and Higher Educational Facilities Authority, Revenue Bonds, Anne Arundel Health Systems Issue, Series 2009A,
2.000%, 1-7-09 (A)	1,000	$1,000
(Cost: $1,000)

UNITED STATES GOVERNMENT AND GOVERNMENT AGENCY OBLIGATIONS
United States Government Agency Obligations
Overseas Private Investment Corporation,
0.650%, 2-19-09 (A)	1,395	1,395
Totem Ocean Trailer Express, Inc. (United States Government Guaranteed Ship Financing Obligations),
2.399%, 4-15-09 (A)	2,463	2,463

Total United States Government Agency Obligations - 1.92%		3,858

United States Government Obligations
United States Treasury Bills:
0.700%, 1-2-09	1,000	1,000
0.770%, 1-2-09	2,000	2,000
1.550%, 1-8-09	2,000	1,999
1.600%, 1-8-09	2,000	1,999
1.920%, 2-5-09	1,900	1,897
1.900%, 2-26-09	2,000	1,994
1.330%, 7-2-09	2,000	1,987

Total United States Government Obligations - 6.42%		12,876

TOTAL UNITED STATES GOVERNMENT AND GOVERNMENT AGENCY OBLIGATIONS - 8.34%		$16,734
(Cost: $16,734)

TOTAL INVESTMENT SECURITIES - 99.62%		$199,995
(Cost: $199,995)

CASH AND OTHER ASSETS, NET OF LIABILITIES - 0.38%		768

NET ASSETS - 100.00%		$200,763

Notes to Schedule of Investments
(A)Variable rate security. Interest rate disclosed is that which is in effect at December 31, 2008.
(B)Security is fully guaranteed by the Federal Deposit Insurance Corporation for both interest and principal under the Debt Guarantee Program of the Temporary Liquidity Guarantee Program.

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      MONEY MARKET
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $199,995)	$199,995
Cash	1
Receivables:
Portfolio shares sold	957
Interest	544
Prepaid and other assets	21

Total assets	201,518

LIABILITIES
Payable to Portfolio shareholders	415
Income payable	320
Accrued accounting services fee	6
Accrued management fee	2
Accrued service fee	1
Accrued shareholder servicing	––	*
Other	11

Total liabilities	755

Total net assets	$200,763

NET ASSETS
$0.001 par value capital stock:
Capital stock	$201
Additional paid-in capital	200,554
Accumulated undistributed income:
Accumulated undistributed net investment income	––
Accumulated undistributed net realized gain on investment transactions	8
Net unrealized appreciation in value of investments	––

Net assets applicable to outstanding units of capital	$200,763

Net asset value, redemption and offering price per share	$1.0000

Capital shares outstanding	200,755
Capital shares authorized	340,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      MONEY MARKET
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Interest and amortization	$3,843

Expenses:
Investment management fee	558
Service fee	349
Accounting services fee	61
Custodian fees	14
Legal fees	14
Audit fees	7
Shareholder servicing	1
Other	36

Total expenses	1,040

Net investment income	2,803

REALIZED AND UNREALIZED GAIN ON INVESTMENTS
Realized net gain on investments	36

Net increase in net assets resulting from operations	$2,839

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      MONEY MARKET
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

INCREASE IN NET ASSETS
Operations:
Net investment income	$2,803	$3,607
Realized net gain (loss) on investments	36	(3)
Unrealized appreciation	––	––

Net increase in net assets resulting from operations	2,839	3,604

Distributions to shareholders from:
Net investment income	(2,799)	(3,611)
Realized gains on investment transactions	(26)	––

	(2,825)	(3,611)

Capital share transactions	111,528	19,196

Total increase	111,542	19,189
NET ASSETS
Beginning of period	89,221	70,032

End of period	$200,763	$89,221

Accumulated undistributed net investment income (loss)	$––	$(4)

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	177,389	71,001
Shares issued from reinvestment of dividend and/or capital gains distribution	2,825	3,596
Shares redeemed	(68,686)	(55,401)

Increase in outstanding capital shares	111,528	19,196

Value issued from sale of shares	$177,389	$71,001
Value issued from reinvestment of dividends and/or capital gains distribution	2,825	3,596
Value redeemed	(68,686)	(55,401)

Increase in outstanding capital	$111,528	$19,196

See Accompanying Notes to Financial Statements.

Financial Highlights
      MONEY MARKET
      For a Share of Capital Stock Outstanding Throughout Each Period:

	For the fiscal year ended December 31,

	2008	2007	2006	2005	2004

Net asset value, beginning of period	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000

Income from investment operations:
Net investment income	0.0215	0.0451	0.0424	0.0247	0.0070
Net realized and unrealized gain on investments	0.0001	0.0000	0.0000	0.0000	0.0000

Total from investment operations	0.0216	0.0451	0.0424	0.0247	0.0070

Less distributions from:
Net investment income	(0.0215)	(0.0451)	(0.0424)	(0.0247)	(0.0070)
Capital gains	(0.0001)	(0.0000)	(0.0000)	(0.0000)	(0.0000)

Total distributions	(0.0216)	(0.0451)	(0.0424)	(0.0247)	(0.0070)

Net asset value, end of period	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000

Total return	2.18%	4.60%	4.32%	2.50%	0.70%
Net assets, end of period (in millions)	$201	$89	$70	$52	$55
Ratio of expenses to average net assets	0.75%	0.76%	0.77%	0.79%	0.76%
Ratio of net investment income to average net assets	2.01%	4.51%	4.29%	2.46%	0.69%

See Accompanying Notes to Financial Statements.

Managers' Discussion of
Mortgage Securities                                                                                         (Unaudited)
      December 31, 2008

Ivy Funds VIP Mortgage Securities is subadvised by Advantus Capital Management, Inc.

Below, Christopher R. Sebald, CFA, and David W. Land, CFA, portfolio managers of Ivy Funds VIP Mortgage Securities, discuss the Portfolio's positioning, performance and results for the fiscal year ended Dec. 31, 2008. They have each managed the Portfolio for four years. Mr. Sebald has 20 years of industry experience while Mr. Land has 18 years of industry experience.

MATURITY
SHORT	INTER	LONG
	X		HIGH	CREDIT QUALITY
MEDIUM
LOW

This diagram shows the Portfolio's fixed-income investment style by displaying the average credit quality of the bonds owned and the Portfolio's interest rate sensitivity, as measured by average maturity. Shaded areas reflect quarterly data for the past three years. Source: Morningstar

Fiscal year performance
For the 12 Months Ended December 31, 2008
Ivy Funds VIP Mortgage Securities	-10.95%
Benchmark(s)/Lipper Category
Barclays Capital Mortgage-Backed Securities Index	8.34%
(generally reflects the performance of securities that represent the mortgage-backed securities market)
Lipper Variable Annuity U.S. Mortgage Funds Universe Average	-0.62%
(generally reflects the universe of funds with similar investment objectives)

Please note that the Portfolio returns include applicable investment fees and expenses, whereas the index returns do not include any such fees. Also, the Portfolio's performance data does not take into account any product expenses or charges associated with owning a variable life or annuity policy, which is invested in Ivy Funds Variable Insurance Portfolios, Inc. During the fiscal year, Barclays Capital acquired the index operations of Lehman Brothers and renamed Lehman's products, including the Portfolio's benchmark.

Government agencies drove results

The Portfolio's exposure to commercial mortgage-backed securities and non-agency mortgage securities was the primary driver of our weak and very disappointing performance this fiscal year. An unprecedented credit crunch enveloped financial markets in 2008, and this resulted in a large disparity between the various sectors in which the Portfolio has typically focused and government-related securities that historically have not produced returns as competitive.

Securities issued by government agencies (Fannie Mae and Freddie Mac, for example) offered the best performance during the year, and we were underweighted in this area for much of the year. Non-agency mortgage securities fell 5 to 20 percent, while agencies rose, in general, 8 to 13 percent.

Higher-quality mortgage bonds performed better than lower quality securities in 2008. Until recently, the Portfolio had a lower proportion of high-quality bonds than the index, a decision that negatively affected the Portfolio's return. That said, performance was affected primarily by our sector allocation, rather than our selection of individual securities.

Finally, we increased the Portfolio's overall quality significantly during the year and increased exposure to securities that are guaranteed or supported by the federal government; this includes agency mortgage-backed securities, in particular.

Bond Portfolio Characteristics
As of December 31, 2008
Average maturity	2.5 years
Effective duration	2.6 years
Weighted average bond rating	AAA

Our outlook

We feel that the markets have priced in a significant decline in the economy, including falling corporate profits, slower growth and very high bond defaults. In the fixed-income market, the rise in yields on non-government securities can only be compared with those of the 1930s. While such a rise in yields seems in excess of expected losses, it is too soon to know whether government actions will be adequate to forestall a severe recession or worse. We feel that the economy could suffer greater losses in the coming quarters in the event that companies and consumers continue to cut back on spending and investment. The unemployment rate is likely to rise throughout the better part of 2009, and corporate earnings are bound to see significant disappointment, in our opinion. Before the fourth quarter of 2008, we increased quality in the Portfolio by increasing exposure to agency mortgage-backed securities, while reducing commercial mortgage-backed securities; we are now looking to further increase holdings of agency mortgage-backed securities. We intend to remain in higher-quality securities, since we expect rising defaults in the coming quarters as the recession and severe credit cycle play out.

As with any mutual fund, the value of the Portfolio's shares will change, and you could lose money on your investment.

The risks incurred by mortgage securities include, but are not limited to, reinvestment of pre-paid loans at lower rates of return. In addition, the net asset value of mortgage securities may fluctuate in response to changes in interest rates and are not guaranteed. Fixed-income securities are subject to interest rate risk and, as such, the Portfolio's net asset value may fall as interest rates rise. These and other risks are more fully described in the Portfolio's prospectus.

Certain U.S. government securities in which the Portfolio may invest, such as Treasury securities and securities issued by the Government National Mortgage Association (Ginnie Mae), are backed by the full faith and credit of the U.S. government. However, other U.S. government securities in which the Portfolio may invest, such as securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal Home Loan Banks (FHLB) are not backed by the full faith and credit of the U.S. government, are not insured or guaranteed by the U.S. government and, instead, may be supported only by the right of the issuer to borrow from the U.S. Treasury or by the credit of the issuer.

On Sept. 7, 2008, the Federal Housing Finance Agency (FHFA), an agency of the U.S. government, placed Fannie Mae and Freddie Mac into conservatorship, a statutory process with the objective of returning the entities to normal business operations. FHFA will act as the conservator to operate Fannie Mae and Freddie Mac until they are stabilized. It is unclear what effect this conservatorship will have on the securities issued or guaranteed by Fannie Mae or Freddie Mac.

The opinions expressed in this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. The managers' views are subject to change at any time based on market and other conditions, and no forecasts can be guaranteed.

The index (indexes) noted are unmanaged and include reinvested dividends. One cannot invest directly in an index, nor is an index representative of Mortgage Securities.

Comparison of Change in Value of
$10,000 Investment                                                                                   (Unaudited)

Ivy Funds VIP Mortgage Securities(1)	$10,330
Barclays Capital Mortgage-Backed Securities Index(2)	$13,088
Lipper Variable Annuity U.S. Mortgage Funds Universe Average(2)	$11,564

Plot Date	IVY VIP MORTGAGE SECURITIES	BARCLAYS CAPITAL MORTGAGE-BACKED SECURITIES INDEX	LIPPER VA U.S. MORTGAGE FUND

5/27/04	10,000	10,000	10,000
12/31/04	10,497	10,461	10,414
12/31/05	10,707	10,735	10,621
12/31/06	11,218	11,295	11,093
12/31/07	11,600	12,081	11,636
12/31/08	10,330	13,088	11,564

(1)The value of the investment in the Portfolio is impacted by the ongoing expenses of the Portfolio and assumes reinvestment of dividends and distributions.

(2)Because the Portfolio commenced operations on a date other than at the end of a month, and partial month calculations of the performances of the indexes (including income) are not available, investment in the indexes was effected as of May 31, 2004.

Average Annual Total Return(3)

1-year period ended 12-31-08	-10.95%
5-year period ended 12-31-08	––
10-year period ended 12-31-08	––
Since inception of Portfolio(4) through 12-31-08	0.71%

(3)Data quoted is past performance and current performance may be lower or higher. Past performance is no guarantee of future results. Investment return and principal value of an investment will fluctuate and shares, when redeemed, may be worth more or less than their original cost. Please call 1.888.WADDELL for the Portfolio's most recent month-end performance. Performance data quoted does not reflect any expenses or charges associated with owning a variable life insurance policy or variable annuity contract that invests in the Portfolio's shares. When such charges are deducted, actual investment performance in a variable policy or contract will be lower.

(4)5-27-04 (the date on which shares were first acquired by shareholders)

Past performance is not necessarily indicative of future performance. Indexes are unmanaged.

SHAREHOLDER SUMMARY OF MORTGAGE SECURITIES

Portfolio Highlights                                                                                             (Unaudited)

On December 31, 2008, Mortgage Securities had net assets totaling $27,282 (in thousands) invested in a diversified portfolio of:

70.09%	United States Government and Government Agency Obligations
26.19%	Domestic Corporate Debt Securities
3.72%	Cash and Cash Equivalents

Quality Weightings

On December 31, 2008, the breakdown of bonds (by ratings) held by the Portfolio was as follows:

Investment Grade	88.78%
AAA	81.19%
AA	2.68%
A	2.42%
BBB	2.49%
Non-Investment Grade	7.50%
BB	1.26%
B	0.03%
Non-rated	6.21%
Cash and Cash Equivalents	3.72%

Ratings reflected in the wheel are taken from the following sources in order of preference: Standard & Poor's or Moody's.

The Investments of Mortgage Securities
December 31, 2008
(In Thousands)

CORPORATE DEBT SECURITIES	Principal	Value
Car Loan - 0.55%
Capital Auto Receivables Asset Trust 2006-1,
7.160%, 1-15-13 (A)	$110	$96
Capital Auto Receivables Asset Trust 2007-2,
8.300%, 2-18-14 (B)	80	54
		150
Other Mortgage-Backed Securities - 25.64%
ABFS Mortgage Loan Trust 2001-2,
6.990%, 12-25-31 (C)	178	92
ABFS Mortgage Loan Trust 2002-4,
7.423%, 12-15-33 (C)	126	73
ABN AMRO Mortgage Corporation, Series 2003-2,
5.330%, 3-25-18 (C)	86	38
Banc of America Alternative Loan Trust 2004-11,
6.000%, 12-25-34	248	181
Banc of America Alternative Loan Trust 2005-10,
5.669%, 11-25-35 (C)	118	5
Banc of America Alternative Loan Trust 2005-12,
5.806%, 1-25-36 (C)	165	9
Banc of America Alternative Loan Trust 2005-6,
6.000%, 7-25-35	291	198
Banc of America Alternative Loan Trust 2005-8:
5.582%, 9-25-35 (C)	204	29
5.582%, 9-25-35 (C)	42	2
Banc of America Alternative Loan Trust 2006-4:
6.223%, 5-25-46 (C)	62	12
6.223%, 5-25-46 (C)	82	5
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-2,
6.200%, 7-11-43 (B)	140	72
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-1,
4.900%, 9-11-36 (B)	450	192
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-6,
5.104%, 12-10-42 (B)(C)	100	31
Banc of America Funding 2004-2 Trust,
6.500%, 7-20-32	136	115
Banc of America Funding Corporation,
5.013%, 9-20-34 (C)	84	50
Banc of America Mortgage 2007-1 Trust,
6.000%, 3-25-37	215	40
Banc of America Mortgage Trust 2004-1,
5.500%, 2-25-34	170	121
Banc of America Mortgage Trust 2004-3,
4.875%, 4-25-19	75	51
Banc of America Mortgage Trust 2004-7,
5.750%, 8-25-34	89	70
Banc of America Structured Securities Trust 2002-X1 F,
6.274%, 10-11-33 (A)	250	202
BankAmerica Manufactured Housing Contract Trust,
7.015%, 1-10-28	52	49
Bear Stearns Commercial Mortgage Securities Inc., Series 2000-WF1 Trust Fund,
6.500%, 2-15-32	150	97
Bear Stearns Commercial Mortgage Securities Trust 2002-TOP6,
7.127%, 10-15-36 (B)(C)	170	75
Capital One Auto Finance Trust 2005-B-SS,
4.480%, 12-15-10	232	229
C-Bass 2005-CB3 Trust,
5.109%, 12-25-34 (C)	197	192
C-Bass 2005-CB7 Trust,
5.147%, 11-25-35 (C)	17	17
C-Bass 2006-CB2 Trust,
5.860%, 12-25-36	285	137
C-Bass 2006-MH1 Trust,
5.970%, 10-25-36 (B) (C)	143	93
Centex Home Equity Loan Trust 2005-C,
5.048%, 6-25-35 (C)	210	156
Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-2,
7.198%, 1-15-32	106	106
CHEQ Home Equity Loan Trust, Series 2006-S2,
1.505%, 7-25-27 (C)	32	30
CHL Mortgage Pass-Through Trust 2003-28,
4.150%, 8-25-33	150	134
CHL Mortgage Pass-Through Trust 2003-HYB2,
3.948%, 7-19-33 (C)	201	162
Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2004-2,
6.500%, 8-25-18 (B)	6	5
CitiMortgage Alternative Loan Trust, Series 2007-A7,
6.238%, 7-25-37 (C)	54	3
CountryPlace Manufactured Housing Contract Trust 2005-1,
4.800%, 12-15-35 (A)(C)	245	164
CWHEQ Home Equity Loan Trust, Series 2006-S3,
6.518%, 1-25-29 (C)	215	39
Flagstar Home Equity Loan Trust 2007-1,
5.997%, 1-25-35 (B)(C)	125	42
Ford Credit Auto Owner Trust 2006-B,
7.120%, 2-15-13 (A)	65	42
Ford Credit Auto Owner Trust 2007-A,
7.050%, 12-15-13 (A)	30	19
Global Mortgage Securitization 2005-A Ltd. and Global Mortgage Securitization 2005-A LLC:
5.250%, 4-25-32	79	66
5.397%, 4-25-32 (C)	114	50
Global Mortgage Securitization Ltd. and Global Mortgage Securitization, LLC,
5.250%, 11-25-32 (A)	150	115
Green Tree Financial Corporation:
7.650%, 4-15-19	108	94
9.000%, 6-15-25	110	105
7.950%, 8-15-25	51	52
Home Equity Loan Trust 2003-HS2,
5.090%, 7-25-33 (C)	14	12
Hometown Commercial Capital, LLC Hometown Commercial Mortgage Pass-Through Notes 2006-1,
5.506%, 11-11-38 (A)	185	68
J.P. Morgan Alternative Loan Trust 2006-A6,
5.950%, 11-25-36 (C)	250	104
J.P. Morgan Chase Commercial Mortgage Securities Corp.,
6.221%, 10-12-37 (B)	200	116
J.P. Morgan Mortgage Acquisition Trust 2006-CW2,
6.337%, 8-25-36 (C)	270	87
J.P. Morgan Mortgage Trust 2005-S2,
5.672%, 9-25-35 (C)	187	36
J.P. Morgan Mortgage Trust 2006-A2,
5.138%, 11-25-33 (C)	77	35
J.P. Morgan Mortgage Trust 2006-A6,
6.041%, 10-25-36 (C)	225	103
J.P. Morgan Mortgage Trust 2006-S3,
6.187%, 8-25-36	382	52
J.P. Morgan Mortgage Trust 2007-A1,
4.813%, 7-25-35 (C)	295	78
LB-UBS Commercial Mortgage Trust 2003-C3,
4.846%, 2-15-37 (B)(C)	100	41
Lehman ABS Manufactured Housing Contract Trust 2001-B,
3.010%, 3-15-10	103	62
Lehman XS Trust, Series 2005-8,
5.690%, 12-25-35	314	217
Mid-State Capital Corporation 2004-1 Trust,
6.005%, 8-15-37	114	96
NationsLink Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-2,
5.000%, 8-20-30 (B)	100	82
Nomura Asset Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 1998-D6,
6.000%, 3-15-30 (B)	200	120
Office Portfolio Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-HRPT,
6.778%, 2-3-16 (B)	320	188
Origen Manufactured Housing Contract Trust 2004-A,
5.700%, 1-15-35	100	71
Origen Manufactured Housing Contract Trust 2004-B,
4.750%, 8-15-21	100	88
Origen Manufactured Housing Contract Trust 2005-A,
4.970%, 10-15-21	105	90
Origen Manufactured Housing Contract Trust 2005-B:
5.605%, 5-15-22	35	29
5.910%, 1-15-37	100	69
PHH Alternative Mortgage Trust, Series 2007-1, Class II-B-2,
6.000%, 2-25-37	98	7
RALI Series 2003-QS11 Trust,
5.750%, 6-25-33	205	149
RAMP Series 2005-RS1 Trust,
5.145%, 1-25-35 (C)	212	84
RASC Series 2003-KS10 Trust,
6.410%, 12-25-33	26	10
RBSGC Mortgage Loan Trust 2007-B,
5.450%, 7-25-35 (C)	282	232
RESI Finance Limited Partnership 2003-C and RESI Finance DE Corporation 2003-C,
3.225%, 9-10-35 (A)(C)	123	54
RFMSI Series 2004-S5 Trust,
4.500%, 5-25-19	76	59
Structured Adjustable Rate Mortgage Loan Trust, Series 2005-21,
5.400%, 11-25-35 (C)	144	40
Structured Asset Securities Corporation:
6.290%, 11-25-32 (C)	23	11
5.250%, 8-25-33	135	113
5.630%, 5-25-34 (C)	67	45
6.000%, 6-25-34 (C)	184	127
Wachovia Bank Commercial Mortgage Trust (The),
4.942%, 11-15-34 (B)	105	32
Wells Fargo Alternative Loan 2007-PA3 Trust:
6.176%, 7-25-37 (C)	153	9
6.176%, 7-25-37 (C)	119	4
WFS Financial 2005-1 Owner Trust, A4,
3.870%, 8-17-12	322	315
		6,996

TOTAL CORPORATE DEBT SECURITIES - 26.19%		$7,146
(Cost: $12,695)

UNITED STATES GOVERNMENT AGENCY OBLIGATIONS
Agency Obligations - 0.78%
Federal National Mortgage Association,
3.875%, 7-12-13 (D)	200	212

Mortgage-Backed Obligations - 67.43%
Federal Home Loan Mortgage Corporation Agency REMIC/CMO,
5.000%, 6-15-31	108	110
Federal Home Loan Mortgage Corporation Fixed Rate Participation Certificates:
6.000%, 5-1-18	155	160
5.000%, 5-1-18	231	238
5.500%, 6-1-19	124	128
5.500%, 9-1-19	335	345
5.300%, 1-15-33	228	234
6.000%, 10-1-33	442	459
5.500%, 1-1-35	2,140	2,190
5.500%, 2-1-35	164	168
5.500%, 2-1-35	88	90
5.000%, 5-15-35	270	267
5.000%, 8-1-35	324	332
5.000%, 11-1-35	513	525
5.000%, 12-1-35	190	194
6.000%, 1-1-36	625	644
6.500%, 7-1-36	436	454
7.000%, 12-1-37	73	76
6.500%, 1-1-38	295	306
Federal National Mortgage Association Fixed Rate Pass-Through Certificates:
5.500%, 3-1-18	132	137
5.000%, 10-1-18	123	127
5.500%, 9-1-19	79	82
7.000%, 11-1-32	106	112
6.000%, 6-1-33	316	327
6.000%, 12-1-33	220	227
5.500%, 1-1-34	130	134
5.500%, 1-1-34	130	133
6.000%, 1-1-34	1,130	1,163
5.000%, 2-1-34	295	302
5.500%, 2-1-34	295	303
6.000%, 4-1-34	146	151
5.500%, 7-1-34	279	287
5.500%, 9-1-34	79	81
6.500%, 9-1-34	48	50
5.500%, 11-1-34	221	228
6.000%, 11-1-34	70	72
6.500%, 11-1-34	147	153
6.500%, 11-1-34	100	104
6.000%, 12-1-34	367	379
5.500%, 1-1-35	215	220
5.500%, 2-1-35	449	462
6.500%, 3-1-35	97	101
6.000%, 4-1-35	456	471
6.000%, 4-1-35	137	141
6.000%, 6-1-35	360	371
5.000%, 7-1-35	70	72
5.500%, 7-1-35	165	170
5.500%, 8-1-35	94	97
5.500%, 10-1-35	455	468
5.500%, 10-1-35	134	137
6.000%, 1-1-36	931	960
6.500%, 2-1-36	77	80
6.500%, 6-1-36	135	140
6.000%, 8-1-36	326	336
5.000%, 1-1-37	580	592
6.500%, 1-1-37	565	587
6.500%, 9-1-37	266	276
6.000%, 9-1-37	144	148
6.000%, 7-1-38	176	182
Government National Mortgage Association Agency REMIC/CMO (Interest Only), (E)
0.944%, 6-17- 45 (C)	1,392	63
Government National Mortgage Association Fixed Rate Pass-Through Certificates:
6.250%, 7-15-24	82	86
5.500%, 12-15-34	294	303
5.500%, 1-1-35	450	463
		18,398
Non-Agency REMIC/CMO - 1.88%
Government National Mortgage Association Non-Agency REMIC/CMO,
5.008%, 12-16-25 (C)	500	513

TOTAL UNITED STATES GOVERNMENT AGENCY OBLIGATIONS - 70.09%		$19,123
(Cost: $18,765)

SHORT-TERM SECURITIES
Commercial Paper
Air Products and Chemicals, Inc.,
0.050%, 1-2-09	700	700
AT&T Inc.,
0.180%, 2-12-09	1,000	1,000
Caterpillar Inc.,
0.160%, 1-26-09	1,750	1,750
CVS Caremark Corporation,
5.500%, 1-20-09	1,297	1,293
ITT Corporation,
2.000%, 1-5-09	1,000	1,000
Sara Lee Corporation,
1.500%, 1-16-09	1,300	1,299
Toyota Motor Credit Corporation,
0.030%, 1-2-09	620	620

TOTAL SHORT-TERM SECURITIES - 28.09%		$7,662
(Cost: $7,662)

TOTAL INVESTMENT SECURITIES - 124.37%		$33,931
(Cost: $39,122)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (24.37%)		(6,649)

NET ASSETS - 100.00%		$27,282

Notes to Schedule of Investments

(A)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities have been determined to be illiquid under guidelines established by the Board of Directors. At December 31, 2008, the total value of these securities amounted to $760 or 2.79% of net assets.

(B)Securities were purchased pursuant to Rule 144A under the Securities Act of 1933 and may be resold in transactions exempt from registration, normally to qualified institutional buyers. These securities have been determined to be liquid under guidelines established by the Board of Directors. At December 31, 2008, the total value of these securities amounted to $1,143 or 4.19% of net assets.

(C)Variable rate security. Interest rate disclosed is that which is in effect at December 31, 2008.
(D)Securities serve as collateral for the following open futures contracts at December 31, 2008:

Description	Type	Expiration Date	Number of Contracts	Market Value	Unrealized Depreciation
U.S. 30 Year Treasury Bond	Short	3-31-09	(11)	$(1,519)	$(132)

(E)Amount shown in principal column represents notional amount for computation of interest.
The following acronyms are used throughout this portfolio: CMO = Collateralized Mortgage Obligation REMIC = Real Estate Mortgage Investment Conduit
Industry classifications are unaudited.

See Accompanying Notes to Financial Statements.

Statement of Assets and Liabilities
      MORTGAGE SECURITIES
      December 31, 2008
      (In Thousands, Except for Per Share Amounts)

ASSETS
Investment securities - at value (cost - $39,122)	$33,931
Cash	1
Receivables:
Investment securities sold	1,323
Dividends and interest	118
Variation margin	37
Portfolio shares sold	––	*

Total assets	35,410

LIABILITIES
Payable for investment securities purchased	8,110
Payable to Portfolio shareholders	12
Accrued accounting services fee	2
Accrued service fee	––	*
Accrued shareholder servicing	––	*
Accrued management fee	––	*
Other	4

Total liabilities	8,128

Total net assets	$27,282

NET ASSETS
$0.001 par value capital stock:
Capital stock	$6
Additional paid-in capital	31,869
Accumulated undistributed income (loss):
Accumulated undistributed net investment income	1,396
Accumulated net realized loss on investment transactions	(666)
Net unrealized depreciation in value of investments	(5,323)

Net assets applicable to outstanding units of capital	$27,282

Net asset value, redemption and offering price per share	$4.3871

Capital shares outstanding	6,219
Capital shares authorized	20,000

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Operations
      MORTGAGE SECURITIES
      For the Fiscal Year Ended December 31, 2008
      (In Thousands)

INVESTMENT INCOME
Income:
Interest and amortization	$1,725

Expenses:
Investment management fee	167
Service fee	83
Accounting services fee	26
Custodian fees	18
Audit fees	17
Legal fees	3
Shareholder servicing	–– *
Other	14

Total expenses	328

Net investment income	1,397

REALIZED AND UNREALIZED (LOSS) ON INVESTMENTS
Realized net loss on securities	(420)
Realized net loss on futures contracts	(16)

Realized net loss on investments	(436)

Unrealized depreciation in value of securities during the period	(4,530)
Unrealized depreciation in value of futures contracts during the period	(133)

Unrealized depreciation in value of investments during the period	(4,663)

Net loss on investments	(5,099)

Net decrease in net assets resulting from operations	$(3,702)

*Not shown due to rounding.

See Accompanying Notes to Financial Statements.

Statement of Changes in Net Assets
      MORTGAGE SECURITIES
      (In Thousands)

	For the fiscal year ended December 31,

	2008	2007

INCREASE (DECREASE) IN NET ASSETS
Operations:
Net investment income	$1,397	$1,396
Realized net gain (loss) on investments	(436)	41
Unrealized depreciation	(4,663)	(440)

Net increase (decrease) in net assets resulting from operations	(3,702)	997

Distributions to shareholders from:
Net investment income	(302)	(1,100)
Realized gains on investment transactions	––	––

	(302)	(1,100)

Capital share transactions	(2,281)	4,107

Total increase (decrease)	(6,285)	4,004
NET ASSETS
Beginning of period	33,567	29,563

End of period	$27,282	$33,567

Accumulated undistributed net investment income	$1,396	$300

CAPITAL SHARE TRANSACTIONS
Shares issued from sale of shares	1,301	2,462
Shares issued from reinvestment of dividend and/or capital gains distribution	69	221
Shares redeemed	(1,890)	(1,878)

Increase (decrease) in outstanding capital shares	(520)	805

Value issued from sale of shares	$6,367	$12,476
Value issued from reinvestment of dividends and/or capital gains distribution	302	1,100
Value redeemed	(8,950)	(9,469)

Increase (decrease) in outstanding capital	$(2,281)	$4,107

See Accompanying Notes to Financial Statements.

Financial Highlights
      MORTGAGE SECURITIES
      For a Share of Capital Stock Outstanding Throughout Each Period:

For the fiscal year ended December 31,	For the period from 5-27-04(1) through
2008	2007	2006	2005	12-31-04

Net asset value, beginning of period	$4.9813	$4.9818	$4.9801	$5.0791	$5.0000

Income (loss) from investment operations:
Net investment income	0.2287	0.2127	0.2373	0.2010	0.1009
Net realized and unrealized gain (loss) on investments	(0.7740)	(0.0444)	0.0010	(0.0990)	0.1476

Total from investment operations	(0.5453)	0.1683	0.2383	0.1020	0.2485

Less distributions from:
Net investment income	(0.0489)	(0.1688)	(0.2366)	(0.2010)	(0.1009)
Capital gains	(0.0000)	(0.0000)	(0.0000)	(0.0000)	(0.0685)

Total distributions	(0.0489)	(0.1688)	(0.2366)	(0.2010)	(0.1694)

Net asset value, end of period	$4.3871	$4.9813	$4.9818	$4.9801	$5.0791

Total return	-10.95%	3.40%	4.77%	2.00%	4.97%
Net assets, end of period (in millions)	$27	$34	$30	$28	$21
Ratio of expenses to average net assets including expense waiver	0.99%	0.96%	0.97%	1.00%	0.71	%(2)
Ratio of net investment income to average net assets including expense waiver	4.21%	4.73%	4.76%	4.21%	4.02	%(2)
Ratio of expenses to average net assets excluding expense waiver	0.99	%(3)	0.96	%(3)	0.97	%(3)	1.00	%(3)	0.97	%(2)
Ratio of net investment income to average net assets excluding expense waiver	4.21	%(3)	4.73	%(3)	4.76	%(3)	4.21	%(3)	3.76	%(2)
Portfolio turnover rate	288%	138%	158%	202%	184%

(1)Commencement of operations.
(2)Annualized.
(3)There was no waiver of expenses during the period.

See Accompanying Notes to Financial Statements.

Notes to Financial Statements
      December 31, 2008
       (In Thousands, Except Where Otherwise Noted)

1. SIGNIFICANT ACCOUNTING POLICIES

Ivy Funds Variable Insurance Portfolios, Inc. (formerly W&R Target Funds, Inc.) (the Corporation) is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. Capital stock is divided into twenty-five classes (each a Portfolio). The assets belonging to each Portfolio, except the Pathfinder Portfolios, are held separately by the custodian. The investment objective, policies and risk factors of each Portfolio are described more fully in the prospectus and Statement of Additional Information. The Corporation's investment adviser is Waddell & Reed Investment Management Company (the Manager). The following is a summary of significant accounting policies consistently followed by the Corporation.

Securities Valuation. Each Portfolio calculates the net asset value of its shares as of the close of the New York Stock Exchange (the NYSE), normally 4:00 P.M. Eastern time, on each day the NYSE is open for trading.

Securities traded on U.S. or foreign securities exchanges or included in a national market system are valued at the official closing price at the close of each business day unless otherwise stated below. Over-the-counter securities and listed securities for which no price is readily available are valued at the average of the last bid and asked prices. Security prices are based on quotes that are obtained from an independent pricing service approved by the Board of Directors.

To determine values of fixed-income securities, the independent pricing service takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Securities which cannot be valued by the independent pricing service are valued using valuations obtained from dealers that make markets in the securities.

Gold bullion is valued at the last traded price prior to the close of the NYSE.

Options and swaps are valued by the independent pricing service unless the price is unavailable, in which case they are valued at the mean between the last bid and asked price. Futures contracts traded on an exchange are generally valued at the settlement price. Mutual funds, including investments in other Portfolios, are valued at the net asset value at the close of each business day.

Short-term securities are valued on the basis of amortized cost (which approximates market value), whereby a portfolio security is valued at its cost initially, and thereafter valued to reflect a constant amortization to maturity of any discount or premium.

Because many foreign markets close before the U.S. markets, events may occur between the close of the foreign market and the close of the U.S. markets that could have a material impact on the valuation of foreign securities. The Portfolios, under the supervision of the Board of Directors, evaluate the impacts of these events and may adjust the valuation of foreign securities to reflect the fair value as of the close of the U.S. markets.

In addition, all securities for which market values are not readily available or deemed unreliable are appraised at fair value as determined in good faith under the direction of the Board of Directors.

As of December 31, 2008, the following Portfolios had aggregate investments valued at fair market value (unrealized gain/loss for futures contracts) as shown:

Portfolio Name	Total Amount of Fair Valued Securities	Percent of Net Assets

Core Equity	$8,965	2.23%
International Growth	124,609	78.13%
International Value	300,841	79.35%
Asset Strategy	75,829	11.18%
Balanced	2	0.00%*
Global Natural Resources	13,530	19.48%
Science and Technology	12,068	5.34%
*Not shown due to rounding.

Security Transactions and Related Investment Income. Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Securities gains and losses are calculated on the identified cost basis. Interest income is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date, except certain dividends from foreign securities where the ex-dividend date may have passed, which are recorded as soon as the Portfolio is informed of the ex-dividend date.

Securities on a When-Issued or Delayed Delivery Basis. Each Portfolio may purchase securities on a "when-issued" basis, and may purchase or sell securities on a "delayed delivery" basis. "When-issued" or "delayed delivery" refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery. Delivery and payment for securities that have been purchased by the Portfolio on a when-issued basis normally takes place within six months and possibly as long as two years or more after the trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The purchase of securities on a when-issued basis may increase the volatility of the Portfolio's net asset value to the extent the Portfolio executes such transactions while remaining substantially fully invested. When the Portfolio engages in when-issued or delayed delivery transactions, it relies on the buyer or seller, as the case may be, to complete the transaction. Their failure to do so may cause the Portfolio to lose the opportunity to obtain or dispose of the security at a price and yield it considers advantageous. The Portfolio maintains internally designated assets with a market value equal to or greater than the amount of its purchase commitments. The Portfolio may also sell securities that it purchased on a when-issued basis prior to settlement of the original purchase.

As of December 31, 2008, no Portfolio had purchased securities issued on a when-issued or delayed delivery basis.

Mortgage Dollar Roll Transactions. Certain Portfolios enter into dollar roll transactions on securities issued or to be issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation, in which the Portfolio sells mortgage securities and simultaneously agrees to repurchase similar (same type, coupon and maturity) securities at a later date at an agreed upon price. During the period between the sale and repurchase, the Portfolio forgoes principal and interest paid on the mortgage securities sold. The Portfolio is compensated from negotiated fees paid by brokers offered as an inducement to the Portfolio to "roll over" its purchase commitments. These fees are recognized over the roll period and are included in Income from mortgage dollar rolls in the Statement of Operations.

Interest Only Obligations. These securities entitle the owner to receive only the interest portion from a bond, Treasury note or pool of mortgages. These securities are generally created by a third party separating a bond or pool of mortgages into distinct interest-only and principal-only securities. As the principal (par) amount of a bond or pool of mortgages is paid down, the amount of interest income earned by the owner will decline as well.

Credit Risk. High Income Portfolio invests in high-yield, non-investment-grade bonds, which may be subject to a greater degree of credit risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. The Portfolio may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of December 31, 2008, High Income held no securities that were in default.

Foreign Currency Translation. Each Portfolio's accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the NYSE, normally 4:00 P.M. Eastern time, on each day the NYSE is open for trading. Foreign exchange rates are valued primarily using an independent pricing service authorized by the Board of Directors.

All assets and liabilities denominated in foreign currencies are translated into U.S. dollars daily. Purchases and sales of investment securities and accruals of income and expenses are translated at the rate of exchange prevailing on the date of the transaction. For assets and liabilities other than investments in securities, net realized and unrealized gains and losses from foreign currency translation arise from changes in currency exchange rates. Each Portfolio combines fluctuations from currency exchange rates and fluctuations in market value when computing net realized and unrealized gain or loss from investments.

Repurchase agreements. Each Portfolio may purchase securities subject to repurchase agreements, which are instruments under which the Portfolio purchases a security and the seller (normally a commercial bank or broker-dealer) agrees, at the time of purchase, that it will repurchase the security at a specified time and price. Repurchase agreements are collateralized by the value of the resold securities which, during the entire period of the agreement, generally remains at least equal to the value of the loan, including accrued interest thereon. The collateral for the repurchase agreement is held by a custodian bank.

Investments with Off-Balance Sheet Risk. Each Portfolio, other than Money Market, may enter into financial instrument transactions (such as swaps, futures, written options and other derivatives) that may have off-balance sheet market risk. Off-balance sheet market risk exists when the maximum potential loss on a particular financial instrument is greater than the value of such financial instrument, as reflected in the Statement of Assets and Liabilities.

Federal Taxes. It is the policy of each Portfolio to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. In addition, each Portfolio intends to pay distributions as required to avoid imposition of excise tax. Accordingly, provision has not been made for Federal income taxes. As required by the provisions of Financial Accounting Standards Board No. 48 "Accounting for Uncertainty in Income Taxes" (FIN 48), management of the Corporation periodically reviews all tax positions to assess that it is more likely than not that the position would be sustained up examination by the relevant tax authority based on the technical merits of each position. As of December 31, 2008, management believes that under this standard no liability for unrecognized tax positions is required. The Corporation is subject to examination by U.S. federal and state authorities for returns filed for years after 2004.

Dividends and Distributions to Shareholders. Dividends and distributions to shareholders are recorded by each Portfolio on the business day following the record date. Net investment income dividends and capital gains distributions are determined in accordance with income tax regulations which may differ from accounting principles generally accepted in the United States of America.

Custodian Fees. "Custodian fees" in the Statement of Operations may include interest expense incurred by a Portfolio on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. A Portfolio pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by that Portfolio, at a rate equal to the Federal Funds Rate plus 0.50%. The "Earnings credit" line item, if applicable, represents earnings on cash balances maintained by that Portfolio during the period. Such interest expense and other custodian fees may be paid with these earnings.

Indemnifications. The Corporation's organizational documents provide current and former Directors and Officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Corporation. In the normal course of business, the Corporation may also enter into contracts that provide general indemnifications. The Corporation's maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Corporation. The risk of material loss from such claims is considered remote.

Treasury's Temporary Guarantee Program. On October 3, 2008 the Board of Directors of the Corporation approved the participation by Money Market in the U.S. Department of the Treasury's Temporary Guarantee Program for Money Market Funds through December 18, 2008 (the Program). Participation in the Program required a payment to the Treasury Department of 0.01% of the net asset value of Money Market as of September 19, 2008.

On November 24, 2008, the Treasury Department announced its decision to extend the program for the period from December 19, 2008 through April 30, 2009 (the Extended Program). The Board of Directors of the Corporation unanimously approved the continued participation of Money Market in the Extended Program. Participation in the Extended Program required a payment to the Treasury Department of 0.015% of the net asset value of Money Market as of September 19, 2008.

Both of the above payments are expenses that were borne by Money Market without regard to any contractual or voluntary expense limitation currently in effect.

Concentration of Risk. For Asset Strategy, Global Natural Resources, International Growth, and International Value, each Portfolio may have a significant investment in international securities. International investing involves additional risks, including, but not limited to, currency fluctuations, political or economic conditions affecting the foreign country, investment and repatriation restrictions, and limited and less reliable investor information. For Energy, the Portfolio seeks to achieve its objective by concentrating its investments primarily in equity securities of companies principally engaged in exploration, discovery, distribution or related to the infrastructure of energy and/or alternative energy. Investing in companies involved in one specified sector may be more risky than an investment with greater diversification. For Real Estate Securities, there are investment risks associated with real estate securitites, including, but not limited to, rental income fluctuation, depreciation, property tax value changes, differences in real estate market value and interest rate risks. For Science and Technology, the Portfolio seeks to achieve its objective by concentrating its investments primarily in equity securities of science and technology companies. Investing in companies involved in one specified sector may be more risky than an investment with greater diversification. For Mortgage Securities, there are risks including, but not limited to, reinvestment of prepaid loans at lower rates of return, and interest rate risk.

Recent Accounting Pronouncements. In March 2008, the Financial Accounting Standards Board (FASB) issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133" (SFAS 161). SFAS 161 amends and expands disclosures about derivative instruments and hedging activities. SFAS 161 requires qualitative disclosures about the objectives and strategies of derivative instruments, quantitative disclosures about the fair value amounts of and gains and losses on derivative instruments, and disclosures of credit-risk-related contingent features in hedging activities. SFAS 161 is effective for fiscal years beginning after November 15, 2008. The Corporation will institute SFAS 161 during the fiscal year ending December 31, 2009 and its potential impact, if any, on the financial statements is currently being assessed by management.

Other. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

2. INVESTMENT MANAGEMENT AND PAYMENTS TO AFFILIATED PERSONS

Management Fees. Waddell & Reed Investment Management Company (WRIMCO), a wholly owned subsidiary of Waddell & Reed Financial, Inc. (WDR), serves as the Corporation's investment manager. WRIMCO provides advice and supervises investments, for which services it is paid a fee. Until September 30, 2006, the fee was payable by each Portfolio, except for Pathfinder Aggressive, Pathfinder Conservative, Pathfinder Moderate, Pathfinder Moderately Aggressive and Pathfinder Moderately Conservative (collectively, the Pathfinder Portfolios) at the following annual rates:

Portfolio	Net Asset Breakpoints	Annual Rate

Core Equity	Up to $1 Billion	0.700%
	Over $1 Billion up to $2 Billion	0.650%
	Over $2 Billion up to $3 Billion	0.600%
	Over $3 Billion	0.550%

Dividend Opportunities	Up to $1 Billion	0.700%
	Over $1 Billion up to $2 Billion	0.650%
	Over $2 Billion up to $3 Billion	0.600%
	Over $3 Billion	0.550%

Growth	Up to $1 Billion	0.700%
	Over $1 Billion up to $2 Billion	0.650%
	Over $2 Billion up to $3 Billion	0.600%
	Over $3 Billion	0.550%

Micro Cap Growth	Up to $1 Billion	0.950%
	Over $1 Billion up to $2 Billion	0.930%
	Over $2 Billion up to $3 Billion	0.900%
	Over $3 Billion	0.860%

Mid Cap Growth	Up to $1 Billion	0.850%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

Small Cap Growth	Up to $1 Billion	0.850%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

Small Cap Value	Up to $1 Billion	0.850%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

Value	Up to $1 Billion	0.700%
	Over $1 Billion up to $2 Billion	0.650%
	Over $2 Billion up to $3 Billion	0.600%
	Over $3 Billion	0.550%

International Growth	Up to $1 Billion	0.850%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

International Value	Up to $1 Billion	0.850%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

Asset Strategy	Up to $1 Billion	0.700%
	Over $1 Billion up to $2 Billion	0.650%
	Over $2 Billion up to $3 Billion	0.600%
	Over $3 Billion	0.550%

Balanced	Up to $1 Billion	0.700%
	Over $1 Billion up to $2 Billion	0.650%
	Over $2 Billion up to $3 Billion	0.600%
	Over $3 Billion	0.550%

Energy	Up to $1 Billion	0.850%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

Global Natural Resources	Up to $500 Million	1.000%
	Over $500 Million up to $1 Billion	0.850%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

Real Estate Securities	Up to $1 Billion	0.900%
	Over $1 Billion up to $2 Billion	0.870%
	Over $2 Billion up to $3 Billion	0.840%
	Over $3 Billion	0.800%

Science and Technology	Up to $1 Billion	0.850%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

Bond	Up to $500 Million	0.525%
	Over $500 Million up to $1 Billion	0.500%
	Over $1 Billion up to $1.5 Billion	0.450%
	Over $1.5 Billion	0.400%

High Income	Up to $500 Million	0.625%
	Over $500 Million up to $1 Billion	0.600%
	Over $1 Billion up to $1.5 Billion	0.550%
	Over $1.5 Billion	0.500%

Money Market	All Net Assets	0.400%

Mortgage Securities	Up to $500 Million	0.500%
	Over $500 Million up to $1 Billion	0.450%
	Over $1 Billion up to $1.5 Billion	0.400%
	Over $1.5 Billion	0.350%

Effective October 1, 2006, under terms of a settlement agreement reached in July 2006, the fee is payable by each Portfolio, except the Pathfinder Portfolios, at the following annual rates:

Portfolio	Net Asset Breakpoints	Annual Rate

Core Equity	Up to $1 Billion	0.650%
	Over $1 Billion up to $2 Billion	0.650%
	Over $2 Billion up to $3 Billion	0.600%
	Over $3 Billion	0.550%

Dividend Opportunities	Up to $1 Billion	0.700%
	Over $1 Billion up to $2 Billion	0.650%
	Over $2 Billion up to $3 Billion	0.600%
	Over $3 Billion	0.550%

Growth	Up to $1 Billion	0.670%
	Over $1 Billion up to $2 Billion	0.650%
	Over $2 Billion up to $3 Billion	0.600%
	Over $3 Billion	0.550%

Micro Cap Growth	Up to $1 Billion	0.950%
	Over $1 Billion up to $2 Billion	0.930%
	Over $2 Billion up to $3 Billion	0.900%
	Over $3 Billion	0.860%

Mid Cap Growth	Up to $1 Billion	0.830%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

Small Cap Growth	Up to $1 Billion	0.830%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

Small Cap Value	Up to $1 Billion	0.850%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

Value	Up to $1 Billion	0.690%
	Over $1 Billion up to $2 Billion	0.650%
	Over $2 Billion up to $3 Billion	0.600%
	Over $3 Billion	0.550%

International Growth	Up to $1 Billion	0.820%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

International Value	Up to $1 Billion	0.850%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

Asset Strategy	Up to $1 Billion	0.690%
	Over $1 Billion up to $2 Billion	0.650%
	Over $2 Billion up to $3 Billion	0.600%
	Over $3 Billion	0.550%

Balanced	Up to $1 Billion	0.700%
	Over $1 Billion up to $2 Billion	0.650%
	Over $2 Billion up to $3 Billion	0.600%
	Over $3 Billion	0.550%

Energy	Up to $1 Billion	0.850%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

Global Natural Resources	Up to $500 Million	1.000%
	Over $500 Million up to $1 Billion	0.850%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

Real Estate Securities	Up to $1 Billion	0.900%
	Over $1 Billion up to $2 Billion	0.870%
	Over $2 Billion up to $3 Billion	0.840%
	Over $3 Billion	0.800%

Science and Technology	Up to $1 Billion	0.830%
	Over $1 Billion up to $2 Billion	0.830%
	Over $2 Billion up to $3 Billion	0.800%
	Over $3 Billion	0.760%

Bond	Up to $500 Million	0.485%
	Over $500 Million up to $1 Billion	0.500%
	Over $1 Billion up to $1.5 Billion	0.450%
	Over $1.5 Billion	0.400%

High Income	Up to $500 Million	0.575%
	Over $500 Million up to $1 Billion	0.600%
	Over $1 Billion up to $1.5 Billion	0.550%
	Over $1.5 Billion	0.500%

Money Market	All Net Assets	0.400%

Mortgage Securities	Up to $500 Million	0.500%
	Over $500 Million up to $1 Billion	0.450%
	Over $1 Billion up to $1.5 Billion	0.400%
	Over $1.5 Billion	0.350%

Effective August 6, 2007, after completion of the merger between Limited-Term Bond Portfolio and Bond Portfolio, the fee is contractually payable by Bond Portfolio as follows:

Portfolio	Net Asset Breakpoints	Annual Rate

Bond	Up to $1 Billion	0.475%
	Over $1 Billion up to $1.5 Billion	0.450%
	Over $1.5 Billion	0.400%

The fee is accrued and paid daily.

WRIMCO has agreed to waive a Portfolio's investment management fee on any Portfolio, except the Pathfinder Portfolios, that is not subadvised on any day that the Portfolio's net assets are less than $25 million, subject to its right to change or modify this waiver.

No management fees are paid by the Pathfinder Portfolios.

Advantus Capital Management, Inc. serves as subadvisor to Mortgage Securities and Real Estate Securities pursuant to an agreement with WRIMCO and receives a fee that is equal to, on an annual basis, 0.30% and 0.55% of the respective Portfolio's average net assets.

Mackenzie Financial Corporation (MFC) serves as subadvisor to Global Natural Resources pursuant to an agreement with WRIMCO and receives a fee that is shown in the following table:

Net Asset Breakpoints	Annual Rate

Up to $500 Million	0.500%
Over $500 Million up to $1 Billion	0.425%
Over $1 Billion up to $2 Billion	0.415%
Over $2 Billion up to $3 Billion	0.400%
Over $3 Billion	0.380%

BlackRock Capital Management, Inc. (BlackRock) served as subadvisor to Small Cap Value until March 24, 2008. BlackRock received a fee that was equal to, on an annual basis, 0.50% of the Portfolio's average net assets. Effective March 24, 2008, WRIMCO assumed direct investment management responsibilities for the Portfolio.

Templeton Investment Counsel, LLC serves as subadvisor to International Value pursuant to an agreement with WRIMCO and receives a fee that is shown in the following table:

Net Asset Breakpoints	Annual Rate

On the first $100 Million	0.50%
On the next $100 Million	0.35%
On the next $250 Million	0.30%
On all assets exceeding $450 Million	0.25%

Wall Street Associates serves as subadvisor to Micro Cap Growth pursuant to an agreement with WRIMCO and receives a fee that is equal to, on an annual basis, 0.50% of the Portfolio's average net assets.

Accounting Services Fees. The Corporation has an Accounting Services Agreement with Waddell & Reed Services Company (WRSCO), an indirect subsidiary of WDR. Under the agreement, WRSCO acts as the agent in providing bookkeeping and accounting services and assistance to the Corporation, including maintenance of Portfolio records, pricing of Portfolio shares and preparation of certain shareholder reports. For these services, each Portfolio (excluding Pathfinder Portfolios) pays WRSCO a monthly fee of one-twelfth of the annual fee shown in the following table:

Accounting Services Fee

Average Net Asset Level (in millions)				Annual Fee Rate for Each Level

From	$0	to	$10	$0
From	$10	to	$25	$11.5
From	$25	to	$50	$23.1
From	$50	to	$100	$35.5
From	$100	to	$200	$48.4
From	$200	to	$350	$63.2
From	$350	to	$550	$82.5
From	$550	to	$750	$96.3
From	$750	to	$1,000	$121.6
	$1,000 and Over			$148.5

Under the Accounting Services Agreement, each Pathfinder Portfolio pays WRSCO a monthly fee of one-twelfth of the annual fee shown in the following table.

Accounting Services Fee

Average Net Asset Level (in millions)				Annual Fee Rate for Each Level

From	$0	to	$10	$0
From	$10	to	$25	$5.75
From	$25	to	$50	$11.55
From	$50	to	$100	$17.75
From	$100	to	$200	$24.2
From	$200	to	$350	$31.6
From	$350	to	$550	$41.25
From	$550	to	$750	$48.15
From	$750	to	$1,000	$60.8
	$1,000 and Over			$74.25

Administrative Fee. Each Portfolio also pays monthly a fee at the annual rate of 0.01%, or one basis point, for the first $1 billion of net assets with no fee charged for net assets in excess of $1 billion. This fee may be voluntarily waived until a Portfolio's net assets are at least $10 million.

Transfer Agency. Under the Transfer Agency Agreement between the Corporation and WRSCO, each Portfolio reimburses WRSCO for certain out-of-pocket costs.

Service Plan. Under a Service Plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940, each Portfolio may pay a service fee to Waddell & Reed, Inc. (W&R) in an amount not to exceed 0.25% of the Portfolio's average annual net assets. The fee is to be paid to compensate W&R for amounts it expends in connection with the provision of personal services to Policyowners and/or maintenance of Policyowner accounts.

Waivers of Expenses. During the fiscal year ended December 31, 2008, the following amounts were waived as a result of the reduced management fees related to the NYAG settlement (discussed in Note 15):

Core Equity	$286
Growth	$295
Mid Cap Growth	$10
Small Cap Growth	$83
Value	$31
International Growth	$63
Asset Strategy	$94
Science and Technology	$64
High Income	$94

During the fiscal year ended December 31, 2008, the following amounts were waived as a result of the reduced management fees related to the voluntary waiver of management fee to any Portfolio, excluding Pathfinder Portfolios, having less than $25 million in net assets:

Energy Portfolio	$51

Compensation to Directors. During the fiscal year ended December 31, 2008, the Corporation paid Directors' regular compensation of $238, which is included in other expenses.

3. INVESTMENT VALUATIONS

The Corporation has adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No.157, Fair Value Measurements (FAS 157). In accordance with FAS 157, fair value is defined as the price that each Portfolio would receive upon selling an asset or paying to transfer a liability in an orderly transaction between market participants at the measurement date. FAS 157 also establishes a framework for measuring fair value and a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability. Inputs may be observable or unobservable and refer broadly to the assumptions that market participants would use in pricing the asset or liability. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the reporting entity's own assumptions about the assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. An individual investment's fair value measurement is assigned a level based upon the observability of the inputs which are significant to the overall valuation. The three-tier hierarchy of inputs is summarized below.

Level 1 - quoted prices in active markets for identical securities

Level 2 - other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)

Level 3 - significant unobservable inputs (including each Portfolio's own assumptions in determining the fair value of investments)

The following tables summarize the valuation of each Portfolio's investments by the above FAS 157 fair value hierarchy levels as of December 31, 2008:

Pathfinder Aggressive	Investments	Other Financial Instruments+

Level One - Quoted Prices	$42,741	$––
Level Two - Other Significant Observable Inputs	225	––
Level Three - Significant Unobservable Inputs	––	––

Total	$42,966	$––

Pathfinder Moderately Aggressive	Investments	Other Financial Instruments+

Level One - Quoted Prices	$115,112	$––
Level Two - Other Significant Observable Inputs	852	––
Level Three - Significant Unobservable Inputs	––	––

Total	$115,964	$––

Pathfinder Moderate	Investments	Other Financial Instruments+

Level One - Quoted Prices	$78,082	$––
Level Two - Other Significant Observable Inputs	415	––
Level Three - Significant Unobservable Inputs	––	––

Total	$78,497	$––

Pathfinder Moderately Conservative	Investments	Other Financial Instruments+

Level One - Quoted Prices	$31,936	$––
Level Two - Other Significant Observable Inputs	208	––
Level Three - Significant Unobservable Inputs	––	––

Total	$32,144	$––

Pathfinder Conservative	Investments	Other Financial Instruments+

Level One - Quoted Prices	$11,674	$––
Level Two - Other Significant Observable Inputs	175	––
Level Three - Significant Unobservable Inputs	––	––

Total	$11,849	$––

Core Equity	Investments	Other Financial Instruments+

Level One - Quoted Prices	$380,262	$––
Level Two - Other Significant Observable Inputs	21,400	––
Level Three - Significant Unobservable Inputs	––	––

Total	$401,662	$––

Dividend Opportunities	Investments	Other Financial Instruments+

Level One - Quoted Prices	$109,957	$––
Level Two - Other Significant Observable Inputs	12,530	––
Level Three - Significant Unobservable Inputs	––	––

Total	$122,487	$––

Growth	Investments	Other Financial Instruments+

Level One - Quoted Prices	$717,416	$––
Level Two - Other Significant Observable Inputs	40,982	––
Level Three - Significant Unobservable Inputs	––	––

Total	$758,398	$––

Micro Cap Growth	Investments	Other Financial Instruments+

Level One - Quoted Prices	$27,245	$––
Level Two - Other Significant Observable Inputs	1,284	––
Level Three - Significant Unobservable Inputs	––	––

Total	$28,529	$––

Mid Cap Growth	Investments	Other Financial Instruments+

Level One - Quoted Prices	$44,571	$––
Level Two - Other Significant Observable Inputs	4,199	––
Level Three - Significant Unobservable Inputs	––	––

Total	$48,770	$––

Small Cap Growth	Investments	Other Financial Instruments+

Level One - Quoted Prices	$278,683	$––
Level Two - Other Significant Observable Inputs	9,014	––
Level Three - Significant Unobservable Inputs	––	––

Total	$287,697	$––

Small Cap Value	Investments	Other Financial Instruments+

Level One - Quoted Prices	$141,777	$(780)
Level Two - Other Significant Observable Inputs	10,360	––
Level Three - Significant Unobservable Inputs	––	––

Total	$152,137	$(780)

Value	Investments	Other Financial Instruments+

Level One - Quoted Prices	$225,568	$(279)
Level Two - Other Significant Observable Inputs	7,107	––
Level Three - Significant Unobservable Inputs	––	(221)

Total	$232,675	$(500)

International Growth	Investments	Other Financial Instruments+

Level One - Quoted Prices	$11,413	$––
Level Two - Other Significant Observable Inputs	144,523	236
Level Three - Significant Unobservable Inputs	2,508	––

Total	$158,444	$236

International Value	Investments	Other Financial Instruments+

Level One - Quoted Prices	$38,578	$––
Level Two - Other Significant Observable Inputs	336,162	––
Level Three - Significant Unobservable Inputs	––	––

Total	$374,740	$––

Asset Strategy	Investments	Other Financial Instruments+

Level One - Quoted Prices	$277,294	$––
Level Two - Other Significant Observable Inputs	394,816	4,640
Level Three - Significant Unobservable Inputs	969	––

Total	$673,079	$4,640

Balanced	Investments	Other Financial Instruments+

Level One - Quoted Prices	$244,529	$––
Level Two - Other Significant Observable Inputs	132,249	––
Level Three - Significant Unobservable Inputs	2	––

Total	$376,780	$––

Energy	Investments	Other Financial Instruments+

Level One - Quoted Prices	$19,150	$––
Level Two - Other Significant Observable Inputs	662	––
Level Three - Significant Unobservable Inputs	––	––

Total	$19,812	$––

Global Natural Resources	Investments	Other Financial Instruments+

Level One - Quoted Prices	$51,617	$––
Level Two - Other Significant Observable Inputs	17,430	(94)
Level Three - Significant Unobservable Inputs	767	––

Total	$69,814	$(94)

Real Estate Securities	Investments	Other Financial Instruments+

Level One - Quoted Prices	$27,204	$––
Level Two - Other Significant Observable Inputs	1,455	––
Level Three - Significant Unobservable Inputs	––	––

Total	$28,659	$––

Science and Technology	Investments	Other Financial Instruments+

Level One - Quoted Prices	$196,788	$––
Level Two - Other Significant Observable Inputs	25,839	––
Level Three - Significant Unobservable Inputs	981	(1,458)

Total	$223,608	$(1,458)

Bond	Investments	Other Financial Instruments+

Level One - Quoted Prices	$––	$––
Level Two - Other Significant Observable Inputs	330,244	––
Level Three - Significant Unobservable Inputs	522	––

Total	$330,766	$––

High Income	Investments	Other Financial Instruments+

Level One - Quoted Prices	$988	$––
Level Two - Other Significant Observable Inputs	140,058	––
Level Three - Significant Unobservable Inputs	1,935	––

Total	$142,981	$––

Money Market	Investments	Other Financial Instruments+

Level One - Quoted Prices	$––	$––
Level Two - Other Significant Observable Inputs	199,995	––
Level Three - Significant Unobservable Inputs	––	––

Total	$199,995	$––

Mortgage Securities	Investments	Other Financial Instruments+

Level One - Quoted Prices	$––	$(131)
Level Two - Other Significant Observable Inputs	33,714	––
Level Three - Significant Unobservable Inputs	217	––

Total	$33,931	$(131)

+Other financial instruments are derivative instruments not reflected in the schedule of investments, such as written options, futures, forward currency contracts and swap contracts.

The following tables are a reconciliation of Level 3 assets for which significant unobservable inputs were used to determine fair value:

Value	Investments	Other Financial Instruments+

Beginning balance 12-31-07	$––	$(72)
Net realized gain (loss)	––	52
Net change in unrealized appreciation (depreciation)	––	(108)
Net purchases (sales)	––	(93)
Transfers in and/or out of Level 3	––	––

Ending Balance 12-31-08	$––	$(221)

Net change in unrealized appreciation (depreciation) from investments still held as of 12-31-08	$––	$53

International Growth	Investments	Other Financial Instruments+

Beginning balance 12-31-07	$––	$––
Net realized gain (loss)	––	––
Net change in unrealized appreciation (depreciation)	––	––
Net purchases (sales)	––	––
Transfers in and/or out of Level 3	2,508	––

Ending Balance 12-31-08	$2,508	$––

Net change in unrealized appreciation (depreciation) from investments still held as of 12-31-08	$(161)	$––

Asset Strategy	Investments	Other Financial Instruments+

Beginning balance 12-31-07	$1,069	$––
Net realized gain (loss)	(1,382)	––
Net change in unrealized appreciation (depreciation)	(700)	––
Net purchases (sales)	1,982	––
Transfers in and/or out of Level 3	––	––

Ending Balance 12-31-08	$969	$––

Net change in unrealized appreciation (depreciation) from investments still held as of 12-31-08	$(700)	$––

Balanced	Investments	Other Financial Instruments+

Beginning balance 12-31-07	$––	$––
Net realized gain (loss)	––	––
Net change in unrealized appreciation (depreciation)	––	––
Net purchases (sales)	––	––
Transfers in and/or out of Level 3	2	––

Ending Balance 12-31-08	$2	$––

Net change in unrealized appreciation (depreciation) from investments still held as of 12-31-08	$100	$––

Global Natural Resources	Investments	Other Financial Instruments+

Beginning balance 12-31-07	$502	$––
Net realized gain (loss)	––	––
Net change in unrealized appreciation (depreciation)	245	––
Net purchases (sales)	20	––
Transfers in and/or out of Level 3	––	––

Ending Balance 12-31-08	$767	$––

Net change in unrealized appreciation (depreciation) from investments still held as of 12-31-08**	$244	$––

Science and Technology	Investments	Other Financial Instruments+

Beginning balance 12-31-07	$––	$148
Net realized gain (loss)	––	543
Net change in unrealized appreciation (depreciation)	(188)	865
Net purchases (sales)	1,169	(3,014)
Transfers in and/or out of Level 3	––	––

Ending Balance 12-31-08	$981	$(1,458)

Net change in unrealized appreciation (depreciation) from investments still held as of 12-31-08	$(187)	$916

Bond	Investments	Other Financial Instruments+

Beginning balance 12-31-07	$10,549	$––
Net realized gain (loss)	19	––
Net change in unrealized appreciation (depreciation)	(8,973)	––
Net purchases (sales)	(1,073)	––
Transfers in and/or out of Level 3	––	––

Ending Balance 12-31-08	$522	$––

Net change in unrealized appreciation (depreciation) from investments still held as of 12-31-08***	$(8,973)	$––

High Income	Investments	Other Financial Instruments+

Beginning balance 12-31-07	$2,902	$––
Net realized gain (loss)	(410)	––
Net change in unrealized appreciation (depreciation)	(435)	––
Net purchases (sales)	(1,375)	––
Transfers in and/or out of Level 3	1,253	––

Ending Balance 12-31-08	$1,935	$––

Net change in unrealized appreciation (depreciation) from investments still held as of 12-31-08****	$(125)	$––

Mortgage Securities	Investments	Other Financial Instruments+

Beginning balance 12-31-07	$123	$––
Net realized gain (loss)	––	––
Net change in unrealized appreciation (depreciation)	(39)	––
Net purchases (sales)	79	––
Transfers in and/or out of Level 3	54	––

Ending Balance 12-31-08	$217	$––

Net change in unrealized appreciation (depreciation) from investments still held as of 12-31-08	$(98)	$––

+Other financial instruments are derivative instruments not reflected in the schedule of investments, such as written options, futures, forward currency contracts and swap contracts.
**Net change in unrealized appreciation (depreciation) includes $(1) from change in accrued amortization.
***Net change in unrealized appreciation (depreciation) includes $1 from change in accrued amortization.
****Net change in unrealized appreciation (depreciation) includes $2 from change in accrued amortization.

4. INVESTMENT SECURITIES TRANSACTIONS

For the fiscal period ended December 31, 2008, the cost of purchases and the proceeds from maturities and sales of investments securities, other than U.S. Government and short-term securities, were as follows:

	Purchases	Sales

Pathfinder Aggressive	$55,797	$951
Pathfinder Moderately Aggressive	135,000	––
Pathfinder Moderate	88,199	122
Pathfinder Moderately Conservative	34,542	44
Pathfinder Conservative	12,394	100
Core Equity	588,658	665,416
Dividend Opportunities	94,539	39,459
Growth	533,530	644,633
Micro Cap Growth	26,011	30,471
Mid Cap Growth	37,375	22,579
Small Cap Growth	306,475	344,398
Small Cap Value	188,577	187,152
Value	141,603	144,145
International Growth	196,691	212,579
International Value	117,071	97,416
Asset Strategy	1,020,511	1,090,855
Balanced	84,664	117,874
Energy	15,633	2,657
Global Natural Resources	287,605	278,356
Real Estate Securities	18,414	18,476
Science and Technology	183,848	163,449
Bond	64,018	23,749
High Income	62,962	75,583
Mortgage Securities	1,994	5,200

Purchases and proceeds from maturities and sales of U.S. Government securities were:

	Purchases	Sales

Asset Strategy	$60,098	$108,529
Balanced	––	12,834
Bond	70,954	63,268
Mortgage Securities	86,208	81,550

For Federal income tax purposes, cost of investments owned at December 31, 2008 and the related unrealized appreciation (depreciation) were as follows:

	Cost	Appreciation	Depreciation	Aggregate Appreciation (Depreciation)

Pathfinder Aggressive	$55,112	$63	$12,209	$(12,146)
Pathfinder Moderately Aggressive	135,852	295	20,183	(19,888)
Pathfinder Moderate	88,496	291	10,290	(9,999)
Pathfinder Moderately Conservative	34,706	138	2,700	(2,562)
Pathfinder Conservative	12,471	74	696	(622)
Core Equity	446,385	24,093	68,816	(44,723)
Dividend Opportunities	148,544	1,569	27,626	(26,057)
Growth	788,207	72,521	102,330	(29,809)
Micro Cap Growth	41,940	3,447	16,858	(13,411)
Mid Cap Growth	65,726	1,217	18,173	(16,956)
Small Cap Growth	375,025	16,068	103,396	(87,328)
Small Cap Value	170,964	8,443	27,270	(18,827)
Value	271,551	21,977	60,853	(38,876)
International Growth	181,455	10,764	33,775	(23,011)
International Value	527,061	17,844	170,165	(152,321)
Asset Strategy	694,645	19,537	41,103	(21,566)
Balanced	351,561	48,756	23,537	25,219
Energy	30,551	444	11,183	(10,739)
Global Natural Resources	127,903	1,426	59,515	(58,089)
Real Estate Securities	41,608	257	13,206	(12,949)
Science and Technology	280,237	18,876	75,505	(56,628)
Bond	340,745	14,818	24,797	(9,979)
High Income	198,703	441	56,163	(55,722)
Money Market	199,995	––	––	––
Mortgage Securities	39,126	359	5,554	(5,195)

5. FEDERAL INCOME TAX MATTERS

For Federal income tax purposes, the Funds' distributed and undistributed earnings and profit for the fiscal year ended December 31, 2008 and the related net capital losses and post-October activity were as follows:

	Pathfinder Aggressive	Pathfinder Moderately Aggressive	Pathfinder Moderate

Net ordinary income	$253	$534	$291
Distributed ordinary income	––	––	––
Undistributed ordinary income	253	534	291

Realized long term capital gains	445	966	527
Distributed long term capital gains	––	––	––
Undistributed long term capital gains	445	966	527

Post-October losses deferred	––	––	––

	Pathfinder Moderately Conservative	Pathfinder Conservative	Core Equity

Net ordinary income	$78	$23	$3,939
Distributed ordinary income	––	––	5,001
Undistributed ordinary income	78	23	3,932

Realized long term capital gains	162	37	––
Distributed long term capital gains	––	––	10,724
Undistributed long term capital gains	162	37	––

Post-October losses deferred	––	––	16,979

	Dividend Opportunities	Growth	Micro Cap Growth

Net ordinary income	$1,438	$2,985	$––
Distributed ordinary income	143	––	––
Undistributed ordinary income	1,434	2,985	––

Realized long term capital gains	––	22,104	––
Distributed long term capital gains	235	10,490	––
Undistributed long term capital gains	––	22,098	––

Post-October losses deferred	1,956	20,302	264

	Mid Cap Growth	Small Cap Growth	Small Cap Value

Net ordinary income	$––	$1,290	$––
Distributed ordinary income	166	1,797	3,274
Undistributed ordinary income	––	1,285	––

Realized long term capital gains	––	––	––
Distributed long term capital gains	754	4,208	624
Tax return of capital	1	––	2
Undistributed long term capital gains	––	––	––

Post-October losses deferred	363	4,139	4,009

	Value	International Growth	International Value

Net ordinary income	$4,576	$2,686	$15,262
Distributed ordinary income	752	570	4,194
Undistributed ordinary income	4,569	2,683	15,258

Realized long term capital gains	––	––	24,549
Distributed long term capital gains	2,336	4,743	9,017
Undistributed long term capital gains	––	––	24,546

Post-October losses deferred	8,125	15,047	––

	Asset Strategy	Balanced	Energy

Net ordinary income	$3,018	$7,290	$––
Distributed ordinary income	36,718	472	45
Undistributed ordinary income	3,017	7,290	––

Realized long term capital gains	78,978	2,098	––
Distributed long term capital gains	27,292	329	14
Tax return of capital	––	––	1
Undistributed long term capital gains	78,973	2,095	––

Post-October losses deferred	53,298	––	––

	Global Natural Resources	Real Estate Securities	Science and Technology

Net ordinary income	$––	$828	$945
Distributed ordinary income	6,392	253	4,171
Undistributed ordinary income	––	826	944

Realized long term capital gains	––	––	15,597
Distributed long term capital gains	3,418	730	4,240
Tax return of capital	5	––	––
Undistributed long term capital gains	––	––	15,597

Post-October losses deferred	8,253	2,953	290

	Bond	High Income	Money Market

Net ordinary income	$13,698	$16,680	$2,836
Distributed ordinary income	306	1,165	2,825
Undistributed ordinary income	13,694	16,673	15

Realized long term capital gains	––	––	––
Distributed long term capital gains	––	––	––
Undistributed long term capital gains	––	––	––

Post-October losses deferred	––	3,480	––
Mortgage Securities

Net ordinary income	$1,397
Distributed ordinary income	302
Undistributed ordinary income	1,396

Realized long term capital gains	––
Distributed long term capital gains	––
Undistributed long term capital gains	––

Post-October losses deferred	174

Internal Revenue Code regulations permit each Portfolio to defer into its next fiscal year net capital losses or net long-term capital losses and currency losses incurred between each November 1 and the end of its fiscal year ("post-October losses").

Capital loss carryovers are available to offset future realized capital gain net income incurred in the eight taxable years succeeding the loss year for Federal income tax purposes. The following shows the totals by year in which the capital loss carryovers will expire if not utilized.

	Core Equity	Dividend Opportunities	Growth

December 31, 2009	$––	$––	$18,208
December 31, 2010	2,963	––	9,862
December 31, 2016	1,098	4,170	––

Total carryover	$4,061	$4,170	$28,070

	Micro Cap Growth	Mid Cap Growth	Small Cap Growth

December 31, 2009	$––	$––	$12,729
December 31, 2010	1,352	––	10,215
December 31, 2016	765	998	22,325

Total carryover	$2,117	$998	$45,269

	Small Cap Value	Value	International Growth

December 31, 2016	$28,940	$22,440	$8,420

Total carryover	$28,940	$22,440	$8,420

	Energy	Global Natural Resources	Real Estate Securities

December 31, 2016	$1,276	$2,122	$1,888

Total carryover	$1,276	$2,122	$1,888

	Bond	High Income	Mortgage Securities

December 31, 2009	$––	$9,638	$––
December 31, 2010	––	13,912	––
December 31, 2013	––	––	28
December 31, 2014	1,922	1,102	168
December 31, 2015	376	––	––
December 31, 2016	––	9,327	292

Total carryover	$2,298	$33,979	$488

Advantus Core Equity Portfolio was merged into Ivy Funds VIP Core Equity (formerly Target Core Equity Portfolio) as of September 22, 2003. At the time of the merger, Advantus Core Equity Portfolio had capital loss carryovers available to offset future gains of the Ivy Funds VIP Core Equity. These carryovers are limited to $1,976 for the period ending December 31, 2009 and $988 for the period ending December 31, 2010 plus any unused limitations from prior years.

Advantus Small Company Growth Portfolio was merged into Ivy Funds VIP Small Cap Growth (formerly Target Small Cap Growth Portfolio) as of September 22, 2003. At the time of the merger, Advantus Small Company Growth Portfolio had capital loss carryovers available to offset future gains of the Ivy Funds VIP Small Cap Growth. These carryovers are limited to $15,296 for the period ending December 31, 2009 and $7,648 for the period ending December 31, 2010 plus any unused limitations from prior years.

Target Limited-Term Bond Portfolio was merged into Ivy Funds VIP Bond (formerly Target Bond Portfolio) as of August 5, 2007 (See Note 12). At the time of the merger, Target Limited-Term Bond Portfolio had capital loss carryovers available to offset future gains of the Ivy Funds VIP Bond. These carryovers amount to $207 as of December 31, 2008 and will expire if not utilized by December 31, 2014.

Net investment income dividends and capital gains distributions are determined in accordance with income tax regulations which may differ from accounting principles generally accepted in the United States of America. These differences are due to differing treatments for items such as deferral of wash sales and post-October losses, foreign currency transactions, net operating losses and expiring capital loss carryovers. The primary difference for all Portfolios between book-basis and tax-basis cost and unrealized appreciation (depreciation) is attributable primarily to the tax deferral of losses on wash sales. In addition, certain Portfolios primarily invested in foreign equity securities also have differences related to the realization for tax purposes of unrealized gains on passive foreign investment companies.

At December 31, 2008, the following reclassifications were made: Dividend Opportunities reclassified permanent differences relating to non-deductible expenses on partnerships; Growth reclassified permanent differences relating to expiring capital loss carryovers; Micro Cap Growth reclassified permanent differences relating to differing treatments of net operating losses; Mid Cap Growth relcassified permanent differences relating to differing treatments of net operating losses and over distribution of ordinary income and capital gains; Small Cap Value reclassified permanent differences relating to differing treatments of net operating losses and over distribution of ordinary income and capital gains; International Growth reclassified permanent differences relating to differing treatment of PFIC transactions; Energy reclassified permanent differences relating to differing treatments of net operating losses and over distribution of ordinary income and capital gains; Global Natural Resources reclassified permanent differences relating to differing treatments of net operating losses, treatment of PFIC transactions and over distribution of ordinary income and capital gains; Science and Technology reclassified permanent differences relating to differing treatments of net operating losses; High Income reclassified permanent differences relating to differing treatments on swaps and expiring capital loss carryovers.

6. FOREIGN CURRENCY EXCHANGE CONTRACTS

Each Portfolio, other than Money Market, may enter into foreign currency exchange contracts ("forward contracts") for the purchase or sale of a foreign currency at a negotiated rate at a future date.

Foreign currency exchange contracts are reported on a schedule following the Schedule of Investments. Forward contracts will be valued daily based upon the closing prices of the forward currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.

Risks to a Portfolio include both market and credit risk. Market risk is the risk that the value of the forward contract will depreciate due to unfavorable changes in the exchange rates. Credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, a Portfolio's loss will consist of the net amount of contractual payments that the Portfolio has not yet received.

As of December 31, 2008, the following forward currency contracts were outstanding:

Portfolio Name	Unrealized Appreciation (Depreciation)	Percent of Net Assets

International Growth	$236	0.15%
Asset Strategy	4,628	0.68%
Global Natural Resources	(94)	0.14%

7. FUTURE CONTRACTS

Each Portfolio, other than Money Market, may engage in buying and selling futures contracts. Upon entering into a futures contract, the Portfolio is required to deposit, in a segregated account, an amount equal to a varying specified percentage of the contract amount. This amount is known as the initial margin. Subsequent payments (variation margins) are made or received by the Portfolio each day, dependent on the daily fluctuations in the value of the underlying debt security or index. These changes in the variation margins are recorded by the Portfolio as unrealized gains or losses. Upon the closing of the contracts, the cumulative net change in the variation margin is recorded as realized gain or loss. The Portfolio uses futures to attempt to reduce the overall risk of its investments.

Futures contracts are reported on a schedule following the Statement of Investments. Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Schedule of Investments. Cash held by the broker to cover initial margin requirements on open futures contracts and the receivable and/or payable for the daily mark to market for the variation margin are noted in the Statement of Assets and Liabilities. The net change in unrealized appreciation and depreciation is reported in the Statement of Operations. Realized gains (losses) are reported in the Statement of Operations at the closing or expiration of futures contracts.

Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market where the Portfolio is unable to liquidate the contract or enter into an offsetting position and, if used for hedging purposes, the risk that the price of the contract will correlate imperfectly with the prices of the Portfolio's securities.

As of December 31, 2008, the following Portfolios had open futures contracts as shown:

Portfolio Name	Unrealized Appreciation (Depreciation)	Percent of Net Assets

Asset Strategy	$12	0.00%
Mortgage Securities	(131)	0.48%

8. SWAPS

Each Portfolio, excluding Money Market, may invest in swap agreements, which are agreements to exchange the return generated by one instrument for the return generated by another instrument. A Portfolio may enter into credit default, total return, variance and other swap agreements to: 1) preserve a return or a spread on a particular investment or portion of its portfolio; 2) to protect against any increase in the price of securities the Portfolio anticipates purchasing at a later date; or 3) to attempt to enhance yield.

Credit default swaps involve the exchange of a fixed rate premium for protection against the loss in value of an underlying security in the event of a defined credit event, such as payment default or bankruptcy. Under a credit default swap one party acts as a guarantor by receiving the fixed periodic payment in exchange for the commitment to purchase the underlying security at par if the defined credit event occurs. A Portfolio may enter into credit default swaps in which either it or its counterparty act as the guarantor.

Total return swaps involve a commitment to pay periodic interest payments in exchange for a market-linked return based on a security or a basket of securities representing a variety of securities or a particular index. To the extent the total return of the security, index or other financial measure underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Portfolio will receive a payment from or make a payment to the counterparty.

Variance swaps involve a contract in which two parties agree to exchange cash flows based on the measured variance of a specified underlying security or index during a certain time period. On the trade date, the two parties agree on the strike price of the contract (the reference level against which cash flows are exchanged), as well as the number of units in the transaction and the length of the contract. Like an option contract, the value of a variance swap is influenced by both realized and implied volatility, as well as the passage of time. A Portfolio, excluding Money Market, may enter into variance swaps to manage volatility risk.

The creditworthiness of firms with which a Portfolio enters into a swap agreement is monitored by WRIMCO. If a firm's creditworthiness declines, the value of the agreement would likely decline, potentially resulting in losses. If a default occurs by the counterparty to such a transaction, the Portfolio will have contractual remedies pursuant to the agreement related to the transaction.

As of December 31, 2008, there were no outstanding swap contracts.

9. AFFILIATED COMPANY TRANSACTIONS

A summary of the transactions in affiliated companies during the fiscal period ended December 31, 2008 follows:

	3-4-08 Share Balance	Purchase Cost	Sales Cost	Realized Gain/ (Loss)	Distribu- tions Earned(1)	12-31-08 Share Balance	12-31-08 Market Value

Pathfinder Aggressive
Ivy Funds VIP Bond	––	$5,517	$ 94	$1	$ 5	1,028	$5,486
Ivy Funds VIP Dividend Opportunities	––	8,286	137	6	18	1,159	5,924
Ivy Funds VIP Value	––	3,897	64	3	38	697	2,894
Ivy Funds VIP Small Cap Value	––	4,501	70	6	92	344	3,539
Ivy Funds VIP Small Cap Growth	––	1,679	27	1	25	200	1,216
Ivy Funds VIP Growth	––	9,463	157	5	92	891	6,733
Ivy Funds VIP Money Market	––	5,560	95	––	48	5,465	5,465
Ivy Funds VIP Mid Cap Growth	––	2,793	46	2	38	444	2,000
Ivy Funds VIP International Value	––	7,901	124	9	185	428	5,331
Ivy Funds VIP International Growth	––	6,200	97	7	137	692	4,153

	3-4-08 Share Balance	Purchase Cost	Sales Cost	Realized Gain/ (Loss)	Distribu- tions Earned(1)	12-31-08 Share Balance	12-31-08 Market Value

Pathfinder Moderately Aggressive
Ivy Funds VIP Bond	––	20,039	––	––	18	3,810	20,334
Ivy Funds VIP Dividend Opportunities	––	24,082	––	––	58	3,712	18,975
Ivy Funds VIP Value	––	6,746	––	––	72	1,325	5,504
Ivy Funds VIP Small Cap Value	––	9,549	––	––	207	784	8,063
Ivy Funds VIP Small Cap Growth	––	4,071	––	––	67	536	3,266
Ivy Funds VIP Growth	––	16,189	––	––	172	1,676	12,660
Ivy Funds VIP Money Market	––	20,157	––	––	136	20,157	20,157
Ivy Funds VIP Mid Cap Growth	––	6,773	––	––	99	1,185	5,339
Ivy Funds VIP International Value	––	15,075	––	––	394	919	11,458
Ivy Funds VIP International Growth	––	12,319	––	––	306	1,558	9,356

	3-4-08 Share Balance	Purchase Cost	Sales Cost	Realized Gain/ (Loss)	Distribu- tions Earned(1)	12-31-08 Share Balance	12-31-08 Market Value

Pathfinder Moderate
Ivy Funds VIP Bond	––	$17,488	$24	$ ––	$ 16	3,327	$17,755
Ivy Funds VIP Dividend Opportunities	––	15,764	21	1	38	2,483	12,689
Ivy Funds VIP Value	––	4,416	6	––	48	888	3,687
Ivy Funds VIP Small Cap Value	––	3,572	5	––	78	297	3,054
Ivy Funds VIP Small Cap Growth	––	1,777	2	––	30	240	1,462
Ivy Funds VIP Growth	––	10,598	14	1	115	1,120	8,457
Ivy Funds VIP Money Market	––	17,578	24	––	106	17,554	17,554
Ivy Funds VIP Mid Cap Growth	––	3,547	5	––	53	634	2,855
Ivy Funds VIP International Value	––	7,182	9	1	193	452	5,629
Ivy Funds VIP International Growth	––	6,277	8	1	161	822	4,939

	3-12-08 Share Balance	Purchase Cost	Sales Cost	Realized Gain/ (Loss)	Distribu- tions Earned(1)	12-31-08 Share Balance	12-31-08 Market Value

Pathfinder Moderately Conservative
Ivy Funds VIP Bond	––	$8,580	$11	$––	$ 8	1,631	$8,707
Ivy Funds VIP Dividend Opportunities	––	6,187	8	1	15	1,022	5,222
Ivy Funds VIP Value	––	1,733	2	––	19	364	1,511
Ivy Funds VIP Small Cap Value	––	351	––	––	8	30	310
Ivy Funds VIP Small Cap Growth	––	349	––	––	6	49	301
Ivy Funds VIP Growth	––	3,813	5	––	42	422	3,187
Ivy Funds VIP Money Market	––	8,614	11	––	41	8,603	8,603
Ivy Funds VIP Mid Cap Growth	––	1,393	2	––	21	261	1,175
Ivy Funds VIP International Value	––	1,762	2	––	48	117	1,457
Ivy Funds VIP International Growth	––	1,760	2	––	46	244	1,463

	3-13-08 Share Balance	Purchase Cost	Sales Cost	Realized Gain/ (Loss)	Distribu- tions Earned(1)	12-31-08 Share Balance	12-31-08 Market Value

Pathfinder Conservative
Ivy Funds VIP Bond	––	$3,700	$30	$ ––	$ 3	702	$3,745
Ivy Funds VIP Dividend Opportunities	––	2,471	19	1	6	412	2,108
Ivy Funds VIP Value	––	249	2	––	3	53	221
Ivy Funds VIP Small Cap Value	––	126	1	––	3	11	113
Ivy Funds VIP Small Cap Growth	––	126	1	––	2	18	110
Ivy Funds VIP Growth	––	1,122	8	1	13	125	947
Ivy Funds VIP Money Market	––	3,715	30	––	18	3,685	3,685
Ivy Funds VIP Mid Cap Growth	––	251	2	––	4	47	213
Ivy Funds VIP International Value	––	634	5	––	18	43	532
Ivy Funds VIP International Growth	––	––	––	––	––	––	––

	12-31-07 Share Balance	Purchase Cost	Sales Cost	Realized Gain/ (Loss)	Distribu- tions Earned(1)	12-31-08 Share Balance	12-31-08 Market Value

Small Cap Growth
Argyle Security, Inc.(2)	300	$ ––	$ ––	$ ––	$ ––	300	$108
Asset Strategy
Vietnam Azalea Fund Limited(2)	300	$450	$ ––	$ ––	$ ––	300	$969
(1)Distributions earned includes distributions from net investment income and/or capital gains from the underlying funds.
(2)Non-income producing during the period.

10. SENIOR LOANS

A Portfolio invests in senior secured corporate loans either as an original lender or as a purchaser of a loan assignment or a participation interest in a loan. Senior Loans are generally made to U.S. and foreign borrowers that are corporations, partnerships, or other business entities. Senior Loans are generally readily marketable, but some loans may be illiquid or be subject to some restrictions on resale. These loans are valued using a composite price from more than one broker or dealer as obtained from a pricing service. As of December 31, 2008, the following senior loans were outstanding:

Portfolio Name	Market Value of Senior Loans	Percent of Net Assets

Asset Strategy	$1,073	0.16%
High Income	8,134	5.54%

Certain senior loans contain provisions that obligate a Portfolio to fund future (currently unfunded) committments at the borrower's discretion. Funded portions of these commitments are presented in the Schedule of Investments while unfunded commitments are as follows:

Borrower	Unfunded Committment	Value of Underlying Loan

High Income
Community Health Systems Inc.	$81	$63

11. OPTIONS

Options purchased by a Portfolio are accounted for in the same manner as marketable portfolio securities. The cost of portfolio securities acquired through the exercise of call options is increased by the premium paid to purchase the call. The proceeds from securities sold through the exercise of put options are decreased by the premium paid to purchase the put.

When a Portfolio writes (sells) an option, an amount equal to the premium received by the Portfolio is recorded as a liability. The amount of the liability is subsequently adjusted to reflect the current market value of the option written. The current market value of an option is the last sales price on the principal exchange on which the option is traded or, in the absence of transactions, the mean between the bid and asked prices or at a value supplied by a broker-dealer. When an option expires on its stipulated expiration date or a Portfolio enters into a closing purchase transaction, the Portfolio realizes a gain (or loss if the cost of a closing purchase transaction exceeds the premium received when the call option was sold) and the liability related to such option is extinguished. When a call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether a Portfolio has realized a gain or loss. For each Portfolio, when a written put is exercised, the cost basis of the securities purchased by a Portfolio is reduced by the amount of the premium received.

For Mid Cap Growth, transactions in written call options were as follows:

	Number of Contracts		Premium Received

Outstanding at December 31, 2007	––		$––
Options written	28		200
Options terminated in closing purchase transactions	(28)		(144)
Options exercised	––	*	(12)
Options expired	––	*	(44)

Outstanding at December 31, 2008	––		$––

For Small Cap Value, transactions in written put options were as follows:

	Number of Contracts		Premium Received

Outstanding at December 31, 2007	––		$––
Options written	––	*	884
Options terminated in closing purchase transactions	––		––
Options exercised	––		––
Options expired	––		––

Outstanding at December 31, 2008	––	*	$884

For Value, transactions in written call options were as follows:

	Number of Contracts	Premium Received

Outstanding at December 31, 2007	2	$150
Options written	18	3,060
Options terminated in closing purchase transactions	(9)	(1,733)
Options exercised	–– *	(142)
Options expired	(6)	(689)

Outstanding at December 31, 2008	5	$646

For Value, transactions in written put options were as follows:

	Number of Contracts	Premium Received

Outstanding at December 31, 2007	1	$151
Options written	9	986
Options terminated in closing purchase transactions	(2)	(170)
Options exercised	(4)	(496)
Options expired	(4)	(432)

Outstanding at December 31, 2008	–– *	$39

For Asset Strategy, transactions in written call options were as follows:

	Number of Contracts	Premium Received

Outstanding at December 31, 2007	––	$––
Options written	33	18,559
Options terminated in closing purchase transactions	(33)	(18,559)
Options exercised	––	––
Options expired	––	––

Outstanding at December 31, 2008	––	$––

For Energy, transactions in written call options were as follows:

	Number of Contracts	Premium Received

Outstanding at December 31, 2007	––	$––
Options written	1,875	163
Options terminated in closing purchase transactions	(1,875)	(163)
Options exercised	––	––
Options expired	––	––

Outstanding at December 31, 2008	––	$––

For Global Natural Resources, transactions in written call options were as follows:

	Number of Contracts	Premium Received

Outstanding at December 31, 2007	––	$––
Options written	1	155
Options terminated in closing purchase transactions	––	––
Options exercised	––	––
Options expired	(1)	(155)

Outstanding at December 31, 2008	––	$––

For Science and Technology, transactions in written call options were as follows:

	Number of Contracts	Premium Received

Outstanding at December 31, 2007	1	$700
Options written	30	11,165
Options terminated in closing purchase transactions	(18)	(7,997)
Options exercised	(1)	(487)
Options expired	(5)	(1,007)

Outstanding at December 31, 2008	7	$2,374

For Science and Technology, transactions in written put options were as follows:

	Number of Contracts	Premium Received

Outstanding at December 31, 2007	––	$––
Options written	1	781
Options terminated in closing purchase transactions	(1)	(781)
Options exercised	––	––
Options expired	––	––

Outstanding at December 31, 2008	––	$––

*Not shown due to rounding.

12. ACQUISITION OF W&R TARGET LIMITED-TERM BOND PORTFOLIO

As of August 5, 2007, Ivy Funds VIP Bond (Formerly W&R Target Bond Portfolio) acquired all the net assets of W&R Target Limited-Term Bond Portfolio pursuant to a plan of reorganization approved by the shareholders of W&R Target Limited-Term Bond Portfolio on July 19, 2007. The acquisition was accomplished by a tax-free exchange of 12,209 shares of Bond (valued at $63,828) for the 11,647 shares of W&R Target Limited-Term Bond Portfolio outstanding as of August 5, 2007. W&R Target Limited-Term Bond Portfolio had net assets of $63,828, including $383 of net unrealized depreciation in value of investments and $589 of accumulated net realized losses on investments, which were combined with those of Bond. The aggregate net assets of Bond and W&R Target Limited-Term Bond Portfolio immediately before the acquisition were $218,169 and $63,828, respectively. The aggregate net assets of Bond and W&R Target Limited-Term Bond Portfolio immediately following the acquisition were $281,997 and $0, respectively.

13. COMMITMENT

In connection with Asset Strategy's investment in Vietnam Azalea Fund Limited (VAF), the Portfolio is contractually committed to provide additional capital of up to $1,260 if and when VAF requests such contributions or draw downs. The total commitment is limited to $3,000. At December 31, 2008, Asset Strategy had made a total contribution of $1,740. No public market currently exists for the shares of VAF nor are the shares listed on any securities exchange. VAF intends to become listed within one year after the final commitment has been drawn down.

14. NAME CHANGES

On July 31, 2008, the name of the Corporation changed to Ivy Funds Variable Insurance Portfolios, Inc.; Dividend Income Portfolio became Dividend Opportunities and changed its investment objective to provide total return effective that same day.

15. REGULATORY AND LITIGATION MATTERS

On July 24, 2006, WRIMCO, W&R and WRSCO (collectively, Waddell & Reed) reached a settlement with each of the SEC, the New York Attorney General (NYAG) and the Securities Commissioner of the State of Kansas to resolve proceedings brought by each regulator in connection with its investigation of frequent trading and market timing in certain Waddell & Reed Advisors Funds.

Under the terms of the SEC's cease-and desist order (SEC Order), pursuant to which Waddell & Reed neither admitted nor denied any of the findings contained therein, among other provisions Waddell & Reed has agreed to: pay $40 million in disgorgement and $10 million in civil money penalties; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures; retain an independent consultant to periodically review Waddell & Reed's supervisory, compliance, control and other policies and procedures; and retain an independent distribution consultant (described below). According to the SEC Order, the SEC found that some market timers made profits in some of the Waddell & Reed Advisors Funds, and that this may have caused some dilution in those Funds. Also, the SEC found that Waddell & Reed failed to make certain disclosures to the Waddell & Reed Advisors Funds' Boards of Directors and shareholders regarding the market timing activity and Waddell & Reed's acceptance of service fees from some market timers.

The Assurance of Discontinuance with the NYAG (NYAG Settlement), pursuant to which Waddell & Reed neither admitted nor denied any of the findings contained therein, among its conditions requires that Waddell & Reed: reduce the aggregate investment management fees paid by certain of the Waddell & Reed Advisors Funds and certain of the Ivy Funds Variable Insurance Portfolios, Inc. (formerly W&R Target Funds, Inc.) (the Funds) by $5 million per year for five years, for a projected total of $25 million in investment management fee reductions; bear the costs of an independent fee consultant to be retained by the Funds to review and consult regarding the Funds' investment management fee arrangements; and make additional investment management fee-related disclosures to Fund shareholders. The NYAG Settlement also effectively requires that the Funds implement certain governance measures designed to maintain the independence of the Funds' Boards of Directors and appoint an independent compliance consultant responsible for monitoring the Funds' and WRIMCO's compliance with applicable laws.

The consent order issued by the Securities Commissioner of the State of Kansas (Kansas Order), pursuant to which Waddell & Reed neither admitted nor denied any of the findings contained therein, requires Waddell & Reed to pay a fine of $2 million to the Office of the Commissioner.

The SEC Order further requires that the $50 million in settlement amounts described above will be distributed in accordance with a distribution plan developed by an independent distribution consultant, in consultation with Waddell & Reed, and that is agreed to by the SEC staff and the Funds' Disinterested Directors. The SEC Order requires that the independent distribution consultant develop a methodology and distribution plan pursuant to which Fund shareholders shall receive their proportionate share of losses, if any, suffered by the Funds due to market timing. Therefore, it is not currently possible to specify which particular Fund shareholders or groups of Fund shareholders will receive distributions of those settlement monies or in what proportion and amounts. However, as noted above, the SEC Order makes certain findings with respect to market timing activities in some of the Waddell & Reed Advisors Funds only. Accordingly, it is not expected that shareholders of W&R Target Funds, Inc. will receive distributions of settlement monies.

The foregoing is only a summary of the SEC Order, NYAG Settlement and Kansas Order. A copy of the SEC Order is available on the SEC's website at www.sec.gov. A copy of the SEC Order, NYAG Settlement and Kansas Order is available as part of the Waddell & Reed Financial, Inc. Form 8-K as filed on July 24, 2006.

In addition, pursuant to the terms of agreement in the dismissal of separate litigation, Waddell & Reed has also agreed to extend the reduction in the aggregate investment management fees paid by the Funds, as described above, for an additional five years.

16. SUBSEQUENT EVENT

A special meeting of shareholders of the Corporation is scheduled to be held on April 3, 2009. One of the proposals that will be considered and acted upon at the meeting is a proposal to approve a proposed Agreement and Plan of Reorganization and Termination pursuant to which each Portfolio will be reorganized into a corresponding series of a newly established Delaware statutory trust. The Corporation is currently incorporated in Maryland. Shareholders of record as of the close of business on February 6, 2009 are entitled to vote at the meeting.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Ivy Funds Variable Insurance Portfolios, Inc.:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of Ivy Funds VIP Core Equity, Ivy Funds VIP Dividend Opportunities (formerly Dividend Income Portfolio), Ivy Funds VIP Growth, Ivy Funds VIP Micro Cap Growth, Ivy Funds VIP Mid Cap Growth, Ivy Funds VIP Small Cap Growth, Ivy Funds VIP Small Cap Value, Ivy Funds VIP Value, Ivy Funds VIP International Growth, Ivy Funds VIP International Value, Ivy Funds VIP Asset Strategy, Ivy Funds VIP Balanced, Ivy Funds VIP Energy, Ivy Funds VIP Global Natural Resources, Ivy Funds VIP Real Estate Securities, Ivy Funds VIP Science and Technology, Ivy Funds VIP Bond, Ivy Funds VIP High Income, Ivy Funds VIP Money Market, and Ivy Funds VIP Mortgage Securities, twenty of the portfolios constituting Ivy Funds Variable Insurance Portfolios, Inc. (the "Corporation") (formerly W&R Target Funds, Inc.) as of December 31, 2008, and the related statements of operations for the fiscal year then ended, the statements of changes in net assets for each of the two fiscal years in the period then ended, and the financial highlights for each of the fiscal periods presented. We have also audited the statements of assets and liabilities, including the schedules of investments, of Ivy Funds VIP Pathfinder Aggressive, Ivy Funds VIP Pathfinder Moderately Aggressive, Ivy Funds VIP Pathfinder Moderate, Ivy Funds VIP Pathfinder Moderately Conservative, and Ivy Funds VIP Pathfinder Conservative, five of the portfolios constituting the Corporation as of December 31, 2008, and the related statements of operations, the statements of changes in net assets, and the financial highlights for the fiscal period from March 4, 2008, (March 12, 2008 and March 13, 2008 for Ivy Funds VIP Pathfinder Moderately Conservative and Ivy Funds VIP Pathfinder Conservative, respectively) (the commencements of their operations) through December 31, 2008. These financial statements and financial highlights are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian, brokers, and transfer agent; where replies were not received from brokers, we performed other alternative procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the portfolios constituting Ivy Funds Variable Insurance Portfolios, Inc. as of December 31, 2008, the results of their operations for the fiscal periods then ended, the changes in their net assets for each of the fiscal periods presented, and the financial highlights for each of the fiscal periods presented, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Kansas City, Missouri
February 16, 2009

Income Tax Information
      (Amounts not rounded)

The Portfolios hereby designate the following amounts of dividends paid from net ordinary income as dividends qualifying for the 70% dividends received deduction for corporations for the tax period ending December 31, 2008:

Dividends Received Deduction for Corporations

Pathfinder Aggressive	$––
Pathfinder Moderately Aggressive	––
Pathfinder Moderate	––
Pathfinder Moderately Conservative	––
Pathfinder Conservative	––
Core Equity	3,370,640
Dividend Opportunities	143,127
Growth	––
Micro Cap Growth	––
Mid Cap Growth	123,795
Small Cap Growth	103,568
Small Cap Value	1,004,788
Value	751,908
International Growth	––
International Value	––
Asset Strategy	1,346,784
Balanced	367,551
Energy	15,849
Global Natural Resources	288,328
Real Estate Securities	10,324
Science and Technology	220,162
Bond	––
High Income	4,936
Money Market	––
Mortgage Securities	––

The Portfolios hereby designate the following amounts as distributions of long-term capital gains:

Pathfinder Aggressive	$––
Pathfinder Moderately Aggressive	––
Pathfinder Moderate	––
Pathfinder Moderately Conservative	––
Pathfinder Conservative	––
Core Equity	10,724,493
Dividend Opportunities	235,219
Growth	10,489,618
Micro Cap Growth	––
Mid Cap Growth	754,404
Small Cap Growth	4,208,379
Small Cap Value	623,713
Value	2,335,640
International Growth	4,742,900
International Value	9,017,364
Asset Strategy	27,291,684
Balanced	329,231
Energy	14,299
Global Natural Resources	3,417,631
Real Estate Securities	729,901
Science and Technology	4,239,636
Bond	––
High Income	––
Money Market	––
Mortgage Securities	––

Board of Directors of Ivy Funds Variable Insurance Portfolios, Inc.

Each of the individuals listed below serves as a director for the Corporation (25 portfolios), and for the portfolios within the Waddell & Reed Advisors Funds (21 portfolios) and Waddell & Reed InvestEd Portfolios, Inc. (3 portfolios) (collectively, the Advisors Fund Complex), except that Robert L. Hechler is not a Director of Ivy Funds Variable Insurance Portfolios, Inc. The Advisor Fund Complex, together with the Ivy Family of Funds, comprises the Waddell & Reed/Ivy Fund Complex (Fund Complex). The Ivy Family of Funds consists of the portfolios in the Ivy Funds (17 portfolios) and Ivy Funds, Inc. (12 portfolios).

Board members who are not "interested persons" of the Funds as described in Section 2(a)(19) of the 1940 Act (Disinterested Directors) constitute at least 75% of the Board.

David P. Gardner serves as the Independent Chairman of the Board and of the board of directors of the other funds in the Advisors Fund Complex. Subject to the Director Emeritus and Retirement Policy, a Director serves until his or her successor is elected and qualified or until his or her earlier death, resignation or removal

Additional Information about Directors

The Statement of Additional Information (SAI) for the Corporation includes additional information about the Corporation's directors. The SAI is available without charge, upon request, by calling 1.888.WADDELL. It is also available on the Waddell & Reed website, www.waddell.com.

DISINTERESTED DIRECTORS

Name, address and year of birth	Position(s) held with the Corporation and Fund Complex	Principal occupation(s) during past 5 years	Other directorships held by Director

Jarold W. Boettcher 6300 Lamar Avenue Overland Park, KS 66202 1940	Corporation Director: 2007 Director in Fund Complex: 2003
President of Boettcher Enterprises, Inc. (agriculture products and services) (1979 to present), Boettcher Supply, Inc. (electrical and plumbing supplies distributor) (1979 to present), Boettcher Aerial, Inc. (Aerial Ag Applicator) (1979 to present)

Director of Guaranty State Bank & Trust Co. (financial services); Director of Guaranty, Inc. (financial services);
Director, Ivy Funds, Inc.; Trustee, Ivy Funds (29 portfolios overseen); Member of Kansas Board of Regents (2007 to present)

James M. Concannon 6300 Lamar Avenue Overland Park, KS 66202 1947	Corporation Director: 1997 Director in Fund Complex: 1997	Professor of Law, Washburn School of Law (1973 to present)	Director, Kansas Legal Services for Prisoners, Inc.

John A. Dillingham 6300 Lamar Avenue Overland Park, KS 66202 1939	Corporation Director: 1997 Director in Fund Complex: 1997	President and Director, JoDill Corp. (1997 to present) and Dillingham Enterprises, Inc. (1997 to present), both farming enterprises
Advisory Director, UMB Northland Board (financial services); Former President, Liberty Memorial Association (WWI National Museum) (2005-2007); Director, Northland Betterment Commission (community service)

David P. Gardner 6300 Lamar Avenue Overland Park, KS 66202 1933	Corporation Director: 1998 Director in Fund Complex: 1998 Corporation Independent Chairman: 2006	President Emeritus, University of Utah; President Emeritus, University of California; Chairman, J. Paul Getty Trust (until 2004); Professor, University of Utah (non-profit education) (until 2005)	Director, Fluor Corporation (construction/engineering (until 2005); Director, Salzberg Seminar (non-profit education) (2003-2005)

Joseph Harroz, Jr. 6300 Lamar Avenue Overland Park, KS 66202 1967	Corporation Director: 1998 Director in Fund Complex: 1998
President and Chief Operating Officer, Graymark HealthCare (medical holding company) (2008); Managing Member, Harroz Investments, LLC (commercial enterprises) (1998 to present); LSQ Manager, Inc. (real estate) (2007 to present); Vice President and General Counsel of the Board of Regents, University of Oklahoma (1996 to 2008); Adjunct Professor, University of Oklahoma Law School (1997 to 2008)

Director and Shareholder, Valliance Bank; Director, Melbourne Family Support Organization (non-profit); Director, Norman Economic Development Coalition (non-profit); Chairman and Director, Ivy Funds, Inc.; Chairman and Trustee, Ivy Funds (29 portfolios overseen)

John F. Hayes 6300 Lamar Avenue Overland Park, KS 66202 1919	Corporation Director: 1988 Director in Fund Complex: 1988	Shareholder, Gilliland & Hayes, P.A., a law firm (for the past five years); formerly, Chairman, Gilliland & Hayes (until 2003)	Director, Central Bank & Trust and Central Financial Corporation (banking)

Albert W. Herman, FHFMA, CPA 6300 Lamar Avenue Overland Park, KS 66202 1938	Corporation Director: 2008 Director in Fund Complex: 2008	Business Consultant; Treasurer and Director, Wellness Council of America (health care initiatives) (1996 to present)	Finance Committee Member, Ascension Health (non-profit health system); Director, Baylor Health Care System Foundation (health care)

Glendon E. Johnson, Sr. 6300 Lamar Avenue Overland Park, KS 66202 1924	Corporation Director: 1986 Director in Fund Complex: 1971	Chairman and Chief Executive Officer (CEO), Castle Valley Ranches, LLC (ranching and farming) (1995 to present)	Chairman Emeritus, Wellness Council of America (health care initiatives); Executive Board and Committee Member, Advisory Council of the Boy Scouts of America

Frank J. Ross, Jr. Polsinelli Shalton Flanigan Suelthaus PC 700 West 47th Street Suite 1000 Kansas City, MO 64112 1953	Corporation Director: 1996 Director in Fund Complex: 1996	Shareholder/Director, Polsinelli Shalton Flanigan Suelthaus PC, a law firm (1980 to present)	Director, American Red Cross (social services); Director, Rockhurst University (education)

Eleanor B. Schwartz 6300 Lamar Avenue Overland Park, KS 66202 1937	Corporation Director: 1995 Director in Fund Complex: 1995
Professor Emeritus, University of Missouri at Kansas City (2003 to present); formerly, Dean, Block School of Business (1980-1986), Vice Chancellor (1988-1991) and Professor of Business Administration, University of Missouri at Kansas City (until 2003)
Director, Ivy Funds, Inc.; Trustee, Ivy Funds (29 portfolios overseen)

INTERESTED DIRECTORS

Messrs. Avery and Herrmann are "interested" by virtue of their current or former engagement as officers of Waddell & Reed Financial, Inc. (WDR) or its wholly owned subsidiaries, including each Fund's investment manager, Waddell & Reed Investment Management Company (WRIMCO), each Fund's principal underwriter, Waddell & Reed, Inc. (Waddell & Reed), and each Fund's shareholder servicing and accounting services agent, Waddell & Reed Services Company (WRSCO), as well as by virtue of their personal ownership in shares of WDR.

Name, address and year of birth	Position(s) held with the Corporation and Fund Complex	Principal occupation(s) during past 5 years	Other directorships held

Michael L. Avery 6300 Lamar Avenue Overland Park, KS 66202 1953	Corporation Director: 2007 Director in Fund Complex: 2007
Chief Investment Officer (CIO) of WDR, WRIMCO and IICO (2005 to present); Senior Vice President of WDR; Executive Vice President of WRIMCO and Ivy Investment Management Company (IICO); portfolio manager for investment companies managed by WRIMCO and IICO (1994 to present); Director of Research for WRIMCO and IICO
(1987-2005)
Director of WDR, WRIMCO and IICO

Henry J. Herrmann 6300 Lamar Avenue Overland Park, KS 66202 1942	President: 2001 Corporation Director: 1998 Director in Fund Complex: 1998
CEO of WDR (2005 to present); President, CEO and Chairman of WRIMCO (1993 to present); President, CEO and Chairman of IICO, an affiliate of WDR (2002 to present); formerly, President and CIO of WDR, WRIMCO and IICO (until 2005); President and Director/Trustee of each of the funds in the Fund Complex

Director of WDR, WRSCO and Waddell & Reed; Director, Ivy Funds, Inc.; Trustee, Ivy Funds (29 portfolios overseen); Director, Austin, Calvert & Flavin, Inc., an affiliate of WRIMCO; Director, Ivy Services, Inc. (ISI), an affiliate of IICO

OFFICERS

The Board has appointed officers who are responsible for the day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Herrmann, who is President, the Fund's principal officers are:

Name, address and year of birth	Position(s) held with the Corporation and Fund Complex	Principal occupation(s) during past 5 years	Other directorships held

Mara D. Herrington 6300 Lamar Avenue Overland Park, KS 66202 1964	Vice President: 2006 Secretary: 2006
Vice President and Secretary of each of the funds in the Fund Complex (2006 to present); Vice President of WRIMCO and IICO (2006 to present); formerly, Vice President and Associate General Counsel, Deutsche Investment Management Americas, Inc. (financial services) (1994 to 2005)
None

Joseph W. Kauten 6300 Lamar Avenue Overland Park, KS 66202 1969	Vice President: 2006 Treasurer: 2006 Principal Accounting Officer: 2006 Principal Financial Officer: 2007
Principal Financial Officer of each of the funds in the Fund Complex (2007 to present); Vice President, Treasurer and Principal Accounting Officer of each of the funds in the Fund Complex (2006 to present); Assistant Treasurer of each of the funds in the Fund Complex (2003 to 2006)
None

Kristen A. Richards 6300 Lamar Avenue Overland Park, KS 66202 1967	Vice President: 2001 Assistant Secretary: 2006 Associate General Counsel: 2000
Senior Vice President of WRIMCO and IICO (2007 to present); Associate General Counsel and Chief Compliance Officer of WRIMCO (2000 to present) and IICO (2002 to present); Vice President and Associate General Counsel of each of the funds in the Fund Complex (2000 to present); Assistant Secretary of each of the funds in the Fund Complex (2006 to present); formerly, Vice President of WRIMCO (2000 to 2007) and IICO (2002 to 2007); formerly, Secretary of each of the funds in the Fund Complex (2000 to 2006)
None

Scott J. Schneider 6300 Lamar Avenue Overland Park, KS 66202 1968	Vice President: 2006 Chief Compliance Officer: 2004
Chief Compliance Officer (2004 to present) and Vice President (2006 to present) of each of the funds in the Fund Complex; formerly, Senior Attorney and Compliance Officer for each of the Funds in the Fund Complex (2000 to 2004)
None

Daniel C. Schulte 6300 Lamar Avenue Overland Park, KS 66202 1965	Vice President: 2000 General Counsel: 2000 Assistant Secretary: 2000
Senior Vice President and General Counsel of WDR, Waddell & Reed, WRIMCO and WRSCO (2000 to present); Senior Vice President and General Counsel of IICO (2002 to present); Vice President, General Counsel and Assistant Secretary for each of the funds in the Fund Complex (2000 to present)
None

Renewal of Investment Management Agreement for Ivy Funds Variable Insurance Portfolios, Inc. as to each of its Portfolios and Investment Subadvisory Agreements for Certain Portfolios

At its meeting on August 11, 12 and 13, 2008, the Corporation's Board of Directors, including all of the Disinterested Directors, considered and approved the continuance of the existing Investment Management Agreement ("Management Agreement") between WRIMCO and the Corporation as to each of its Portfolios and, for certain Portfolios, of the Investment Subadvisory Agreement (each, a "Subadvisory Agreement") between WRIMCO and the Portfolio subadvisor pursuant to which the subadvisor provides day-to-day investment advisory services. The Disinterested Directors were assisted in their review by independent legal counsel and met with such counsel separately from representatives of WRIMCO. The Disinterested Directors also received and considered a memorandum from their independent legal counsel regarding the Disinterested Directors' responsibilities in evaluating the Management Agreement and, if applicable, the Subadvisory Agreement, for each Portfolio. This memorandum explained the regulatory requirements pertaining to the Disinterested Directors' evaluation of the Management Agreement and the Subadvisory Agreements. In addition, the Disinterested Directors engaged an independent fee consultant whose responsibilities included managing the process by which the proposed management fees under the Management Agreement were negotiated with WRIMCO.

Prior to the Board meeting, independent legal counsel sent to WRIMCO a request for information to be provided to the Directors in connection with their consideration of the continuance of the Management Agreement with respect to each Portfolio and of the Subadvisory Agreements. WRIMCO and each subadvisor provided materials to the Directors that included responses to the request letter and other information WRIMCO and the subadvisor, as applicable, believed was useful in evaluating the continuation of the Management Agreement and the Subadvisory Agreements (the "Initial Response"). Thereafter, independent legal counsel sent to WRIMCO a supplemental request for certain additional information, and WRIMCO provided additional information in response to this request (the "Supplemental Response"). The Directors also received reports prepared by an independent third party, Lipper Inc. ("Lipper"), relating to each Portfolio's performance and expenses compared to the performance of the universe of comparable mutual funds selected by Lipper (the "Performance Universe") and to the expenses of a peer group of comparable funds selected by Lipper (the "Peer Group"), respectively. Further, the Directors received a written evaluation from the independent fee consultant, a summary of which is included in this Annual Report. At their meeting, the Directors received a presentation from representatives of WRIMCO regarding services provided by it and its affiliates (collectively, "W&R") to each Portfolio. In addition, during the course of the year, WRIMCO had provided information relevant to the Directors' consideration of the continuance of the Management Agreement with respect to each Portfolio and the Subadvisory Agreements.

Nature, Extent and Quality of Services Provided to the Portfolios

The Directors considered the nature, extent and quality of the services provided to each Portfolio pursuant to the Management Agreement and by each subadvisor pursuant to its Subadvisory Agreement and also the overall fairness of the Management Agreement as to each Portfolio and, as applicable, the Subadvisory Agreements.

The Directors considered WRIMCO's and each subadvisor's research and portfolio management capabilities and that W&R also provides oversight of day-to-day portfolio operations, including but not limited to portfolio accounting and administration and assistance in meeting legal and regulatory requirements. The Directors also considered WRIMCO's and, as applicable, each subadvisor's practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for each Portfolio, those brokers' and dealers' provision of brokerage and research services to WRIMCO, and the benefits derived by the other funds in the Advisors Fund Complex and by other clients of WRIMCO from such services. The Directors also considered the favorable history, reputation, qualification and background of WRIMCO and W&R's extensive administrative, accounting and compliance infrastructure, as well as WRIMCO's supervisory activities over each subadvisor.

Portfolio Performance, Management Fee and Expense Ratio. The Directors considered each Portfolio's performance, both on an absolute basis and in relation to the performance of its Performance Universe (except for Pathfinder Aggressive, Pathfinder Conservative, Pathfinder Moderate, Pathfinder Moderately Aggressive and Pathfinder Moderately Conservative (each, a "Pathfinder Portfolio")). Each Portfolio's performance was also compared to relevant market indices and to a Lipper index, as applicable (except for the Pathfinder Portfolios).

The Directors considered the management fees and total expenses of each Portfolio and also considered each Portfolio's management fees and total expenses in relation to the management fees and total expenses, respectively, of its Peer Group. The Directors' review also included consideration of each Portfolio's management fees at various asset levels, which, except for Ivy Funds VIP Money Market, reflected breakpoints in the management fee structure, and average account size information. In addition, the Directors considered, for each Portfolio, the investment management fees, if any, paid to WRIMCO (or its affiliate) by other mutual funds managed by WRIMCO (or its affiliate) with a similar investment objective (or objectives) and similar investment policies and strategies as the Portfolio ("Similar Funds"). The Directors also considered, for each Portfolio, the subadvisory fees, if any, paid to WRIMCO or the subadvisor, as applicable, (or their respective affiliates) by other mutual funds advised by WRIMCO or the subadvisor (or their respective affiliates), as well as the management fees, if any, paid by other client accounts managed by WRIMCO or the subadvisor (or their respective affiliates), with a similar investment objective (or objectives) and similar investment policies and strategies as the Portfolio ("Other Accounts").

Additional Considerations with Respect to Each Portfolio

Asset Strategy

The Directors considered that Asset Strategy's total return performance was higher than the Performance Universe median and the Lipper index for the one-, three-, five-, seven-, and ten-year periods.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were higher than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at certain asset levels were higher than, and at other asset levels were lower than, the asset-weighted average for its Peer Group.

The Directors also considered that the Similar Funds had advisory fee schedules that were the same as or higher than the Portfolio's advisory fee schedule and that there were no Other Accounts. The Directors considered the relevance of the fee information provided for the Similar Funds to evaluate the appropriateness and reasonableness of the Portfolio's management fee.

Balanced

The Directors considered that Balanced's total return performance was higher than the Performance Universe median and the Lipper index for the one-, three-, five-, seven-, and ten-year periods.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were higher than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were higher than the asset-weighted average for its Peer Group.

The Directors also considered that the Similar Funds had advisory fee schedules that were the same as the Portfolio's advisory fee schedule and that the Other Accounts had average advisory fees that were lower than the management fee of the Portfolio. The Directors considered the relevance of the fee information provided for the Similar Funds and Other Accounts to evaluate the appropriateness and reasonableness of the Portfolio's management fee. The Directors recognized that differences in fees paid by the Other Accounts were consistent with the additional management and other services provided by WRIMCO to the Portfolio.

Bond

The Directors considered that Bond's total return performance was lower than the Performance Universe median for the three-, five-, seven-, and ten-year periods and was lower than the Lipper index for the one-, three-, five-, seven-, and ten-year periods.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were lower than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were lower than the asset-weighted average for its Peer Group.

The Directors also considered that the Similar Funds had advisory fee schedules that were the same as or higher than the Portfolio's advisory fee schedule and that the Other Accounts had average advisory fees that were lower than the management fee of the Portfolio. The Directors considered the relevance of the fee information provided for the Similar Funds and Other Accounts to evaluate the appropriateness and reasonableness of the Portfolio's management fee. The Directors recognized that differences in fees paid by the Other Accounts were consistent with the additional management and other services provided by WRIMCO to the Portfolio.

Core Equity

The Directors considered that Core Equity's total return performance was higher than the Performance Universe median and the Lipper index for the one-, three-, five-, seven-, and ten-year periods.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were lower than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at certain asset levels were higher than, and at other asset levels were lower than, the asset-weighted average for its Peer Group.

The Directors also considered that the Similar Funds had advisory fee schedules that were lower than or higher than the Portfolio's advisory fee schedule and that the Other Accounts had average advisory fees that were lower than the management fee of the Portfolio. The Directors considered the relevance of the fee information provided for the Similar Funds and Other Accounts to evaluate the appropriateness and reasonableness of the Portfolio's management fee. The Directors recognized that differences in fees paid by the Other Accounts were consistent with the additional management and other services provided by WRIMCO to the Portfolio.

Dividend Opportunities

The Directors considered that Dividend Opportunities' total return performance was higher than the Performance Universe median and the Lipper index for the one- and three-year periods for which information was provided, since the Portfolio did not have a five-year performance record as of March 31, 2008.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee was lower than the Peer Group median and that the overall expense ratio was higher than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were higher than the asset-weighted average for its Peer Group, except for an asset level at which the Portfolio's effective management fees were lower.

The Directors also considered that the Similar Funds had advisory fee schedules that were the same as the Portfolio's advisory fee schedule and that the Other Accounts had average advisory fees that were lower than the management fee of the Portfolio. The Directors considered the relevance of the fee information provided for the Similar Funds and Other Accounts to evaluate the appropriateness and reasonableness of the Portfolio's management fee.

Energy

The Directors considered that Energy's total return performance was higher than the Performance Universe median and the Lipper index for the one-year period for which information was provided, since the Portfolio did not have a three-year performance record as of March 31, 2008.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee was equal to the Peer Group median and that the overall expense ratio was lower than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at certain asset levels were higher than, and at other asset levels were lower than, the asset-weighted average for its Peer Group. The Directors considered that WRIMCO had voluntarily agreed to waive the management fee if Portfolio assets totaled less than $25 million, which resulted in a fee waiver for the fiscal year ended December 31, 2007.

The Directors also considered that the Similar Funds had an advisory fee schedule that was the same as the Portfolio's advisory fee schedule and that there were no Other Accounts. The Directors considered the relevance of the fee information provided for the Similar Funds to evaluate the appropriateness and reasonableness of the Portfolio's management fee.

Global Natural Resources

The Directors considered that Global Natural Resources' total return performance was equal to the Performance Universe median and was lower than the Lipper index for the one-year period for which information was provided, since the Portfolio did not have a three-year performance record as of March 31, 2008. The Directors also noted that WRIMCO recommended the continuance of the Subadvisory Agreement with the Portfolio's subadvisor, Mackenzie Financial Corporation.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were higher than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were higher than the asset-weighted average for its Peer Group, except for an asset level at which the Portfolio's effective management fees were lower.

The Directors also considered that there was a Similar Fund that had an advisory fee schedule that was the same as the Portfolio's advisory fee schedule (including a subadvisory fee to the subadvisor that was the same as the Portfolio's) and that there were no Other Accounts. The Directors considered the relevance of the fee information provided for the Similar Fund to evaluate the appropriateness and reasonableness of the Portfolio's management fee.

Growth

The Directors considered that Growth's total return performance was higher than the Performance Universe median and the Lipper index for the one-, three-, five-, seven-, and ten-year periods.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee was equal to the Peer Group median and that the overall expense ratio was higher than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were lower than the asset-weighted average for its Peer Group.

The Directors also considered that the Similar Funds had advisory fee schedules that were the same as or higher than the Portfolio's advisory fee schedule and that the Other Accounts had average advisory fees that were lower than the management fee of the Portfolio. The Directors considered the relevance of the fee information provided for the Similar Funds and Other Accounts to evaluate the appropriateness and reasonableness of the Portfolio's management fee. The Directors recognized that differences in fees paid by the Other Accounts were consistent with the additional management and other services provided by WRIMCO to the Portfolio.

High Income

The Directors considered that High Income's total return performance was higher than the Performance Universe median for the one-, three-, seven-, and ten-year periods and the Lipper index for the one-, three-, and seven-year periods.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were lower than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were lower than the asset-weighted average for its Peer Group.

The Directors also considered that the Similar Funds had advisory fee schedules that were the same as or higher than the Portfolio's advisory fee schedule and that the Other Accounts had average advisory fees that were higher than the management fee of the Portfolio. The Directors considered the relevance of the fee information provided for the Similar Funds and Other Accounts to evaluate the appropriateness and reasonableness of the Portfolio's management fee.

International Growth

The Directors considered that International Growth's total return performance was higher than the Performance Universe median and the Lipper index for the one-, three-, and ten-year periods.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were lower than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were lower than the asset-weighted average for its Peer Group, except for an asset level at which the Portfolio's effective management fees were higher.

The Directors also considered that the Similar Funds had advisory fee schedules that were the same as or higher than the Portfolio's advisory fee schedule and that the Other Accounts had average advisory fees that were lower than the management fee of the Portfolio. The Directors considered the relevance of the fee information provided for the Similar Funds and Other Accounts to evaluate the appropriateness and reasonableness of the Portfolio's management fee. The Directors recognized that differences in fees paid by the Other Accounts were consistent with the additional management and other services provided by WRIMCO to the Portfolio.

International Value

The Directors considered that International Value's total return performance was higher than the Performance Universe median for the one-, five-, seven-, and ten-year periods and the Lipper index for the five-, seven-, and ten-year periods. The Directors noted that WRIMCO recommended the continuance of the Subadvisory Agreement with the Portfolio's subadvisors, Templeton Investment Counsel, LLC and Templeton Global Advisors Limited.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were higher than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were higher than the asset-weighted average for its Peer Group.

The Directors also considered that there were no Similar Funds and no Other Accounts managed by WRIMCO or its affiliates. The Directors also considered that the Other Accounts of a similar size managed by the subadvisors had advisory fees that were lower than the subadvisory fees for the Portfolio. The Directors considered that the subadvisors had explained that certain of their Other Accounts have lower fees, because those relationships precede WRIMCO's relationship with the subadvisors and/or are larger in size. The Directors considered the relevance of the fee information provided for the Other Accounts to evaluate the appropriateness and reasonableness of the Portfolio's management fee.

Micro Cap Growth

The Directors considered that Micro Cap Growth's total return performance was higher than the Performance Universe median and the Lipper index for the three-, five-, and ten-year periods. They also considered the information provided by WRIMCO in its Initial Response and Supplemental Response explaining that the Portfolio tends to outperform in stronger markets and underperform in weaker markets and that the Portfolio's overweighting in technology had adversely affected its performance over the last year. They further considered the year-to-date performance information through June 30, 2008, provided by WRIMCO in its Supplemental Response. The Directors also noted that WRIMCO recommended the continuance of the Subadvisory Agreement with the Portfolio's subadvisor, Wall Street Associates.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were higher than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were higher than the asset-weighted average for its Peer Group.

The Directors also considered that there were no Similar Funds or Other Accounts managed by WRIMCO or its affiliates. The Directors also considered that the Other Accounts of a similar size managed by the subadvisor had advisory fees that were higher than the subadvisory fees for the Portfolio. The Directors considered the relevance of the fee information provided for the Other Accounts to evaluate the appropriateness and reasonableness of the Portfolio's management fee.

Mid Cap Growth

The Directors considered that Mid Cap Growth's total return performance was higher than the Performance Universe median and was lower than the Lipper index for the one-year period for which information was provided, since the Portfolio did not have a three-year performance record as of March 31, 2008.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were higher than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were higher than the asset-weighted average for its Peer Group. The Directors also considered that WRIMCO had voluntarily agreed to waive the management fee if Portfolio assets totaled less than $25 million, which resulted in a fee waiver for the fiscal year ended December 31, 2007.

The Directors also considered that the Similar Funds had an advisory fee schedule that was the same as or lower than the Portfolio's advisory fee schedule and that there were no Other Accounts. The Directors considered the relevance of the fee information provided for the Similar Funds to evaluate the appropriateness and reasonableness of the Portfolio's management fee.

Money Market

The Directors considered that Money Market's total return performance was lower than the Performance Universe median and the Lipper index for the one-, three-, five-, seven-, and ten-year periods. They also considered the information provided by WRIMCO in its Initial Response and Supplemental Response explaining that the Portfolio's underperformance reflects the conservative nature of the Portfolio's investments and the year-to-date performance information through June 30, 2008, provided by WRIMCO in its Supplemental Response. They further considered the information provided by WRIMCO in its Supplemental Response addressing the impact of the Portfolio's Rule 12b-1 plan and presenting Waddell & Reed, Inc.'s proposal to terminate the 12b-1 plan.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were lower than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were higher than the asset-weighted average for its Peer Group.

The Directors also considered that the Similar Funds had advisory fee schedules that were the same as the Portfolio's advisory fee schedule and that there were no Other Accounts. The Directors considered the relevance of the fee information provided for the Similar Funds to evaluate the appropriateness and reasonableness of the Portfolio's management fee.

Mortgage Securities

The Directors considered that Mortgage Securities' total return performance was lower than the Performance Universe median for the one- and three-year periods for which such information was provided, since the Portfolio did not have a five-year performance record as of March 31, 2008. They also considered the information provided by WRIMCO in its Initial Response and Supplemental Response explaining that the Portfolio's underperformance was influenced primarily by the Portfolio's holdings of non-agency asset-backed securities and also explaining the changes which the Portfolio's subadvisor, Advantus Capital Management, Inc. ("Advantus Capital"), has made to the Portfolio's credit and liquidity profile. They further considered the year-to-date performance information through June 30, 2008, provided by WRIMCO in its Supplemental Response. The Directors noted that WRIMCO recommended the continuance of the Subadvisory Agreement with Advantus Capital.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee was equal to the Peer Group median and that the overall expense ratio was higher than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were lower than the asset-weighted average for its Peer Group.

The Directors also considered that there was a Similar Fund that had an advisory fee schedule that was the same as the Portfolio's advisory fee schedule (including a subadvisory fee to the subadvisor that was the same as the Portfolio's) and that there were no Other Accounts managed by WRIMCO or its affiliates. The Directors also concluded that the Other Accounts of a similar size managed by the subadvisor had advisory fees that were close to or higher than the subadvisor fees for the Portfolio. The Directors considered the relevance of the fee information provided for the Similar Fund and Other Accounts to evaluate the appropriateness and reasonableness of the Portfolio's management fee.

Pathfinder Aggressive, Pathfinder Conservative, Pathfinder Moderate, Pathfinder Moderately Aggressive and Pathfinder Moderately Conservative

The Directors considered that the Pathfinder Portfolios had commenced operations in March 2008 and, thus, performance information for them was not included in the Lipper data. The Directors considered the information that they had received from W&R since the Pathfinder Portfolios' inception regarding the operations of the Pathfinder Portfolios. They also considered that no management fees are charged to the Pathfinder Portfolios.

Real Estate Securities

The Directors considered that Real Estate Securities' total return performance was higher than the Performance Universe median and the Lipper index for the one-year period and was lower than the Performance Universe median and the Lipper index for the three-year period for which information was provided, since the Portfolio did not have a five-year performance record as of March 31, 2008. They also considered the information provided by WRIMCO in its Initial Response explaining that the Portfolio' underperformance is due primarily to the conservative portfolio construction of the Portfolio's subadvisor, Advantus Capital, and that the other funds in the Performance Universe have significant amounts of foreign holdings, in contrast to the Portfolio's domestic style. The Directors noted that WRIMCO recommended the continuance of the Subadvisory Agreement with Advantus Capital.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were higher than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were higher than the asset-weighted average for its Peer Group.

The Directors also considered that there was a Similar Fund that had an advisory fee schedule that was the same as the Portfolio's advisory fee schedule (including a subadvisory fee to the subadvisor that was the same as the Portfolio's) and that there were no Other Accounts managed by WRIMCO or its affiliates. The Directors also concluded that the Other Accounts of a similar size managed by the subadvisor had advisory fees that were close to or higher than the subadvisory fees for the Portfolio. The Directors considered the relevance of the fee information provided for the Similar Fund and Other Accounts to evaluate the appropriateness and reasonableness of the Portfolio's management fee.

Science and Technology

The Directors considered that Science and Technology's total return performance was higher than the Performance Universe median for the one-, three-, five-, seven-, and ten-year periods and the Lipper index for the one-, three-, five-, and seven-year periods.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee was higher than the Peer Group median and that the overall expense ratio was lower than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were lower than the asset-weighted average for its Peer Group.

The Directors also considered that the Similar Funds had advisory fee schedules that were the same as or higher than the Portfolio's advisory fee schedule and that the Other Accounts had average advisory fees that were lower than the management fee of the Portfolio. The Directors considered the relevance of the fee information provided for the Similar Funds and Other Accounts to evaluate the appropriateness and reasonableness of the Portfolio's management fee. The Directors recognized that differences in fees paid by the Other Accounts were consistent with the additional management and other services provided by WRIMCO to the Portfolio.

Small Cap Growth

The Directors considered that Small Cap Growth's total return performance was higher than the Performance Universe median and the Lipper index for the one-, seven-, and ten-year periods. They also considered the information in WRIMCO's Initial Response explaining that the Portfolio's underperformance for the three-year period was primarily due to WRIMCO's research style that emphasizes investing in companies with strong fundamentals, which were out of favor in much of 2006 and early 2007.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were lower than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were lower than the asset-weighted average for its Peer Group, except for an asset level at which the Portfolio's effective management fees were higher.

The Directors also considered that the Similar Funds had advisory fee schedules that were the same as or higher than the Portfolio's advisory fee schedule and that the Other Accounts had average advisory fees that were lower than the management fee of the Portfolio. The Directors considered the relevance of the fee information provided for the Similar Funds and Other Accounts to evaluate the appropriateness and reasonableness of the Portfolio's management fee. The Directors recognized that differences in fees paid by the Other Accounts were consistent with the additional management and other services provided by WRIMCO to the Portfolio.

Small Cap Value

The Directors considered that Small Cap Value's total return performance was lower than the Performance Universe median for the three-, five-, seven-, and ten-year periods and was lower than the Lipper index for the one-, three-, five-, and seven-year periods. They also considered the information in WRIMCO's Initial Response explaining that the Portfolio's underperformance for the three-year period was primarily due to lower quality stocks outperforming the higher quality stocks held by the Portfolio and noting that WRIMCO assumed direct management responsibility for the Portfolio on March 24, 2008.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were higher than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were higher than the asset-weighted average for its Peer Group.

The Directors also considered that there was a Similar Fund that had an advisory fee schedule that was the same as the Portfolio's advisory fee schedule and that there were no Other Accounts. The Directors considered the relevance of the fee information provided for the Similar Fund to evaluate the appropriateness and reasonableness of the Portfolio's management fee.

Value

The Directors considered that Value's total return performance was lower than the Performance Universe median and the Lipper index for the one-, three-, and five-year periods. They also considered the information provided by WRIMCO in its Initial Response explaining that the Portfolio's underperformance resulted primarily from poor stock selection within the financial sector and explaining also that the Portfolio's performance improved for the year-to-date period through May 31, 2008.

The Directors considered the range and average of the management fees and expense ratios of the Peer Group. They considered that the Portfolio's management fee and overall expense ratio were lower than the Peer Group median. They also considered that, with the breakpoints in the fee schedule, the Portfolio's effective management fees at various asset levels were higher than the asset-weighted average for its Peer Group.

The Directors also considered that the Similar Funds had advisory fee schedules that were the same as or higher than the Portfolio's advisory fee schedule and that the Other Accounts had average advisory fees that were lower than the management fee of the Portfolio. The Directors considered the relevance of the fee information provided for the Similar Funds and Other Accounts to evaluate the appropriateness and reasonableness of the Portfolio's management fee. The Directors recognized that differences in fees paid by the Other Accounts were consistent with the additional management and other services provided by WRIMCO to the Portfolio.

Profitability and Economies of Scale

The Directors also considered that the management fee structure of each Portfolio (except Money Market, which has a single rate, and each Pathfinder Portfolio, which has no management fee) includes breakpoints that provide for a reduction of payments to reflect anticipated economies of scale. The Directors also considered the management fee rate reductions that became effective October 1, 2006, for Asset Strategy, Bond, Core Equity, Growth, High Income, International Growth, Mid Cap Growth, Science and Technology, Small Cap Growth, and Value and certain other funds in the Advisors Fund Complex, and the anticipated impact of the fee rate reduction for each of these Portfolios on its investment management fees and overall expense ratio. In concluding that the benefits accruing to WRIMCO and its affiliates by virtue of their relationship to a Portfolio were reasonable in comparison with the costs of providing the investment management services and the benefits accruing to the Portfolio, the Directors considered specific data as to WRIMCO's profit or loss with respect to the Portfolio for a recent period. The Directors also considered WRIMCO's methodology for determining this data. In addition, the Directors considered the soft dollar arrangements with respect to each Portfolio's portfolio transactions, as applicable.

In determining whether to approve the proposed continuance of the Management Agreement as to a Portfolio and, as applicable, a Portfolio's Subadvisory Agreement, the Directors considered the best interests of the Portfolio and the overall fairness of the proposed Management Agreement, and, as applicable, the Subadvisory Agreement. The Directors considered the following factors to be of primary importance to their approval of the continuance of the Management Agreement as to a Portfolio and, as applicable, its Subadvisory Agreement, without any one factor being dispositive:

  the performance of the Portfolio compared with the average performance of its Performance Universe (except for the Pathfinder Portfolios) and with relevant indices;
  the Portfolio's investment management fees and total expenses compared with the management fees and total expenses of the Peer Group (except for the Pathfinder Portfolios);
  the existence or appropriateness of breakpoints in the Portfolio's management fees (except for the Pathfinder Portfolios);
  the cost/profitability to WRIMCO and any actual or anticipated economies of scale in relation to the services it provides to the Portfolio;
  the other benefits that accrue to WRIMCO as a result of its relationship to the Portfolio; and
  the favorable history, reputation, qualification and background of WRIMCO as well as the qualifications of its personnel.

Based on the discussions, considerations and information described generally above, including the evaluation provided by the independent fee consultant, the Board determined that each Portfolio's Management Agreement and, as applicable, its Subadvisory Agreement are fair and reasonable and that continuance of the Management Agreement and, as applicable, the Subadvisory Agreement, is in the best interests of the Portfolio. In reaching these determinations as to each Portfolio, the Board concluded that: the nature, extent and quality of the services provided by WRIMCO for the Portfolio are adequate and appropriate; it retained confidence in WRIMCO's overall ability to manage the Portfolio; and the management fee paid to WRIMCO is reasonable in light of comparative management fee information, the breakpoints in the proposed management fee for the Portfolio (other than Ivy Funds VIP Money Market and the Pathfinder Portfolios), the services provided by WRIMCO, the costs of the services provided, and the profits realized and other benefits likely to be derived by WRIMCO from its relationship with the Portfolio.

The Disinterested Directors of Waddell & Reed Advisors Funds, Ivy Funds Variable Insurance Portfolios, Inc.1 and Waddell & Reed InvestEd Portfolios, Inc. (the "Funds") have appointed an independent fee consultant. Below is a summary of the written fee evaluation of such consultant for the most recent year.

(1)Formerly, W&R Target Funds, Inc.

Summary

Pursuant to the Assurance of Discontinuance between Waddell & Reed, Inc., Waddell & Reed Investment Management Company ("WRIMCO") and Waddell & Reed Services Company ("WRSCO") (collectively, "Waddell") and the Office of the New York Attorney General dated July 10, 2006 ("AOD"), the Disinterested Directors of each Fund's Board appointed an Independent Fee Consultant ("IFC") to manage the process by which proposed management fees paid by the Funds to WRIMCO are negotiated. The IFC does not replace the Directors in negotiating management fees and does not substitute his or her judgment for that of the Directors about the reasonableness of the proposed fees.

In the IFC's 2008 written evaluation of the proposed management fees of the Funds ("Report"), the IFC addressed the following six factors:

1. The nature and quality of Waddell's services, including Fund performance

2. Management fees (including any components thereof) charged by other mutual fund companies for like services

3. Possible economies of scale as the Funds grow larger

4. Management fees (including any components thereof) charged to institutional and other clients of Waddell for like services

5. Costs to Waddell and its affiliates of supplying services pursuant to the management fee agreements, excluding any intra-corporate profit

6. Profit margins of Waddell and its affiliates from supplying such services

The following is a summary of the Report's discussion of the contract renewal process, related materials, and the IFC's findings.

Analysis of the Process

The Report noted that the Boards previously created the Special Compliance & Governance Committee ("Compliance Committee"), which is composed of Disinterested Directors and charged with the responsibility for certain work associated with the contract renewal process.

The Report stated that the contract renewal process includes a number of sequential steps by which the Disinterested Directors go about determining the reasonableness of the proposed management fees for the Funds in the context of their annual consideration of the proposed continuance of the Funds' respective investment management agreements with WRIMCO and the sub-advisory agreements with certain sub-advisors. The Report stated that the IFC participated throughout the contract renewal process.

The Disinterested Directors instructed independent legal counsel to the Disinterested Directors, K&L Gates LLP ("K&L Gates"), to prepare a letter requesting information from WRIMCO needed for the contract renewal process, which was provided. Lipper, Inc. ("Lipper") was asked to provide independently compiled comparative information about the Funds. The Report stated that Lipper selected the peer group with input from WRIMCO to ensure that Lipper understood the investment and distribution intricacies of the Funds and that the IFC observed and concurred in the selection.

The Report noted that the Compliance Committee met with the IFC and K&L Gates to discuss the information provided by WRIMCO and Lipper and to determine whether to request any additional information from WRIMCO prior to the August Disinterested Directors and Board meetings. At the Compliance Committee's direction, K&L Gates sent a supplemental request to WRIMCO for certain additional information, which was provided prior to the Disinterested Directors' August 2008 meetings.

Analysis of Materials

Materials refer to the informational materials that were prepared by Waddell and Lipper in response to the data requested by the Disinterested Directors through the Compliance Committee and K&L Gates. The IFC reviewed the information produced and found it to be responsive to the requests by the Disinterested Directors. He also reviewed certain other materials that he considered relevant.

The IFC used these materials to analyze trends and comparative information about the six factors listed above. The Report noted that, apart from these materials, the Disinterested Directors also received information throughout the year, some of which the IFC reviewed, that was also relevant to the contract renewal process.

(1) Nature and Quality of Services

In the Report, the IFC commented on the investment performance of the Funds. The performance data for these comparisons were drawn from the Lipper materials. Performance information was based on March 31, 2008 data, and references in the Report to 1-, 3- and 5-year periods referred to the periods ended on March 31, 2008.

The Report stated that the IFC's experience is that fund directors should focus on longer-term performance during the contract renewal process (though they may choose to focus on shorter-term performance for other purposes). Accordingly, the Report concentrated on 3-year performance in comparison to the "performance universe," rather than on the more limited "performance group," because, in the IFC's experience, fund investors are more typically concerned with the objective and style of management than the size of the fund. The Report recommended that the Disinterested Directors focus on a 3-year view of investment performance for the purposes of contract renewal, because it is long enough to reflect most market cycles and short enough to be relevant to the holding period for many mutual fund shareholders.

The Report stated that, overall, the Funds reflect strong and improving performance in the 1-, 3- and 5-year periods. The collective (Advisors Funds, Ivy VIP Funds and InvestEd Portfolios together) 5-year performance has 50% of the Funds in the first two quintiles of their performance universe and 3% in the 5th quintile. The 3-year figures improve to 65% of the Funds in the first two quintiles and 8% in the 5th quintile, and the 1-year figures reflect similar performance with 64% in the first two quintiles and 5% in the 5th quintile. Emphasizing the improvement, the Report noted that the 1-year short-term performance has only 7% of the Funds in the combined 4th and 5th quintiles, a decrease from 18% in the 3-year performance, and 31% in the 5-year performance periods.

Although the IFC found that the Funds have strong performance, it also noted that certain Funds have experienced either continuing or recent challenges. The IFC suggested that the Disinterested Directors request additional information from WRIMCO regarding certain Funds. The Disinterested Directors reviewed the information provided by WRIMCO.

The Report suggested that, if a Fund consistently demonstrates poor performance, higher than average expenses, or a combination of both, it may be appropriate for the Disinterested Directors to consider taking affirmative action. Possible actions cited by the Report include requesting more frequent reports, WRIMCO's providing more research support, WRIMCO's providing more portfolio management capability, seeking an outside sub-advisor, or requesting a voluntary fee waiver. The IFC did not identify any individual Funds that required this attention at this time.

The Report noted that, with respect to services provided by WRIMCO affiliates, WRSCO maintained internal statistics to track shareholder service quality, which showed marked improvement in 2008, and also retained Dalbar, Inc. to provide an independent quality assessment. WRSCO scored either very good or excellent in all categories evaluated by Dalbar.

(2) Fund Fees

The Report stated that information for this metric is drawn from the Lipper analysis and is compared with a peer group for each Fund. The Report noted that the majority of Funds have management fees above the median of their peer groups. It concluded that, overall, more Funds have improved their comparative ranking of actual management fees in 2008 than declined.

The Report also noted that, in general, the Funds have higher total expenses than the peer group and that this is often caused by non-management fees. The Report noted that a number of Advisors Funds have smaller average account sizes relative to the general mutual fund industry and commented on the impact of such account sizes on the Funds' non-management expenses. The Report also noted the Disinterested Directors' prior discussions regarding possible means of addressing this impact and their continuing attention to this matter.

(3) Possible Economies of Scale

The Report noted that economies of scale occur when assets grow and a fund's fixed costs are spread over a larger asset base. The Report also pointed out that fund managers usually share economies of scale by implementing breakpoints, or scale-downs, in the structure of the management fee. As a general rule, fund directors establish breakpoints prospectively at an asset level beyond the current asset level so that shareholders benefit from future asset growth. Lipper provided the Disinterested Directors with a comprehensive listing of breakpoints in the Funds and compared the Funds' and peer groups' effective fees at uniform asset levels.

The IFC found that the Funds, except for Waddell & Reed Advisors Cash Management Fund and Ivy VIP Money Market Fund, already have breakpoints in place and that these breakpoints appear adequate in providing economies of scale. However, the IFC suggested that the Disinterested Directors review the current breakpoint structure of certain Funds to determine whether an adjustment might be needed. The Disinterested Directors did so and determined that the current breakpoint structure of the Funds is appropriate.

(4) Management Fees for Comparable and Alternative Products

The Report noted that the Advisors and Ivy VIP Funds have Funds with similar investment styles and therefore anticipated comparable management fees. The Report stated that management fee variances can be explained with the larger average asset size of the Advisors Funds, causing some of the Funds to reach breakpoints and reductions in management fees, or Funds that have remaining waivers. The Report further stated that, although their management fees are comparable, the Advisors Fund total expense ratio is on average higher than the comparable Ivy VIP Fund total expense ratio because of the shareholder service expenses of the Advisors Fund.

The Report noted that WRIMCO manages money for different types of clients besides mutual funds. These include corporate and municipal pension funds and investment pools for wealthy individuals (collectively, "separate accounts"). Several of these separate accounts are managed with the same investment objective and in the same style as some of the Advisors and Ivy VIP Funds. In most cases, the data provided by WRIMCO show that net management fees for the Funds are higher than that of the equivalent separate accounts. WRIMCO has explained these differences by reference to the different type of responsibilities borne by WRIMCO as a mutual fund manager and as a separate account manager. The IFC found these differences reasonable.

(5) Costs to Waddell and its Affiliates of Supplying Services

The Report pointed out that an important component of the profit margin analysis involves ensuring that advisor's allocation procedures are reasonable and consistent from year to year. WRIMCO uses multiple methodologies for allocation including assets, revenue, time, and square footage. The Report found that the bases of allocation have remained consistent over the past several years and that the allocation methodologies are reasonable.

(6) Profit Margins from Supplying Management Services

The Report noted that the disinterested directors of mutual funds are required to assess that the profitability of the advisory contracts to the advisor is not excessive. In connection with the Fund-by-Fund profitability review, WRIMCO provided an analysis of the profitability of each Fund. The IFC did not find the profit margins excessive.

The Report also noted that disinterested directors often review the overall profitability of the investment management company. Lipper provided benchmarks against which to evaluate the overall profitability of Waddell and other public companies in the investment business. The Report found that this analysis places Waddell near the median of Lipper peers.

***

The Report stated that the IFC monitored the process, reviewed the materials, and reached the following conclusions:

  The contract renewal process conducted under the supervision of the Disinterested Directors has been careful, deliberate, and conscientious.
  The materials were prepared without bias and in sufficient detail to facilitate meaningful decisions by the Disinterested Directors and the full Boards.
  The discussion which took place leading up to and at the Disinterested Directors and Board meetings was substantive and conducted in accordance with the best interests of the shareholders of the Funds.

Annual Privacy Notice

Waddell & Reed, Inc. and Ivy Funds Variable Insurance Portfolios, Inc. (Waddell & Reed) are committed to ensuring their customers have access to a broad range of products and services to help them achieve their personal financial goals. In the course of doing business with Waddell & Reed, customers are requested to share financial information and they may be asked to provide other personal details. Customers can be assured that Waddell & Reed is diligent in its efforts to keep such information confidential.

Recognition of a Customer's Expectation of Privacy

At Waddell & Reed, we believe the confidentiality and protection of customer information is one of our fundamental responsibilities. And while information is critical to providing quality service, we recognize that one of our most important assets is our customers' trust. Thus, the safekeeping of customer information is a priority for Waddell & Reed.

Information Collected

In order to tailor available financial products to your specific needs, Waddell & Reed may request that you complete a variety of forms that require nonpublic personal information about your financial history and other personal details, including but not limited to, your name, address, social security number, assets, income and investments. Waddell & Reed may also gather information about your transactions with us, our affiliates and others.

Categories of Information that may be Disclosed

While Waddell & Reed may disclose information it collects from applications and other forms, as described above, we at Waddell & Reed also want to assure all of our customers that whenever information is used, it is handled with discretion. The safeguarding of customer information is an issue we take seriously.

Categories of Parties to whom we disclose nonpublic personal information

Waddell & Reed may disclose nonpublic personal information about you to the following types of third parties: selectively chosen financial service providers, whom we believe have valuable products or services that could benefit you. Whenever we do this, we carefully review the company and the product or service to make sure that it provides value to our customers. We share the minimum amount of information necessary for that company to offer its product or service. We may also share information with unaffiliated companies that assist us in providing our products and services to our customers; in the normal course of our business (for example, with consumer reporting agencies and government agencies); when legally required or permitted in connection with fraud investigations and litigation; and at the request or with the permission of a customer.

Opt Out Right

If you prefer that we not disclose nonpublic personal information about you to nonaffiliated third parties, you may opt out of those disclosures, that is, you may direct us not to make those disclosures (other than disclosures permitted by law). If you wish to opt out of disclosures to nonaffiliated third parties, please provide a written request to opt out with your name and account number(s) to your financial advisor.

Confidentiality and Security

We restrict access to nonpublic personal information about you to those employees who need to know that information to provide products and services to you. We maintain physical, electronic, and procedural safeguards that comply with federal standards to guard your nonpublic personal information. If you decide to close your account(s) or become an inactive customer, we will adhere to the privacy policies and practices as described in this notice.

Proxy Voting Information

Proxy Voting Guidelines

A description of the policies and procedures Ivy Funds Variable Insurance Portfolios, Inc. uses to determine how to vote proxies relating to portfolio securities is available (i) without charge, upon request, by calling 1.888.WADDELL and (ii) on the Securities and Exchange Commission's (SEC) website at www.sec.gov.

Proxy Voting Records

Information regarding how the Portfolio voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available on Form N-PX through Waddell & Reed's website at www.waddell.com and on the SEC's website at www.sec.gov.

Quarterly Portfolio Schedule Information

A complete schedule of portfolio holdings for the first and third quarters of each fiscal year will be filed with the Securities and Exchange Commission (SEC) on the Corporation's Form N-Q. This form may be obtained in the following ways:

  On the SEC's website at www.sec.gov.
  For review and copy at the SEC's Public Reference Room in Washington, DC. Information on the operations of the Public Reference Room may be obtained by calling 1.800.SEC.0330.
  On Waddell & Reed's website at www.waddell.com.

THE IVY FUNDS VARIABLE INSURANCE PORTFOLIOS FAMILY

Global/International Portfolios
International Growth Portfolio
International Value Portfolio

Domestic Equity Portfolios
Core Equity Portfolio
Dividend Opportunities Portfolio
Growth Portfolio
Micro Cap Growth Portfolio
Mid Cap Growth Portfolio
Small Cap Growth Portfolio
Small Cap Value Portfolio
Value Portfolio

Fixed Income Portfolios
Bond Portfolio
High Income Portfolio
Mortgage Securities Portfolio

Money Market Portfolios
Money Market Portfolio

Specialty Portfolios
Asset Strategy Portfolio
Balanced Portfolio
Energy Portfolio
Global Natural Resources Portfolio
Pathfinder Aggressive Portfolio
Pathfinder Conservative Portfolio
Pathfinder Moderate Portfolio
Pathfinder Moderately Aggressive Portfolio
Pathfinder Moderately Conservative Portfolio
Real Estate Securities Portfolio
Science and Technology Portfolio

FOR MORE INFORMATION:
Contact your financial advisor, or your local office as listed on your Account Statement, or contact:
United Investors Life		Securian Financial Services, Inc.
Variable Products Division	or	400 Robert Street North
P.O. Box 156		St. Paul, MN 55101-2098
Birmingham, AL 35201-0156		1.888.237.1838
205.325.4300		or
or		Call 1.888.WADDELL
Nationwide Financial, Inc.
P.O. Box 182449
One Nationwide Plaza
Columbus, OH 43218-2449
1.888.867.5175

The underlying portfolios discussed in this report are only available as investment options in variable annuity and variable life insurance contracts issued by life insurance companies. They are not offered or made available directly to the general public.

This report is submitted for the general information of the shareholders of Ivy Funds Variable Insurance Portfolios, Inc. It is not authorized for distribution to prospective investors in a Portfolio unless accompanied with or preceded by the current Portfolio prospectus as well as the variable product prospectus.

NUR1016A (12-08)